UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive information statement

RAM Energy Resources, Inc.

(Name of Registrant as Specified in its Charter)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction: $

(5)	Total fee paid: $

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

RAM ENERGY RESOURCES, INC.

5100 East Skelly Drive, Suite 650

Tulsa, Oklahoma 74135

Information Statement

January     , 2012

To the Stockholders of RAM Energy Resources, Inc.:

This information statement is being furnished to the holders of common stock of RAM Energy Resources, Inc., to provide our stockholders with notice of corporate action to be effected by us on or about February     , 2012.

On December 21, 2011, RAM and Halcon Resources LLC, a Delaware limited liability company, which we refer to as Halcon, entered into a Securities Purchase Agreement, which we refer to as the purchase agreement, providing for the issuance to, and acquisition by, Halcon of:

•	220,000,000 shares of our common stock;

•

$275,000,000 principal amount of our 8% senior convertible note due 2017, which will be convertible after two years into shares of our common stock at a conversion price of $1.50 per share, which we refer to as the note; and

•	five year warrants entitling the holders to purchase up to 110,000,000 shares of our common stock at an exercise price of $1.50 per share, which we refer to as the warrants.

As the consideration for these securities, Halcon has agreed to pay us a total of $550,000,000 in cash at the closing, of which $275,000,000 is attributable under the purchase agreement to the shares of common stock and $275,000,000 is attributable to the warrants and the note.

In addition, the purchase agreement requires us to:

•

amend our certificate of incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 1,010,000,000 shares, change our corporate name to Halcon Resources Corporation, and authorize an amendment to our certificate of incorporation to effect a 1:3 reverse stock split of our common stock;

•	amend our 2006 Long-Term Incentive Plan to increase the shares of our common stock that may be issued thereunder from 7,400,000 shares to 11,100,000 shares; and

•	obtain stockholder approval, on an advisory, non-binding basis, of certain payments that will be made to our named executive officers in connection with the Halcon transaction.

We collectively refer to the transactions contemplated by the purchase agreement as the Halcon transaction. The Halcon transaction was approved by our board of directors on December 21, 2011 and subsequently was approved on January     , 2012 by written consent in lieu of a meeting signed by stockholders holding a majority of our outstanding common stock. Accordingly, no other action or approval by our stockholders is required in order to consummate the Halcon transaction. The closing of the Halcon transaction is scheduled to occur on or about February     , 2012, and such closing is the corporate action with respect to which this information statement is being provided. Our stockholders do not have appraisal or similar rights with respect to the Halcon transaction.

Consummation of the Halcon transaction will result in a change of control of RAM. Immediately following the closing of the Halcon transaction, Halcon will hold approximately 73.6% of our outstanding voting securities. In addition, upon conversion of the note and exercise of all of the warrants, Halcon would hold approximately 86.7% of our voting securities assuming no other shares are issued prior to those actions.

No stockholder meeting will be held in connection with the matters discussed in this information statement. We are not asking you for a proxy and you are requested not to send us a proxy.

Thank you for your continued interest in RAM Energy Resources, Inc.

Very truly yours,

LARRY E. LEE

Chairman, President and

Chief Executive Officer

This information statement is dated January     , 2012 and is first being sent or given to the RAM stockholders on or about January     , 2012.

RAM ENERGY RESOURCES, INC.

INDEX TO INFORMATION STATEMENT

SUMMARY OF INFORMATION STATEMENT	1
The Halcon Transaction	1
Amendments to Our Certificate of Incorporation	5
Amendment to Our 2006 Plan	5
Approval of the Halcon Transaction, the Amendments to Our Certificate of Incorporation and Our 2006 Plan and Advisory Approval of Golden Parachute Payments; Stockholder Action by Written Consent	6
FORWARD-LOOKING STATEMENTS	7
THE HALCON TRANSACTION	7
Certain Risks Associated with the Halcon Transaction	8
Use of Proceeds	10
Background of the Halcon Transaction	10
Reasons for the Halcon Transaction and Board Recommendation	17
Recent Developments	17
Jefferies Fairness Opinion	18
Interests of Certain Persons in the Halcon Transaction	28
Information About Halcon	29
Transaction Documents	29
Terms of the Purchase Agreement	30
Description of Our Common Stock	40
Terms of the Note	40
Terms of the Warrants	42
Terms of the Registration Rights Agreement	42
Unaudited Pro Forma Consolidated Financial Information	43
Tax Consequences	49
AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION	49
Reasons for the Amendments	49
Principal Effects on Outstanding Common Stock	50
AMENDMENT TO OUR 2006 PLAN	51
Increase in Shares Available under the 2006 Plan	51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	52
DIRECTOR AND EXECUTIVE OFFICER INFORMATION	55
Directors	55
Executive Officers	58
Independence of Directors	59
Board Meetings and Committees	59
Audit Committee	59
Compensation Committee	60
Nominating and Corporate Governance Committee	60
Annual Meeting Attendance	62
Leadership Structure of the Board	62

i

ii

SUMMARY OF INFORMATION STATEMENT

The following is a summary of certain information contained elsewhere in this information statement. This summary is not intended to be a complete description of the matters covered in this information statement and is qualified in its entirety by reference to the more detailed information contained or incorporated by reference in this information statement or in the documents attached as appendices hereto.

This information statement contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors. See the section of this information statement entitled “Forward-Looking Statements.”

The Halcon Transaction

On December 21, 2011, we entered into a securities purchase agreement (which we generally refer to as the purchase agreement) with Halcon pursuant to which we agreed to issue to Halcon for an aggregate of $550,000,000 in cash:

•	220,000,000 shares of our common stock at $1.25 per share;

•

8% senior convertible note due 2017 in the aggregate face amount of $275,000,000, which will be convertible after two years into shares of our common stock at a conversion price of $1.50 per share, which we refer to as the note; and

•	five year warrants to purchase up to an additional 110,000,000 shares of our common stock at an exercise price of $1.50 per share, which we refer to as the warrants.

Consummation of the Halcon transaction will require amendments to our certificate of incorporation, which under Delaware law requires the approval of holders of a majority of the outstanding shares of our common stock. In addition, because (i) the transaction involves the issuance by us of more than 20% of our outstanding common stock in a private transaction for a price that may be less than the greater of the book or market value of our common stock; (ii) the issuance of shares of our common stock to Halcon in connection with this transaction will result in a change of control of RAM and (iii) we are approving a material amendment to our 2006 Long-Term Incentive Plan, referred to as the 2006 Plan, we are required by the rules of The NASDAQ Stock Market to obtain stockholder approval of these actions. Because the Halcon transaction will result in compensation being paid to our named executive officers that is based on or otherwise relates to the Halcon transaction (which we refer to as golden parachute payments), we were required by federal securities laws to have an advisory (non-binding) vote of the stockholders on the golden parachute payments. Stockholders owning 50.5% of our outstanding common stock, whom we refer to in this information statement as our majority stockholders, have approved the Halcon transaction, the related amendments to our certificate of incorporation and our 2006 Plan and approved, on an advisory basis, the golden parachute payments, by written consent in lieu of meeting. The record date for determining our stockholders entitled to sign a written consent to approve the Halcon transaction, as well as the amendments to our certificate of incorporation and our 2006 Plan, was January 13, 2012. On that date, we had             shares of common stock issued and outstanding.

The transactions contemplated by the purchase agreement are required to be consummated at a closing. We expect the closing of the Halcon transaction to occur on or about February     , 2012.

The proceeds from the sale of the securities will be used to pay off or pay down our outstanding long-term debt, with the remainder to be added to our working capital and made available for the acquisition, development and exploration of oil and gas properties.

Background of Transaction (see discussion beginning on page 10)

For a description of the events leading to the approval by our board of directors of the Halcon transaction and the agreements related thereto, see “The Halcon Transaction—Background of the Halcon Transaction” below.

Jefferies Fairness Opinion (see discussion beginning on page 17)

In connection with its consideration and approval of the Halcon transaction, our board of directors received an opinion from Jefferies & Company, Inc. (which, together with its affiliates, we refer to as Jefferies), a global securities and investment banking group, that, as of December 19, 2011, and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken as set forth in Jefferies’ opinion, the aggregate purchase price to be received by us under the Halcon transaction in consideration for 220,000,000 shares of our common stock, the note and the warrants was fair, from a financial point of view, to us. For important information regarding the Jefferies opinion, including the limitations of the opinion, see “The Halcon Transaction—Jefferies Fairness Opinion,” below.

Certain Risks Associated with the Halcon Transaction (see discussion beginning on page 8)

The Halcon transaction involves risks, including risks related to:

•	the dilutive effect on the ownership interests and voting power of existing stockholders;

•	the ability of Halcon and its affiliates to control us and our board of directors following the transaction;

•	the substantial increase in our outstanding long-term indebtedness;

•	our ability to deploy profitably the new capital that will be invested by Halcon;

•	the possible deterrence of any other offers to acquire us;

•	a “market overhang” which may be presented by the outstanding warrants and convertible note which could restrict or limit increases in the market value of our common stock;

•	restrictions on our ability to utilize our net operating loss carryforwards for federal income tax purposes that will result from the ownership change contemplated by the transaction; and

•

limitations on our growth opportunities prior to November 1, 2012 due to the noncompetition provisions under the Executive Retention Agreement of Mr. Floyd C. Wilson, who will become our new chairman of the board, chief executive officer and president, with Petrohawk Energy Corporation, which we refer to as Petrohawk.

For detailed information regarding these risks, see “The Halcon Transaction—Certain Risks Associated with the Halcon Transaction” below.

Interests of Certain Persons in the Halcon Transaction (see discussion beginning on page 28)

In considering the recommendation of our board with respect to the Halcon transaction, stockholders should be aware that upon the closing of the transaction, the employment of each of our senior executive officers, Messrs. Larry E. Lee, G. Les Austin, Larry Rampey and Drake Smiley, will be terminated and each such officer will be entitled to receive a severance benefit under either an employment agreement or under our 2009 Change in Control Separation Benefit Plan, referred to as our 2009 CIC Plan. In addition, pursuant to the terms of our 2006 Plan, upon closing of the Halcon transaction, the unvested restricted stock awards previously granted to Messrs. Lee, Austin, Rampey and Smiley will vest in their entirety. Also, upon closing of the Halcon transaction, all stock appreciation rights, or SARs, previously granted to such executive officers under the 2006 Plan, whether or not vested, will vest in their entirety and will be deemed exercised as of the day immediately preceding the closing. The exercise price for the SARs is $1.73 per share, meaning that if the closing price of our common stock on the day before closing is equal to or less than $1.73 per share, no payment will be required by us with respect to the SARs. However, if and to the extent the closing price of our common stock on the day before the closing of the transaction is greater than $1.73 per share, then each executive officer will be entitled to receive a cash payment equal to the amount by which the closing price exceeds $1.73 per share multiplied by the number of SARs held by such executive officer.

Our 2009 CIC Plan also covers our five vice presidents, each of whom will be deemed to have resigned for “Good Reason,” as defined in our 2009 CIC Plan, upon closing of the Halcon transaction, and as a result will receive at closing a cash severance benefit equal to one times such officer’s base salary. Pursuant to the terms of our 2006 Plan, upon the closing of the Halcon transaction, all unvested restricted stock awards previously granted to such officers will vest in full, and all SARs previously granted to such officers will vest in their entirety and will be deemed exercised as of the day immediately preceding the closing. All SARs held by such officers have the same exercise price and will be treated in the same manner as the SARs held by our executive officers. Our 2009 CIC Plan requires us to provide each officer covered by the 2009 CIC Plan (Mr. Lee is not covered by our 2009 CIC Plan) certain continuing health and dental insurance benefits for the executive (and the executive’s dependents, if applicable) and certain continuing life and disability insurance benefits for the executive.

Under the terms of Mr. Lee’s employment agreement, we will provide Mr. Lee a “gross-up” payment in an amount equal to any excise tax, or interest or penalties related to any excise tax, assessed against Mr. Lee pursuant to Section 4999 of the Internal Revenue Code of 1986, or the Code, based upon the payments discussed above, the vesting of any stock or SARs under our 2006 Plan and the payment of the “gross-up” amount. In addition, Mr. Lee and his family will be entitled to continue to participate in any welfare benefit plan offered by us through the end of the current term of his employment agreement, which expires April 30, 2013, to the same extent as if Mr. Lee continued to be employed by us through the expiration of the term.

Pursuant to the terms of our 2006 Plan, upon closing of the Halcon transaction, the unvested restricted stock awards previously granted to Messrs. Sean P. Lane, Gerald R. Marshall and John M. Reardon, the three independent directors on our board of directors, and Mr. Lawrence S. Coben, an outside consultant to our board of directors, will vest in their entirety; however, all of these unvested shares are scheduled to vest in their entirety in May 2012, whether or not the Halcon transaction is consummated.

Our board of directors was aware of these interests and considered them along with the other matters described herein in approving the Halcon transaction and determining to recommend the Halcon transaction to our majority stockholders for approval by written consent. With the exception of Mr. Lee, no member of our board of directors will be entitled to receive any payment or other economic benefit as a result of the closing of the Halcon transaction, other than the acceleration of vesting of restricted stock awards previously granted to such directors and scheduled to vest in May 2012.

Purchase Agreement (see discussion beginning on page 30)

The issuance of the securities and the other transactions contemplated by the purchase agreement are subject to several closing conditions, including:

•

the approval by a majority in interest of our stockholders by written consent, on or before January 20, 2012, of the issuance of the common stock, the note and the warrants, the amendments to our certificate of incorporation and our 2006 Plan contemplated by the Halcon transaction, and the approval, on an advisory (non-binding) basis, of the golden parachute payments (these conditions were satisfied by the execution by our majority stockholders of a written consent in lieu of meeting on January    , 2012); and

•	the resignation of our existing executive officers and board of directors.

We are required to pay a termination fee of $2,500,000 if the purchase agreement is terminated by Halcon because of a material breach of the representations and warranties made by us in the purchase agreement which is not cured within 10 business days.

We are required to pay a termination fee of $5,000,000 if the purchase agreement is terminated by Halcon other than pursuant to the provision described in the preceding paragraph because of a material breach of the covenants or agreements made by us in the purchase agreement which is not cured within 10 business days.

Halcon is required to pay us a termination fee of $5,000,000 if we terminate the purchase agreement because of a material breach of the representations, warranties, covenants or agreements made by Halcon in the purchase agreement which is not cured within 10 business days.

Convertible Note (see discussion beginning on page 40)

The note will be issued in the original principal amount of $275,000,000, will be unsecured and will mature on the fifth anniversary of the closing. The note will bear interest at an annual rate of 8%, payable quarterly and include a “payment-in-kind” option for payment of interest by addition to principal through March 31, 2014.

Any time after the two-year period following the closing, we may prepay the note without penalty or premium. Also at any time after (i) the two-year period following the closing or (ii) a change in control of RAM, the holder of any note may convert the outstanding principal and accrued but unpaid interest on such note into shares of our common stock at a conversion price of $1.50 per share, subject to adjustment for stock dividends, stock splits and similar events.

Warrants (see discussion beginning on page 42)

The warrants entitle the holder, upon exercise, to purchase up to 110,000,000 shares of our common stock at an exercise price of $1.50 per share, subject to adjustments for stock dividends, stock splits and similar events. The warrants are exercisable, in whole or in part, at any time before the fifth anniversary of the closing. The warrant exercise price may be paid in cash, by relinquishing or delivering to us warrants or common stock having a fair market value equal to the warrant exercise price, by offsetting the principal balance of the convertible note, or a combination of the foregoing.

Registration Rights (see discussion beginning on page 42)

At the closing, we will enter into a registration rights agreement with Halcon which will give Halcon and its affiliates the right to require us, on up to three occasions, to register for public sale the shares of common stock acquired at the closing and any shares of common stock acquired upon the exercise of the warrants and conversion of the note. The registration rights agreement also provides Halcon and its affiliates with piggyback registration rights with respect to registrations of the offer and sale of any shares of common stock we may effect for our own account or for the benefit of other selling stockholders.

New Board of Directors and Management (see discussion beginning on page 53)

Under the purchase agreement, a new board of directors will be appointed effective upon the closing. There will be ten directors, all of whom will be designated by Halcon. At the closing, all of our officers and all of our directors are required to deliver their resignations. Mr. Floyd C. Wilson will become the new chairman of the board, president and chief executive officer. It is expected that our headquarters will be moved to Houston, Texas within a short time following the closing.

Amendments to Our Certificate of Incorporation

The following amendments to our certificate of incorporation will become effective upon filing with the Delaware Secretary of State in connection with the closing of the Halcon transaction. All the amendments are subject to approval by the holders of a majority of the outstanding shares of our common stock, and our majority stockholders have given such approval by executing a written consent in lieu of meeting on January     , 2012. In the event the closing of the Halcon transaction does not occur, no amendments will become effective.

Increase in Authorized Capital Stock (see discussion beginning on page 49)

In order to provide a sufficient number of shares of capital stock to meet our current and future needs, including shares of common stock to be issued and reserved for issuance in the Halcon transaction, our board of directors approved and recommended to our majority stockholders an amendment to our certificate of incorporation to increase our authorized shares of common stock from 100,000,000 shares to 1,010,000,000 shares (prior to the reverse stock split discussed below).

Change of Our Corporate Name (see discussion beginning on page 49)

In order to reflect the significant infusion of capital by Halcon and to identify us more closely with the new ownership and management structure resulting from the majority stock ownership of Halcon subsequent to the closing, at Halcon’s request our board of directors approved and recommended to our majority stockholders an amendment to our certificate of incorporation changing our corporate name to “Halcon Resources Corporation.”

The following amendment to our certificate of incorporation will become effective upon filing with the Delaware Secretary of State at a time determined by our board of directors following the closing of the Halcon transaction. In the event the closing of the Halcon transaction does not occur, this amendment will not become effective.

Reverse Stock Split (see discussion beginning on page 49)

To provide a stock price that is attractive and suitable to a broader range of potential investors, at Halcon’s request, our board of directors approved and recommended to our majority stockholders a one-for-three reverse stock split of our common stock to become effective on a date following the closing of the Halcon transaction, meaning that from and after the effective time of the reverse stock split, each share of our common stock outstanding immediately prior to the filing of the amendment to our certificate of incorporation effecting the reverse stock split will represent one-third of one share of our common stock, or each three shares held prior to the split will result in one post-split share. This will result in each holder of our common stock immediately prior to the reverse stock split owning one-third the number of shares of common stock owned by such holder prior to the reverse stock split, but with each such new share having three times the value as the pre-split shares, subject, of course, to such changes in the trading prices of the post-split shares as may result from open market trading. No fractional shares or scrip of our common stock will be issued in connection with the reverse stock split. In lieu of a fractional share, we will pay cash equal to the product of such fraction multiplied by the per share stock price of one share of our common stock on the effective date of the reverse stock split.

Amendment to Our 2006 Plan

Our 2006 Plan requires the affirmative vote by holders of a majority of our outstanding common stock to amend the 2006 Plan in order to increase the number of shares of common stock that may be issued in conjunction with awards granted under the plan. On January     , 2012, the required written consent of our majority stockholders approving the amendment to the plan was executed and delivered to us. The amendment will become effective upon the closing of the Halcon transaction. See “Amendment to Our 2006 Plan.”

Approval of the Halcon Transaction, the Amendments to Our Certificate of Incorporation and Our 2006 Plan and Advisory Approval of Golden Parachute Payments; Stockholder Action by Written Consent

After careful consideration, our board of directors unanimously approved the Halcon transaction, as well as amendments to both our certificate of incorporation and our 2006 Plan, each conditioned upon the closing of the Halcon transaction. Under the Delaware General Corporation Law, approval of the amendments to our certificate of incorporation requires stockholder approval. Since the Halcon transaction results in (i) the issuance by us of more than 20% of our outstanding common stock in a private transaction for a price that may be less than the greater of the book or market value of our common stock and (ii) our change of control, and since we are approving a material change to our 2006 Plan, NASDAQ rules also require stockholder approval. Because the Halcon transaction will result in golden parachute payments to our named executive officers, we were required by federal securities laws to have an advisory (non-binding) vote of the stockholders on the golden parachute payments. On January     , 2012, the required written consent of our majority stockholders was executed and delivered to us approving the Halcon transaction, the amendments to both our certificate of incorporation and our 2006 Plan and approving, on an advisory basis, the golden parachute payments to be made to our named executive officers as a result of the Halcon transaction. Accordingly, no further vote of our stockholders is required in connection with any of these matters.

FORWARD-LOOKING STATEMENTS

From time-to-time, in this information statement, in other written reports or in oral statements, we may discuss our expectations regarding our future performance. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies or other actions taken or to be taken by us, including the impact of such plans, strategies or actions on our results of operations or components thereof, projected or anticipated benefits from operational changes, acquisitions or dispositions made or to be made by us, or projections involving anticipated revenues, costs, earnings or other aspects of our results of operations. The words “expect,” “believe,” “anticipate,” “project,” “estimate,” “intend” and similar expressions, and their opposites, are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance but rather are based on currently available competitive, financial and economic data and management’s operating plans. These forward-looking statements involve risks and uncertainties that could render actual results materially different from management’s expectations. Such risks and uncertainties include, without limitation, whether the Halcon transaction will be consummated, as well as business conditions and growth and consolidation in the oil and gas industry and the energy business generally and in the economy in general, risks related to our ability to generate capital to complete our planned drilling and exploration activities, risks inherent in oil and gas acquisitions, exploration, drilling, development and production, fluctuations in oil and gas prices, government regulations and environmental matters and other risk factors described from time-to-time in our reports filed with the SEC as well as the risks associated with the Halcon transaction which are described below under “The Halcon Transaction—Certain Risks Associated with the Halcon Transaction.”

All statements in this information statement that are not statements of historical fact are forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that those expectations will prove to have been correct. Certain other important factors that could cause actual results to differ materially from management’s expectations are disclosed in this information statement and in our other filings with the SEC. All written forward-looking statements by or attributable to management in this information statement are expressly qualified in their entirety by the risk factors and the cautionary statements mentioned above. Events could turn out to be significantly different from what management currently expects.

THE HALCON TRANSACTION

Pursuant to the purchase agreement entered into with Halcon on December 21, 2011, at the closing of the Halcon transaction we will issue to Halcon:

•	220,000,000 shares of our common stock;

•

our 8% senior convertible note due 2017 in the original principal amount of $275,000,000 which will be convertible after two years into shares of our common stock at a conversion price of $1.50 per share, subject to adjustment as described below under “—Terms of the Note;” and

•

warrants entitling the holder to purchase up to 110,000,000 shares of our common stock at an exercise price of $1.50 per share of common stock, subject to adjustment as described below under “—Terms of the Warrants.”

As the consideration for these securities, Halcon has agreed to pay us a total of $550,000,000 in cash at the closing, of which $275,000,000 is attributable under the purchase agreement to the shares of common stock and $275,000,000 is attributable to the warrants and the note. For a description of the events leading to the approval by our board of directors of the Halcon transaction and the agreements related thereto, see “—Background of the Halcon Transaction” below.

We have agreed that we will, upon Halcon’s request on up to three occasions, register with the SEC the public offering and sale by Halcon and its affiliates of the shares of common stock that Halcon will purchase from us, including the shares issuable upon exercise of the warrants and upon conversion of the note, and that we will include those shares in certain other registration statements we may file with the SEC. See “—Terms of the Registration Rights Agreement” below.

We have also agreed to reimburse Halcon for all documented and reasonable out-of-pocket fees, expenses and disbursements incurred by Halcon in connection with the Halcon transaction.

Certain Risks Associated with the Halcon Transaction

Our stockholders will experience substantial dilution. The consummation of the Halcon transaction will have an immediate dilutive effect on the ownership interests and voting power of our existing stockholders. Upon closing the Halcon transaction, Halcon will own approximately 73.6% of our outstanding shares of common stock. As a consequence, for as long as Halcon retains over 50% of our total outstanding voting shares, Halcon will have complete control over the election of directors and many other matters that may be presented to our stockholders from time to time. Conversion of the note into common stock or exercise of the warrants will further dilute the ownership interests and voting rights of existing stockholders.

Halcon will assume control of our management. Following the closing, our board of directors is expected to consist of ten members. Under the terms of the purchase agreement, Halcon will designate all of the members of our board. In addition, Floyd C. Wilson, the president and chief executive officer of Halcon, will become our chairman of the board, president and chief executive officer. See “Director and Executive Officer Information—Directors” for information regarding Mr. Wilson and the other persons who will become members of our board of directors. All of our senior executive officers are expected to have their employment with us terminated or to resign at and as of the closing.

The amount of our indebtedness will increase significantly. At December 31, 2011, our long-term indebtedness was $202.0 million. As a result of the Halcon transaction, our long-term indebtedness is expected to increase by $73.0 million, which represents the original principal amount of the convertible note of $275.0 million to be issued to Halcon less the amount of our existing long-term debt of $202.0 million, which we expect to pay down with the proceeds from the Halcon transaction. See “—Terms of the Note” and “—Unaudited Pro Forma Consolidated Financial Information” below.

We may not be able to profitably deploy the funds that we will receive. If we complete the Halcon transaction, our growth and profitability will be largely dependent upon our ability to deploy the $550.0 million in new capital that we will receive (approximately $345.0 million on a net basis, before transaction expenses but after we pay down our existing long-term debt). Our success is dependent upon our being able to profitably invest our capital in projects and properties that produce commercial quantities of oil and natural gas and generate acceptable returns on investment. The oil and natural gas exploration and production business is inherently risky and we cannot be certain that the additional capital invested by Halcon will result in acquiring or finding additional oil and natural gas reserves in commercial quantities. In addition, the oil and natural gas exploration and production industry is dependent to a significant extent on commodity prices received for oil and natural gas, which historically are volatile and dependent upon factors not within our control. The funds provided in the Halcon transaction may not be adequate to complete a specific acquisition or acquisitions we may pursue, in which case we may be required to seek additional funds by incurring additional indebtedness, issuing additional equity securities, or by other means. This could increase even more the risks of being able to produce a profitable return for our stockholders.

Halcon’s ownership position could inhibit takeover offers from other companies. After the closing, the significant ownership interests of Halcon could effectively deter a third party from making an offer to buy us, which might involve a premium over the current stock price or other benefits for stockholders, or otherwise prevent changes in the control or management of us. Halcon will have the ability to accept or reject any offer to buy us, or to buy all or substantially all of our equity securities or assets, in its sole discretion, even if such offer would be in the best interests of our other stockholders. Except as described under “—Terms of the Purchase Agreement—Covenants—Protection of Minority Stockholders,” there are no restrictions, in the form of a standstill agreement or otherwise, on the ability of Halcon or its affiliates to purchase additional RAM securities and thereby further consolidate its controlling ownership interest.

The warrants and the conversion rights under the note could result in significant “market overhang” which could restrain or limit increases in the market value of our stock. The 110,000,000 warrants to be issued to Halcon will be exercisable at any time over the five-year period beginning with the closing at an exercise price of $1.50 per share. Additionally, beginning with the second anniversary of the closing and until its maturity five years after closing, the note will be convertible into shares of our common stock at a conversion price of $1.50 per share. Although we have the right to prepay the note in whole or in part at any time after the second anniversary of the closing, such right will be subordinate to the right of the noteholders to elect in lieu of payment to convert the note into shares of our common stock. The availability of the warrant shares and the conversion shares at $1.50 per share could discourage potential investors in our common stock from paying as much for our shares as they would if these conversion and exercise rights did not exist. This could restrict increases in the market value of our common stock that might otherwise occur without this “market overhang.”

Consummation of the Halcon transaction will substantially limit our ability to use our net operating loss carryforwards to offset future income for federal income tax purposes. Because Halcon will obtain more than 50% of the value of our outstanding capital stock, we will be limited in the amount of our net operating loss carryforwards that we will be able to use on an annual basis to offset our taxable income for federal income tax purposes. See “—Tax Consequences” below. This will defer to a material extent, and could eliminate altogether, a portion of the future economic benefit that we would otherwise be entitled to under the current federal income tax laws as a result of our past operating losses.

The terms of Mr. Wilson’s Executive Retention Agreement may limit our growth opportunities prior to November 1, 2012. Upon closing the Halcon transaction, Floyd C. Wilson will become one of our principal stockholders, as well as our director, chairman of the board, chief executive officer and president. Mr. Wilson is subject to certain noncompetition provisions set forth in his Executive Retention Agreement dated as of July 14, 2011 with Petrohawk Energy Corporation. As a result of his ownership status and director and officer positions with us, these noncompetition provisions will generally prohibit us from pursuing any oil and gas operations within a 50-mile radius of any oil and gas operations of BHP Billiton Petroleum (North America) Inc. (the successor to Petrohawk) or its affiliates, prior to November 1, 2012. The terms of the Executive Retention Agreement also prohibit Mr. Wilson, and as a result, us, from soliciting certain specified customers, employees and contractors of BHP Billiton prior to November 1, 2012. Halcon has represented and warranted to us that none of our four principal operating areas, that is, our (i) Electra/Burkburnett properties, located in Wichita and Wilbarger Counties, Texas, (ii) South Texas properties, located in Starr and Wharton Counties, Texas, (iii) Fitts and Allen properties, located in Coal, Hughes, Pontotoc and Seminole Counties, Oklahoma, or (iv) Osage concession, would be adversely affected by the noncompetition provisions of the Executive Retention Agreement. However, these noncompetition provisions may limit our ability to pursue advantageous acquisition or leasing opportunities in the near future, which may limit increases in the market value of our stock.

If the Halcon transaction is not completed, we will have nonetheless incurred substantial costs and our results of operations and the market price of our common stock may be adversely affected. We have incurred and expect to continue to incur substantial costs in connection with the Halcon transaction. In addition, we have diverted significant management resources in an effort to complete the Halcon transaction and are subject to restrictions contained in the purchase agreement on the conduct of our business. If the Halcon transaction is not completed, we will receive little or no benefit from these costs. Additionally, if the Halcon transaction is not completed, we may experience negative reactions from the financial markets and our customers, suppliers and employees. Each of these factors may adversely affect the trading price of our common stock.

The completion of the Halcon transaction is subject to the satisfaction or waiver of conditions. The completion of the Halcon transaction is subject to the satisfaction or waiver of a number of conditions set forth in the purchase agreement. If these conditions are not satisfied or waived, the Halcon transaction will not be completed. Also, even if all of these conditions are satisfied or waived, the proposed transactions may not be completed, as either we or Halcon have the right to terminate the purchase agreement prior to the closing of the Halcon transaction under certain circumstances specified in the purchase agreement. Also, under certain circumstances, we may be obligated to pay a termination fee of up to $5,000,000 in the event the purchase agreement is terminated. See “—Terms of the Purchase Agreement—Termination of the Purchase Agreement” and “—Effect of Termination” below.

Use of Proceeds

The net proceeds (after expenses of the transaction, which we estimate to be approximately $327,600,000) from the sale of the securities will be applied to pay in full the $75.0 million balance outstanding under our second lien term loan (which bears interest at LIBOR plus 9.0% with a 2.0% LIBOR floor and matures in September 2016) and pay down to zero the $202.0 balance under our revolving credit facility (which bears interest at LIBOR plus a margin ranging from 2.5% to 3.25% and matures in March 2016), with the balance to be added to our working capital and available for the acquisition, development and exploration of oil and gas properties and for general corporate purposes. As a result of the issuance of the note, our long-term debt is expected to increase by approximately $73.0 million, which represents the original principal amount of the convertible note of $275.0 million to be issued to Halcon less the amount of our existing long-term debt of $202.0 million at December 31, 2011, which we expect to pay down with the proceeds from the Halcon transaction. We currently have no agreements, arrangements or understandings with respect to an acquisition of any entity or business.

Background of the Halcon Transaction

Since late 2008, our board of directors and our management team, and many of our stockholders, have been disappointed with our stock price and the manner in which the capital markets have valued us and our properties. Beginning in the summer of 2009, our board of directors and our management team began discussing the strategic alternatives available to us, which included (a) raising equity, either privately or through a public stock issuance, (b) refinancing our existing debt with a combination of bank debt and high yield notes, (c) executing a significant acquisition and funding it with a combination of equity and one or more new credit facilities, (d) entering into a strategic partnership with a financial or industry partner, and (e) a sale or merger of our company. Over the past two years, our board of directors and our management team have regularly reviewed and evaluated the implementation of these strategies with the goal of enhancing stockholder value.

In early 2010, our management team took part in several meetings and conference calls with Jefferies to discuss valuation estimates, possible sale and refinancing alternatives, and procedures and timing of a possible transaction. In May 2010, our board of directors approved the engagement of, and we engaged, Jefferies as our exclusive financial advisor to assist us with respect to our review and investigation of the strategic alternatives available to us, including the pursuit of a dual track project involving the refinancing of our senior secured credit facility, with a possible combination of high yield debt and a traditional bank credit facility, and a potential sale of our company if, upon receipt of expressions of interest indicating a receptive market and a favorable price, our board of directors decided to proceed with the initiation of a sale process.

As authorized by our board of directors, during May and June of 2010, Jefferies conducted due diligence, identified third parties potentially interested in acquiring us (which we refer to as potential acquirors), and worked with us to complete a Confidential Acquisition Opportunity Memorandum (which we refer to as the Confidential Memorandum) that would be appropriate for a potential acquiror to receive at the first stage of the process of exploring a potential acquisition of our company. During that time frame, we also received proposals from various entities regarding the refinancing of our long term debt.

As authorized by our board of directors, in June 2010, upon completion of the Confidential Memorandum, Jefferies began soliciting interest from potential acquirors. Jefferies made initial contact with over 80 potential acquirors. Although more than 20 potential acquirors executed confidentiality agreements, received the Confidential Memorandum and conducted some level of due diligence investigation, we received limited and unsatisfactory expressions of interest during the following months.

Specifically, during the late summer and early fall of 2010, we received the following preliminary offers and expressions of interest with respect to acquiring our company, none of which constituted a firm offer, all of which were conditioned upon additional due diligence and some conditioned on available financing (during the period from August 2 through September 30, 2010, our stock traded on the NASDAQ Global Market at closing prices ranging from $2.01 to $1.37 per share, with the closing price on August 2 being $1.99 and the closing price on September 30 being $1.55):

•

A preliminary offer from a capital management fund to acquire all of our outstanding capital stock for a purchase price within a range of $1.65 to $1.80 per share, subject to extensive due diligence and other terms. This offer was considered by our board of directors and rejected due to price and uncertainty of execution.

•

An expression of interest from a small, private, oil and gas exploration and production company, which we call an E&P company, to acquire all of our outstanding capital stock for a purchase price within a range of $0.70 to $1.33 per share, subject to extensive additional due diligence. This offer was considered by our board of directors and rejected due to price and uncertainty of execution.

•

A preliminary, oral expression of interest from an E&P subsidiary of a large public company to acquire all of our outstanding capital stock for a purchase price to be determined after considerable due diligence, but which, based on the total enterprise valuation indicated, would have been well below the then current market price. This proposal was not pursued by our senior management team due to price.

•

A preliminary, oral expression of interest from a small, private E&P company to acquire all of our outstanding capital stock for a purchase price to be determined after considerable due diligence, but which, based on the total enterprise valuation indicated, would have been well below the then current market price. The potential acquiror refused our request for additional details of its valuation analysis, essentially terminating the discussions.

Our board of directors met on September 7, 2010, September 10, 2010, September 16, 2010, September 30, 2010, and October 13, 2010 to obtain updates from our management team as to expressions of interest and offers received and to discuss the results of our review of our strategic options. Our board of directors determined that based on the broad solicitation of interest conducted by Jefferies and weak responses received from potential acquirors, a sale of the company at an acceptable price did not appear to be feasible. Our board of directors further determined that, under such circumstances, deleveraging our balance sheet through targeted asset sales and refinancing our existing debt would provide the greatest benefit to our stockholders. Accordingly, our board of directors directed management to pursue targeted assets sales, specifically the divestiture of select non-core, non-operated shale gas assets in Texas and in Oklahoma, with the cash sale proceeds to be applied to reduce our outstanding debt. Our board of directors also determined to continue to evaluate refinancing alternatives with respect to our remaining outstanding debt while asset sales were being completed.

Consistent with this direction and as authorized by our board of directors, Jefferies advised potential acquirors that we would be interested in receiving offers with respect to specific assets packages. As a result, during the fall of 2010 we received the following preliminary offers and expressions of interests from potential acquirors:

•

A preliminary offer from a small, recently formed, private E&P company to acquire all of our natural gas properties for $115.0 million, subject to additional due diligence and an independent third party reserve report. This offer was considered by our senior management team and rejected due to strategic impact on our property portfolio, insufficient price and adverse income tax consequences.

•	A preliminary offer from a private E&P company to acquire all of our natural gas properties in South Texas for $41.0 million, subject to additional due diligence and an independent third party reserve report. The offer was reduced during the due diligence investigation to $35.0 million. The offer was considered by our senior management team and rejected due to insufficient price, uncertainty of execution at the offered price and adverse income tax consequences.

•

Two preliminary inquiries regarding potential acquisitions of our South Texas properties for indicated prices ranging from $40.0 to $65.0 million, subject to additional due diligence. The $65.0 million offer was subsequently reduced to $25.0 million. We responded to these preliminary inquiries but the potential acquirors did not pursue these potential transactions.

•

A preliminary inquiry from a private E&P company regarding our Fitts Allen properties indicating a value of approximately $100.0 million, subject to additional due diligence. The offer was subsequently reduced after additional diligence. The offer was considered by our management team and rejected due to insufficient price and adverse income tax consequences.

•

A preliminary offer from a private E&P company regarding our Fitts Allen and South Texas properties for potential acquiror a price of $157.3 million, subject to additional due diligence and available financing. Subsequently the potential acquiror revised its offer to only include the Fitts Allen properties. This offer was considered by our management team and rejected due to insufficient price and adverse income tax consequences.

•

A preliminary offer from a private E&P company regarding our Fitts Allen properties for an indicated price range of $60.0 to $80.0 million, subject to additional due diligence. The offer was considered by our senior management team and rejected due to insufficient price and adverse income tax consequences.

•

A preliminary offer from a private E&P company regarding our Fitts Allen properties for an indicated price range of $110.0 to $120.0 million, subject to additional due diligence. The offer was subsequently reduced after additional diligence. The offer was considered by our management team and rejected due to insufficient price and adverse income tax consequences.

•

A preliminary offer from a private E&P company regarding our Fitts Allen, Boonsville/Newark East and South Texas properties assets for an indicated price range of $185.0 to $231.0 million, subject to additional due diligence. This offer was considered by our management team and rejected due to insufficient price and adverse income tax consequences.

•

An offer from Milagro Producing, LLC, a private E&P company, to acquire our North Texas shallow gas and Barnett Shale properties for a price range between $40.0 and $50.0 million. The offer was confirmed by additional due diligence and approved by our board of directors, and the transaction was closed on December 8, 2010 for a purchase price of $43.7 million, subject to customary closing adjustments.

•

An offer from a private E&P company to acquire our non-operated natural gas shale properties in eastern Oklahoma for $8.0 million. The transaction was closed on December 30, 2010 for a purchase price of $8.0 million, subject to customary closing adjustments.

Throughout the winter of 2010-11, under the direction of our board of directors, Jefferies continued to contact prospective acquirors, both with respect to potential asset sales and a possible sale of the company. Contacts were made with several additional potential acquirors, but no offers or expressions of interest were received for the company and no acceptable offers or expressions of interest were received for specific assets packages. Throughout this period, our board of directors continued to receive updates from our management team and to evaluate our strategic alternatives and business plan for going forward. As a result of these discussions, it became evident to the board of directors that, absent a sale of the company, our path forward would likely be limited to organic growth within our existing asset base, with our ability to access the debt and equity markets dependent to a significant extent on commodity prices and success in our Osage concession.

On February 3, 2011, we announced that our non-acquisition capital budget for 2011 would be $35.0 million and would be funded by internally generated cash flow. On August 8, 2011, we announced that we were reducing our non-acquisition capital budget to $29.0 million, and on November 7, 2011, we announced a further reduction to $27.5 million. Absent acquisitions, our ability to grow our reserves, production and revenues is primarily dependent on the successful implementation of our capital budget program.

On February 28, 2011, at a meeting of our board of directors, Mr. Lee reported that our proved reserves at December 31, 2010, were 24.4 million barrels of oil equivalent, which we refer to as BOE, down 28% from 33.9 million BOE at December 31, 2009. He noted that a significant portion of the decline was due to the properties sold in December 2010 and to reserve revisions relating to previously booked proved undeveloped locations. Mr. Lee advised the board of directors that in order to reverse the trend of declining reserves, we would have to access the credit and capital markets in order to support strategic acquisitions and the full development of our Osage concession. At the conclusion of the meeting, Mr. Lee summarized our strategic plan as consisting of three components: (i) making value-accretive acquisitions that could be financed under our senior secured credit facility; (ii) continue our exploration program, particularly in our Osage concession area, and (iii) continue to maximize value from our existing asset base. The board of directors acknowledged that in order to implement this plan, we would, as Mr. Lee stated, have to access the credit and capital markets in order to provide adequate funding.

On March 10, 2011, Mr. Lee advised the board of directors that we had received a preliminary expression of interest from an investment banking firm for the underwriting of a public offering of up to $50.0 million of our common stock, conditioned on the capital markets becoming more receptive to E&P company equity offerings. On that date the closing market price of our stock was $2.09 per share. Our board of directors directed Mr. Lee to continue discussions with the investment banking firm and to be prepared to pursue a possible public offering if and when market conditions permitted. Instead, the market continued to deteriorate and, by late June, the market price of our stock was less than $1.30 per share.

On March 14, 2011, we entered into new senior secured credit facilities. The new facilities, which replaced our previous facility, included a $250.0 million revolving credit facility and a $75.0 million second lien term loan facility.

On March 17, 2011, we entered into an equity distribution agreement with an underwriter and filed a prospectus supplement under our existing shelf registration statement under which we may, from time to time, issue and sell shares of our common stock on the open market up to an aggregate gross sales price of $25.0 million through an “at-the-market” equity distribution program. Shortly after the filing of the registration statement for the “at-the-market” offering, the market price of our common stock began a steady decline until, by early August, the price was less than $1.00 per share. As a result we did not then utilize, and have never utilized, the “at-the-market” facility to sell any shares of our common stock.

In May 2011, we were approached by an investment banking firm expressing an interest in the possible sale of a 90% working interest in our Electra/Burkburnett field in Wichita and Wilbarger Counties, Texas, to a to-be-formed Canadian energy trust in anticipation of its effecting a public offering of trust units. The price range discussed by the investment banking firm was attractive and, accordingly, our board of directors approved going forward with further investigation of the transaction. Argent Energy Trust was formed in the summer of 2011 and filed a preliminary prospectus for an initial public offering with the Alberta Securities Commission in August 2011. Almost immediately after the initial filing, the market for Canadian energy trust units softened and the transaction was put on hold. We continued to pursue the potential sale to Argent through early December 2011 when it was determined that market factors were not favorable for Argent to launch its initial public offering and the transaction could not be completed.

In September 2011, we entered into a confidentiality agreement with a privately held E&P company that expressed interest in acquiring us; however, shortly thereafter and prior to the commencement of a concerted due diligence investigation, the potential acquiror advised us that due to other commitments it no longer was interested in pursuing a transaction.

Between January and November 2011, we entered into six confidentiality agreements with companies expressing an interest in acquiring various of our oil and natural gas properties. Due diligence was conducted but none of the prospective acquirors submitted a satisfactory offer.

In late October 2011, Mr. Lee was contacted by Mr. Mike Mitchell of Mitchell Energy Advisors, Dallas, Texas, to discuss a proposal for a significant transaction between us and a then-unidentified investment group. On November 1, 2011, Mr. Mitchell and Mr. Lee met in our Tulsa office, at which time Mr. Mitchell laid out the possible terms of a potential recapitalization of us pursuant to a transaction with Halcon, a Delaware limited liability company recently formed by Mr. Floyd C. Wilson for the purpose of recapitalizing an existing, publicly owned, oil and gas exploration company, with the objective of taking control of such company and using the recapitalized company to continue to develop its existing properties and, more importantly, to participate in other, more capital-intensive emerging resource plays. Because Mr. Lee found the potential transaction interesting and was aware of Mr. Wilson’s transactional history, excellent reputation, many successes, and likely access to substantial capital resources, he agreed to meet with Mr. Wilson to discuss the potential transaction.

On November 9, 2011, Mr. Lee, Mr. Wilson and Mr. Mitchell met in Dallas, Texas to discuss the proposed Halcon transaction, including a recapitalization involving $250.0 million in equity, a $250.0 million convertible note, and 100 million warrants, at which time Mr. Wilson and Mr. Mitchell presented a set of slides outlining the broad terms of the Halcon transaction. Mr. Wilson stated that he was prepared to start the company-building process again with a new operating and asset base, and that he had identified us as his first choice as the platform for going forward.

On November 10, 2011, Mr. Lee met with Mr. David Stinson of McAfee & Taft, our outside legal counsel, in our Tulsa office to discuss the terms of the proposal. Mr. Lee and Mr. Stinson discussed the similarities of the existing proposal with Mr. Wilson’s 2004 recapitalization of Beta Oil & Gas, later renamed Petrohawk Energy Corporation, the success of Petrohawk over the next seven years and the eventual sale of Petrohawk to BHP Billiton in August 2011. They also discussed valuation issues, timing, effect on pending and planned transactions and the mechanics of how the transaction might be consummated if a deal could be made. As a result of that meeting, Mr. Lee telephoned Mr. Mitchell and suggested some changes to the proposed deal terms, essentially increasing the initial equity price from $1.10 to $1.25 per share, a 54% premium over both the 30-day and 90-day average price and a 32% premium to the previous day’s closing price, increasing the conversion price of the note from $1.25 to $1.50 per share and increasing the warrant exercise price from $1.10 to $1.50 per share. Later that day, Mr. Mitchell responded with revised slides reflecting the changes proposed by Mr. Lee. As a result of these developments, Mr. Lee concluded that the transaction as proposed was likely to enhance the potential for an increase in stockholder value and should be presented to the board of directors for a determination as to whether management should proceed with further negotiations toward consummating a transaction.

On November 16, 2011, a special meeting of our board of directors was held at the Dallas-Fort Worth International Airport, and after extensive review and discussion of, among other things, Mr. Wilson and his history of success in the oil and gas business, the revised slide presentation outlining the proposed terms of the transaction, valuations, timing, and potential effect of the transaction on existing projects and plans, the board of directors determined that we should continue to pursue the proposed transaction.

On November 17, 2011, we contacted Jefferies to inform Jefferies of the proposed Halcon transaction. Jefferies, which together with its affiliates is our largest stockholder, owns approximately 21.8% of our outstanding common stock. Based on this conversation, we believed Jefferies would be in favor of continuing to pursue the transaction. Following this initial contact, we continued to keep Jefferies apprised of material developments with respect to the Halcon transaction.

On November 18, 2011, we received drafts of a term sheet and an exclusivity letter with respect to the Halcon transaction. The material terms proposed in the term sheet were essentially as discussed in the preliminary discussions between Mr. Lee and Mr. Wilson; however, we proposed and Halcon accepted certain clarifications with respect to the use of proceeds, terms of the payment-in-kind option under the note, the number of demand registration rights and the timing for delivery of written consents by our majority stockholders. Counsel for Halcon explained that Halcon also desired an exclusivity agreement to ensure we would not seek other purchasers or recapitalization partners during a relatively brief due diligence period, and we accepted the proposal subject to a reciprocal agreement by Halcon to not pursue an investment in another public company during the exclusivity period.

On November 21 and 22, 2011, Mr. Lee discussed by telephone with Mr. Wilson on several occasions the terms of the proposed transaction and of the requested exclusivity agreement.

On November 22, 2011, a special meeting of our board of directors was called and conducted by telephone conference call to update the members of the board concerning the status of the Halcon transaction. The board members discussed the drafts of the term sheet and exclusivity letter furnished to them in advance of the meeting and other factors, including the required fairness opinion. The board of directors determined that management should continue to pursue the proposed Halcon transaction on the terms outlined in the term sheet, execute the exclusivity agreement, and contact Jefferies to prepare a fairness opinion for the board of directors with respect to the transaction. Later that day, the parties acknowledged an agreement in principle with respect to the terms set out in the term sheet and executed and delivered the exclusivity letter. On that day our common stock closed at $1.12 per share, which was the highest closing price in four months.

On November 23, 2011, Halcon commenced its extensive due diligence investigation of us and our properties. The due diligence investigation continued through December 21, 2011, when the definitive securities purchase agreement was executed and delivered by and between us and Halcon.

On November 28, 2011, Mr. Lee traveled to Houston and met in Jefferies’ offices to discuss the proposed transaction and the preparation of a fairness opinion for the board of directors.

On November 29, 2011, Mr. Wilson and a due diligence team from Halcon visited our Tulsa offices and met with Mr. Lee and the management team.

On December 1, 2011, Mr. Lee was contacted by Mr. Mitchell and advised that Mr. Wilson desired to increase the size of his investment in us by $50.0 million, split evenly between the initial common stock purchase and the convertible note and warrants. Mr. Mitchell then provided a revised pro forma analysis reflecting the increased deal size. Mr. Lee discussed the proposal with Mr. Les Austin, our senior vice president and chief operating and financial officer, and Mr. Stinson and advised the members of the board of the updated terms of Halcon’s proposal. The following day Mr. Lee further discussed by telephone the upsizing proposal with Mr. Mitchell and on December 5, 2011, participated in telephone conversations with both Mr. Mitchell and Mr. Wilson concerning the upsized transaction.

On December 6 and 7, 2011, Mr. Lee participated in several telephone calls with Mr. Mitchell and Mr. Wilson concerning issues identified in the ongoing due diligence investigation undertaken by Halcon. Also on December 7, 2011, Mr. Lee telephoned Jefferies to discuss the status of the fairness opinion and the need to enter into a new engagement letter with Jefferies regarding the Halcon transaction and delivery of Jefferies’ fairness opinion because the May 6, 2010 engagement letter between us and Jefferies was terminated effective November 28, 2011.

On December 12, 2011, Mr. Lee telephoned Mr. Mitchell to discuss the status of the Halcon due diligence investigation and documentation of the transaction.

On December 13, 2011, Mr. Lee, Mr. Stinson and Mr. Gerald Marshall, a member of our board of directors, met in our Tulsa, Oklahoma office with Ms. Britani Talley Bowman, the beneficial owner of 9,500,000 shares of our outstanding common stock, for the purpose of informing Ms. Bowman of the proposed transaction, furnishing Ms. Bowman a preliminary draft of this information statement and discussing in detail the terms of the proposed transaction and the possible timeline for accomplishing it.

Later on December 13, 2011, Mr. Lee, Mr. Mitchell and Mr. Wilson participated in a status update telephone conference call, which calls continued on a daily basis through December 16, 2011.

On December 16, 2011, we entered into a new engagement letter with Jefferies whereby we engaged Jefferies to be our exclusive financial advisor in connection with the Halcon transaction and to provide a fairness opinion with respect to the consideration to be received by us under the Halcon transaction.

On December 17, 2011, Mr. Lee and Mr. Mitchell exchanged telephone calls concerning pending issues in connection with the transaction.

On December 19, 2011, our board of directors met in Dallas, Texas with representatives of Jefferies where Jefferies rendered its opinion that, as of December 19, 2011, and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken as set forth in Jefferies’ opinion, the aggregate purchase price to be received by us under the Halcon transaction in consideration for 220,000,000 shares of our common stock, the note and the warrants was fair, from a financial point of view, to us. Our board of directors then received a report from Mr. Lee and Mr. Stinson regarding the status of the transaction and issues remaining to be negotiated under the purchase agreement. Our board then engaged in a detailed analysis and discussion of the proposed transaction and determined to review all documents and reconvene on Wednesday, December 21, by telephone conference call, for further discussion and consideration.

On December 19, 2011, following our board of directors meeting, Mr. Lee telephoned Mr. Wilson and Mr. Mitchell for a status update and to advise that Jefferies had rendered its fairness opinion. On December 20, 2011, Messrs. Lee and Austin, along with Mr. Stinson and other members of our outside counsel team, participated in a lengthy drafting session conference call with Mr. Mize, Halcon’s chief financial officer, and members of Halcon’s outside counsel team, during which substantially all outstanding issues under the purchase agreement were resolved and considerable progress was made toward finalizing the transaction documents.

On December 21, 2011, our board of directors met by telephone conference call and after thoroughly discussing our current situation, the alternatives available to us, the benefits of the proposed transaction, the terms of the transaction and the procedures to effect same, and the transaction documents, approved the Halcon transaction and all matters related thereto requiring board approval, and resolved to recommend to our stockholders approval of those aspects of the transaction that require stockholder approval.

We executed and delivered the definitive purchase agreement with Halcon on December 21, 2011. Contemporaneously with the execution of the purchase agreement, our majority stockholders executed and delivered to Halcon an agreement whereby such stockholders agreed to sign a written consent or otherwise vote in favor of approving all aspects of the Halcon transaction and related matters that require approval by our stockholders and to deliver the signed written consent to us not later than January 20, 2012. On December 22, 2011, we issued a press release announcing the transaction and filed a Form 8-K with the SEC disclosing the transaction and including the material agreements as exhibits. On January     , 2012, we delivered to Halcon the written consent in lieu of meeting described above, whereby our majority stockholders approved the Halcon transaction, the amendments to our certificate of incorporation described under “Amendments to our Certificate of Incorporation” below and related matters. With the exception of Mr. Lee, who will receive severance benefits under his employment agreement, and the members of our board of directors and the outside consultant to our board who will receive the acceleration of vesting of restricted stock awards previously granted to such persons and scheduled to vest in May 2012, no stockholder signing the written consent will be entitled to receive any payment or other economic benefit in connection with the closing of the Halcon transaction.

On January 4, 2012, we and Halcon amended the purchase agreement to more accurately reflect each party’s intention that the period of time during which we may consider acquisition proposals from other parties terminates upon delivery of the written consent by the majority stockholders.

Reasons for the Halcon Transaction and Board Recommendation

Our board of directors determined that the Halcon transaction would be the most suitable and obtainable means to pursue our accelerated growth strategy, and that the transaction was fair to and in the best interests of both us and our stockholders. In making this determination, our board of directors considered all of the risk factors described above under the sub-caption “—Certain Risks Associated with the Halcon Transaction” and the following additional important factors:

•	the significant amount of new capital to be contributed by Halcon should allow us to accelerate our growth strategy with respect to our existing properties;

•

the significant amount of new capital to be contributed by Halcon should allow us to participate in emerging resource plays and further broaden the geographical and economic scope of areas, plays and prospects in which we are financially capable of participating;

•

the Halcon transaction will result in a substantial increase in our liquidity and will result in our being financially well positioned for growth and success without third party constraints and restrictions because, although our overall indebtedness will increase by approximately $73.0 million, our working capital will increase by approximately $331.0 million;

•

Mr. Wilson, the principal member and manager of Halcon, is experienced and has a successful track record in attracting an experienced and effective management team and aggressively growing the stockholder value of energy companies;

•	our board’s determination that an accelerated growth strategy should be pursued as soon as practicable;

•	the terms of the Halcon transaction, and our board’s determination that the purchase prices for the securities were reasonable and fair to us and to our stockholders;

•	the investment and growth objectives of Halcon;

•

the opinion of Jefferies that, as of December 19, 2011, and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken as set forth in Jefferies’ opinion, the aggregate purchase price to be received by us under the Halcon transaction in consideration for 220,000,000 shares of our common stock, the note and the warrants was fair, from a financial point of view, to us; and

•

the absence of any third party offer or proposed transaction providing comparable benefits to us, and the risk that such an alternative transaction might not be available in the foreseeable future, and that we would not have sufficient capital to fund our long-term operations and growth strategy.

The board of directors did not assign relative weight to these factors or consider that any factor was of overriding importance. The board of directors evaluated the Halcon transaction based upon the totality of the factors and all of the information available to it for consideration.

Recent Developments

Halcon has advised us that, following consummation of the Halcon transaction, RAM will concentrate its acquisition, exploration and development efforts in emerging liquids-rich resource plays, in which relatively recent technological developments such as three-dimensional (3D) seismography, horizontal drilling and multi-stage hydraulic fracturing have proven to be effective in enhancing production in unconventional resource plays at attractive rates of return. Halcon also expects to continue evaluation and development of RAM’s existing large oil and natural gas projects in the Electra/Burkburnett field in Wichita and Wilbarger Counties, Texas and the Fitts-Allen field in Pontotoc and Seminole Counties, Oklahoma and anticipates that we will begin horizontal development of the Mississippian Lime formation on our acreage position in Osage County, Oklahoma.

Based on the foregoing, we expect that, following consummation of the Halcon transaction, capital spending for both acquisitions and drilling will be substantially higher than our historical capital expenditures. We cannot assure you that we will be successful in economically acquiring or developing any new acreage, in growing our reserves or production or otherwise profitably deploying the capital invested in us by Halcon.

Jefferies Fairness Opinion

We retained Jefferies to provide us with financial advisory services in connection with the Halcon transaction and an opinion as to the fairness to us of the consideration to be received by us in connection with the Halcon transaction. At the meeting of our board of directors on December 19, 2011, Jefferies rendered its opinion to our board of directors to the effect that, as of December 19, 2011, and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken as set forth therein, the aggregate purchase price to be received by us under the Halcon transaction in consideration for 220,000,000 shares of our common stock, the note and the warrants was fair, from a financial point of view, to us.

The full text of the written opinion of Jefferies, dated as of December 19, 2011, is attached hereto as Appendix G. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies in rendering its opinion. We encourage you to read the opinion carefully and in its entirety. Jefferies’ opinion is directed to our board of directors and addresses only the fairness from a financial point of view of the consideration to be received by us under the Halcon transaction for 220,000,000 shares of our common stock, the note and the warrants as of the date of the opinion. It does not address any other aspects of the Halcon transaction and does not constitute a recommendation as to how any stockholder should vote with respect to the issuance of 220,000,000 shares of our common stock, the note and the warrants in connection with the Halcon transaction or any matter relating thereto. The summary of the opinion of Jefferies set forth below is qualified in its entirety by reference to the full text of the opinion.

Except as otherwise expressly provided in Jefferies’ engagement letter with us, Jefferies’ opinion may not be used or referred to by us, or quoted or disclosed to any person in any matter, without Jefferies’ prior written consent. Jefferies has expressly consented to the inclusion of its opinion in this information statement.

In arriving at its opinion, Jefferies, among other things:

•	reviewed a draft dated December 14, 2011 of the purchase agreement;

•	reviewed certain publicly available financial and other information about us;

•	reviewed certain information furnished to Jefferies by our management, including financial forecasts and analyses relating to our business, operations and prospects;

•	held discussions with members of our senior management concerning the matters described in the prior two bullet points;

•	reviewed the share trading price history and valuation multiples for common stock and compared them with those of certain publicly traded companies that Jefferies deemed relevant;

•	compared the proposed financial terms of the Halcon transaction with the financial terms of certain other corporate-level transactions that Jefferies deemed relevant;

•	compared the proposed financial terms of the Halcon transaction with the financial terms of certain other asset transactions that Jefferies deemed relevant;

•	performed a premiums paid analysis based on the premiums paid in certain corporate-level transactions Jefferies deemed relevant and the historical trading prices of shares of our common stock;

•

performed a discounted cash flow analysis, based on projections provided by our management to analyze the present value of the future unlevered cash flow streams that our management expects to generate;

•

performed a net asset value analysis, based on the sum of (i) the present value of the field level before-tax future cash flows expected from proved reserves (applying a range of discount rates, commodity prices and market risk factors based on reserve category), (ii) estimated market value of undeveloped acreage (based on precedent transactions and Jefferies’ experience as M&A professionals in the oil & gas industry) and (iii) the present value of oil and gas hedges;

•

reviewed certain proved oil and gas reserve data as of December 31, 2010 furnished to Jefferies by us and available in our public filings and certain proved oil and gas reserve data as of October 1, 2011 prepared and furnished to Jefferies by us; and

•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In Jefferies’ review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by us to Jefferies or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. Jefferies relied on assurances of our management that management was not aware of any facts or circumstances that would make such information inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of our assets or liabilities, nor did Jefferies conduct a physical inspection of any of our properties or facilities. Jefferies was not furnished with any such evaluations or appraisals and did not assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by Jefferies, Jefferies’ opinion noted that projecting future results of any company is inherently subject to uncertainty. We informed Jefferies, however, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of our management as to our future financial performance. Jefferies expressed no opinion as to our financial forecasts provided to Jefferies by us or the assumptions on which they were made.

Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions that existed and could be evaluated as of the date of its opinion. Jefferies has not undertaken to reaffirm or revise its opinion or otherwise comment upon events occurring after the date of its opinion and expressly disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies’ opinion of which Jefferies became aware after the date of its opinion.

Jefferies made no independent investigation of any legal or accounting matters affecting us, and Jefferies assumed the correctness in all respects material to Jefferies’ analysis of all legal and accounting advice given to us and our board of directors, including, without limitation, advice as to the legal, accounting and tax consequences to us of the terms of, and transactions contemplated by, the purchase agreement. In rendering its opinion, Jefferies assumed that the final form of the purchase agreement would be substantially similar to the last draft reviewed by Jefferies. Jefferies also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Halcon transaction, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on us or the contemplated benefits of the Halcon transaction.

Jefferies’ opinion was for the use and benefit of our board of directors in its consideration of the Halcon transaction, and Jefferies’ opinion did not address the relative merits of the transactions contemplated by the purchase agreement as compared to any alternative transaction or opportunity that might be available to us, nor did it address the underlying business decision by us to engage in the Halcon transaction or the terms of the purchase agreement or the documents referred to therein. Jefferies’ opinion does not constitute a recommendation as to how any stockholder should vote with respect to the issuance of 220,000,000 shares of our common stock in connection with the Halcon transaction or any matter relating thereto. In addition, Jefferies was not asked to address, and its opinion did not address, the fairness to, or any other consideration of, the holders of any class of our securities, our creditors or our other constituencies. Jefferies expressed no opinion as to the price at which shares of our common stock, the note or the warrants will trade at any time. Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of our officers, directors or employees, or any class of such persons, in connection with the Halcon transaction, whether relative to the consideration to be received by us or otherwise. Jefferies’ opinion was authorized by the Fairness Committee of Jefferies & Company, Inc.

In preparing its opinion, Jefferies performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies believes that its analyses must be considered as a whole. Considering any portion of Jefferies’ analyses or the factors considered by Jefferies, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in Jefferies’ opinion. In addition, Jefferies may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described below should not be taken to be Jefferies’ view of our actual value. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on the application of Jefferies’ own experience and judgment.

In performing its analyses, Jefferies made numerous assumptions with respect to industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which are beyond our and Jefferies’ control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the per share value of shares of our common stock do not purport to be appraisals or to reflect the prices at which shares of our common stock may actually be sold. The analyses performed were prepared solely as part of Jefferies’ analysis of the fairness, from a financial point of view, of the aggregate purchase price to be received by us under the Halcon transaction in consideration for the 220,000,000 shares of our common stock, the note and the warrants, and were provided to our board of directors in connection with the delivery of Jefferies’ opinion.

The following is a summary of the material financial and comparative analyses performed by Jefferies in connection with Jefferies’ delivery of its opinion to our board of directors on December 19, 2011. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative descriptions of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses.

Transaction Overview

Jefferies valued the issuances of each of the 220,000,000 shares of our common stock, the note and the warrants based on the cash consideration for 220,000,000 shares of our common stock, the premium/discount at which the note is issued to the estimated fair market value of the note based on the Kynex convertible valuation model and the Black-Scholes options pricing model for the warrants. Using the Kynex convertible valuation model and based on the note’s $275 million principal amount, Jefferies determined that the premium/discount to the estimated fair market value of the note would range from a $3.6 million premium to a $25.7 million discount, for a range of note values from $271.4 million to $300.7 million. Using the Black-Scholes options pricing model, Jefferies determined that the value of the warrants would range from $10.2 million to $19.4 million. Combining these two ranges together, Jefferies calculated that the combined value of the note and the warrants ranged from $281.6 million to $320.1 million. Jefferies then subtracted this aggregate range of values to determine how much of the total $550 million purchase price should be allocated to the purchase of 220,000,000 shares of our common stock. As a result of this calculation, Jefferies determined that $229.8 million to $268.4 million should be allocated to the purchase of 220,000,000 shares of our common stock, resulting in net consideration per share of common stock of $1.04 to $1.22.

Selected Public Company Analysis

Using publicly available information and information provided by our management, Jefferies analyzed our trading multiples and the corresponding trading multiples of the following publicly-traded companies with assets, operating and financial characteristics or growth prospects similar to ours. These companies are referred to as the “Selected Public Companies”:

•	Abraxas Petroleum Corporation,

•	Approach Resources Inc.,

•	Berry Petroleum Company,

•	Clayton Williams Energy, Inc.,

•	Crimson Exploration Inc.,

•	Penn Virginia Corporation,

•	PetroQuest Energy, Inc.,

•	Resolute Energy Corporation,

•	Swift Energy Company, and

•	Warren Resources, Inc.

In its analysis, Jefferies derived and compared multiples for us and the Selected Public Companies, calculated and referred to as follows:

•	Enterprise value divided by proved reserves, which is referred to as “Enterprise Value / Proved Reserves”;

•	Enterprise value divided by average daily production, which is referred to as “Enterprise Value / Daily Production”;

•	Enterprise value divided by projected EBITDA for calendar year 2011 (“2011E EBITDA”), which is referred to as “Enterprise Value / 2011E EBITDA”; and

•	Enterprise value divided by projected EBITDA for calendar year 2012 (“2012E EBITDA”), which is referred to as “Enterprise Value / 2012E EBITDA.”

This analysis indicated the following:

Selected Public Company Multiples

Benchmark	High	Low	Mean	Median
Enterprise Value / Proved Reserves ($/Boe)	26.81	5.47	14.54	13.54
Enterprise Value / Daily Production ($/Boe/d)	145,033	37,885	78,180	75,141
Enterprise Value / 2011E EBITDA	13.0x	4.0x	7.3x	6.0x
Enterprise Value / 2012E EBITDA	9.4x	3.1x	5.7x	5.4x

Using a reference range of $13.00 to $15.00 per Boe, and based on our December 31, 2010 proved reserves figure of 24.4 MMBoe (as we reported in our Annual Report on Form 10-K as of December 31, 2010 (the “2010 Annual Report”)), Jefferies determined an implied enterprise value for us, then subtracted approximately $200 million of indebtedness, net of cash and cash equivalents (“Net Indebtedness”) as we reported in our Quarterly Report on Form 10-Q as of September 30, 2011 (the “Third Quarter Report”) to determine an implied equity value. Based on approximately 78 million shares of our common stock that were outstanding as of November 30, 2011 on a fully diluted basis (“Fully Diluted Shares”), this analysis indicated a range of implied values per share of our common stock of approximately $1.50 to $2.12, compared to the consideration of $1.04 to $1.22 per share of our common stock.

Using a reference range of $70,000 to $90,000 per Boe/d, and based on our average daily production of 3.9 MBoe for the third quarter of 2011 (as we reported in the Third Quarter Report), Jefferies determined an implied enterprise value for us, then subtracted Net Indebtedness to determine an implied equity value. Based on the number of Fully Diluted Shares, this analysis indicated a range of implied values per share of our common stock of approximately $0.95 to $1.96, compared to the consideration of $1.04 to $1.22 per share of our common Stock.

Using a reference range of 5.5x to 6.5x our 2011E EBITDA and 5.0x to 6.0x our 2012E EBITDA, and based on our 2011E EBITDA of $46.0 million and our 2012E EBITDA of $54.5 million (in each case, as projected by management), Jefferies determined an implied enterprise value for us, then subtracted Net Indebtedness to determine an implied equity value. Based on the number of Fully Diluted Shares, this analysis indicated a range of implied values per share of our common stock of approximately $0.67 to $1.26 using our 2011E EBITDA and $0.92 to $1.62 using our 2012E EBITDA, compared, in each case, to the consideration of $1.04 to $1.22 per share of our common stock.

None of the Selected Public Companies utilized in the selected public company analysis is identical to us. In evaluating the selected public companies that would comprise the Selected Public Companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our and Jefferies’ control. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using comparable company data.

Selected Corporate-Level Transactions Analysis

Using publicly available information, Jefferies examined the following nine corporate-level transactions, which consisted of domestic exploration and production company transactions announced since January 1, 2005 with a target company transaction value between $100 million and $2 billion and involving a change of control of the target company (the “Selected Comparable Corporate-Level Transactions”). Similar corporate-level transactions that involved related parties, non-domestic targets or targets with no securities traded on a domestic national securities exchange were not included for purposes of this analysis. Furthermore, transactions that did not involve a change of control were not included for purposes of the analysis. Hess Corporation’s acquisition of American Oil & Gas, Inc. was also not included in the analysis because relevant metrics were not meaningful.

The following table sets forth the Selected Comparable Corporate-Level Transactions considered and their respective dates of announcement:

Date	Buyer	Seller
06/02/2010	SandRidge Energy, Inc.	Arena Resources, Inc.
12/23/2009	Alta Mesa Holdings, LP	The Meridian Resource Corporation
09/15/2009	Apollo Global Management, LLC	Parallel Petroleum Corporation
04/30/2008	Stone Energy Corporation	Bois d’Arc Energy, Inc.
01/19/2007	Sterling Energy plc	Whittier Energy Corporation
01/07/2007	Forest Oil Corporation	The Houston Exploration Company
04/21/2006	Petrohawk Energy Corporation	KCS Energy, Inc.
01/23/2006	Helix Energy Solutions Group, Inc	Remington Oil and Gas Corporation
04/04/2005	Petrohawk Energy Corporation	Mission Resources Corporation

Using information provided by our management and publicly available financial information for each of these transactions, Jefferies analyzed our transaction multiples and the corresponding transaction multiples of the target companies in the foregoing Selected Comparable Corporate-Level Transactions. In its analysis, Jefferies derived and compared multiples for us and such target companies, calculated and referred to as follows:

•	the transaction value divided by last twelve months, or LTM, EBITDA immediately preceding announcement of the transaction, which is referred to as “Transaction Value / LTM EBITDA”;

•	the transaction value divided by proved reserves (based on the most recently available public data at the date of announcement), which is referred to as “Transaction Value / Proved Reserves”; and

•	the transaction value divided by daily production as of the immediately preceding quarter, which is referred to as “Transaction Value / Daily Production.”

This analysis indicated the following:

Selected Comparable Corporate-Level Transactions Multiples

Benchmark	High	Low	Mean	Median
Transaction Value / LTM EBITDA	9.5x	2.7x	6.5x	6.6x
Transaction Value / Proved Reserves ($/Boe)	27.99	10.07	19.38	18.51
Transaction Value / Daily Production ($/Boe/d)	156,009	24,731	74,650	71,968

Using a reference range of 5.0x to 7.0x our LTM EBITDA, and based on our LTM EBITDA of $48.5 million, Jefferies determined an implied enterprise value for us, then subtracted Net Indebtedness to determine an implied equity value. Based on the number of Fully Diluted Shares, this analysis indicated a range of implied values per share of our common stock of approximately $0.54 to $1.78, compared to the consideration of $1.04 to $1.22 per share of our common stock.

Using a reference range of $17.50 to $22.50 per Boe, and based on our December 31, 2010 proved reserves figure of 24.4 MMBoe (as we reported in the 2010 Annual Report), Jefferies determined an implied enterprise value for us, then subtracted Net Indebtedness to determine an implied equity value. Based on the number of Fully Diluted Shares, this analysis indicated a range of implied values per share of our common stock of approximately $2.90 to $4.47, compared to the consideration of $1.04 to $1.22 per share of our common stock.

Using a reference range of $65,000 to $75,000 per Boe/d, and based on our average daily production of 3.9 MBoe for the third quarter of 2011 (as we reported in the Third Quarter Report), Jefferies determined an implied enterprise value for us, then subtracted Net Indebtedness to determine an implied equity value. Based on the number of Fully Diluted Shares, this analysis indicated a range of implied values per share of our common stock of approximately $0.70 to $1.20, compared to the consideration of $1.04 to $1.22 per share of our common stock.

No Selected Comparable Corporate-Level Transaction utilized as a comparison in the selected transaction analysis is identical to the Halcon transaction. In evaluating the Halcon transaction, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond our and Jefferies’ control. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using selected transaction data.

Selected Asset Transactions Analysis

Using publicly available and certain other database information available to Jefferies, Jefferies examined the following 22 asset sale transactions, which consisted of conventional Gulf Coast, Texas, Rocky Mountain and Mid-Continent asset transactions announced since January 1, 2010 with transaction values between $50 million and $1 billion (the “Selected Comparable Asset Transactions”).

The following table sets forth the Selected Comparable Asset Transactions considered and their respective dates of announcement:

Date	Buyer	Seller	Asset Description
12/12/2011	Troika I Fund, L.P.; Patara Oil & Gas LLC	Apache Corporation	Producing East Texas gas assets
11/04/2011	Undisclosed	Plains Exploration & Production Company	Producing South Texas gas assets
11/04/2011	Linn Energy, LLC	Plains Exploration & Production Company	Producing Texas Panhandle assets
09/12/2011	QR Energy, LP	Quantum Resources Fund	Gas-weighted Permian and Mid-Continent producing assets
08/17/2011	EnergyQuest II, LLC	Swift Energy Company	Gas-weighted producing assets in South Louisiana, Texas and Alabama
07/27/2011	BreitBurn Energy Partners L.P.	Cabot Oil & Gas Corporation	Gas-weighted producing assets in Wyoming, Colorado and Utah
06/06/2011	Linc Energy Limited	ERG Resources, LLC	13 producing Gulf Coast oil fields
04/26/2011	Equal Energy Ltd.	Petroflow Energy Ltd.	Producing interests in Oklahoma’s Hunton play
04/15/2011	Parallel Energy Trust	Bravo Natural Gas LLC	51% stake in West Panhandle Field property
03/03/2011	Legend Natural Gas, LP	Smith Production Inc.	Majority interest in Samano and Santa Fe Vicksburg fields
01/18/2011	Gulf Coast Energy Resources, LLC	Cypress E&P Corporation	Producing assets in Texas Wilcox trend
10/12/2010	Petro Harvester Oil & Gas, LLC; TPG Capital LP	Comstock Resources, Inc.	Laurel and Maxie fields in Mississippi
08/10/2010	EV Energy Partners, L.P.	Petrohawk Energy Corporation	Producing Mid-Continent gas-weighted properties
07/19/2010	Linn Energy, LLC	Undisclosed	Producing East Texas oil-weighted assets
06/07/2010	WildHorse Resources LLC	Clayton Williams Energy Inc	North Louisiana gas-weighted producing assets
06/03/2010	Citation Oil & Gas Corp	Noble Energy Inc	Producing Mid-Continent properties
05/03/2010	Vanguard Natural Resources, LLC	Undisclosed	Producing properties in Mississippi, Texas and New Mexico
03/15/2010	WildHorse Resources, LLC	Petrohawk Energy Corporation	96% operated interest in producing Terryville Field
03/15/2010	Fidelity Exploration & Production Company; MDU Resources Group, Inc.	Undisclosed	Producing gas properties in the Green River Basin
03/01/2010	Undisclosed	Petrohawk Energy Corporation	Producing West Edmond Hunton Lime Unit Field in Oklahoma
01/07/2010	3 Forks Energy Partners; GE Energy Financial Services	SM Energy Company	Producing properties in North Dakota
01/04/2010	Undisclosed	Ellora Energy, Inc.	Producing properties in Kansas (Hugoton Field) and Colorado

Using information provided by our management, publicly available financial information and certain other database information available to Jefferies for each of these transactions, Jefferies analyzed our transaction multiples and the corresponding transaction multiples of the target assets in the foregoing Selected Comparable Asset Transactions. In its analysis, Jefferies derived and compared Transaction Value / Proved Reserves and Transaction Value / Daily Production multiples for us and such target assets. This analysis indicated the following:

Selected Asset Transactions Multiples

Benchmark	High	Low	Mean	Median
Transaction Value / Proved Reserves ($/Boe)	40.43	3.48	14.65	12.78

Transaction Value / Daily Production ($/Boe/d)	133,059	28,290	63,199	56,600

Using a reference range of $11.50 to $13.50 per Boe, and based on our December 31, 2010 proved reserves figure of 24.4 MMBoe (as we reported in the 2010 Annual Report), Jefferies determined an implied enterprise value us, then subtracted Net Indebtedness to determine an implied equity value. Based on the number of Fully Diluted Shares, this analysis indicated a range of implied values per share of our common stock of approximately $1.03 to $1.65, compared to the consideration of $1.04 to $1.22 per share of our common stock.

Using a reference range of $50,000 to $70,000 per Boe/d, and based on our average daily production of 3.9 MBoe for the third quarter of 2011 (as we reported in the Third Quarter Report), Jefferies determined an implied enterprise value for us, then subtracted Net Indebtedness to determine an implied equity value. Based on the number of Fully Diluted Shares, this analysis indicated a range of implied values per share of our common stock of approximately $0.00 to $0.95, compared to the consideration of $1.04 to $1.22 per share of our common stock.

No Selected Asset Transaction utilized as a comparison in the selected transaction analysis is identical to the Halcon transaction. In evaluating the Halcon transaction, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond our and Jefferies’ control. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using selected transaction data.

Discounted Cash Flow Analysis

Jefferies performed a discounted cash flow analysis to estimate the present value of our unlevered free cash flows through the fiscal year ending December 31, 2016. In this analysis, unlevered free cash flow, which is our projected earnings before interest and taxes, or EBIT, minus cash taxes, minus its projected capital expenditures, minus the projected changes in net working capital and plus depreciation and amortization, was calculated using the forecasts we provided to Jefferies. Jefferies prepared this analysis based on (i) the weighted average cost of capital calculated using the median of the Selected Public Companies’ unlevered beta and debt to total capitalization and (ii) the weighted average cost of capital calculated using our unlevered beta and debt to total capitalization.

Using financial projections provided by our management, discount rates from 18.2% to 19.2% (based on the 18.7% weighted-average cost of capital calculated using the median of the Selected Public Companies’ unlevered betas of 1.58 and debt to total capitalization of 29% as derived by Jefferies), and, for the purpose of calculating our terminal value at the end of the forecast period, a range of terminal exit multiples of 5.0x to 7.0x, Jefferies derived a range of implied enterprise values for us. Jefferies then subtracted Net Indebtedness to the implied enterprise value for us to determine a range of our implied equity values. Based on the number of Fully Diluted Shares, this analysis indicated a range of implied values per share of our common stock of approximately $0.00 to $0.21, compared to the consideration of $1.04 to $1.22 per share of our common stock.

Using financial projections provided by our management, discount rates from 8.9% to 9.9% (based on the 9.4% weighted-average cost of capital calculated using our unlevered beta of 0.57 and debt to total capitalization of

69% as derived by Jefferies), and, for the purpose of calculating our terminal value at the end of the forecast period, a range terminal exit multiples of 5.0x to 7.0x, Jefferies derived a range of implied enterprise values for us. Jefferies then subtracted Net Indebtedness to the implied enterprise value for us to determine a range of our implied equity values. Based on the number of Fully Diluted Shares, this analysis indicated a range of implied values per share of our common stock of approximately $0.55 to $1.48, compared to the consideration of $1.04 to $1.22 per share of our common stock.

Net Asset Value Analysis

Jefferies performed a net asset value, or NAV, analysis for us by combining the present value of the future before-tax cash flows expected from our proved reserves, the estimated market value of our undeveloped acreage and the present value of our oil and gas hedges. Using our estimated proved reserves of 22.5 MMBoe as of October 1, 2011 (as provided by management), a range of discount rates, commodity prices and market risk factors based on reserve category, a range of estimated market values for our 56,320 undeveloped Mississippian acres (as provided by management), as estimated by Jefferies based on precedent transactions and its experience as M&A professionals in the oil and gas industry, and a present value of our oil and gas hedges of $4.5 million, Jefferies derived a range of implied enterprise values for us. Jefferies then subtracted Net Indebtedness to the implied enterprise value for us to determine a range of our implied equity values. Based on the number of Fully Diluted Shares, this analysis indicated a range of implied values per share of our common stock of approximately $0.83 to $1.85, compared to the consideration of $1.04 to $1.22 per share of our common stock.

Premiums Paid Analysis

Using publicly available information and certain other database information available to Jefferies, Jefferies examined the following 21 general corporate-level transactions, which consisted of domestic company transactions announced since January 1, 2010 with a target company transaction value between $50 million and $200 million (the “Selected General Corporate-Level Transactions”). Jefferies used the Selected General Corporate-Level Transactions and not the Selected Comparable Corporate-Level Transactions for this analysis to include a larger number of transactions, but limited the comparison to recently announced transactions involving companies of the same relative size as us.

The following table sets forth the Selected General Corporate-Level Transactions considered and their respective dates of announcement:

Date	Buyer	Seller
07/29/2011	Saga Group Limited	Allied Healthcare International Inc.
05/18/2011	Leeds Equity Partners, LLC	Nobel Learning Communities, Inc.
02/22/2011	Talon Merger Sub, Inc.	Tollgrade Communications, Inc.
02/17/2011	Louisiana Merger Sub, Inc.	LaBranche & Co Inc.
02/07/2011	Golden Gate Private Equity Incorporated	Conexant Systems, Inc.
12/23/2010	Vigor Industrial LLC	Todd Shipyards Corporation
11/30/2010	Red Oak Acquisition Corp.	Mercer Insurance Group, Inc.
11/04/2010	North American Financial Holdings, Inc.	Capital Bank Corporation
10/11/2010	ASSA ABLOY AB	ActivIdentity Corporation
09/16/2010	Calix, Inc.	Occam Networks, Inc.
09/08/2010	Maple Acquisition Corp.	Microtune, Inc.
09/02/2010	White Deer Energy L.P.	PostRock Energy Corporation
08/17/2010	Pharaoh Acquisition LLC	Phoenix Technologies Ltd.
08/09/2010	Endo Pharmaceuticals Holdings Inc.	Penwest Pharmaceuticals Co.
07/12/2010	Icon Merger Sub, Inc.	Playboy Enterprises, Inc.
06/14/2010	Mobius Subsidiary Corporation	Intelligroup, Inc.
06/09/2010	Equity Group Investments LLC	Rewards Network Inc.
05/05/2010	C. R. Bard, Inc.	SenoRx, Inc.
04/05/2010	Accelrys, Inc.	Symyx Technologies, Inc.
03/30/2010	Microsemi Corporation	White Electronic Designs Corporation
03/15/2010	Pegasystems Inc.	Chordiant Software, Inc.

For each of the Selected General Corporate-Level Transactions, Jefferies calculated the premium represented by the offer price or merger consideration over the target company’s closing share price one trading day, 30 trading days and 60 trading days prior to the transaction’s announcement. This analysis indicated the following premiums for those time periods prior to announcement.

Time Period Prior to Announcement	High	75% Percentile Premium	25% Percentile Premium	Low
1 trading day	59.2%	43.8%	14.6%	0.2%

30 trading days	68.4%	46.2%	17.7%	(36.5%)

60 trading days	79.2%	51.7%	18.1%	(31.5%)

Using a reference range of the 25th percentile to the 75th percentile premiums for each time period listed above, Jefferies performed a premiums paid analysis using the closing prices per share of our common stock one trading day, 30 trading days and 60 trading days prior to December 19, 2011.

Applying a “one trading day prior” premium reference range of 14.6% and 43.8% to our closing price of $1.17 on December 16, 2011, which was the date that was one trading day prior to the date of Jefferies’ opinion, this analysis indicated a range of implied values per share of our common stock of approximately $1.34 to $1.68, compared to the consideration of $1.04 to $1.22 per share of our common stock.

Applying a “30 trading days prior” premium reference range of 17.7% and 46.2% to our closing price of $0.78 on November 4, 2011, which was the date that was 30 trading days prior to the date of Jefferies’ opinion, this analysis indicated a range of implied values per share of our common stock of approximately $0.92 to $1.14, compared to the consideration of $1.04 to $1.22 per share of our common stock.

Applying a “60 trading days prior” premium reference range of 18.1% and 51.7% to our closing price of $0.80 on September 23, 2011, which was the date that was 60 trading days prior to the date of Jefferies’ opinion, this analysis indicated a range of implied values per share of our common stock of approximately $0.94 to $1.21, compared to the consideration of $1.04 to $1.22 per share of our common stock.

No Selected General Corporate-Level Transaction utilized as a comparison in the selected premiums paid analysis is identical to the Halcon transaction.

General

Jefferies’ opinion was one of many factors taken into consideration by our board of directors in making its determination to approve the Halcon transaction and should not be considered determinative of the views of our board of directors or management with respect to the Halcon transaction or the consideration to be paid to us in the Halcon transaction.

Jefferies was selected by our board of directors based on Jefferies’ qualifications, expertise and reputation. Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

We have engaged Jefferies to act as our financial advisor in connection with the Halcon transaction, and Jefferies will receive an aggregate fee of $4 million for its services, $1.5 million of which was paid upon execution of the purchase agreement and $2.5 million of which is payable contingent upon consummation of the Halcon transaction. Jefferies also will be reimbursed for expenses incurred. We have agreed to indemnify Jefferies against liabilities arising out of or in connection with the services rendered and to be rendered by

Jefferies under such engagement. Jefferies has, in the past, provided financial advisory and financing services to us, including in connection with a public offering of our equity securities and the disposition of certain of our assets, for which Jefferies received fees of $308,000 and $423,000, respectively. Jefferies has also provided financial advisory services to Petrohawk Energy Corporation, a former affiliate of Halcon, and received fees for the rendering of such services, including in connection with a public offering of Petrohawk Energy Corporation’s equity securities. Furthermore, Jefferies is currently providing, and has in the past provided, financial advisory services to EnCap Investments L.P. and certain of its affiliates and has received fees for the rendering of such services. Encap Investments L.P. is a significant equity investor in Halcon. Jefferies may continue to provide financial and advisory services to us, Petrohawk Energy Corporation and EnCap Investments L.P. and may receive fees for the rendering of such services. In the ordinary course of Jefferies’ business, Jefferies and its affiliates may trade or hold our securities or securities of Halcon and/or their respective affiliates for Jefferies’ own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities. Furthermore, as of the date of Jefferies’ opinion, Jefferies owned 17,198,366 shares of our common stock, representing approximately 22% of the outstanding shares of our common stock (before giving effect to the Halcon transaction). In addition, Jefferies may seek to, in the future, provide financial advisory and financing services to us, Halcon or entities that are affiliated with us or Halcon, for which Jefferies would expect to receive compensation.

Interests of Certain Persons in the Halcon Transaction

In considering the recommendation of our board of directors with respect to the Halcon transaction, stockholders should be aware that upon the closing of the transaction, the employment of each of our senior executive officers, Messrs. Lee, Austin, Rampey and Smiley, will be terminated. Each such officer will be entitled to receive a severance benefit, under either an employment agreement or under our 2009 CIC Plan. The cash severance payments and accrued termination benefits to be received by Messrs. Lee, Austin, Rampey and Smiley are: Larry E. Lee—$1,169,270; G. Les Austin—$792,941; Larry G. Rampey—$846,880; and Drake N. Smiley—$791,709. In addition, pursuant to the terms of our 2006 Plan, upon the closing of the Halcon transaction the unvested restricted stock awards previously granted to Messrs. Lee, Austin, Rampey and Smiley will vest in the following amounts: Larry E. Lee—275,000 shares; G. Les Austin—187,500 shares; Larry G. Rampey—132,500 shares; and Drake N. Smiley—207,500 shares. Also upon closing of the transaction all SARs previously granted to such executive officers, whether or not vested, will vest in their entirety and will be deemed exercised as of the day immediately preceding the closing. Total vested and unvested SARs held by our executive officers are as follows: Larry E. Lee—150,000 shares; G. Les Austin—75,000 shares; and Drake N. Smiley—75,000 shares. The exercise price for the SARs is $1.73 per share, meaning that if the closing price of our common stock on the day before closing is equal to or less than $1.73 per share, no payment will be required by us with respect to the SARs. However, if and to the extent the closing price of our common stock on the day before the closing of the transaction is greater than $1.73 per share, then each executive officer will be entitled to receive a cash payment equal to the amount by which the closing price exceeds $1.73 per share times the number of SARs held by such executive officer.

Our 2009 CIC Plan also covers our five vice presidents, each of whom will be deemed to have resigned for “Good Reason,” as defined in our 2009 CIC Plan, upon closing of the Halcon transaction, and as a result will receive at closing a cash severance benefit equal to one times such officer’s base salary. Pursuant to the terms of our 2006 Plan, upon the closing of the Halcon transaction, all unvested restricted stock awards previously issued to such officers will vest in full, and all SARs previously issued to such officers will vest in their entirety and will be deemed exercised as of the day immediately preceding the closing. All SARs held by such officers have the same exercise price and will be treated in the same manner as the SARs held by our executive officers. Our 2009 CIC Plan requires us to provide each officer covered by the 2009 CIC Plan (Mr. Lee is not covered by our 2009 CIC Plan) for the period allowed under Section 4980B of the Code (not less than 18 months), the same level of health and dental insurance benefits for the executive (and the executive’s dependents, if applicable) upon substantially similar terms and conditions (including contributions required by the executive for such benefits) as existed immediately before the date of termination; and for a period of 18 months, the same level of life and disability insurance benefits for the executive, upon substantially similar terms and conditions (including contributions required by the executive for such benefits) as existed immediately before the date of termination.

Under the terms of Mr. Lee’s employment agreement, we will provide Mr. Lee a “gross-up” payment in an amount equal to any excise tax, or interest or penalties related to any excise tax, assessed against Mr. Lee pursuant to Section 4999 of the Code, based upon the payments discussed above, the vesting of any stock or SARs under our 2006 Plan and the payment of the “gross-up” amount. In addition, Mr. Lee and his family will be entitled to continue to participate in any welfare benefit plan offered by us through the end of the current term of his employment agreement, which expires April 30, 2013, to the same extent as if Mr. Lee continued to be employed by us through the expiration of the term.

Also pursuant to the terms of our 2006 Plan, upon closing of the Halcon transaction the unvested restricted stock awards previously granted to Messrs. Sean P. Lane, Gerald R. Marshall and John M. Reardon, the three independent directors on our board, and Mr. Lawrence S. Coben, an outside consultant to our board, will vest in their entirety in the following amounts: Mr. Lane—46,242 shares; Mr. Marshall—46,242 shares; Mr. Reardon—46,242 shares; and Mr. Coben—36,694 shares; however, all of these unvested shares are scheduled to vest in their entirety in May 2012, whether or not the Halcon transaction is consummated.

Our board of directors was aware of these interests and considered them along with the other matters described in this information statement in approving the Halcon transaction and determining to recommend the Halcon transaction to our majority stockholders for approval by written consent. With the exception of Mr. Lee, who will receive severance benefits under his employment agreement, and the members of our board of directors and the outside consultant to our board, who will receive the acceleration of vesting of restricted stock awards previously granted to such persons and scheduled to vest in May, 2012, no stockholder signing the written consent will be entitled to receive any payment or other economic benefit in connection with the closing of the Halcon transaction.

Information About Halcon

Halcon Resources LLC, a privately held Delaware limited liability company, was formed in 2011 and its principal activity to date has been preparing for the negotiation and closing of the Halcon transaction. It is not engaged in any active business operations. As a result of the Halcon transaction, Halcon will own approximately 73.6% of our outstanding common stock, or 86.7% of our outstanding common stock assuming full exercise of the warrants and conversion of the original principal balance of the note. Even though we will continue to be publicly held, we will be, in effect, the majority-owned operating subsidiary of Halcon. A vote or consent of the members of Halcon in connection with the transactions described in this information statement is not required pursuant to Halcon’s operating agreement or pursuant to the Delaware Limited Liability Company Act. In accordance with Halcon’s operating agreement, the Halcon transaction has been approved by unanimous written consent of Halcon’s board of managers. Factual information about Halcon in this section has been provided by Halcon.

Transaction Documents

The summaries of the transaction documents set forth in the following sections of this information statement do not purport to be complete and are qualified in their entirety by reference to the following documents:

•	the securities purchase agreement, a copy of which is attached to this information statement as Appendix A-1;

•	the first amendment to the securities purchase agreement, a copy of which is attached to this information statement as Appendix A-2;

•	the 8% senior convertible note, a form of which is attached to this information statement as Appendix B;

•	the warrant certificate, a form of which is attached to this information statement as Appendix C; and

•	the registration rights agreement, a form of which is attached to this information statement as Appendix D.

(collectively, with all other documents and instruments issued or executed in connection with or ancillary to the Halcon transaction, the “Halcon transaction documents”).

Terms of the Purchase Agreement

Explanatory Note Regarding the Purchase Agreement

The following summary, and the copy of the purchase agreement attached as Appendix A-1, are included to provide you with information regarding its terms. The summary reflects the amendments to the purchase agreement pursuant to the first amendment to the purchase agreement, a copy of which is attached as Appendix A-2. Factual disclosures about Halcon and RAM contained in this information statement or in our public reports filed with the SEC, as applicable, may supplement, update or modify the factual disclosures about Halcon and RAM contained in the purchase agreement. The representations, warranties and covenants made by the parties in the purchase agreement were qualified and subject to important exceptions and limitations agreed to by Halcon and RAM in connection with negotiating the terms of the purchase agreement. In particular, in your review of the representations and warranties contained in the purchase agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the purchase agreement may have the right not to consummate the Halcon transaction if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the purchase agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures were not reflected in the purchase agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this information statement, may have changed since the date of the purchase agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this information statement.

General

Pursuant to the terms of the purchase agreement, and subject to the conditions contained therein, we have agreed to issue to Halcon for an aggregate of $550,000,000 in cash:

•	220,000,000 shares of our common stock;

•	our 8% senior convertible note due 2017 in the original principal amount of $275,000,000 which will be convertible after two years into common stock at a conversion price of $1.50 per share; and

•	five-year warrants entitling the holder to purchase up to 110,000,000 shares of our common stock for an exercise price of $1.50 per share.

The exercise price of the warrants and the conversion price of the note are subject to adjustment in the event of the issuance of stock dividends, stock splits and similar events. See “Terms of the Note” and “Terms of the Warrants” below.

The closing is subject to the satisfaction of certain conditions precedent, as discussed more fully below. The closing will occur on a date no later than the third business day following the satisfaction or waiver of the conditions to closing described below in “—Conditions to Purchase” and “—Conditions to Sale,” or on such other date as we and Halcon mutually agree. The purchase agreement provides that if the closing has not occurred on or before April 30, 2012, either party can terminate the purchase agreement.

Conditions to Purchase

The obligation of Halcon to purchase the securities under the purchase agreement is subject to the satisfaction of the following conditions:

•	Halcon shall have received customary closing certificates from one of our authorized officers certifying as to certain of the closing conditions;

•

Halcon shall have received an opinion from our counsel, McAfee & Taft A Professional Corporation, with respect to corporate organization, authority, valid execution of the purchase agreement, validity, nonassessability and enforceability of the securities to be issued, conflicts, consents and other matters Halcon may reasonably request;

•

Halcon shall have received all resolutions, certificates and documents it may reasonably request relating to our organization, good standing, corporate authority, enforceability of the purchase agreement, stock ownership, documents necessary to increase our outstanding capital and other related matters;

•

Halcon shall have received the duly executed 8% senior convertible note in the original principal amount of $275,000,000, and certificates and warrant certificates issued to Halcon respectively evidencing the 220,000,000 shares of our common stock and warrants entitling Halcon to purchase up to 110,000,000 shares of our common stock for an exercise price of $1.50 per share;

•	we and Halcon shall have entered into the registration rights agreement;

•

Halcon shall have received a file-stamped copy of our amended and restated certificate of incorporation dated as of the closing date evidencing the amendment to our certificate of incorporation as described in this information statement, other than the reverse stock split, which will be effected following the closing;

•	we shall have obtained any required consents under our revolving credit agreement and second lien term loan agreement;

•

the common stock and the shares of stock issuable upon exercise of the warrants and conversion of the note shall have been approved for listing on The NASDAQ Global Market, subject to official notice of issuance;

•

resignations shall have been received from all of our officers and all of our directors and the actions necessary to appoint Floyd C. Wilson as a member of our board of directors and to permit our board to be comprised of up to ten directors effective as of the closing shall have been taken;

•	our representations and warranties in the purchase agreement and other transaction documents shall be true and correct in all material respects;

•

no events shall have occurred or conditions exist which, individually or in the aggregate, have a material adverse effect on our or our subsidiaries’ financial condition, business, assets, properties or results of operations;

•	we shall have paid or made arrangements to pay all Halcon’s expenses in connection with the Halcon transaction;

•	Halcon shall have received such other documents, instruments and agreements as it may reasonable request in light of the transactions contemplated by the purchase agreement;

•	Halcon shall have received evidence reasonably satisfactory to it that the closing transactions contemplated by the purchase agreement have been consummated; and

•

Halcon shall have received evidence reasonably satisfactory to it of termination of all board observation rights and any other rights granted to third parties relating to participation in board meetings and activities.

Conditions to Sale

Our obligation to sell the securities is subject to the satisfaction of the following conditions precedent on or before the closing date:

•	we shall have received the aggregate purchase price of $550,000,000;

•	we and Halcon shall have entered into the registration rights agreement;

•	we shall have received from Halcon customary closing certificates from one of its authorized officers certifying as to certain of the closing conditions;

•	we shall have received an opinion from Halcon’s legal counsel, Thompson & Knight LLP, in form and substance reasonably satisfactory to us and our legal counsel;

•

we shall have received copies of all resolutions, certificates and documents we may request relating to Halcon’s organization, good standing, authority, enforceability of the purchase agreement, and other related matters;

•	Halcon’s representations and warranties in the purchase agreement and other transaction documents shall be true and correct in all material respects; and

•	we shall have received evidence reasonably satisfactory to us that the closing transactions contemplated by the purchase agreement have been consummated.

Representations and Warranties

The purchase agreement contains numerous representations and warranties we have made with respect to matters related to us and in certain instances, our subsidiaries. In certain cases, these representations are subject to specified exceptions and qualifications. The matters covered by the representations and warranties include:

•	corporate organization and existence and similar corporate matters;

•	corporate and governmental authorization to enter into the Halcon transaction documents;

•	validity, binding effect and enforceability of the Halcon transaction documents;

•	our capitalization;

•	due authorization, valid issuance and full payment of securities to be issued pursuant to the Halcon transaction documents;

•	the preparation of our financial statements in accordance with generally accepted accounting principles (“GAAP”) and their fair presentation of our financial condition;

•	no material adverse effect on us since September 30, 2011;

•	no defaults or waivers of rights under, and enforceability of, material agreements;

•	no defaults or waivers of rights under, and enforceability of, our revolving credit agreement and second lien term loan agreement;

•	investments;

•	outstanding debt;

•	transactions with affiliates;

•	employment matters;

•	litigation or claims involving us or our subsidiaries or our respective officers, directors or employees or our business, assets or properties;

•	compliance of employee benefits plans with applicable law and related matters;

•	payment of taxes and filing of tax returns;

•	title to assets;

•	possession of licenses and permits;

•	rights to intellectual property and other intellectual property matters;

•	compliance with applicable laws;

•	environmental matters and compliance with environmental laws;

•	our fiscal year;

•	no events that would be defaults under the terms of the convertible note;

•	insurance policies;

•	inapplicability of certain government regulations;

•	compliance with securities laws;

•	brokers;

•	our filings with the SEC;

•	no inquiries by the SEC;

•	compliance with oil and natural gas laws, leases and practices;

•	obligations to plug and abandon wells;

•	royalty shares in oil and natural gas leases;

•	oil and natural gas leases;

•	timeliness of receipt of proceeds from oil and gas interests;

•	take-or-pay arrangements;

•	imbalances of production;

•	financial and commodity hedging;

•	books and records;

•	information provided to our independent engineers in connection with their preparation of our reserves report;

•	nature of our assets;

•	capital projects;

•	rentals, bonuses, royalties and operating expenses payable with respect to oil and natural gas interests;

•	preferential rights;

•	no pipeline imbalances;

•	suspense amounts;

•	reversionary interests;

•	gathering systems and natural gas processing plants;

•	pipelines;

•	Sarbanes-Oxley Act of 2002 compliance;

•	absence of dissenters’ rights;

•	NASDAQ Marketplace Rules compliance;

•	opinion of financial advisor;

•	application of anti-takeover laws and control shares statutes; and

•	no untrue statements or omission of material facts.

The purchase agreement also contains representations and warranties of Halcon that are, in certain cases, subject to specified exceptions and qualifications. The matters covered by Halcon’s representations and warranties include:

•	limited liability company organization and existence and similar limited liability company matters;

•	limited liability company and governmental authorization to enter into the transaction documents;

•	validity, binding effect and enforceability of the Halcon transaction documents;

•	brokers;

•	legal proceedings;

•	financing of the Halcon transaction;

•	contracts and commitments to which we may become subject after the closing;

•	no untrue statements or omission of material facts;

•

our existing oil and natural gas operations in our four principal operating areas, that is, our (i) Electra/Burkburnett properties, located in Wichita and Wilbarger Counties, Texas, (ii) South Texas properties, located in Starr and Wharton Counties, Texas, (iii) Fitts and Allen properties, located in Coal, Hughes, Pontotoc and Seminole Counties, Oklahoma, or (iv) Osage concession, would not be adversely affected by the noncompetition provisions of the Executive Retention Agreement between Mr. Wilson and Petrohawk; and

•	description of principal properties owned by Petrohawk as of the date of termination of Mr. Wilson’s employment with Petrohawk.

Covenants

The purchase agreement contains the following covenants and agreements:

•	Insurance. We are required to maintain the amounts and types of insurance as are currently in effect.

•	Payment of Taxes and Claims. At all times prior to closing, we are required to pay all taxes and all material claims for sums which have become due and payable.

•

Compliance with Laws and Documents. We are required to comply in all material respects with the provisions of all laws, charter documents and every material agreement to which we or our subsidiaries are parties.

•

Further Action; Efforts. The parties are required to use their reasonable best efforts to take all actions necessary under applicable laws to consummate the Halcon transaction, to contest administrative or judicial actions or proceedings challenging the Halcon transaction, and to hold all information received from the other party in confidence.

•

Operation of Properties and Equipment. We are required to maintain, preserve and keep all operating equipment in proper repair, working order and condition in a manner and to the extent consistent with past practice.

•	Additional Documents. At or prior to closing, we are required to cure promptly any defects in the creation and issuance of the common stock, the note and the warrants, and the delivery of the purchase agreement and other transaction documents and, upon reasonable request, deliver all documents as may be reasonably necessary in connection with the covenants in the Halcon transaction documents.

•	Maintenance of Books and Records. We are required to maintain proper books and records in conformity with GAAP.

•

Environmental Matters. We are required to comply in all material respects with all environmental laws and regulations applicable to our properties and operations. We are also required to notify Halcon of any hazardous discharge or the receipt of any environmental complaint relating to the property or assets owned by us or our subsidiaries.

•

Access to Information. At all times prior to closing, we are required to afford Halcon and its representatives access to our books and records, properties and personnel as Halcon may reasonably request and to provide Halcon with financial and operating data.

•

Conduct of Business of the Company Pending Closing. Except as contemplated by the purchase agreement or as Halcon shall agree in writing, during the period from the date of the purchase agreement to the closing, we are required to conduct our operations in the ordinary course of business consistent with past practice and to use all reasonable efforts to preserve intact our and our subsidiaries’ business organizations, assets, prospects and advantageous business relationships, to keep available the services of our officers and key employees and to maintain relationships with our licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with us. We will not, without the written consent of Halcon or as expressly permitted by the purchase agreement:

•	amend or propose to change our or our subsidiaries’ charter documents;

•	split, combine or reclassify any shares of our capital stock;

•	declare, pay or set aside for payment any dividend or other distribution in respect of our capital stock;

•	redeem, purchase or otherwise acquire any shares of our capital stock or other securities;

•	authorize for issuance, issue, sell or deliver, or agree or commit to issue, sell or deliver any of our capital stock or any securities convertible into shares of our capital stock;

•	enter into any amendment of any term of any outstanding security;

•	incur any indebtedness except trade debt in the ordinary course of business and debt pursuant to our existing credit facilities;

•	fail to make any contribution to any pension plans;

•	increase compensation or grant bonuses or other benefits, or modify or amend any employment or severance agreements;

•	settle any pending litigation other than in the ordinary course of business;

•	incur any material liability or obligation other than in the ordinary course of business;

•	issue any debt securities;

•	assume or be responsible for the obligations of any other person;

•	change any assumption underlying, or methods of calculating any bad debt;

•	enter into, adopt or amend any employment agreement or pension plan;

•	grant or become obligated to grant any increase in compensation to officers, directors or employees;

•	acquire any corporation, partnership or other business organization or make any investment in any person;

•

pay, discharge or satisfy any material claims, liabilities or obligations other than in the ordinary course of business of liabilities reflected or reserved against on our financial statements or subsequently incurred in the ordinary course of business or required by material agreements or disclosed pursuant to the purchase agreement;

•	acquire any material assets or properties or dispose of, mortgage or encumber any material assets or properties other than in the ordinary course of business;

•

waive, release, grant or transfer any material rights or modify in any material respect any existing material license, lease contract or other document other than in the ordinary course of business and consistent with past practice;

•

sell, lease, license or otherwise surrender or dispose of any assets or properties with a fair market value exceeding $100,000 in any single transaction or $1,000,000 in the aggregate for all such transactions;

•	settle a material audit, make or change any material tax election or file any material amended tax return;

•	change any method of accounting or accounting practice except as required by GAAP;

•	take any action that would give rise to a claim under the WARN Act or any similar law because of a plant closing or mass layoff;

•

become bound or obligated to participate in any operation, or consent to participate in any operation, with respect to oil and gas interests that is estimated to result in an expenditure by us in excess of $500,000 individually or $2,500,000 in the aggregate unless the operation is a currently existing obligation or necessary to maintain an oil and gas interest;

•	fail to meet any royalty payment obligations under our oil and gas leases;

•

enter into any futures, hedge, swap, collar, put, call, floor, cap, option or other contracts intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities except as required to maintain compliance with our existing credit facilities;

•	enter into any fixed-price commodity sales agreement with a duration of more than three months;

•	adopt, amend or assume an obligation to contribute to any employee benefit plan or arrangement or collective bargaining agreement;

•	enter into any employment, severance or similar contract with any person or amend any such existing contracts to increase amounts payable or benefits;

•	engage in any transaction in connection with which we could be subjected to either a civil penalty or a tax under employee benefits laws;

•	terminate any pension plan in a manner or take any action with respect to any pension plan that could result in our liability to any person;

•	take any action that could adversely affect the qualification of any pension plan or its compliance with employee benefits laws;

•	fail to make payment under the provisions of any pension plan, agreement relating thereto or applicable law;

•	fail to file all reports and forms required by federal regulations with respect to any pension plan;

•	approve the grant of stock options or restricted stock for employees or terminate any employee entitled to any severance payment upon termination;

•	organize or acquire any entity that could become a subsidiary;

•	enter into any commitment or agreement to license or purchase seismic data other than pursuant to an agreement or commitment existing on the date of the purchase agreement; or

•	take any action or agree to take any of the foregoing actions or any action which would make any representation or warranty in the purchase agreement untrue or incorrect.

•

Written Consent; Information Statement. Promptly after the execution of the purchase agreement we shall have furnished to a majority in interest of our stockholders a form of written consent approving the transactions contemplated by the Halcon transaction that require stockholder approval, and such written consent shall have been executed and delivered by the subject stockholders within 20 business days following the date of execution of the purchase agreement. We also shall have filed an information statement with the Securities and Exchange Commission in the form of this information statement and promptly thereafter shall have furnished such information statement to all of our stockholders. We have fully performed and satisfied both of these covenants.

•

Continuation of Indemnification. After the closing, for a period of at least five years, we will, and Halcon will use all reasonable efforts to cause us to, continue to indemnify, defend and hold harmless the officers, directors and employees of us and our subsidiaries who were officers, directors or employees prior to the closing from and against all losses or liabilities which are due to such positions or arising out of the Halcon transaction. We have agreed to maintain our officers and directors liability insurance in effect for the same five-year period, and Halcon has agreed to use all reasonable efforts to cause us to do so.

•

No Shop Covenant; Superior Proposals. We agreed that following the execution of the purchase agreement, we and our subsidiaries (i) would terminate all then-ongoing discussions and negotiations with other parties with respect to or which could reasonably be expected to lead to an acquisition proposal by such parties and (ii) would not take any action to enter into any agreement that could lead to a company acquisition proposal or solicit, negotiate, encourage or otherwise take any actions to pursue a company acquisition proposal. Additionally, we agreed to use our reasonable best efforts to cause our stockholders, representatives and agents to do the same.

Notwithstanding the foregoing, we were expressly permitted, subject to certain restrictions, at any time prior to the time we received written consent to the Halcon transaction from our majority stockholders, to provide information to and negotiate with other persons who provided an unsolicited bona fide written company acquisition proposal that our board determined constituted or was reasonably expected to lead to a proposal more advantageous to us and our stockholders than the Halcon transaction, which is defined in the purchase agreement as a superior proposal. Upon receipt of a superior proposal, the board was required to provide five-days written notice of such superior proposal to Halcon and negotiate in good faith with Halcon to enable Halcon to adjust the terms and conditions of the Halcon transaction to be at least as favorable as such superior proposal. If at the end of such five-day period Halcon did not adjust the terms of its proposal to make it as or more attractive to us than the competing proposal, our board could terminate or withdraw its previous recommendation to the stockholders that they approve the Halcon transaction or cause us or a subsidiary to enter into an agreement with respect to such superior proposal; provided that the board determined in good faith, after consultation with our legal and financial advisers, that taking such action was necessary to comply with its fiduciary duties to our stockholders. In the event we accepted such a superior proposal, either we or Halcon could have terminated the purchase agreement, which would have also caused the stockholders agreement requiring our majority stockholders to approve the Halcon transaction to terminate.

We received no superior proposals prior to the date that stockholders holding a majority in interest of our common stock executed the written consent and, as a result, these superior proposal provisions were never triggered.

•

Tax Matters. We and Halcon agreed that the note and the warrants together shall constitute an “investment unit” within the meaning of Section 1273(c)(2) of the Code and, within a reasonable time following the closing of the transaction, that we and Halcon would agree upon an allocation for federal income tax purposes of the $275,000,000 issue price of the note between the note and the warrants.

•

Protection of Minority Stockholders. Halcon has agreed that during a period of two years after the date of closing, unless a proposed transaction described below is approved by a majority of the minority stockholders, Halcon and its affiliates will not vote its or their shares in favor of:

•	any transaction that would result in RAM “going private” such as through a transaction commonly referred to as a “freeze-out merger;”

•

a high-ratio reverse stock split, with any reverse stock split in which more than 100 shares of our common stock are converted into one share of common stock, or any reverse stock split with similar consequences, to be considered a high-ratio reverse stock split; or

•	any other transaction that would constitute a Rule 13e-3 transaction as defined in Rule 13e-3(a)(3) promulgated under the Securities Exchange Act of 1934.

Termination of the Purchase Agreement

The purchase agreement may be terminated:

•	by mutual written consent of Halcon and us;

•

by either Halcon or us if the closing has not occurred on or before April 30, 2012, provided that the party seeking to terminate the purchase agreement shall not have breached in any material respect its obligations under the purchase agreement in any manner that shall have proximately contributed to the failure to close the Halcon transaction;

•

by Halcon if there has been a material breach by us of any representation, warranty, covenant or agreement in the purchase agreement which cannot be cured or has not been cured within 10 business days following receipt by us of notice of such breach;

•

by us if there has been a material breach by Halcon of any representation, warranty, covenant or agreement in the purchase agreement which cannot be cured or has not been cured within 10 business days following receipt by Halcon of notice of such breach;

•

by either us or Halcon, if any applicable law, rule or regulation makes consummation of the Halcon transaction illegal or if any judgment, injunction, order or decree of a court or other governmental authority restrains or prohibits the consummation of the Halcon transaction, and such judgment, injunction, order or decree becomes final and nonappealable;

•

by Halcon if we failed to deliver the written consent of a majority in interest of our stockholders on or prior to the day that was 20 business days after the execution of the purchase agreement (this provision is no longer applicable as we delivered the required written consent within the time provided); or

•	by either us or Halcon if we accept a superior proposal.

Effect of Termination

If:

•

the purchase agreement is terminated by Halcon because of a material breach of the representations and warranties made by us in the purchase agreement which is not cured within 10 business days, then we will be required to pay Halcon a termination fee of $2,500,000;

•

the purchase agreement is terminated by Halcon other than pursuant to the above because of a material breach of the covenants or agreements made by us in the purchase agreement which is not cured within 10 business days, then we will be required to pay Halcon a termination fee of $5,000,000;

•

the purchase agreement is terminated by us because there has been a material breach by Halcon of its representations, warranties, covenants or agreements in the purchase agreement and the breach is not cured within 10 business days, then Halcon will be required to pay us a termination fee of $5,000,000;

•

the purchase agreement is terminated by us or by Halcon because we have accepted a superior proposal, then we will be required to pay Halcon a termination fee of $5,000,000 (this provision is no longer applicable, as we did not accept a superior proposal prior to the time we delivered to Halcon the written consent of a majority in interest of our stockholders); or

•

a third party makes, or publicly announces its intention to make a company acquisition proposal, and the purchase agreement is subsequently terminated by us or Halcon because the Halcon transaction has not closed by April 30, 2012 (unless Halcon terminates the purchase agreement and we have not breached any of our obligations under the purchase agreement) or by Halcon because there has been a material breach by us of our representations, warranties, covenants or agreements in the purchase agreement, and within 12 months after such termination, either (i) we are acquired by a third party in a transaction that, if offered during the term of the purchase agreement, would have been subject to the purchase agreement’s restrictions on alternative acquisition proposals, or (ii) the third party who made or announced its intention to make such a company acquisition proposal, or any of its affiliates, or any group that includes such third party or any of its affiliates, acquires beneficial ownership of 50% or more of our outstanding voting securities, and our board of directors has taken any action to facilitate such acquisition of beneficial ownership, then we will be required to pay Halcon a termination fee of $5,000,000.

Indemnification

We have agreed to indemnify, defend and hold harmless Halcon for losses it may incur as a result of any breach of our representations and warranties. There are several limitations on our indemnity obligations which include:

•	we are not liable to Halcon until the losses for which indemnification would otherwise apply exceeds $2,000,000 and we are liable only for amounts in excess of the $2,000,000 threshold;

•

if the loss for which Halcon seeks indemnification results from a breach of our representations or warranties that, if it had been known to Halcon prior to closing, would have resulted in a reduction in the amount that was, for purposes of determining the purchase price in the Halcon transaction, assumed to be the post-closing net asset value of RAM, then (i) the amount to which our indemnification obligation applies is limited to the amount by which the amount of such reduction exceeds the $2,000,000 threshold, up to a maximum of $50,000,000, which is referred to as the adjustment amount, and (ii) our indemnification obligation is limited to the adjustment amount multiplied by Halcon’s percentage ownership interest in our outstanding common stock immediately after closing; and

•	all claims for indemnification must be submitted within one year from the date of closing.

We are not obligated to make any cash payments to Halcon in respect of our indemnification obligations. Any indemnification obligation we have shall be satisfied by crediting the amount of the indemnifiable loss to the amounts otherwise payable by Halcon upon exercise of the warrants. If the amount of the indemnified loss exceeds the aggregate amount of the warrant exercise price of all warrants held by Halcon at the time of the determination of the indemnified loss, we will have no obligation to pay or credit Halcon an amount in excess of such aggregate warrant exercise price.

Except to the extent provided in other provisions of the purchase agreement (including the provisions requiring us to pay a termination fee as described above), and except for claims for actual fraud, Halcon’s right to indemnification is its sole remedy with respect to breaches of the purchase agreement by us.

Halcon has also agreed to indemnify, defend and hold us harmless for losses we may incur as a result of breaches of Halcon’s representations and warranties.

Description of Our Common Stock

Authorized Capital

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. On January 13, 2012, our record date for approval of the Halcon transaction and the amendment to our certificate of incorporation, there were             shares of our common stock and no shares of our preferred stock outstanding. Also on such date there were no warrants, options, convertible securities or other rights to acquire any of our capital stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters voted on by stockholders. Holders of our common stock are entitled to such distributions as may be declared from time to time by our board of directors from funds available for distributions, subject to the preferential rights of our preferred stockholders, if any. Upon liquidation, holders of our common stock are entitled to receive pro rata all of our assets available for distribution to our stockholders, subject to any preferential rights of our preferred stockholders, if any. All shares of our common stock issued in the Halcon transaction will be fully paid and nonassessable and the holders of that stock, like the existing holders of our common stock, will not have preemptive rights to purchase additional shares. Because we have a classified board of directors, only one of the three classes of directors is subject to election by our stockholders each year.

Terms of the Note

We will issue to Halcon a convertible promissory note in the original principal amount of $275,000,000. Below is a summary of the terms of the note.

Maturity

The note will be unsecured and will mature on the fifth anniversary of the closing date, at which time all of the outstanding principal and accrued but unpaid interest will be due and payable. No installments of principal will be due prior to maturity absent a default.

Interest

Interest on the note will be payable at a rate of 8% per annum payable quarterly. The interest rate will increase to 15% if we default on any payment obligation under the note. Provided that no event of default has occurred and is continuing, with respect to any interest payment date through March 31, 2014, we may elect to borrow from the noteholder all or a portion of the interest due and payable and apply such borrowing to the payment of interest due. Any amounts we borrow from the noteholder to make an interest payment will automatically be added to the principal of the note.

Prepayment

We may prepay all or any portion of the principal of the note with 30-days’ notice to the noteholder at any time after two years after the closing; provided, however, that in the event we notify the noteholders that we wish to prepay all or any portion of the note, the noteholders will have the right to elect to convert the principal amount that we have elected to prepay into shares of our common stock at the conversion price then in effect, effectively preventing us from making such prepayment.

Ranking

The note will be our senior unsecured obligation and is intended to rank equally in right of payment with all of our other existing and future senior unsubordinated debt. Except as may be agreed in writing by the noteholder, the note shall not rank junior in right of payment to any of our other debt. However, the rights of the noteholder will be effectively subordinated to the rights of the lenders under our existing revolving credit facility, and to the rights of any subsequent lenders under any replacement secured first lien facility, with respect to the assets and properties pledged as collateral therefor, to the extent that a lien or security interest is validly created and perfected in such assets and properties. As a result of the issuance of the note, our long-term debt is expected to increase by approximately $73.0 million, which represents the original principal amount of the note minus the amount of our existing debt at December 31, 2011.

Conversion

At any time after the earlier of (i) two years after the closing, or (ii) a change in control of RAM, the noteholder may convert all or any portion of the outstanding principal and accrued but unpaid interest into common stock at a conversion price of $1.50 per share, subject to adjustment for stock dividends, stock splits and similar events. Also, if we notify the noteholder that we intend to prepay all or any portion of the principal of the note, the noteholder may convert the principal amount that we have elected to prepay into shares of our common stock at such conversion price at any time after it receives our prepayment notice and prior to prepayment.

Events of Default

An event of default will occur under the note upon the happening of any of the following events:

•	our failure to pay any principal or interest when due;

•

any representation, warranty, certification or statement made by us in the purchase agreement or the other Halcon transaction documents is proven to have been incorrect in any material respect when made or at closing but only if the noteholder would have a valid claim for indemnification against us therefor under the purchase agreement;

•

a default under the terms of any document evidencing, securing or otherwise relating to any debt of us or our subsidiaries with a principal balance of $500,000 or more, including under our revolving credit agreement and second lien term loan agreement;

•

we or a subsidiary commence or authorize a voluntary proceeding with respect to liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of us or any substantial part of our property or we consent to such relief or to the appointment of or taking possession by such official in an involuntary proceeding;

•	we make or authorize a general assignment for the benefit of creditors;

•	we generally fail to pay our debts as they become due;

•

an involuntary case or proceeding is commenced against us or a subsidiary seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or us or any substantial part of our or a subsidiary’s property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days;

•	an order for relief is entered against us under the federal bankruptcy laws;

•

one or more judgments or orders in excess of $500,000 in the aggregate are rendered against us or any of our subsidiaries and continue unsatisfied and unstayed for 30 days, or are not fully paid at least ten days prior to the date on which any of our or a subsidiary’s assets may be lawfully sold to satisfy such judgment or order; or

•

any change of control other than as caused by any sales of the common stock purchased from us in the Halcon transaction or obtained upon conversion of the note or exercise of the warrants by the noteholder or any of its affiliates.

If an event of default has occurred and is continuing, the noteholder may declare the entire unpaid indebtedness under the note due and payable and may exercise any other remedy permitted by the purchase agreement, the Halcon transaction documents and law, provided that, in connection with the events of default relating to bankruptcy and insolvency matters described above, such acceleration of our indebtedness under the note would be automatic. Notwithstanding the foregoing, with respect to events of default that do not involve our failure to pay principal or interest when due under the note or a bankruptcy or insolvency matter, only a majority in interest of the holders of the notes (including the original note issued at closing and any notes issued upon transfer or exchange of all or a portion of the principal of such original note) may accelerate payment of the notes.

Terms of the Warrants

The warrants will expire on the fifth anniversary of the closing date. The warrants will be exercisable in whole or in part at any time after closing to purchase up to 110,000,000 shares of common stock at an exercise price of $1.50 per share of common stock, subject to adjustment for stock splits, stock dividends and similar events. The warrant exercise price may be paid in cash, by relinquishing or delivering to us warrants or common stock having a fair market value equal to the warrant exercise price, by offsetting the principal balance of one or more of notes held by the holder of the warrant, or a combination of the foregoing.

Terms of the Registration Rights Agreement

General. The shares that are the subject of the registration rights agreement include the common stock to be purchased by Halcon at closing as well as the common stock issuable upon conversion of the note and upon exercise of the warrants. These shares of common stock are referred to as registrable securities.

Registration. Under the registration rights agreement, Halcon and any of its affiliates who own registrable securities have the right to demand, on three separate occasions, that we use our best efforts to cause registration for sale in a public offering of all or a portion of the registrable securities. We have also granted Halcon piggyback registration rights under the registration rights agreement. Under these piggyback registration rights, if we decide to file a registration statement on our own behalf or the behalf of other selling stockholders, holders of the registrable securities have the right to require us to include shares they own in the registration, subject to an underwriter’s judgment that inclusion of these shares would exceed the number of shares that can be sold within the price range acceptable to us or to a majority of the stockholders who have requested the registration, as the case may be. We have the right to require Halcon to refrain from offering or selling any shares of common stock that it owns that are not included in any such registration statement for a reasonable time period, not to exceed 90 days, as may be specified by any managing underwriter of the offering to which such registration statement relates.

We will pay the registration expenses relating to Halcon’s registrable securities that are included in any registration. We have also agreed to indemnify the holders of registrable securities for losses they may incur, under federal securities law or otherwise, that are based upon any untrue statement or omission, or alleged untrue statement or omission, of material fact contained in the registration statement or prospectus used in connection with any such registration (except to the extent made in reliance upon and in conformity with written information provided by such holders specifically for inclusion in the registration statement or prospectus), and to reimburse them for related expenses.

Unaudited Pro Forma Consolidated Financial Information

RAM Energy Resources, Inc.

Introduction

Pro Forma Consolidated Financial Statements

(unaudited)

The pro forma consolidated balance sheet of RAM Energy Resources, Inc. (the “Company”) at September 30, 2011 has been prepared to reflect the Halcon transaction which includes the issuance of 220,000,000 shares of common stock for $275 million and the issuance of a $275 million face value 8% senior convertible note due 2017, which will be convertible at the option of the holder after two years into shares of the Company’s common stock at a conversion price of $1.50 per share (the “Note”) and the issuance of five year warrants entitling the holders to purchase up to 110,000,000 shares of common stock at an exercise price of $1.50 per share (the “Warrants”), both for proceeds of $275 million. Additionally, the pro forma consolidated balance sheet reflects the paydown and termination of the Company’s revolving credit facility and second lien term facility and change in control payments resulting from the Halcon transaction. The pro forma consolidated balance sheet gives effect to such transactions as if they had occurred on September 30, 2011.

The pro forma consolidated statements of operations for the year ended December 31, 2010 and the nine months ended September 30, 2011 have been prepared to reflect the issuance of a $275 million face value Note and the paydown and termination of the revolving credit facility and second lien term facility as if such transactions occurred on January 1, 2010.

These unaudited pro forma consolidated financial statements have been prepared for informational purposes only and do not purport to present what the Company’s results would actually have been had these transactions actually occurred on the dates presented or to project the Company’s results of operations or financial position for any future period. You should read the information set forth below together with the Company’s consolidated financial statements, including the notes thereto, included in the Company’s Report on Form 10-K for the year ended December 31, 2010, as well as the Company’s consolidated financial statements, including the notes thereto, included in the Quarterly Report on Form 10-Q for the nine months ended September 30, 2011. You should not rely on the unaudited pro forma financial statements as an indication of the results of operations or financial position that would have been achieved if the Halcon transaction had taken place earlier or of the results of operations or financial position of the Company after the completion of the Halcon transaction. The pro forma financial information is presented for illustrative purposes only as prepared under guidelines of the Securities and Exchange Commission and is not intended to be indicative of the operating results that would have occurred if the Halcon transaction had been consummated in accordance with the assumptions set forth below, and it’s not intended to be a forecast of future operating results or financial position.

RAM Energy Resources, Inc.

Pro Forma Consolidated Balance Sheet

September 30, 2011

(unaudited)

(in thousands, except per share amounts)

Basis of Presentation

The pro forma consolidated balance sheet at September 30, 2011 has been prepared to reflect the Halcon transaction, the paydown and termination of the revolving credit facility and the second lien term facility and the change of control payments resulting from the Halcon transaction as if such transactions occurred on September 30, 2011.

	Historical	Halcon Transaction		Debt Paydown		Change In Control Payments		Tax effect of Adjustments and Other		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$44	$275,000	(1)	$(200,000	)(3)	$(5,497	)(4)			$327,631
		(5,600	)(1)	(1,500	)(3)	(3,376	)(5)
		275,000	(2)			(840	)(6)
		(5,040	)(2)
		(560	)(2)
Accounts Receivable:
Oil and natural gas sales	8,394									8,394
Joint interest billing	443									443
Other	452									452
Derivative assets	5,070									5,070
Prepaid expenses	540									540
Inventory	3,883									3,883
Other current assets	537									537

Total current assets	19,363	538,800		(201,500)		(9,713)		0		346,950
PROPERTIES AND EQUIPMENT, AT COST:
Proved oil and natural gas properties and equipment, using full cost accounting	708,984									708,984
Other property and equipment	10,471									10,471

	719,455	0		0		0		0		719,455
Less accumulated depreciation, amortization and impairment	(505,179)									(505,179)

Total properties and equipment	214,276	0		0		0		0		214,276
OTHER ASSETS:
Deferred tax asset	26,289							7,571	(7)	33,860
Derivative assets	8,125									8,125
Deferred loan costs	6,287	5,040	(2)	(3,095	)(3)					5,040
				(3,192	)(3)
Other	988									988

Total assets	$275,328	$543,840		$(207,787)		$(9,713)		$7,571		$609,239

	Historical	Halcon Transaction		Debt Paydown		Change In Control Payments		Tax effect of Adjustments and Other		Pro Forma
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable:
Trade	$10,361									$10,361
Oil and natural gas proceeds due others	8,924									8,924
Other	3									3
Accrued liabilities:
Compensation	1,524					(301	)(4)			1,223
Interest	475									475
Income taxes	318									318
Other	97									97
Deferred tax liability	2,891							757	(7)	3,648
Derivative liabilities	264									264
Asset retirement obligations	367									367
Long-term debt due within one year	146									146

Total current liabilities	25,370	0		0		(301)		757		25,826
DERIVATIVE LIABILITIES	303									303
LONG-TERM DEBT	200,252	248,961	(2)	(200,000	)(3)					249,213
ASSET RETIREMENT OBLIGATIONS	31,968									31,968
OTHER LONG-TERM LIABILITIES	10									10
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $0.0001 par value	8	22	(1)							30
Additional paid-in capital	228,616	274,978	(1)			3,078	(5)			526,551
		(5,600	)(1)
		26,039	(2)
		(560	)(2)
Treasury stock	(7,093)					(1,508	)(5)			(8,601)
Accumulated deficit	(204,106)			(1,500	)(3)	(5,196	)(4)	6,814	(7)	(216,061)
				(3,095	)(3)	(4,946	)(5)
				(3,192	)(3)	(840	)(6)

Stockholders’ equity	17,425	294,879		(7,787)		(9,412)		6,814		301,919

Total liabilities and stockholders’ equity	$275,328	$543,840		$(207,787)		$(9,713)		$7,571		$609,239

(1)	To reflect the issuance of 220,000,000 shares of common stock for proceeds of $275 million and estimated equity issuance costs of $5.6 million.
(2)	To reflect the issuance of a $275 million face value Note and the issuance of Warrants. This adjustment also includes estimated debt issue costs of $5.0 million and estimated warrant issuance costs of $560,000. The Note is reflected at fair value, resulting in a discount of $26.0 million from face value.
(3)	To reflect paydown on the Company’s revolving credit facility and second lien term loan of $200 million, including a $1.5 million prepayment fee on the second lien term loan. Additionally to reflect the write-off of unamortized debt issue costs related to the second lien term loan and the revolving credit facility of $3.1 million and $3.2 million, respectively, due to termination of the facilities upon the change in control resulting from the Halcon transaction. Assumes the revolving credit facility will terminate pursuant to the contractual terms of the agreement.
(4)	To reflect change in control payments payable to the officers of the Company.
(5)	To reflect exercise of all share appreciation rights and accelerated vesting of unvested employee restricted stock shares resulting from the change in control, as well as net share settlements for employee taxes resulting in the acquisition of treasury stock. Assumes no share appreciation rights are exercised between December 31, 2011 and the date of the change in control and a market price of $3.13 per share for the Company’s stock on the date of settlement.
(6)	To reflect a termination payment pursuant to a special retainer agreement with the Company’s outside law firm. The retainer agreement provides for a termination payment in the event of a change in control of approximately $840,000.
(7)	To reflect the tax effect of the pro forma balance sheet adjustments using the statutory tax rate.

RAM Energy Resources, Inc.

Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2010

(unaudited)

(in thousands, except share and per share amounts)

Basis of Presentation

The pro forma consolidated statement of operations has been prepared to reflect adjustments due to changes in the Company’s borrowings resulting from the issuance of a $275 million face value Note and the paydown and termination of the Company’s revolving credit facility and second lien term facility as if such transactions occurred on January 1, 2010. Non-recurring expenses have been omitted.

	Historical	Issue Note		Paydown of Credit Facilities		Tax Effect		Proforma
REVENUES AND OTHER OPERATING INCOME:
Oil and natural gas sales
Oil	$76,563							$76,563
Natural gas	20,265							20,265
NGLs	14,156							14,156

Total oil and natural gas sales	110,984	—		—		—		110,984
Realized losses on derivatives	(5,193)							(5,193)
Unrealized gains on derivatives	6,386							6,386
Other	157							157

Total revenues and other operating income	112,334	—		—		—		112,334
OPERATING EXPENSES:
Oil and natural gas production taxes	6,063							6,063
Oil and natural gas production expenses	33,891							33,891
Depreciation and amortization	27,225							27,225
Accretion expense	1,527							1,527
Share-based compensation	3,110							3,110
General and administrative, overhead and other expenses, net of operator’s overhead fees	14,799							14,799

Total operating expenses	86,615	—		—		—		86,615

Operating income	25,719	—		—		—		25,719
OTHER INCOME (EXPENSE):
Interest expense	(22,655)	(22,000	)(1)	20,523	(2)			(27,272)
		(1,008	)(1)	2,088	(2)
		(4,220	)(1)
Interest income	27							27
Other income	321							321

INCOME (LOSS) BEFORE INCOME TAXES	3,412	(27,228)		22,611		—		(1,205)
INCOME TAX PROVISION (BENEFIT)	995					(1,676	)(3)	(681)

Net income (loss)	$2,417	$(27,228)		$22,611		$1,676		$(524)

BASIC INCOME (LOSS) PER SHARE	$0.03							$(0.00	)(4)

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	78,426,179							298,426,179

DILUTED INCOME (LOSS) PER SHARE	$0.03							$(0.00	)(4)

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	78,426,179							298,426,179

(1)	To reflect an increase in interest expense ($22.0 million) and adjust interest expense for debt issue cost amortization ($1.0 million) and debt discount amortization ($4.2 million) related to the issuance of a $275 million face value Note. Assumes interest payments are paid in cash and are not paid in kind by the issuance of additional notes to satisfy accrued interest payments.
(2)	To reflect a reduction of interest expense ($20.5 million) and debt issue cost amortization ($2.1 million) resulting from the paydown and termination of the revolving credit facility and the second lien term facility. Assumes the revolving credit facility terminates pursuant to the change in control provision of the agreement.
(3)	To reflect the tax effect of pro forma interest expense adjustments using the statutory tax rate.
(4)	Basic and diluted earnings per share were calculated by increasing the historical weighted average shares outstanding of 78,426,179 by 220,000,000 common shares pursuant the terms of the Halcon transaction. The Note and Warrants are antidilutive and were not included in the diluted earnings per share calculation.

Material nonrecurring items that result directly from this transaction and will be included in our income within twelve months following this transaction and are not included in the above pro forma statement of operations are as follows:

•	The issuance of stock contemplated by this transaction will result in a change of control. The officers will receive change in control payments of approximately $5.1 million.

•

The change in control will result in the exercise of all share appreciation rights and accelerated vesting for all unvested restricted stock shares issued to employees and officers of the Company. Expense to be recorded upon the change in control is approximately $4.9 million assuming no share appreciation rights are exercised between December 31, 2011 and the date of the change in control and a market price of $3.13 per share for the Company’s stock on the date of settlement.

•	Prepayment of the second lien term facility will result in a prepayment fee of approximately $1.5 million.

•

The Company will expense unamortized debt issue costs related to the second lien term loan and the revolving credit facility of $3.1 million and $3.2 million, respectively, due to termination of the facilities upon the change in control. Assumes the facilities will both terminate pursuant to the contractual terms of the agreements.

•

The Company is a party to a special retainer agreement with its outside law firm. The retainer agreement provides for a termination payment in the event of a change in control of approximately $840,000.

RAM Energy Resources, Inc.

Pro Forma Consolidated Statement of Operations

Nine Months Ended September 30, 2011

(unaudited)

(in thousands, except share and per share amounts)

Basis of Presentation

The pro forma consolidated statement of operations has been prepared to reflect adjustments due to changes in the Company’s borrowings resulting from the issuance of a $275 million face value Note and the paydown and termination of the Company’s revolving credit facility and second lien term loan facility as if such transactions occurred on January 1, 2010. Non-recurring expenses have been omitted.

	Historical	Issue Note		Paydown of Credit Facilities		Tax Effect		Proforma
REVENUES AND OTHER OPERATING INCOME:
Oil and natural gas sales
Oil	$62,150							$62,150
Natural gas	8,252							8,252
NGLs	7,582							7,582

Total oil and natural gas sales	77,984	—		—		—		77,984
Realized losses on derivatives	(1,186)							(1,186)
Unrealized gains on derivatives	18,519							18,519
Other	124							124

Total revenues and other operating income	95,441	—		—		—		95,441
OPERATING EXPENSES:
Oil and natural gas production taxes	4,280							4,280
Oil and natural gas production expenses	24,048							24,048
Depreciation and amortization	15,654							15,654
Accretion expense	1,223							1,223
Share-based compensation	2,227							2,227
General and administrative, overhead and other expenses, net of operator’s overhead fees	10,913							10,913

Total operating expenses	58,345	—		—		—		58,345

Operating income	37,096	—		—		—		37,096
OTHER INCOME (EXPENSE):
Interest expense	(13,750)	(16,500	)(1)	10,390	(2)			(20,790)
		(756	)(1)	3,325	(2)
		(3,499	)(1)
Interest income	4							4
Loss on interest rate derivatives	(698)							(698)
Other expense	(572)							(572)

INCOME BEFORE INCOME TAXES	22,080	(20,755)		13,715		—		15,040
INCOME TAX PROVISION (BENEFIT)	11,279					(2,556	)(3)	8,723

Net income (loss)	$10,801	$(20,755)		$13,715		$2,556		$6,317

BASIC INCOME PER SHARE	$0.14							$0.02 (4)

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	78,762,799							298,762,799

DILUTED INCOME PER SHARE	$0.14							$0.02 (4)

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	78,762,799							298,762,799

(1)	To reflect an increase in interest expense ($16.5 million) and adjust interest expense for debt issue cost amortization ($0.8 million) and debt discount amortization ($3.5 million) related to the issuance of a $275 million face value Note.
(2)	To reflect a reduction of interest expense ($10.4 million) and debt issue cost amortization of ($3.3 million) resulting from the paydown and termination of the revolving credit facility and the second lien term facility. Assumes the revolving credit facility terminates pursuant to the change in control provision of the agreement.
(3)	To reflect the tax effect of pro forma interest expense adjustments using the statutory tax rate.
(4)	Basic and diluted earnings per share were calculated by increasing the historical weighted average shares outstanding of 78,762,799 by 220,000,000 common shares pursuant to the terms of the Halcon transaction. The Note and Warrants are antidilutive and were not included in the diluted earnings per share.

Tax Consequences

Halcon’s purchase of our common stock will constitute an “ownership change” under Section 382 of the Code because it will acquire more than 50% of our outstanding voting shares after the transaction is closed. As a consequence, we will be limited in our ability to use the net operating losses we have accrued before Halcon’s purchase, which we refer to as “pre-change losses,” as a deduction against any taxable income we realize after the purchase. At September 30, 2011, we had available, to reduce future taxable income, an estimated federal net operating loss carryforward of approximately $45,235,274, which expires in the years 2021 through 2029. Our pre-change losses also will include a portion of any losses we accrue for the year in which the Halcon transaction closes.

The rules under section 382 provide generally that the annual maximum amount of our pre-change losses that we can use against our post-change income is equal to our value before Halcon’s purchase multiplied by a benchmark interest rate published monthly by the Internal Revenue Service. If the transaction were consummated as of January 4, 2012, our value would be $245,868,499 and the interest rate multiplier would be 3.77%, so that the maximum amount of our pre-change losses that we could use in any post-change year would be $9,269,242. That amount may be increased by our unrealized “built-in gains” and reduced by our unrealized “built-in losses” that we recognize during the five years following the Halcon stock purchase. Built-in gains and built-in losses are the amounts by which the values of our assets as of the date of Halcon’s stock purchase exceed or are exceeded by our tax basis in the assets. We will make an appraisal of our assets prior to the closing of the Halcon transaction to determine the amounts of our unrealized built-in gains and built-in losses.

The estimate above assumes total shares issued of 78,552,236 and a trade value of those shares on the day before the change in control of $3.13 per share. The limitation also assumes that the applicable federal rate continues to decline slightly in January such that the highest three month average of the long term federal exempt rate applicable for the limitation would be 3.77%.

AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

Our authorized capital stock consists of 101,000,000 shares, of which 100,000,000 are common stock and 1,000,000 are preferred stock. On December 21, 2011, our board of directors approved amendments to our certificate of incorporation to (i) increase the number of authorized shares of our capital stock from 101,000,000 to 1,011,000,000 shares, of which 1,010,000,000 will be common stock and 1,000,000 will be preferred stock, (ii) change our corporate name to “Halcon Resources Corporation,” and (iii) effect a one-for-three reverse stock split of our common stock. The amendment to our certificate of incorporation increasing the number of shares of our authorized capital stock and changing our name will be filed with the Delaware Secretary of State and will become effective in connection with the closing. The text of the proposed amendment to be filed at closing is included in the Second Amended and Restated Certificate of Incorporation attached as Appendix F to this information statement. The amendment to our certificate of incorporation effecting a one-for-three reverse stock split will be filed at some time following the closing, as determined by our board of directors. The amendments have been approved by written consent by the holders of a majority of our outstanding common stock on January     , 2012. In the event the closing of the Halcon transaction does not occur, the amendments will not be filed and will be of no force or effect.

Reasons for the Amendments

Under Delaware corporate law, we are required to obtain approval from our stockholders to amend our certificate of incorporation in the manner discussed above. Our certificate of incorporation currently authorizes the issuance of up to 101,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock.

As of January 13, 2012, the record date for approving the Halcon transaction, we had              shares of common stock available for future issuances in excess of the outstanding common stock and shares of common stock that have been reserved for issuance under our 2006 Plan. If the Halcon transaction is consummated, there would be an aggregate deficit of              shares of common stock on a fully diluted basis after consideration of shares reserved for issuance under our 2006 Plan and upon conversion or exercise of the note and warrants issued in the Halcon transaction.

Our board of directors believes that it is very important to have available for issuance a number of authorized shares of common stock that will be adequate to provide for future stock issuances to meet our obligations described above and for future corporate needs. The additional authorized shares would be available for issuance from time-to-time at the discretion of the board of directors without further stockholder action except as may be required for a particular transaction by law, the policies of NASDAQ or other relevant securities exchange, or other agreements and restrictions, including restrictions pursuant to the terms of outstanding preferred stock, if any. The shares would be issuable for any proper corporate purpose, including future acquisitions, capital raising transactions involving the issuance of either equity or convertible debt, stock splits or issuances under current and future employee or director benefit plans. The board of directors believes that these additional shares will provide us with needed flexibility to issue shares in the future without potential expense and delay incident to obtaining stockholder approval for a particular issuance. Except for the Halcon transaction and other matters described herein, and in accordance with our 2006 Plan, we do not currently have any plans, understandings or agreements for the issuance or use of the additional shares of common stock or preferred stock.

At Halcon’s request, our board of directors approved and recommended to our stockholders a one-for-three reverse stock split of our common stock effective on a date that is after the closing of the Halcon transaction. The reverse stock split will be implemented to provide a stock price that is attractive and suitable to a broader range of potential investors following the closing of the Halcon transaction.

Also at Halcon’s request, our board of directors approved an amendment to our certificate of incorporation changing our corporate name to “Halcon Resources Corporation.” The reason for the change of our corporate name is to reflect the significant infusion of capital by Halcon and to identify us more closely with the new ownership and management structure resulting from the closing of the Halcon transaction.

Principal Effects on Outstanding Common Stock

Holders of our common stock have the rights specified under “The Halcon Transaction—Description of Our Common Stock.” The increase in the authorized capital stock will affect the rights of existing holders of common stock to the extent that issuances pursuant to the Halcon transaction and future issuances of common stock will reduce each existing stockholder’s proportionate ownership.

Although not a factor in the decision by the board of directors to increase our authorized capital stock, one of the effects of such increase may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of then present management. Our board of directors would have additional shares of common stock available to effect, unless prohibited by the regulations of NASDAQ, applicable law or other agreements or restrictions, a sale of shares (either in public or private transactions), merger, consolidation or similar transaction in which the number of our outstanding shares would be increased and would thereby reduce the interest of a party attempting to obtain control of us.

As a result of the one-for-three reverse stock split of our common stock effective on a date that is after the of the closing of the Halcon transaction, each share of our common stock outstanding immediately prior the filing of the amendment to our certificate of incorporation effecting the reverse stock split will represent one-third of one share of our common stock, or each three shares held prior to the split will result in one post-split share. This will result in each holder of our common stock immediately prior to the reverse stock split owning one-third of the number of shares of common stock owned by such holder prior to the reverse stock split, but with each such new share having three times the value as the pre-split shares, subject, of course, to such changes in the trading prices of the post-split shares as may result from open market trading. No fractional shares or scrip of our common stock shall be issued in connection with the reverse stock split. In lieu of a fractional share, we shall pay cash equal to the product of such fraction multiplied by the per share stock price of one share of our common stock on the effective date of the reverse stock split.

AMENDMENT TO OUR 2006 PLAN

After careful consideration, our board of directors unanimously approved an amendment to our 2006 Plan, which we refer to as the Third Amendment, to increase the number of shares available under the 2006 Plan effective as of the closing date of the Halcon transaction. On January     , 2012, our majority stockholders executed a written consent approving the Third Amendment effective as of the closing date of the Halcon transaction. Our 2006 Plan was originally approved by our stockholders on May 8, 2006.

Increase in Shares Available under the 2006 Plan

Our 2006 Plan provides that a maximum of 7,400,000 shares of common stock may be issued in conjunction with equity-based incentive awards granted to our officers, directors, employees and consultants under our 2006 Plan. At December 31, 2011 1,474,351 shares of our common stock remained available for awards to be granted under 2006 Plan. Our board of directors considers our 2006 Plan to be an important attraction, retention and motivational tool for eligible participants and believes that the number of shares currently available under our 2006 Plan would be insufficient to continue our 2006 Plan in future periods following the Halcon transaction. Therefore, our board of directors approved and recommended to our stockholders, and our majority stockholders approved, the Third Amendment to increase the total number of shares of our common stock authorized to be issued in conjunction with awards made under our 2006 Plan by an additional 3,700,000 shares, for a new share limit of 11,100,000 shares, effective as of the closing date of the Halcon transaction and before giving effect to the one-for-three reverse stock split, which will result in a proportionate reduction in the number of shares available for issuance under the 2006 Plan. We cannot determine the benefits to be received by our directors or officers as a result of the amendment to the 2006 Plan, or the benefits which would have been received by our directors and officers in prior years had the amendment to the 2006 Plan been in effect in those years.

For a summary of the principal terms of our 2006 Plan, see “Executive Compensation- 2006 Long-Term Incentive Plan.” The full text of the Third Amendment to our 2006 Plan is set forth on Appendix E to this information statement. A copy of our original 2006 Plan document was filed with the SEC as Exhibit C to our proxy statement on April 18, 2006. A copy of the First Amendment to the 2006 Plan was filed with the SEC as Exhibit A to our proxy statement on April 8, 2008. A copy of the Second Amendment to the 2006 Plan was filed with the SEC as Exhibit A to our proxy statement on April 4, 2010. Copies of the original 2006 Plan, the First Amendment to the 2006 Plan and the Second Amendment to the 2006 Plan may be obtained without charge by written request to:

G. Les Austin

Vice-President

RAM Energy Resources, Inc.

5100 East Skelly Drive, Suite 650

Tulsa, OK 74135

(918) 632-0680

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 13, 2012, the record date for the approval of the Halcon transaction by our stockholders, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all our current executive officers and directors as a group.

The table also reflects the beneficial ownership of each such stockholder and group following the closing of the Halcon transaction, before giving effect to the one-for-three reverse stock split. Except as indicated in the footnotes to the table, each stockholder has sole voting and investment power with respect to all shares of common stock indicated as being beneficially owned by such stockholder.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class(1)	Shares of Common Stock Beneficially Owned after Closing the Halcon Transaction(1)	Percent of Class After Closing the Halcon Transaction
Larry E. Lee(2)(3)(16)	39,798,759	50.5%	11,268,051	3.8%
Britani Talley Bowman(4)(5)(16)	39,798,759	50.5%	9,500,000	3.2%
Larry G. Rampey(2)	388,546	*	388,546		*
Drake N. Smiley(2)	476,743	*	476,743		*
Gerald R. Marshall(2)(16)	39,868,759	50.6%	160,888		*
John M. Reardon(2)(16)	39,798,759	50.5%	268,834		*
Sean P. Lane(6)(16)	39,798,759	50.5%	161,388		*
G. Les Austin(2)	386,870	*	386,870		*
Jefferies & Company, Inc.(7)(16)	39,798,759	50.5%	17,198,366	5.8%
Lawrence S. Coben(8)(16)	39,841,759	50.6%	1,346,245		*
Halcon Resources LLC(9)(10)	-0-	N/A	330,000,000	80.1%
Floyd C. Wilson(11)	-0-	N/A	-0-	N/A
David B. Miller(10)(12)	-0-	N/A	330,000,000	80.1%
E. Murphy Markham IV(12)	-0-	N/A	-0-	N/A
Mark A. Welsh IV(12)	-0-	N/A	-0-	N/A
Daniel A. Rioux(13)	-0-	N/A	-0-	N/A
Tucker S. Bridwell(14)	-0-	N/A	-0-	N/A
James L. Irish III(14)	-0-	N/A	-0-	N/A
Thomas R. Fuller(14)	-0-	N/A	-0-	N/A
Stephen P. Smiley(14)	-0-	N/A	-0-	N/A
James W. Christmas(14)	-0-	N/A	-0-	N/A
Mark J. Mize(15)	-0-	N/A	-0-	N/A
All pre-closing directors and executive officers as a group (7 individuals)	41,120,918	52.4%	13,111,320	4.4%

*	Less than 1%
(1)	The outstanding shares of common stock used to determine the percentage of shares beneficially owned by the designated stockholders do not include 1,474,351 shares that may be granted by us as awards under our 2006 Plan. Shares of common stock that are not outstanding, but which a designated stockholder has the right to acquire within 60 days, are included in the number of shares beneficially owned by such stockholder and are deemed to be outstanding for purposes of determining the percentage of outstanding shares beneficially owned by such stockholder, but not for purposes of determining the percentage of outstanding shares beneficially owned by any other designated stockholder.

(2)	The business address of this person is 5100 E. Skelly Drive, Suite 650, Tulsa, Oklahoma 74135.
(3)	Includes 10,951,038 shares owned by family trusts for the benefit of Mr. Lee’s family.
(4)	Ms. Bowman’s business address is 3155 East 86th Street, Tulsa, Oklahoma 74137.
(5)	These shares are held by Danish Knights, A Limited Partnership. Ms. Bowman beneficially owns 98.5% of Danish Knights and is the custodian for a 1.3% interest owned by her minor child. Dannebrog Corporation, the general partner of Danish Knights, owns the remaining 0.2% interest. Ms. Bowman is the president and sole director of Dannebrog Corporation. Accordingly, Ms. Bowman exercises voting and dispositive power over all shares held by Danish Knights.
(6)	Mr. Lane’s business address is 122 E. 42nd Street, Suite 2308, New York, NY 10168.
(7)	Reflects shares beneficially owned by (i) Jefferies & Company, Inc. (“Jefferies”), (ii) Jefferies Group, Inc. (“Jefferies Group”), (iii) Jefferies High Yield Trading, LLC (“Trading”) and (iv) Jefferies High Yield Holdings, LLC (“Holdings”) as reported on a Schedule 13D filed by Jefferies on December 30, 2011. The business address of Jefferies and Jefferies Group is 520 Madison Ave., 12th Floor, New York, NY 10022. The business address of Trading and Holdings is The Metro Center, One Station Place, Three North, Stamford, Connecticut 06902. Beneficial ownership among these parties is as follows:

•

Jefferies may be deemed to be the beneficial owner of 17,198,367 shares of our stock. This number consists of (i) 2,244,314 shares of our stock held for its own account, and (ii) 14,954,053 shares of our stock held for the account of Trading.

•

Jefferies Group may be deemed to be the beneficial owner of 17,198,367 shares of our stock. This number consists of (i) 2,244,314 shares of our stock held for the account of Jefferies, and (ii) 14,954,053 shares of our stock held for the account of Trading.

•	Trading may be deemed to be the beneficial owner of 14,954,053 shares of our stock. This number consists of 14,954,053 shares of our stock held for its own account.

•	Holdings may be deemed to be the beneficial owner of 14,954,053 shares of our stock. This number consists of 14,954,053 shares of our stock held for the account of Trading.

None of the parties admits that Jefferies, Trading, Holdings, or Jefferies Group is, for purposes of Sections 13(d) or 13(g) of the Exchange Act, the beneficial owner of any shares not held directly for the account of each such entity.

(8)	The business address of this person is 40 West 22nd Street #11, New York, NY 10010.
(9)	Halcon’s business address is 1000 Louisiana St., Suite 6905, Houston, Texas 77002.
(10)	Includes shares that Halcon will have the right to purchase immediately after the closing upon exercise of the warrants. EnCap Energy Capital Fund VIII, L.P. (“EnCap Fund VIII”) owns a majority of the membership interests in Halcon and has the contractual right to nominate a majority of the members of the board of managers of Halcon. EnCap Fund VIII may be deemed to beneficially own all of the reported securities held by Halcon. EnCap Fund VIII is controlled indirectly by David B. Miller, Gary R. Petersen, D. Martin Phillips and Robert L. Zorich. Messrs. Miller, Petersen, Phillips and Zorich are members of RNBD GP LLC (“RNBD”) and any action taken by RNBD to dispose or acquire securities has to be unanimously approved by all four members. RNBD is the sole member of EnCap Investments GP, L.L.C. (“EnCap Investments GP”), which is the general partner of EnCap Investments L.P. (“EnCap Investments LP”), which is the general partner of EnCap Equity Fund VIII GP, L.P. (“EnCap Fund VIII GP”), which is the general partner of EnCap Fund VIII. Messrs. Miller, Petersen, Phillips and Zorich, RNBD, EnCap Investments GP, EnCap Investments LP and EnCap Fund VIII GP may be deemed to share dispositive power over the securities held by Halcon; thus, they may also be deemed to be the beneficial owners of these securities. Each of Messrs. Miller, Petersen, Phillips and Zorich, RNBD, EnCap Investments GP, EnCap Investments LP, EnCap Fund VIII GP and EnCap Fund VIII disclaims beneficial ownership of the reported securities in excess of such entity’s or person’s respective pecuniary interest in the securities.
(11)	Mr. Wilson will serve as the Chairman of the Board of Directors, Chief Executive Officer and President upon closing of the Halcon transaction. Mr. Wilson’s business address is 1000 Louisiana St., Suite 6905, Houston, Texas 77002.

(12)	This person will be appointed as a director upon closing of the Halcon transaction. The business address of this person is 3811 Turtle Creek Blvd., Suite 1080, Dallas, Texas 75219.
(13)	This person will be appointed as a director upon closing of the Halcon transaction. The business address of this person is 175 Berkeley Street, Boston, Massachusetts 02116.
(14)	This person will be appointed as a director upon closing of the Halcon transaction. The business address of this person is 1000 Louisiana St., Suite 6905, Houston, Texas 77002.
(15)	Mr. Mize will serve as the Chief Financial Officer upon closing of the Halcon transaction. Mr. Mize’s business address is 1000 Louisiana St., Suite 6905, Houston, Texas 77002.
(16)	This person is a party to the stockholders agreement entered into in connection with the Halcon transaction, pursuant to which such person agreed to vote his or its shares in favor of the Halcon transaction. All stockholders that are a party to the stockholders agreement are deemed to have formed a “group” under Section 13(d) of the Exchange Act and are also deemed to beneficially own all equity securities of the Company owned by members of the group. The group jointly filed a Schedule 13D with the SEC on December 30, 2011 with respect to the group’s and its members’ beneficial ownership of our common stock.

DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Directors

Pursuant to the requirements of the purchase agreement, upon closing, each of Messrs. John M. Reardon, Sean P. Lane and Gerald R. Marshall will resign as directors. Mr. Larry E. Lee, as sole remaining director, will then appoint Mr. Floyd C. Wilson to fill one of the vacancies created by the resignations, immediately following which Mr. Lee will resign. Mr. Wilson will then appoint new directors to fill the remaining vacancies on the board in each of the respective classes of directors. These persons along with Mr. Wilson will serve in their respective classes until the next annual meeting of our stockholders at which such class is subject to election. Also in accordance with the terms of the purchase agreement, Mr. Wilson will be elected by the board of directors as president, chief executive officer and chairman of our board.

The following is information regarding the persons who we anticipate will serve as our new board of directors. Such persons have consented to serve as directors if so elected or appointed. None of these persons currently is a director of, or holds any position with, us. Halcon has informed us that, to its knowledge, none of these persons beneficially owns any equity securities or rights to acquire any equity securities of RAM, has a familial relationship with any director or executive officer of RAM or has been involved in any transactions with RAM or any of its directors, executive officers or affiliates that are required to be disclosed pursuant to the rules of the SEC.

Each of the persons listed below has informed us that, to the best of his knowledge, he has not, during the past ten years, (i) been convicted in a criminal proceeding (excluding traffic violations or misdemeanors) or (ii) been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws.

Floyd C. Wilson, age 64, will serve as the Chairman of the Board of Directors, Chief Executive Officer and President. Mr. Wilson served as Chairman of the Board and Chief Executive Officer of Petrohawk Energy Corporation from May 25, 2004 until BHP Billiton acquired Petrohawk for $15.1 billion, including assumed debt, in August 2011. Mr. Wilson also served as President of Petrohawk from May 25, 2004 until September 8, 2009. Prior to May 25, 2004, he was President and Chief Executive Officer of PHAWK, LLC which he founded in June 2003. Mr. Wilson was the Chairman and Chief Executive Officer of 3TEC Energy Corporation from August 1999 until its merger with Plains Exploration & Production Company in June 2003. Mr. Wilson founded W/E Energy Company L.L.C., formerly known as 3TEC Energy Company L.L.C. in 1998 and served as its President until August 1999. Mr. Wilson began his career in the energy business in Houston, Texas in 1970 as a completion engineer. He moved to Wichita, Kansas in 1976 to start an oil and gas operating company, one of several private energy ventures which preceded the formation of Hugoton Energy Corporation in 1987, where he served as Chairman, President and Chief Executive Officer. In 1994, Hugoton completed an initial public offering and was merged into Chesapeake Energy Corporation in 1998.

David B. Miller, age 61, currently serves as a Managing Partner of EnCap Investments L.P. From 1988 to 1996, Mr. Miller served as President of PMC Reserve Acquisition Company, a partnership jointly-owned by EnCap and Pitts Energy Group. Prior to the establishment of EnCap, he served as Co-Chief Executive Officer of MAZE Exploration Inc., a Denver-based oil and gas company he co-founded in 1981. Mr. Miller began his professional career with Republic National Bank of Dallas, ultimately serving as Vice President and Manager of the bank’s wholly-owned subsidiary, Republic Energy Finance Corporation. Mr. Miller is a graduate of Southern Methodist University, having received Bachelors and Masters Degrees in Business Administration in 1972 and 1973, respectively. In 2004, Mr. Miller was appointed to the National Petroleum Council, an advisory body to the Secretary of Energy, and he is a member of the Board of Advisors of the Maguire Energy Institute. Additionally, he is a member of the Independent Petroleum Association of America, the Texas Independent Producers and

Royalty Owners Association and the Western Energy Alliance. Mr. Miller currently serves on the board of trustees for Southern Methodist University and of the board of directors of several EnCap portfolio companies.

E. Murphy Markham IV, age 53, currently serves as a Partner of EnCap Investments L.P. Prior to joining EnCap in July 2006, Mr. Markham was the Managing Director and Group Head of JPMorgan Chase’s Oil & Gas Finance Group. Prior to the merger between JPMorgan and Bank One, Mr. Markham ran Bank One’s Oil & Gas Group. Mr. Markham started his banking career with Republic Bank in 1981 and remained with the bank and its ultimate successor, Bank of America, for 22 years, serving as a Managing Director in its Energy Banking Group. Mr. Markham has a Bachelor of Business Administration in Finance from Texas Tech University and a Masters of Business Administration in Accounting from the University of Houston. He serves on the board of directors of the Independent Petroleum Association of America, the Western Energy Alliance and the Dallas Petroleum Club Wildcat Committee. Mr. Markham serves on the board of directors of several EnCap portfolio companies.

Mark A. Welsh IV, age 32, currently serves as a Director of EnCap Investments L.P. Mr. Welsh has 10 years of experience in private equity, including six years with EnCap. Prior to joining EnCap, Mr. Welsh served as a financial analyst with The Blackstone Group L.P. and as a Vice President with Adam Corporation. Mr. Welsh received a Bachelor of Business Administration degree in Finance from Texas A&M University, where he was recognized with the Brown-Rudder Award as the outstanding graduate in his class. Mr. Welsh serves on the board of directors of several EnCap portfolio companies.

Daniel A. Rioux, age 43, is the current Co-President and Chief Executive Officer of Liberty Energy Holdings, LLC. From 2001 to 2008, Mr. Rioux served as Vice President of Liberty Energy Holdings, LLC, where he managed the company’s private equity and direct oil and gas working interest portfolios. From 1993 until 2000, Mr. Rioux was employed by Liberty Energy Corporation, a subsidiary of Liberty Energy Holdings, LLC and currently serves as a director of Axia Energy, LLC, a Denver-based exploration and production company. Mr. Rioux previously served as a Director of Petrohawk Energy Corporation from 2004 to 2006 and as a director of Energy Transfer Equity from 2002 to 2006. He also served as a director of the Independent Petroleum Association of American from 2003 to 2011. Mr. Rioux holds a B.S. in Finance from Bryant College and an M.B.A from Babson College.

Tucker S. Bridwell, age 60, served as a director of Petrohawk Energy Corporation from May 2004 until December 2010. Mr. Bridwell has been the President of Mansefeldt Investment Corporation and the Dian Graves Owen Foundation since September 1997 and manages investments in both entities. He has been in the energy business in various capacities for over 27 years, focusing on oil and gas private equity and public oil and gas investments with extensive experience in managing both public and private energy companies. Mr. Bridwell is a Certified Public Accountant and has practiced public accountancy, specializing in oil and gas. He earned a Bachelor of Business Administration degree and a Master of Business Administration degree from Southern Methodist University. He has also served on the audit committees of numerous businesses, including Petrohawk and non-profit organizations. Currently, he serves on the board of directors and audit committees of Concho Resources, Inc. and First Financial Bankshares, Inc. Mr. Bridwell previously served as chairman of First Permian, LLC from 2000 until its sale to Energen Corporation in April 2002.

James L. Irish III, age 67, served as a director of Petrohawk Energy Corporation from May 25, 2004 until BHP Billiton acquired Petrohawk for $15.1 billion, including assumed debt, in August 2011. Mr. Irish served as Petrohawk’s Chairman of the Audit Committee and as its Lead Director (Petrohawk’s lead independent director). Mr. Irish served as a director of 3TEC Energy Corporation from 2002 until June 2003, and has served as an advisory director of EnCap Investments L.P. since October 2007. For over 30 years, until his retirement in December 2001, Mr. Irish practiced law with Thompson & Knight LLP, a Texas-based law firm that represents multinational and independent oil and gas companies, host government oil and gas companies, large utilities, private power plants, energy industry service companies, refineries, petrochemical companies, financial institutions, and multinational drilling contractors and construction companies. Mr. Irish’s practice specialized in the area of energy finance and focused on the representation of insurance companies, pension plan managers, foundations and other financial institutions with respect to their equity and debt oil and gas investments and their related legal, regulatory and structural issues. Mr. Irish has also represented energy companies in connection with project financings, joint ventures, master limited partnerships and similar matters and has represented banks and other financial institutions with issues of revolving credit, project, term and other oil and gas loans. Mr. Irish served as chair of the energy group of Thompson & Knight LLP and was its sole Vice President or Managing Partner for over ten years prior to his retirement. Mr. Irish has been named since 1987 in Corporate Law by The Best Lawyers in America and has been included as a Texas Super Lawyer by Texas Monthly in Energy & Natural Resources and Securities & Corporate Finance.

Thomas R. Fuller, age 63, served as a director at Petrohawk Energy Corporation from March 6, 2006 until BHP Billiton acquired Petrohawk for $15.1 billion, including assumed debt, in August 2011. Mr. Fuller served on Petrohawk’s Reserves Committee and was the Chairman of the Nominating and Corporate Governance Committee. Since December 1988, Mr. Fuller has been a principal of Diverse Energy Management Co., a private upstream acquisition, drilling and production company which also invests in other energy-related companies. Mr. Fuller has earned degrees from the University of Wyoming and the Louisiana State University School of Banking of the South and is a Registered Professional Engineer in Texas. He has 40 years of experience as a petroleum engineer, specializing in economic and reserves evaluation. He has served as an employee, officer, partner or director of various companies, including ExxonMobil, First City National Bank, Hillin Oil Co., Diverse Energy Management Co. and Rimco Royalty Partners. Mr. Fuller also has extensive experience in energy-related merger and acquisition transactions, having generated and closed over 90 producing property acquisitions during his career. As a primary lending officer to many independent energy companies, Mr. Fuller has extensive experience in analyzing and evaluating financial, business and operational strategies for energy companies.

Stephen P. Smiley, age 62, served as a director of Petrohawk Energy Corporation from April 5, 2010 until BHP Billiton acquired Petrohawk for $15.1 billion, including assumed debt, in August 2011. Mr. Smiley served on Petrohawk’s Audit Committee and the Nominating and Corporate Governance Committee. Upon his retirement from Hunt Private Equity Group in September 2010, Mr. Smiley founded and is the sole partner of Madison Lane Partners, LLC, an advisory and investment company. Mr. Smiley was the Co-founder and had been President of Hunt Private Equity Group, Inc. since 1996. During his time at Hunt Private Equity Group, he raised and managed a private equity fund to invest in leveraged buyouts and growth financings for various middle market companies. At Hunt Private Equity Group he was also responsible for managing relationships with institutional, family and individual investors, and for sourcing, evaluating, financing and managing the portfolio. Mr. Smiley also serves on the boards of Dynamex, Inc., a publicly traded company where he serves on the compensation, audit, governance and executive committees, and Ginsey Holdings, Inc., where he serves on the audit committee. Before he joined Hunt Private Equity Group, from 1991 to 1995 he co-founded and served as the chief executive officer of Cypress Capital Corporation where he raised and managed a multi-million dollar fund to invest in leveraged buyouts, industry consolidations and growth financings in the middle market. From 1989 to 1991 Mr. Smiley worked in the venture capital group at Citicorp/Citibank, N.A. Mr. Smiley holds a Bachelor of Arts from the University of Virginia and a Master of Business Administration from the College of William and Mary and has 30 years of corporate finance and investing experience and over 20 years of corporate governance experience.

James W. Christmas, age 63, began serving as a director of Petrohawk Energy Corporation on July 12, 2006, effective upon the merger of KCS Energy, Inc. (“KCS”) into Petrohawk. He continued to serve as a director, and as Vice Chairman of the Board of Directors, for Petrohawk until BHP Billiton acquired all of Petrohawk for $15.1 billion, including assumed debt, in August 2011. He also served on the Audit Committee and the Nominating and Corporate Governance Committee. He served as President and Chief Executive Officer of KCS from 1988 until April 2003 and Chairman of the Board and Chief Executive Officer of KCS until its merger into Petrohawk. Mr. Christmas was a Certified Public Accountant in New York and was with Arthur Andersen & Co. from 1970 until 1978 before leaving to join National Utilities & Industries (“NUI”), a diversified energy company, as Vice President and Controller. He remained with NUI until 1988, when NUI spun out its unregulated activities that ultimately became part of KCS. As an auditor and audit manager, controller and in his role as CEO of KCS, Mr. Christmas was directly or indirectly responsible for financial reporting and compliance with SEC regulations, and as such has extensive experience in reviewing and evaluating financial reports, as well as in evaluating executive and board performance and in recruiting directors.

Executive Officers

Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified. The following information is provided about our current executive officers, all of whom will resign at and as a condition to the closing of the Halcon transaction:

Larry E. Lee, age 63, has served as our chairman, president and chief executive officer since May 2006. He is a founder of our wholly owned subsidiary, RAM Energy, Inc., or RAM Energy, and has served as its president and, with the exception of the period from June 1992 to November 1997, when he served as chief operating officer, he has served as its chief executive officer since September 1987. Mr. Lee became chairman of the board of directors of RAM Energy in October 2005. Mr. Lee has been active in the oil and gas industry since 1976. Mr. Lee worked for the private companies of Goldman Enterprises and Kerr Consolidated before developing the RAM Energy companies in 1984. He served in the public sector as budget director for the city of Oklahoma City from 1971 to 1976, and was a member of the staff of Governor David Boren during 1976. Mr. Lee is a Wildcatter member of the Oklahoma Independent Petroleum Association and a member of the Independent Petroleum Association of America, having previously served as director. Mr. Lee serves on the Board of Trustees, the Executive Committee and Finance Committee of the Philbrook Museum of Art, where he is also chairman of the Nominating Committee. He is a lifetime member of World Presidents’ Organization. Mr. Lee received his B.B.A. in finance from the University of Oklahoma.

G. Les Austin, age 45, became our senior vice president, chief financial officer, secretary and treasurer on April 1, 2008. Effective October 4, 2011, he was also appointed as our chief operating officer. Mr. Austin served as vice president finance and chief financial officer of Matrix Service Company from June 2004 to March 2008. Mr. Austin had also served Matrix as vice president, accounting and administration, east coast, from March 2003 to May 2004, as vice president of financial reporting and technology from June 2002 to March 2003 and as vice president of financial planning and reporting from April 1999 to May 2002. Mr. Austin served as vice president of finance for Flint Energy Construction Company from February 1994 to March 1999 and prior to February 1994, was an audit manager with Ernst & Young LLP. Mr. Austin received a B.S. in Accounting and Information Technology from Oklahoma State University. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. In addition, Mr. Austin serves as a director on the Advisory Board of Oklahoma State University School of Accounting, as a director on the board of directors of Hospitality House of Tulsa and as a member of the Sales Tax Oversite Committee for the City of Tulsa.

Larry G. Rampey, age 67, has been an executive officer serving as our senior vice president since May 2006 and a senior vice president of RAM Energy since February 1998, previously serving as vice president of operations since May 1989. Mr. Rampey has 33 years of experience in the operation and management of both domestic and international oil and gas properties. From 1972 until May 1989, Mr. Rampey was employed by Reading & Bates Petroleum Co., holding positions of vice president of international operations and vice president of domestic operations. Mr. Rampey was employed by Amoco prior to joining Reading & Bates. Mr. Rampey is a member of the Society of Petroleum Engineers and the Oklahoma Independent Petroleum Association. Mr. Rampey received his B.S. in Industrial Engineering from Oklahoma State University.

Drake N. Smiley, age 64, has been an executive officer serving as our senior vice president of land and exploration since May 2006 and has held a similar position with RAM Energy since 1998, previously serving as vice president of land since May 1989, with the exception of the period from 1994 until early 1997 when he left RAM Energy’s employment to serve as vice president of land with Continental Resources, Inc. He served as vice president of land, legal and business development of RAM Energy from February 1997 until December 1997. Prior to joining RAM Energy, Mr. Smiley was employed by Reading & Bates Petroleum Co., serving as manager of land. Before Reading & Bates, he was employed by Cities Service Company. Mr. Smiley has 33 years of experience in the petroleum industry and is a member of the Oklahoma and Tulsa County Bar Associations, the Tulsa and American Associations of Petroleum Landmen and the Oklahoma Independent Petroleum Association. He is a Kappa graduate of the University of Missouri, where he also received his Juris Doctorate.

It is currently anticipated that, in addition to Mr. Wilson, the following person will become an executive officer of RAM after closing:

Mark J. Mize, age 40, will serve as our chief financial officer. Mr. Mize served as Executive Vice President—Chief Financial Officer and Treasurer of Petrohawk Energy Corporation from August 10, 2007 until BHP Billiton acquired Petrohawk for $15.1 billion, including assumed debt, in August 2011. Mr. Mize served as the Chief Ethics Officer and Insider Trading Compliance Officer for Petrohawk until June 17, 2009. Additionally, he served as Vice President, Chief Accounting Officer and Controller at Petrohawk from July 2005 until August 10, 2007. Mr. Mize first joined Petrohawk on November 29, 2004 as Controller. Prior to working at Petrohawk, Mr. Mize was the Manager of Financial Reporting of Cabot Oil & Gas Corporation, a public oil and gas exploration company, from January 2003 to November 2004. Prior to his employment at Cabot Oil & Gas Corporation, he was an Audit Manager with PricewaterhouseCoopers LLP from 1996 to 2002. Mr. Mize is a Certified Public Accountant.

Independence of Directors

We adhere to the rules of The NASDAQ Stock Market in determining whether a director is independent. Our board of directors also consults with our counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The NASDAQ listing standards define an “independent director” generally as a person, other than an officer or employee of a company or any other individual having a relationship which, in the opinion of our board of directors, would interfere with the director’s exercise of independent judgment. Consistent with these considerations, our board of directors has affirmatively determined that Messrs. Lane, Marshall and Reardon are independent directors. Mr. Lee is not independent.

Board Meetings and Committees

Our board of directors has the responsibility for establishing our broad corporate policies and for our overall performance. However, the board of directors is not involved in our day-to-day operations. The board of directors is kept informed of our business through discussions with the chairman, president and chief executive officer and other officers, by reviewing analyses and reports provided to it on a regular basis, and by participating in board of directors and committee meetings.

Our board of directors held 18 meetings during 2011, including telephonic meetings, and all of our directors were in attendance at each of these meetings. Our board of directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. In accordance with our bylaws, the board of directors annually elects from its members the members of each Committee.

Audit Committee

Members of our Audit Committee are Sean P. Lane, Gerald R. Marshall and John M. Reardon, with Mr. Marshall acting as chairman.

The Audit Committee is composed of non-employee directors, all of whom currently meet the “independence” standards of The NASDAQ Stock Market and of Rule 10A-3 promulgated under the Securities

Exchange Act of 1934, as amended, or the Exchange Act. The Audit Committee annually considers the qualifications of our independent auditor and selects and engages our independent auditor. The Audit Committee meets quarterly with representatives of the independent auditor and is available to meet at the request of the independent auditor.

During these meetings, the Audit Committee receives reports regarding our books of accounts, accounting procedures, financial statements, audit policies and procedures, internal accounting and financial controls, and other matters within the scope of the Audit Committee’s duties. The Audit Committee reviews the plans for and the results of audits for us and our subsidiaries. The Audit Committee reviews the independence of the independent auditor, and considers and authorizes the fees for both audit and non-audit services provided by the independent auditor. In 2011, our Audit Committee held six meetings, including telephonic meetings, and all members of our Audit Committee were in attendance at each of these meetings. The Audit Committee has adopted a written charter which is available on our website at http://www.ramenergy.com.

Compensation Committee

Members of our Compensation Committee are Sean P. Lane, Gerald R. Marshall and John M. Reardon, with Mr. Reardon acting as chairman.

The members of our Compensation Committee are non-employee directors who meet the “independence” standards of The NASDAQ Stock Market, but are eligible to participate in any of the plans or programs that the board of directors administers. The Compensation Committee reviews and approves the compensation of our officers. The Compensation Committee also administers our 2006 Plan and approves restricted stock awards, SAR awards and other stock-based grants for our executive officers and other employees. Our Compensation Committee adopted a written charter which is available on our website at http://www.ramenergy.com. In 2011, our Compensation Committee held seven meetings, including telephonic meetings, and all members of our Compensation Committee attended each meeting. Our Compensation Committee also took action by written consent one time in 2011.

Our Compensation Committee engaged Pearl Meyer & Partners, an outside compensation consulting firm, to assist the board of directors and the Compensation Committee in crafting our total compensation program for our executive officers for 2011 and to assist the board of directors in determining compensation for our directors. In connection with its engagement, Pearl Meyer was tasked with (i) providing the Compensation Committee with a report and competitive salary analysis showing market average compensation for executive officers and directors in companies similar to ours, and (ii) making recommendations to the Compensation Committee with respect to the compensation paid to our executive officers and directors.

Nominating and Corporate Governance Committee

Members of our Nominating and Corporate Governance Committee are Sean P. Lane, Gerald R. Marshall and John M. Reardon, with Mr. Lane acting as chairman.

Each member of our Nominating and Corporate Governance Committee is a non-employee director who meets the “independence” standards of The NASDAQ Stock Market. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The Nominating and Corporate Governance Committee will consider persons identified by our board members, management, stockholders, investment bankers and others.

We do not have any restrictions on stockholder nominations under our certificate of incorporation or bylaws. The Nominating and Corporate Governance Committee will consider stockholder nominees for election as directors. Any stockholder nominations must be received by us not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting; provided however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Nominations should be delivered to the Nominating and Corporate Governance Committee at the following address: The RAM Energy Resources Nominating and Corporate Governance Committee, c/o Sean P. Lane, Committee Chairman, RAM Energy Resources, Inc., 5100 East Skelly Drive, Suite 650, Tulsa, Oklahoma 74135. The stockholder’s nomination notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (a) the name, age, business address and residence address of the person; (b) the principal occupation or employment and business experience of the person for at least the previous five years; (c) the class and number of shares of our capital stock which are beneficially owned by the person; and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Exchange Act; and (ii) as to the stockholder giving the notice: (a) the name and record address of the stockholder; and (b) the class and number of shares of our capital stock which is beneficially owned by the stockholder. Such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.

Our Nominating and Corporate Governance Committee is responsible for identifying qualified candidates to be presented to our board of directors for nomination as directors, ensuring that our board of directors and our organizational documents are structured in a way that best serves our practices and objectives, and developing and recommending a set of corporate governance principles. The charter for the Nominating and Corporate Governance Committee requires that the Committee consist of no fewer than three board members that satisfy the “independence” requirements of The NASDAQ Stock Market. In 2011, our Nominating and Corporate Governance Committee held six meetings, and all members of the Committee were in attendance at the meeting. A copy of the current charter of the Nominating and Corporate Governance Committee is available on our website at http://www.ramenergy.com.

In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee is guided by the principles that each director should be an individual of high character and integrity and have:

•	independence;

•	wisdom;

•	an understanding and general acceptance of our corporate philosophies;

•	business or professional knowledge and experience that can bear on our challenges and deliberations and those of our board of directors;

•	a proven record of accomplishment with an excellent organization;

•	an inquiring mind;

•	a willingness to speak one’s mind;

•	an ability to challenge and stimulate management; and

•	a willingness to commit time and energy to our business affairs.

Our Nominating and Corporate Governance Committee does not have a formal policy with regard to considering diversity in its identification of director candidates; however, our Nominating and Corporate Governance Committee does consider diversity in its identification of director candidates. Diversity in business and professional experience, education, and background benefits us by increasing the range of skills and perspectives available to our board of directors. Members will be selected without regard to race, gender, religious belief, ancestry, national origin or disability. Our board of directors believes that adherence to these principles will provide an environment and practices that will yield the best return for our shareholders.

In addition to considering possible candidates for election as directors, the Nominating and Corporate Governance Committee may, in its discretion, review the qualifications and backgrounds of existing directors and other nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of our board of directors, and recommend the slate of directors to be nominated for election at the ensuing annual meeting of stockholders. Currently, we do not employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

The charter of our Nominating and Corporate Governance Committee provides that the Committee will evaluate our corporate governance effectiveness and recommend such revisions as it deems appropriate to improve our corporate governance. The areas of evaluation may include such matters as the size and independence requirements of our board of directors, board committees, management succession and planning, and regular meetings of our non-employee directors without management in executive sessions.

Annual Meeting Attendance

We do not have a policy requiring members of our board of directors to attend annual meetings of our stockholders. All of our directors attended our 2011 annual meeting.

Leadership Structure of the Board

As prescribed by our bylaws, the chairman of our board of directors has the power to preside at all meetings of the board. Larry E. Lee, our chief executive officer and president, serves as the chairman of our board of directors. Although our board of directors believes that the combination of the chairman and chief executive officer positions is appropriate for our company in the current circumstances, there is no corporate policy requiring that those positions be held by the same person.

Our chief executive officer is appointed by the board of directors to manage our daily affairs and operations. We believe that Mr. Lee’s extensive industry experience and direct involvement in our operations make him best suited to serve as chairman in order to (i) lead the board of directors in productive, strategic planning, (ii) determine necessary and appropriate agenda items for meetings of the board of directors with input from both our independent directors and management, and (iii) determine and manage the amount of time and information devoted to discussion and analysis of agenda items and other matters that may come before the board. Our board structure also fosters strong oversight by our independent directors. Mr. Lee is the only member of management who serves on the board of directors, and all of the other directors are fully independent. Each of the committees of the board of directors is chaired by an independent director.

Stockholder Communication with the Board of Directors

Our board of directors believes that direct access to our independent directors, who constitute our Nominating and Corporate Governance Committee, our Compensation Committee and our Audit Committee, is essential to ensuring that corporate governance concerns, recommendations for director nominees, questions concerning our accounting functions, internal controls or auditing practices and compensation policies, and reports of potential violations of law or our policies, are addressed at the highest level within the organization. Accordingly, our board of directors has established certain contact procedures, which can be found on our website at http://www.ramenergy.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file certain reports with the SEC concerning their beneficial ownership of our equity securities. The SEC’s regulations also require that a copy of all such Section 16(a) forms filed must be furnished to us by the executive officers, directors and greater than 10% stockholders. During 2011, (i) Gerald R. Marshall failed to timely file two Forms 4, relating to 12 transactions, and (ii) Larry E. Lee, Larry G. Rampey, Drake N. Smiley, Sean P. Lane, John M. Reardon and G. Les Austin each failed to timely file one Form 4 relating to one transaction each. To our knowledge, based solely on a review of the copies of such forms and amendments thereto received by us with respect to 2011, all other Section 16(a) filing requirements were timely met.

Certain Relationships and Related Transactions

Brandon Lee, the son of our chairman, president and chief executive officer, serves as our Manager of Business Development. Total compensation paid to Brandon Lee as a result of base salary, bonus, award grants under our 2006 Plan, and other benefits totaled $162,331 in 2011.

Our bylaws require that no contract or other transaction shall be made or entered into between us and (i) any of our directors or executive officers, (ii) any person known to be a beneficial owner of more than 5% of any class of our voting securities (a “5% owner”), or (iii) any immediate family member of any director, executive officer or 5% owner unless (y) the contract or transaction is on terms no less favorable to us than may reasonably be available to us from an unaffiliated third party, and (z) if material in amount, is approved by vote of a majority of our disinterested directors.

We have and will continue to reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations.

EXECUTIVE COMPENSATION

While our board of directors strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy, we believe our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our operations or financial condition.

Compensation Discussion and Analysis

Overview of Compensation Program

Our board of directors has overall responsibility for establishing compensation for our directors and executive officers. Our board of directors has delegated to the Compensation Committee of the board of directors the responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy with respect to our executive officers. The Committee ensures that the total compensation paid to our executive officers is fair, reasonable and competitive. Throughout this information statement, the individuals who served as our chief executive officer and chief financial officer during fiscal 2011, as well as the other individuals included in the Summary Compensation Table provided below, are referred to as our named executive officers. With the exception of our president and chief executive officer, Larry E. Lee, and our chief operating officer and chief financial officer, G. Les Austin, the types of compensation and benefits provided to our named executive officers are similar to those provided to other executive officers. Compensation and benefits provided to Mr. Lee, and certain benefits provided to Mr. Austin, are controlled by their employment agreement or arrangement described below.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one designed to obtain and retain our key executives, reward longevity of employment, reward the achievement of annual, long-term and strategic goals, align the executives’ interests with those of the stockholders and ultimately improve stockholder value. The Committee evaluates both performance and compensation to ensure we maintain our ability to attract and retain superior employees in key positions and that compensation provided to our key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes that the executive compensation packages provided to our executives, including our named executive officers, should include both cash and stock-based compensation. The Committee’s philosophy concerning the grant of equity awards under our 2006 Plan is as follows:

•	our most important asset is a highly educated, well-trained, experienced and dedicated management, professional and support staff;

•

in the current environment in the oil and natural gas exploration and production industry, attracting and retaining top quality management, professional and support staff is more competitive than ever;

•	in order to build and preserve this most important asset, we must offer attractive compensation and equity-based incentives to our key management, professional and support staff;

•	equity-based awards create an identity of interest between our key employees and our stockholders; and

•

equity-based awards incentivize award recipients to give their best efforts toward maximizing the value of our oil and natural gas assets and controlling costs, thereby creating the circumstances most likely to result in stock price natural appreciation for the benefit of all equity holders.

During 2011, the Committee continued its commitment to granting equity-based awards in the form of restricted stock rather than stock options or other types of equity-based awards available under the 2006 Plan because:

•	restricted stock awards are more desirable, from the employee’s standpoint, because they are more immediate and substantive than options;

•

employees receiving stock awards are stockholders with voting rights and the right to receive current dividends, instead of just option holders with the possibility of becoming stockholders in the future, thereby creating an immediate identity of interest with the public stockholders; and

•	restricted stock awards are more attractive to us because fewer shares are required to achieve the same incentive result.

During 2011, the Committee also granted equity-based awards in the form of SARs because of the decreasing number of shares of restricted stock available for issuance under the 2006 Plan and because it concluded that granting our officers a mix of restricted stock and SARs awards would be the most effective way to accomplish our equity incentive award objectives for 2011.

Effective January 1, 2010, the Committee approved the framework of an annual cash bonus incentive program for our officers (the “Annual Bonus Program”) designed to reward performance measured by the attainment of specified short-term goals set by the Committee on an annual basis, subject, in all respects, to the discretion of the Committee based upon the individual contribution of each named executive officer.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for all of our executive officers and, after consultation with our president and chief executive officer, approves equity awards to all of our employees. Decisions regarding the non-equity compensation of other employees are made by our president and chief executive officer after consultation with the Committee.

Our president and chief executive officer annually reviews the performance of each executive officer (other than himself, whose performance is reviewed by the Committee). The conclusions reached as the result of and recommendations based on these reviews, including recommendations with respect to salary adjustments and annual bonus or equity award amounts, are presented to the Committee. The Committee then exercises its discretion in determining adjustments or awards to executive officers.

Setting Executive Compensation

Our Compensation Committee engaged Pearl Meyer & Partners, an outside compensation consulting firm, to assist the board of directors and the Committee in crafting our total compensation program for our executive officers and to assist the board of directors in determining compensation for our directors.

In its reports, Pearl Meyer provided the Committee with relevant market data and alternatives to consider when making both cash compensation and equity-based compensation decisions for our executive officers, and in making recommendations to our board of directors for cash compensation and equity-based awards to our non-employee directors. The reports included a competitive salary analysis of general industry and energy compensation surveys showing market average salaries for executive officers and directors in companies similar to ours. Utilizing in part this report, the Committee approved the increase in our other executive officers’ base salaries and made recommendations to our board of directors regarding director compensation, which recommendations subsequently were approved. Bonuses paid pursuant to our Annual Bonus Program were based upon the attainment of only one of the 2011 performance goals set by the Committee. See “—Performance-Based and Incentive Compensation—Annual Bonus Program” below for a more detailed description of the Annual Bonus Program.

The Committee monitors the results of the advisory ‘say-on-pay’ proposal vote and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities, although no such factor is assigned a quantitative weighting. Because a majority (65%) of our stockholders approved the compensation program described in our proxy statement in 2011, the Committee did not implement changes to our executive compensation program as a result of the stockholder advisory vote.

2011 Executive Compensation Components

The Committee designs cash and stock-based incentive compensation awards intended to accomplish the following goals:

•	improve our operating performance and financial results;

•	maintain competitive levels of compensation in order to retain key employees due to the continuing competitive environment in the energy industry;

•	reward key employees for job performance over the past year;

•	recognize longevity as an important aspect of the officer ranks, which results in more predictable leadership and more efficient and productive employees throughout our organization;

•	provide incentive to continue the provision of high-level job performance; and

•

in all matters involving compensation of our officers and employees, provide fairness to the officers and employees on the one hand, and to our stockholders on the other hand, by setting compensation in a manner that aligns the interests of the parties with the ultimate goal of enhancing our long-term performance.

For the fiscal year ended December 31, 2011, the principal components of compensation for our named executive officers were:

•	base salary;

•	performance-based incentive compensation; and

•	perquisites and other personal benefits.

Base Salary

We provide our named executive officers with base salary to compensate them for services rendered during the fiscal year. The base salary is designed to provide a competitive fixed rate of pay recognizing different levels of responsibility and performance within our company. Base salary ranges for our named executive officers are determined for each executive based on his or her position and responsibility, by using market data, and by performance evaluations. Base salary ranges are designed so that salary opportunities for a given position generally will be within the 50th percentile of the market salary surveyed.

During its review of base salaries for executives, the Committee primarily considers:

•	market data provided by our outside consultant;

•	internal review of the executive’s compensation, both individually and relative to other officers; and

•	individual performance of the executive.

Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to salaries of named executive officers are based on the Committee’s assessment of the individual’s performance based upon recommendations of our chief executive officer.

For 2011, the Committee approved base salary increases for the named executive officers, other than our chief executive officer, in percentages ranging from 5.0% to 8.0%, which were based on such factors as the amount of shortfall of such officers’ base salary compared to the market median as shown in the Pearl Myer report, individual performance, responsibilities, peer salaries, longevity and overall value to the Company.

Effective October 4, 2011, the Committee appointed Mr. Austin to a newly established position of chief operating officer of the Company. Along with the new title and new responsibilities incident to the position, our board and the Committee also approved an increase in Mr. Austin’s base salary from $299,250 to $350,000 per year. Mr. Austin now holds the offices of chief operating officer, chief financial officer, senior vice president, secretary, treasurer and chief accounting officer. The Committee approved the appointment and increase in Mr. Austin’s base salary recognizing that Mr. Austin has done an excellent job as our chief financial officer since joining us in 2008, that he has developed a good understanding of all aspects of our business, and that he, therefore, has the ideal set of skills to fill the chief operating officer position, which was designed to strengthen our management team and to enhance the coordination among our various departments in order to assure prompt and efficient execution of our business plan.

We believe that a competitive base salary is essential to retain our named executive officers and that the increases in such officer’s base salaries for 2011 fit into our overall compensation objectives of retaining our named executive officers, rewarding them for their performance, and incentivizing them to continue the provision high-level job performance. We supplement our executive officer’s base salary with the other elements of compensation discussed below in order to achieve an overall compensation package that aligns the interests of our officers and our stockholders.

Performance-Based and Incentive Compensation

We pay performance-based and incentive compensation to our named executive officers pursuant to the 2006 Plan and the Annual Bonus Program, both of which are described below.

2006 Plan

Performance-based and incentive compensation under the 2006 Plan may be paid in the form of cash bonuses, grants of restricted stock, share units, stock options, SARs, performance units and performance bonuses, or some combination of these awards. In granting these awards, the Committee may establish any conditions or restrictions it deems appropriate. Stock-based awards will generally vest between one and five years after the date of the grant. Ownership of restricted stock granted under our 2006 Plan by our named executive officers is set forth under the heading “Security Ownership of Certain Beneficial Owners and Management.” We believe that these awards fit into our overall compensation objectives by motivating employees and rewarding achievement of financial and other performance measures and, in the case of stock-based awards, providing incentive for long-term creation of stockholder value and aligning the interests of our named executive officers and our stockholders.

All stock-based awards under our 2006 Plan are made at the market price of our common stock at the time of the award. The Committee may grant awards of stock options, SARs, or restricted stock awards to executives at any regularly scheduled or special meeting. The grant date of any stock option, SARs, or restricted stock award will be determined in accordance with FASB ASC TOPIC 718.

The following table sets forth awards granted under our 2006 Plan to named executive officers in 2011:

Named Executive Officers	Restricted Shares	SARs
Larry E. Lee	100,000	200,000
Drake N. Smiley	100,000	100,000
G. Les Austin	100,000	100,000

	300,000	400,000

On May 5, 2011, after considering the information provided by Pearl Meyer and reviewing Mr. Lee’s recommendations, the Committee approved the grant to our officers of 1,415,000 SARs and of restricted stock awards for 595,000 shares of our common stock, with such awards effective May 5, 2011. The grants to our named executive officers are reflected above. The awards are subject to a four-year vesting schedule, with the first vesting scheduled to occur on January 1, 2012. The market price of our common stock on the grant date was $1.73 per share. Also on May 5, 2011, our board of directors approved and granted restricted stock awards to our independent directors totaling 138,726 shares of our common stock, or 46,242 shares each, in payment of the equity component of our independent directors’ annual compensation. The grants to our independent directors are scheduled to vest in full one year from the date of grant, or May 5, 2012.

See “—Grants of Plan-based Awards in 2011” and “—Director Compensation” below for more information about award grants to our named executive officers and directors.

Annual Bonus Program

We provide short-term, performance-based cash incentives to our named executive officers in the form of cash bonuses under our Annual Bonus Program. Payment of cash bonuses under the Annual Bonus Program is generally linked to our attainment of certain financial and operational goals, but in all cases is subject to individual performance evaluations. The Annual Bonus Program is intended to provide a framework and guidelines for the administration of short-term incentive cash bonus awards to our executive officers. Final awards, if any, are made in the sole discretion of the Committee.

The Annual Bonus Program was established by the Committee to accomplish several important objectives:

•	improve our operating performance and financial results;

•	promote the successful completion of drilling programs;

•	promote growth in production volumes over the short and long-term;

•	motivate and reward plan participants for achievements in relation to the metrics of the plan; and

•	enable us to attract, motivate and retain high-caliber talent.

Incentive opportunity ranges are used to provide an opportunity for incentive awards to our named executive officers in relation to their responsibility levels. Each incentive opportunity range has a Threshold (minimum award), a Target (expected award), and an Outstanding (maximum award) level. These levels are designed to correspond to performance goals in relation to the performance measurements of the plan. Incentive opportunity ranges for our named executive officers are as follows:

Incentive Opportunity Range (% Salary)

Name and Title	Threshold	Target	Outstanding
Larry E. Lee, President and Chief Executive Officer	45.0	90.0	180.0
Larry G. Rampey, Sr. Vice President, Operations	35.0	70.0	140.0
G. Les Austin, Chief Operating Officer and Chief Financial Officer	35.0	70.0	140.0
Drake N. Smiley, Sr. Vice President, Land & Exploration	32.5	65.0	130.0

Incentive award payments are calculated as a percentage of a participant’s base salary payable during the fiscal year. For example, our chief executive officer might expect an award of 90.0% of base salary when targeted performance levels are achieved, and no award when less than the threshold level of performance is achieved.

Awards under the Annual Bonus Program are based on performance in relation to weighted performance measurements. The performance measurements and the weight assigned to such measurements are recommended annually by management and approved by the Committee. Based on the weighting of each measurement, a threshold, target and outstanding performance goal is determined. The performance goals are set in good faith based on our historical performance, internal forecasts, budgets and various other factors. The goals require us to execute our business plans and are subject to outside market forces. Management and the Committee use diligent efforts to set the performance goals for the Annual Bonus Program at levels that will result in the target level of performance being achieved 50% of the time, or three times in each six-year period, with each of the threshold and outstanding levels being achieved once in each six-year period and performance below the threshold level, and therefore no awards earned, once in each six-year period. Actual performance in relation to the measurements is interpolated between the three performance goal levels.

The Committee approves performance measurements and sets performance goals tied to the measurements that it believes will benefit our stockholders the most if those performance goals are met. Because of the expected benefits to us and our stockholders if such performance goals are met, the Committee believes it is appropriate to tie the ability of our named executive officers to receive cash bonuses under the Annual Bonus Program to the attainment of such performance goals. Based upon recommendations by management, the Committee established the following weighted performance measurements and corresponding performance goals for fiscal year 2011:

Performance Measurements and Performance Goals

Objective Measure	Weight	2011 Budget Or Prior Year Actual	Threshold	Target	Outstanding
Successful Refinancing of Senior Secured Credit Facility	20%	Yes/No	N/A	Yes	N/A
Acquire Producing Assets (Proved PV-10 Values)	20%	$50,000	$25,000	$50,000	$100,000
Production Growth (MBOE) (% of growth from prior year level)	10%	1,786	0.0%	5.0%	10.0%
Projected Current Year Modified EBITDA	30%	$52,000	$52,000	$55,000	$60,000
G&A Expense Reduction per BOE (% reduction from prior year level / net of incentive compensation)	10%	$6.84	-11.8%	-13.5%	-16.5%
LOE Expense Reduction per BOE (% reduction from prior year level / net of incentive compensation)	10%	$17.24	-6.8%	-8.5%	-11.7%

The Modified EBITDA target was set at a number 6% in excess of the Modified EBITDA projected in the current year business plan, to encourage and award above-budgeted performance. The production growth, debt reduction, general and administrative expense reduction and lease operating expense reduction targets were set at levels to encourage increasing production while reducing debt and controlling costs. With the exception of the refinancing of our senior secured credit facility and the acquisition of producing assets measures, all of the objective measures identified are essentially self-funding with respect to the Annual Bonus Program, inasmuch as the achievement of those measures provides additional cash to fund the award amounts. This combination of these incentive measures and targets was believed by the Committee to provide a framework for rewarding growth and enhancing stockholder value while encouraging efficient and economic operating practices.

In 2011, the only performance measurement we achieved was the measurement related to refinancing of our senior secured credit facility, which we closed in March 2011 and, as specified in the above table, carries a 20% weighting factor. After evaluating each named executive officer’s contribution to achieving the refinancing of our senior secured credit facility performance, the Committee awarded the following cash bonuses to our named executive officers consistent with the metrics under the Annual Bonus Program in 2011:

Named Executive Officers	Cash Bonuses
Larry E. Lee	$99,000
Larry G. Rampey	44,800
Drake N. Smiley	38,350
G. Les Austin	37,050

$219,200

Retirement and Other Benefits

Our 401(k) Profit Sharing Plan is a tax-qualified retirement savings plan pursuant to which all employees, including the named executive officers, are able to contribute the lesser of up to 100% of their annual salary or the limit prescribed by the Internal Revenue Service to the plan on a before-tax basis. For 2009, 2010 and 2011, our Compensation Committee determined that we would make a safe harbor match of 100% of employee contributions up to 6% of the employee’s salary. All contributions to the plan as well as any matching contributions are fully vested upon contribution.

Perquisites and Other Personal Benefits

We provide our executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to our executive officers. The perquisites provided to our named executive officers are set forth in footnote 6 of the Summary Compensation Table below. Attributed costs of the personal benefits for the named executive officers for the fiscal year ended December 31, 2011 are included in column (i) and footnote 6 of the Summary Compensation Table below.

Executive Employment Agreements and Arrangements

Larry E. Lee. In connection with the consummation of our merger with RAM Energy in May 2006, we entered into an employment agreement with Larry E. Lee, under the terms of which Mr. Lee serves as our president and chief executive officer. The initial term of the employment agreement was three years. Pursuant to an amendment to the employment agreement effective March 8, 2011, the term of the employment agreement was extended through April 30, 2013. Under the terms of the employment agreement, we pay the annual premium on a term life insurance policy owned by Mr. Lee, the costs of his annual physical examinations, and certain country club dues and expenses. Mr. Lee also may be awarded a bonus for any fiscal year during the employment term, either pursuant to an incentive compensation plan maintained by us or as otherwise may be determined by our board of directors.

The employment agreement provides for certain payments in the event of Mr. Lee’s termination. The termination payments are discussed below under the heading “—Potential Payments Upon Termination or Change of Control.”

The employment agreement contains certain restrictive covenants that prohibit Mr. Lee from disclosing information that is confidential to us and our subsidiaries and generally prohibits him, during the employment term and for one year thereafter, from soliciting or hiring our employees and those of our subsidiaries. The employment agreement does not contain any restrictive covenants that otherwise limit Mr. Lee’s ability to compete with us and our subsidiaries following his employment.

G. Les Austin. Effective April 1, 2008 we entered into a compensation arrangement with G. Les Austin, our senior vice president, chief operating officer, chief financial officer, treasurer and secretary, which provides for the following continuing benefits: (i) a term life insurance policy providing a death benefit of $700,000 during the term of his employment, (ii) substantially the same perquisites provided to our other senior vice presidents, and (iii) certain severance and change of control protections. Effective March 23, 2011, we extended the severance and change of control protections under Mr. Austin’s compensation arrangement through April 1, 2012. These protections are described below under the heading “—Potential Payments Upon Termination or Change of Control.”

Tax and Accounting Implications

The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1,000,000 paid to certain individuals in any taxable year. We believe compensation paid by us is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers. For fiscal year 2011, all amounts paid to our named executive officers were deductible.

Beginning on January 1, 2006, we began accounting for stock-based payments including grants and awards under our 2006 Plan in accordance with the requirements of FASB ASC TOPIC 718.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this information statement.

THE COMPENSATION COMMITTEE

John M. Reardon, Chairman
Sean P. Lane
Gerald R. Marshall

January 4, 2012

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal year ended December 31, 2011. Substantially all of the compensation paid to our president and chief executive officer, Larry E. Lee, results from the terms of his employment agreement. We have not entered into any employment agreements with any of the other named executive officers, although we do have an agreement with Mr. Austin that provides for certain perquisites and benefits, along with severance and change-in-control protections through April 1, 2013.

Based on the fair value of equity awards granted to our named executive officers in 2011 and the base salary of the named executive officers, “salary” accounted for approximately 47% of the total compensation of the named executive officers, bonus incentive compensation accounted for approximately 7%, stock awards accounted for 16%, option awards accounted for approximately 16% and other compensation accounted for 14% of the total compensation of the named executive officers.

(a)	(b)	(c)	(d)		(e)	(f)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock awards ($)(4)	Option Awards ($)(5)	All other compensation ($)(6)	Total ($)
Larry E. Lee	2011	550,000	99,000	(1)	173,000	247,693	168,294	1,237,987
President and Principal	2010	537,500	99,000	(2)	354,000	-0-	109,362	1,099,862
Executive Officer	2009	500,000	225,000	(3)	165,000	-0-	107,893	997,893

G. Les Austin	2011	308,180	37,050	(1)	173,000	123,846	94,241	736,317
Senior Vice President, Chief	2010	276,250	37,050	(2)	304,000	-0-	40,982	658,282
Operating Officer and Principal Financial Officer	2009	250,000	87,750	(3)	88,000	-0-	38,295	464,045

Drake N. Smiley	2011	306,063	38,350	(1)	173,000	123,846	86,907	728,166
Senior Vice President	2010	288,750	38,350	(2)	304,000	-0-	56,228	687,328
	2009	270,000	87,750	(3)	88,000	-0-	54,308	500,058

Larry G. Rampey	2011	332,750	44,800	(1)	-0-	-0-	85,992	430,034
Senior Vice President	2010	313,750	44,800	(2)	304,000	-0-	47,815	710,365
	2009	295,000	103,250	(3)	88,000	-0-	46,322	532,572

(1)	These amounts represent bonuses earned in 2011 and paid in 2011.
(2)	These amounts represent bonuses earned in 2010 and paid in 2011.
(3)	These amounts represent bonuses earned in 2009 and paid in 2010.
(4)	The amounts in column (e) reflect the grant date fair value computed in accordance with FASB ASC Topic 718 of restricted stock awards pursuant to our 2006 Plan.
(5)	The amounts in column (f) reflect the grant date fair value computed in accordance with FASB ASC Topic 718 of SARs awards pursuant to our 2006 Plan.
(6)	All other compensation consists of the elements summarized in the table below. The amounts reflect compensation in 2011, each as calculated in accordance with Internal Revenue Service guidelines included as compensation on the IRS Form W-2 of the named executive officers who receive such benefits. The company vehicle provided to each officer was transferred to such officer in 2011 and the fair market value of such vehicle reflected on such officer’s W-2. Income taxes on certain amounts are also reimbursed by us and included on applicable officer’s W-2. For our president and chief executive officer, in accordance with his employment agreement, such amount includes an annual premium of $19,850 for a $5.0 million life insurance policy.

Name	401(k) Match	Executive Life Policy	Personal Use of Company Vehicles or Allowance; Transferred Vehicle FMV	Country Club Dues	Other	Total
Larry E. Lee	$22,000	$19,850	$107,187	$9,321	$8,046	$168,294
G. Les Austin	18,491	1,847	72,632	—	8,046	94,241
Drake N. Smiley	18,363	16,694	49,959	—	8,046	86,907
Larry G. Rampey	19,920	4,082	59,368	—	8,046	85,992

Grants of Plan-Based Awards In 2011

(a)	(b)	(i)		(k)	(l)
Name	Grant Date	All Other Stock and Option Awards: Number of Shares of Stock or Units(#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Larry E. Lee	5/5/11	100,000	(1)		173,000
	5/5/11	200,000	(2)	1.73	247,693
G. Les Austin	5/5/11	100,000	(1)		173,000
	5/5/11	100,000	(2)	1.73	123,846
Drake N. Smiley	5/5/11	100,000	(1)		173,000
	5/5/11	100,000	(2)	1.73	123,846
Larry G. Rampey	—	—			—

(1)	The amounts reflect the number of shares of restricted stock granted to each named executive officer pursuant to our 2006 Plan.
(2)	The amounts reflect the SARs granted to each named executive officer pursuant to our 2006 Plan.
(3)	The amounts reflect the grant date fair value computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
(a)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	(i)	(j)
Name					Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Larry E. Lee	0	200,000	1.73	5/5/21	300,000	939,000
G. Les Austin	0	100,000	1.73	5/5/21	287,500	899,875
Drake N. Smiley	0	100,000	1.73	5/5/21	293,750	919,438
Larry G. Rampey	—	—	—	—	195,000	610,350

(1)	Value based on market closing price on December 31, 2011

Option Exercises and Stock Vested in 2011

Stock Awards
(a)	(d)	(e)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Larry E. Lee	75,000	127,500
G. Les Austin	12,500	24,625
Drake N. Smiley	32,500	64,625
Larry G. Rampey	32,500	64,625

(1)	Values based on multiplying number of shares vested by closing stock price on the NASDAQ on the vesting date.

Potential Payments Upon Termination or Change of Control

Our employment agreements with Messrs. Lee and Austin obligate us to pay certain separation benefits to them in the event of termination of such executive’s employment or upon a change of control. In addition, effective March 10, 2009, we adopted a separation benefit plan entitled the “Change in Control Separation Benefit Plan of RAM Energy Resources, Inc, and Participating Subsidiaries,” or the 2009 CIC Plan. The 2009 CIC Plan provides certain separation benefits to our senior vice presidents and our vice presidents (including our named executive officers, other than Mr. Lee), as well as the senior vice presidents and vice presidents of our affiliates. The terms of the 2009 CIC Plan are described below.

Mr. Lee’s Employment Agreement

The amount of separation benefits payable to Larry E. Lee, as set forth in his employment agreement, upon voluntary termination, termination for cause, termination for good reason and termination in the event of disability or death is shown below. The amounts shown assume that such termination is effective as of January 31, 2012, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to Larry E. Lee upon his termination. The actual amounts to be paid out can only be determined at the time of his separation from us.

The term “disability” means disability (either physical or mental) which (i) materially and adversely affects Mr. Lee’s ability to perform his duties required of his office, and (ii) at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by us or our insurers and acceptable to Mr. Lee or his legal representative. The term “cause” means termination for one of the following reasons:

•	the conviction of Mr. Lee of a felony by a federal or state court of competent jurisdiction;

•	an act or acts of dishonesty taken by Mr. Lee and intended to result in substantial personal enrichment of Mr. Lee at our expense; or

•	Mr. Lee’s failure to follow a direct, reasonable and lawful written order from the board of directors, within the reasonable scope of his duties, which failure is not cured within 30 days.

The term “good reason” means:

•

the assignment to Mr. Lee of any material duties inconsistent in any respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by the employment agreement;

•

any other action taken by us which results in a diminution in Mr. Lee’s position, compensation, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which we remedy within ten (10) days after receipt of notice thereof given by Mr. Lee;

•

any material failure by us to otherwise perform our obligations under the employment agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which we remedy within ten (10) days after receipt of notice thereof given by Mr. Lee;

•

our requiring Mr. Lee to be based at any office or location other than that described in the employment agreement, except for periodic travel reasonably required in the performance of his responsibilities;

•	any purported termination by us of Mr. Lee’s employment otherwise than as expressly permitted by the employment agreement; or

•	any failure by us to cause any successor entity to assume our obligations to Mr. Lee under the employment agreement.

Payments Made Upon Termination Other Than for Cause, Death or Disability, or by Mr. Lee for Good Reason. In the event Mr. Lee is terminated for reasons other than cause, death or disability, or Mr. Lee complies with the requirements to permit him to resign, and he does resign, for good reason:

•	we will be obligated to pay to Mr. Lee in a lump sum payment the following amounts:

•	his annual base salary through the date of termination to the extent not already paid;

•	the highest bonus paid to Mr. Lee during his employment term for a full fiscal year, pro rated for that portion of the year of termination in which Mr. Lee is employed by us;

•	an amount equal to 200% of Mr. Lee’s base salary in effect on the date of termination;

•	any deferred compensation and accrued vacation pay;

•

if Mr. Lee qualifies for accelerated vesting of stock options, restricted stock awards or other employee benefits, but the acceleration would adversely affect the tax status of the plan or other participants in the plan, an amount equal to the benefit he would receive had accelerated vesting occurred; and

•

a “gross-up” payment in an amount equal to any excise tax, or interest or penalties related to any excise tax, assessed against Mr. Lee pursuant to Section 4999 of the Code, based upon the payments discussed above, the vesting of any stock or option rights under any benefit plan and the payment of the “gross-up” amount;

•	all of Mr. Lee’s stock options and restricted stock awards will vest; and

•

Mr. Lee and his family, if applicable, may continue to participate in any welfare benefit plan offered by us through the term of the employment agreement to the same extent as if Mr. Lee continued to be employed by us through the full term of the employment agreement.

Payments Made Upon Termination for Cause or by Mr. Lee for other than Good Reason. In the event Mr. Lee is terminated for cause, or Mr. Lee resigns for other than good reason, we have no further obligations to Mr. Lee other than a lump sum payment of the following amounts:

•	his annual base salary through the date of termination to the extent not already paid;

•	any deferred compensation; and

•

a “gross-up” payment in an amount equal to any excise tax, or interest or penalties related to any excise tax, assessed against Mr. Lee pursuant to Section 4999 of the Code, based upon the payments discussed above and the payment of the “gross-up” amount.

Payments Made Upon Death or Disability. In the event of Mr. Lee’s death or disability:

•	we will be obligated to pay to Mr. Lee in a lump sum payment the following amounts:

•	his annual base salary through the date of termination to the extent not already paid;

•	the bonus paid to Mr. Lee for the last full fiscal year, pro rated for that portion of the year of termination during which year Mr. Lee is employed by us;

•	an amount equal to Mr. Lee’s base salary in effect on the date of termination for the lesser of twelve (12) months or the remaining term of the employment agreement;

•	any deferred compensation and accrued vacation pay;

•

if Mr. Lee qualifies for accelerated vesting of stock options, restricted stock awards or other employee benefits, but the acceleration would adversely affect the tax status of the plan or other participants in the plan, an amount equal to the benefit he would receive had accelerated vesting occurred;

•

a “gross-up” payment in an amount equal to any excise tax, or interest or penalties related to any excise tax, assessed against Mr. Lee pursuant to Section 4999 of the Code, based upon the payments discussed above, the vesting of any stock or option rights under any benefit plan and the payment of the “gross-up” amount; and

•	all of Mr. Lee’s stock options and restricted stock awards will vest.

The following table shows the potential payments upon termination of Mr. Lee’s employment with us as set forth in his employment agreement:

Executive Benefits and Payments Upon Separation	Voluntary Termination Without Good Reason	Voluntary Termination With Good Reason	Involuntary Not For Cause Termination	For Cause Termination	Disability	Death
Compensation:
Base Salary(1)	$—	$1,100,000	$1,100,000	$—	$550,000	$550,000
Bonus	—	50,000	50,000	—	8,250	8,250
Benefits & Perquisites:
Stock Awards	—	—	—	—	—	—
Health and Welfare Benefits(2)	—	19,270	19,270	—	—	—
Excise Tax and Gross-Up	—	—	—	—	—	—
Accrued Vacation Pay(3)	—	—	—	—	—	—

Total	$—	$1,169,270	$1,169,270	$—	$558,250	$558,250

(1)	Assumes termination as of January 31, 2012 and all salary due and payable, and all matching contributions pursuant to our 401(k) plan to that date have been paid.
(2)	Average monthly cost is $1,482, with approximately 13 months remaining under the term of the employment agreement.
(3)	Mr. Lee has no accrued vacation pay.

Payments of separation benefits may be delayed if (i) Mr. Lee is a “specified employee” within the meaning of Section 409A of the Code (“Section 409A”) as of the date of his separation from service and (ii) the amount of any separation benefits payable to him are subject to Section 409A. In such instance, the separation benefits will not be paid to Mr. Lee until six months after the date of separation from service (or, if earlier, the date of his death). Any delayed payment will be paid in a single lump sum in cash on the first day of the seventh month following Mr. Lee’s separation from service (or, if earlier, upon his death).

Mr. Austin’s Compensation Arrangement

If, during the period ending April 1, 2012, either (i) Mr. Austin’s employment with us is terminated (in a manner that constitutes a separation from service under Section 409A) by us other than for cause or (ii) a change of control occurs, and upon such change of control or within six months thereafter, his employment with us is terminated (in a manner that constitutes a separation from service under Section 409A) either (y) by us other than for cause, or (z) by him for good reason, then we must pay to Mr. Austin as a severance benefit an amount equal to the sum of:

•	his then current base salary; plus

•	a “bonus payment” equal to the average of his three then most recent annual cash bonuses.

The term “change of control” means any change in the composition of our board of directors such that the incumbent directors comprise less than one-half of the membership of our board. The term “incumbent directors” means those persons currently serving as our directors, any person selected by the current directors to replace a director who dies, resigns or is removed as a director (and any such person shall thereafter be deemed to be a current director), or any person nominated by the current directors, or whose nomination is supported by the current directors, and who thereafter is elected by the stockholders as a director (and any such person shall thereafter be deemed to be a current director).

The term “cause” means:

•	conviction of a felony;

•	an act or acts of dishonesty intended to result in personal enrichment at our expense; or

•

failure to follow a reasonable and lawful order from our chief executive officer or the board, within the reasonable scope of his duties and responsibilities, which failure is not cured within ten (10) days after notice.

The term “good reason” means the termination by Mr. Austin of his employment within the period ending six (6) months following a change of control for any of the following events, unless he has consented in writing to such event:

•	a material diminution of his base annual salary;

•

his assignment of any duties materially inconsistent with his position as chief financial officer (including status, offices, titles, and reporting requirements), or any material diminution of his authority, duties, or responsibilities, other than an isolated, insubstantial, or inadvertent action not taken in bad faith and which we remedy promptly after receipt of notice from Mr. Austin; or

•	any required relocation of his principal office to a location more than fifty (50) miles from Tulsa, Oklahoma.

The following table shows the potential payments upon termination of Mr. Austin’s employment with us as provided in his compensation arrangement:

Executive Benefits and Payments Upon Separation	Change of Control Event	Involuntary Not For Cause Termination
Base Salary(1)	$350,000	$350,000
Bonus	53,950	53,950
Accruals(2)	48,630	48,630

Total	$452,580	$452,580

(1)	Assumes termination as of January 31, 2012 and all salary due and payable, and all matching contributions pursuant to our 401(k) plan have been paid.
(2)	Accrued vacation balance payable as of January 31, 2012.

Mr. Austin’s employment arrangement contemplated the adoption of the 2009 CIC Plan, and includes specific provisions that address potential differences in the payment of change of control separation benefits. If circumstances under which the change of control separation benefit payable to Mr. Austin in the 2009 CIC Plan are substantially similar to the circumstances specified under his employment agreement, then the provisions of the 2009 CIC Plan will control. If, however, events subsequently occur that would have entitled Mr. Austin to the payment of change of control separation benefits under his employment agreement that are greater than those payable under the 2009 CIC Plan, we must make a cash payment to Mr. Austin equal to the increase in benefits payable. Assuming a termination as of January 31, 2012, the severance benefit payable to Mr. Austin under the 2009 CIC Plan would be greater than the benefit payable under his employment agreement.

Any payments of separation benefits may be delayed to ensure compliance with Section 409A in the same manner as described above under Mr. Lee’s employment agreement.

Change in Control Separation Benefit Plan of RAM Energy Resources, Inc, and Participating Subsidiaries

We adopted the 2009 CIC Plan to assure that we will have the continued dedication of each of our senior vice presidents and vice presidents (“Executives”), notwithstanding the possibility, threat, or occurrence of a change in control. Our board of directors believed it was important to diminish the inevitable distraction of these Executives by virtue of the personal uncertainties and risks created by a pending or threatened change in control, and to encourage these Executives’ full attention and dedication to our affairs during the term of the 2009 CIC Plan and upon the occurrence of such event. Our board of directors also believed that we are best served by providing these Executives with compensation arrangements upon a change in control which provide these Executives with individual financial security and which are competitive with those of other corporations. The principal provisions of the 2009 CIC Plan are as follows.

Change in Control

For purposes of the 2009 CIC Plan, a change in control shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

•

at the close of business day next following the day on which we learn of the acquisition by any unaffiliated person of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of the then outstanding shares of our common stock;

•	at any time the incumbent directors (defined below) shall cease for any reason to constitute a majority of our board;

•

upon the consummation of a reorganization, merger or consolidation, or a sale or other disposition of all or substantially all of our assets, with certain limited exceptions where our stockholders continue to control the resulting entity (or the entity which purchases our assets) and the incumbent directors control the board of directors of the resulting entity (or the entity which purchases our assets); or

•	approval by our stockholders of a plan of complete liquidation or dissolution.

The incumbent directors are the members of the board of directors on the date of adoption of the 2009 CIC Plan, together with any person who thereafter becomes our director and whose election or nomination for election was approved by a vote of at least a majority of the incumbent directors (including directors so appointed or elected by incumbent directors) then on the board; provided, however, that no individual initially elected or nominated as our director as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the board, including by reason of any agreement intended to avoid or settle any such election contest or solicitation of proxies or consents, shall be deemed an incumbent director.

Reasons for Termination of Employment of an Executive

Termination Upon Death or Becoming Disabled. An Executive’s employment shall terminate immediately upon the Executive’s death and we will have no further obligation under the 2009 CIC Plan to the deceased Executive or such Executive’s legal representatives. If the Executive’s employment is terminated due to the

Executive becoming disabled, we will have no further obligation under the 2009 CIC Plan to the Executive or such Executive’s legal representatives. The term “disabled” means, with respect to any Executive, that (i) such Executive has received disability payments under our long-term disability plan for a period of three months or more, or (ii) based upon the written report of a mutually agreeable qualified physician designated by us and the Executive or the Executive’s representative, our Compensation Committee determines, in accordance with Section 409A, that the Executive has become physically or mentally incapable of performing the Executive’s essential job functions with or without reasonable accommodation or job protection as required by law for a continuous period expected to last not less than twelve months.

Termination by the Company; Cause. We may terminate an Executive’s employment at any time whether with or without cause. For purposes of the 2009 CIC Plan, “cause” means the termination of Executive’s employment due to:

•	the failure of the Executive to perform in any material respect the Executive’s prescribed duties to us (other than any such failure resulting from the Executive becoming disabled);

•	the commission by the Executive of a wrongful act that caused or was reasonably likely to cause damage to us;

•	an act of gross negligence, fraud, unfair competition, dishonesty or misrepresentation in the performance of the Executive’s duties on our behalf;

•

the conviction of or the entry of a plea of nolo contendere by the Executive to any felony or the conviction of or the entry of a plea of nolo contendere to any offense involving dishonesty, breach of trust or moral turpitude; or

•	a breach of the Executive’s fiduciary duty involving personal profit.

If we terminate the Executive’s employment for cause within the year following a change in control (the “Change in Control Period”), then such termination for cause shall not be effective for purposes of determining that the Executive is not entitled to payment of the separation benefit under the 2009 CIC Plan unless and until two-thirds of the board of directors adopt a resolution approving the termination of the Executive for cause, following notice and an opportunity to the Executive to be heard at a meeting called by the board of directors to discuss the Executive’s employment.

Termination by the Executive; Good Reason. The Executive may terminate the Executive’s employment at any time whether with or without good reason. The term “good reason” means the termination by the Executive of the Executive’s employment during the Change in Control Period for any of the following events, unless the Executive has consented in writing to such event:

•	any material diminution in the Executive’s annual base salary;

•

the assignment to the Executive of any duties materially inconsistent with the Executive’s position (including status, offices, titles, and reporting requirements), authority, duties, or responsibilities, other than an isolated, insubstantial, or inadvertent action not taken in bad faith and which we remedy promptly after receipt of notice from the Executive;

•	any failure by us to require any successor or assignee to assume the obligations under the 2009 CIC Plan; or

•	any relocation of the Executive’s principal office to a location more than fifty (50) miles from the Executive’s principal office prior to such relocation.

No termination of employment for good reason shall be effective for purposes of determining that the Executive is entitled to payment of the separation benefits under the 2009 CIC Plan unless (i) following receipt of proper notice, we fail to either cure the offending cause or notify the Executive of our intended method of cure, and (ii) the Executive timely delivers a notice of termination.

Termination Prior to a Change in Control. If we terminate the Executive’s employment other than for cause, the Executive’s death or the Executive becoming disabled, and a change in control occurs within six (6) months following the date of termination, then for purposes determining eligibility for payment of the separation benefits under the 2009 CIC Plan, such change in control shall be deemed to have occurred immediately prior to the date of termination if either (i) the date of termination occurs following the execution of an agreement (including a letter of intent) that provides for a transaction that subsequently is consummated and constitutes such change in control, or (ii) the Executive reasonably demonstrates that such termination was effected in connection with, or in anticipation of, such change in control.

Separation Benefits Upon Termination of the Executive under the 2009 CIC Plan

Accrued Obligations. Upon any termination of the Executive’s employment for any reason, we will pay the Executive any unpaid portion the Executive’s annual base salary through the date of termination and any accrued, unused vacation through the date of termination (the “Accrued Obligations”).

Termination for Good Reason; Other Than for Cause, Death, or Becoming Disabled. If during the Change in Control Period (i) we terminate the Executive’s employment other than for cause, the Executive’s death, or the Executive becoming disabled, or (ii) the Executive terminates the Executive’s employment for good reason, then we will, in addition to the payment of the Accrued Obligations, pay the following separation benefits to the Executive:

•

If the Executive is a vice president, we will pay the Executive a lump sum in cash equal to one times the sum of the greater of (x) the Executive’s annual base salary as of the date of termination, and (y) the Executive’s annual base salary at any time during the one-year period before the change in control.

•

If the Executive is a senior vice president, we will pay the Executive a lump sum in cash equal to two times the sum of the greater of (x) the Executive’s annual base salary as of the date of termination, and (y) the Executive’s annual base salary at any time during the one-year period before the change in control.

•	We will also provide the Executive:

•

with limited exceptions and for the period allowed under Section 4980B of the Code (not less than 18 months), the same level of health and dental insurance benefits for the Executive (and the Executive’s dependents, if applicable) upon substantially similar terms and conditions (including contributions required by the Executive for such benefits) as existed immediately before the date of termination; and

•

for a period of 18 months, the same level of life and disability insurance benefits for the Executive, upon substantially similar terms and conditions (including contributions required by the Executive for such benefits) as existed immediately before the date of termination.

Cause; Other than for Good Reason. If during the Change in Control Period the Executive’s employment is terminated for cause, or by reason of death or disability, or the Executive terminates the Executive’s employment without good reason, then the Executive shall have no further rights and we will have no further obligations to the Executive under the 2009 CIC Plan, other than for payment of the Accrued Obligations.

The following tables show the potential separation benefits to be paid upon termination of our named executive officers other than Mr. Lee, who is not eligible for separation benefits under the 2009 CIC Plan:

G. Les Austin
Executive Benefits and Payments Upon Separation	Termination For Cause, Death, Disability or Without Good Reason	Termination With Good Reason, or Other Than For Cause, Death or Disability
Base Salary(1)	$—	$700,000
Health and Welfare Benefits(2)	—	44,311
Accruals(3)	48,630	48,630

Total	$48,630	$792,941

(1)	Assumes termination as of January 31, 2012 and all salary due and payable and all matching contributions pursuant to our 401(k) plan to that date have been paid.
(2)	Average monthly cost is $2,461.
(3)	Accrued vacation balance payable as of January 31, 2012.

Larry G. Rampey
Executive Benefits and Payments Upon Separation	Termination For Cause, Death, Disability or Without Good Reason	Termination With Good Reason, or Other Than For Cause, Death or Disability
Base Salary(1)	$—	$672,000
Health and Welfare Benefits(2)	—	33,211
Accruals(3)	141, 669	141,669

Total	$141,669	$846,880

(1)	Assumes termination as of January 31, 2012 and all salary due and payable and all matching contributions pursuant to our 401(k) plan to that date have been paid.
(2)	Average monthly cost is $1,845.
(3)	Accrued vacation balance payable as of January 31, 2012. This balance represents accrued exceptions to our policy of permitting a maximum of 240 hours of vacation time to be carried over to subsequent years. Exceptions were granted due to Mr. Rampey’s inability to use vacation within a given year because of workload requirements. All exceptions to our carry-over policy were approved by our president and chief executive officer. No further exceptions will be authorized.

Drake N. Smiley
Executive Benefits and Payments Upon Separation	Termination For Cause, Death, Disability or Without Good Reason	Termination With Good Reason, or Other Than For Cause, Death or Disability
Base Salary(1)	$—	$619,500
Health and Welfare Benefits(2)	—	46,671
Accruals(3)	125,538	125,538

Total	$125,538	$791,709

(1)	Assumes termination as of January 31, 2012 and all salary due and payable and all matching contributions pursuant to our 401(k) plan to that date have been paid.
(2)	Average monthly cost is $2,591.
(3)	Accrued vacation balance payable as of January 31, 2012. This balance represents accrued exceptions to our policy of permitting a maximum of 240 hours of vacation time to be carried over to subsequent years. Exceptions were granted due to Mr. Smiley’s inability to use vacation within a given year because of workload requirements. All exceptions to our carry-over policy were approved by our president and chief executive officer. No further exceptions will be authorized.

The amounts to be received by Messrs. Lee, Austin, Rampey and Smiley, either through their employment agreement or our 2009 CIC Plan resulting from the Halcon transaction can be summarized as follows:

Golden Parachute Compensation

	Cash ($)	Equity ($)(1)	Options ($)(2)	Pension/ Nonqualified Deferred Compensation ($)	Perquisites ($)(2)	Tax Reimbursement ($)	Other ($)	Total ($)
Larry E. Lee	1,169,270	860,750	280,000	—	—	—	—	2,310,020
G. Les Austin	792,941	586,875	140,000	—	—	—	—	1,519,816
Larry Rampey	846,880	414,725	-0-	—	—	—	—	1,261,605
Drake Smiley	791,709	649,475	140,000	—	—	—	—	1,581,184

(1)	The value of stock vesting pursuant to the Halcon transaction using the December 31, 2011 closing price of $3.13.
(2)	Stock options valued at fiscal year end.

Any payments of separation benefits may be delayed to ensure compliance with Section 409A in the same manner as described above under Mr. Lee’s employment agreement.

Director Compensation

Our board of directors determines all cash and non-cash compensation paid to our independent directors. Mr. Lee, our only management director, receives no compensation as a director. We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our board of directors. In March of 2010, our Compensation Committee reviewed the Director Compensation Review prepared by Pearl Meyer & Partners that reflected that our independent directors were paid significantly less than directors of peer group companies, both in total cash compensation and in equity grants. The Compensation Committee determined that because each of our independent directors is a committee chair, and each member serves on each board committee, the independent members of our board of directors have considerably more responsibility that the average director on a much larger board. The Committee also noted that because we have such a small board of directors in comparison with the peer group, our overall board compensation burden is substantially less than the peer group. After consideration of these and other factors, the Committee recommended, and the board of directors approved, the payment of annual compensation to our independent directors for 2011 as follows:

•	Cash compensation of the following:

•	an annual base retainer of $50,000;

•	a meeting fee of $1,000 per meeting attended for all in-person and telephonic meetings of the board of directors and each board committee subject to a $15,000 per-year cap on meeting fees;

•	an additional annual retainer of $15,000 for the chairman of the Audit Committee;

•	an additional annual retainer of $15,000 for the chairman of the Compensation Committee; and

•	an additional annual retainer of $15,000 for the chairman of the Nominating and Corporate Governance Committee; and

•	Equity-based awards in the form of shares of restricted stock under our 2006 Plan having a fair market value on the date of grant equal to $80,000.

On May 5, 2011, we granted restricted stock awards of 46,242 shares to each of Messrs. Lane, Marshall and Reardon. The market price of the shares of our common stock on the date of grant was $1.73 per share. The fair market value of these awards totaled approximately $80,000 as of the date of grant. All of the shares granted vest one year from the date of grant.

The table below summarizes the compensation paid by us to independent directors for the fiscal year ended December 31, 2011.

(a)	(b)	(c)	(f)	(g)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total
Sean P. Lane	$80,000	$80,000	$2,357	$162,357
Gerald R. Marshall	80,000	80,000	4,600	164,600
John M. Reardon	80,000	80,000	6,912	166,912

(1)	The amounts reflect the grant date fair market value computed in accordance with FASB ASC Topic 718.
(2)	The amount reflects perquisite value as calculated in accordance with Internal Revenue Service guidelines.

2006 Long-Term Incentive Plan

The purposes of our 2006 Plan are to promote our growth and profitability, to provide our executives, directors and other employees, and persons who, by their position, ability and diligence are able to make important contributions to our growth and profitability, with an incentive to assist us in achieving our long-term corporate objectives, to attract and retain executives and other employees of outstanding competence, and to provide such persons with an opportunity to acquire an equity interest in us.

Under our 2006 Plan, we may grant restricted stock, stock options, SARs or other awards to any of our directors, officers or full-time employees or those of our subsidiaries, and to any independent contractors and consultants who by their position, ability and diligence are able to make important contributions to our future growth and profitability. Generally, all classes of our employees are eligible to participate in our 2006 Plan.

Our 2006 Plan currently provides that a maximum of 7,400,000 shares of our common stock may be issued in conjunction with awards granted under our 2006 Plan. At December 31, 2011, 1,474,351 shares of our common stock remained available for awards to be granted under our 2006 Plan. Awards that are forfeited under the 2006 Plan will again be eligible for issuance as though the forfeited awards had never been issued. Similarly, awards settled in cash will not be counted against the shares authorized for issuance upon exercise of awards under the 2006 Plan.

Administration

The Compensation Committee of our board of directors administers our 2006 Plan. The members of our Compensation Committee serve at the pleasure of our board of directors. With respect to equity-based awards to be made to any of our directors, the Compensation Committee will make recommendations to our board of directors as to:

•	which of such persons should be granted equity-based awards;

•	the terms of proposed grants or awards to those selected by our board of directors to participate;

•	the exercise price for options and grant date value of SARs; and

•	any limitations, restrictions and conditions upon any equity-based awards.

Any equity-based award to any of our directors under our 2006 Plan must be approved by our board of directors.

In connection with the administration of our 2006 Plan, the Compensation Committee, with respect to equity-based awards to be made to any officer, employee or consultant who is not one of our directors, will:

•	determine which employees and other persons will be granted equity-based awards under our 2006 Plan;

•	grant the equity-based awards to those selected to participate;

•	determine the exercise price for options and grant date value of SARs; and

•	prescribe any limitations, restrictions and conditions upon any equity-based awards.

In addition, our Compensation Committee will:

•	interpret our 2006 Plan; and

•	make all other determinations and take all other actions that may be necessary or advisable to implement and administer our 2006 Plan.

Types of Awards

Our 2006 Plan permits the Compensation Committee to make several types of awards and grants, the principal types of which are awards of shares of restricted stock, the grant of options to purchase shares of our common stock, and awards of SARs.

Restricted Stock. Restricted shares of our common stock may be granted under our 2006 Plan subject to such terms and conditions, including forfeiture and vesting provisions, and restrictions against sale, transfer or other disposition as our board of directors or the Compensation Committee may determine to be appropriate at the time of making the award. In addition, our board of directors or the Compensation Committee may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition, and may direct that the certificates, along with a stock power signed in blank by the employee, be delivered to and held by us until such restrictions lapse. Our board of directors or the Compensation Committee, in its discretion, may provide for a modification or acceleration of shares of restricted stock in the event of a change in control, death or permanent disability of the employee, or for such other reasons as our board of directors or the Compensation Committee may deem appropriate in the event of the termination of employment of the covered employee.

Stock Options. Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of our stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under our 2006 Plan will be determined by our board of directors or the Compensation Committee at the time of the grant. Either our board of directors or the Compensation Committee will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, either our board of directors or the Compensation Committee may, in its discretion, impose limitations on the exercise of all or some options granted under our 2006 Plan, such as specifying minimum periods of time after grant during which options may not be exercised. Our 2006 Plan also contains provisions for our board of directors or Compensation Committee to provide for acceleration of the right of an individual employee to exercise his or her stock option or restricted stock award in the event we experience a change of control. No cash consideration is payable to us in exchange for the grant of options.

Our 2006 Plan provides that the stock options may either be Incentive Stock Options within the meaning of Section 422 of the Code, or Non-Qualified Options, which are stock options other than Incentive Stock Options within the meaning of Sections 82 and 421 of the Code.

Incentive Stock Options. Incentive Stock Options may be granted only to our employees or employees of our subsidiaries, and must be granted at a per share option price not less than the fair market value of our common stock on the date the Incentive Stock Option is granted. In the case of an Incentive Stock Option granted to a stockholder who owns shares of our outstanding stock of all classes representing more than 10% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share option price may not be less than 110% of the fair market value of one share of our common stock on the date the Incentive Stock Option is granted and the term of such option may not exceed five years. As required by the Code, the aggregate fair market value, determined at the time an Incentive Stock Option is granted, of our common stock with respect to which Incentive Stock Options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option plans may not exceed $100,000. The maximum number of shares of our common stock underlying Incentive Stock Options granted under our 2006 Plan may not exceed 2,400,000.

Non-Qualified Options. Non-Qualified Options are stock options which do not qualify as Incentive Stock Options. Non-Qualified Options may be granted to our consultants and independent contractors, as well as to our employees. The exercise price for Non-Qualified Options will be determined by the Compensation Committee at the time the Non-Qualified Options are granted, but may not be less than 75% of the fair market value of our common stock on the date the Non-Qualified Option is granted. Non-Qualified Options are not subject to any of the restrictions described above with respect to Incentive Stock Options. Incentive Stock Options and Non-Qualified Options are treated differently for federal income tax purposes as described below under “—Tax Treatment.”

The exercise price of stock options may be paid in cash, in whole shares of our common stock, in a combination of cash and our common stock, or in such other form of consideration as our board of directors or the Compensation Committee may determine, equal in value to the exercise price. However, only shares of our common stock which the optionee has held for at least six months on the date of the exercise may be surrendered in payment of the exercise price for the options.

Stock Appreciation Rights. Awards of SARs entitle the recipient to receive a payment from us equal to the amount of any increase in the fair market value of the shares of our common stock subject to the SAR award between the date of the grant of the SAR award and the fair market value of these shares on the exercise date. Our 2006 Plan provides for payment in the form of shares of our common stock or cash.

Performance Unit Awards. Performance units entitle the recipient to receive a certain target, maximum or minimum value in cash or common stock per unit upon the achievement of performance goals established by our board of directors or our Compensation Committee.

Transferability

Restricted stock awards and awards of SARs are not transferable during the restriction period. Incentive Stock Options are not transferable other than by will or by the laws of descent and distribution. Non-Qualified Stock Options are transferable on a limited basis. In no event may a stock option be exercised after the expiration of its stated term.

Termination

Rights to restricted stock, SARs and stock options which have not vested will generally terminate immediately upon the holder’s termination of employment with us or any of our subsidiaries for any reason other than retirement with our consent, disability or death. Our board of directors or the Compensation Committee may determine, at the time of the grant, that a holder’s stock option agreement may contain provisions permitting the optionee to exercise the stock options for a specified period after such termination, or for any period our board of directors or the Compensation Committee determines to be advisable after the optionee’s employment terminates by reason of retirement, disability, death, termination without cause, or following a change in control. Incentive Stock Options will, however, terminate no more than three months after termination of the holder’s employment, twelve months after termination of the holder’s employment due to disability and three years after termination of the holder’s employment due to death. Our board of directors or the Compensation Committee may permit a deceased holder’s stock options to be exercised by the holder’s executor or heirs during a period acceptable to our board of directors or the Compensation Committee following the date of the optionee’s death but such exercise must occur prior to the expiration date of the stock option.

Dilution; Substitution

Our 2006 Plan provides protection against substantial dilution or enlargement of the rights granted to holders of restricted stock and options in the event of stock splits, recapitalizations, mergers, consolidations, reorganizations or similar transactions. New option rights may, but need not, be substituted for the stock options granted under our 2006 Plan, or our obligations with respect to stock options outstanding under our 2006 Plan may, but need not, be assumed by another corporation in connection with any merger, consolidation, acquisition, separation, reorganization, sale or distribution of assets, liquidation or like occurrence in which we are involved. In the event that our 2006 Plan is assumed, the stock issuable upon the exercise of stock options previously granted under our 2006 Plan will thereafter include the stock of the corporation granting such new option rights or assuming our obligations under the 2006 Plan.

Amendment

Our board of directors may amend our 2006 Plan at any time. However, without stockholder approval, our 2006 Plan may not be amended in a manner that would increase the number of shares that may be issued under our 2006 Plan, extend the term of our 2006 Plan, or otherwise disqualify our 2006 Plan for coverage under Rule 16b-3 promulgated under the Exchange Act. Restricted stock or stock options previously granted under our 2006 Plan may not be impaired or affected by any amendment of our 2006 Plan, without the consent of the affected grantees.

Accounting Treatment

Under current generally accepted accounting principles, when we make a grant of restricted stock, an amount equal to the fair market value of the restricted stock at the date of grant is charged to our compensation expense over the period of the restriction. The fair value of any stock option or SARs as of the date of grant will likewise be charged to our compensation expense over the requisite service period of the option or SAR. The cash we receive upon the exercise of stock options would be reflected as an increase in our capital. No additional compensation expense will be recognized at the time stock options or SARs are exercised.

Tax Treatment

The following is a brief description of the federal income tax consequences, under existing law, with respect to restricted stock and stock options that may be granted as awards under our 2006 Plan.

Restricted Stock. A recipient of restricted stock generally will not recognize any taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the price paid for the stock, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the Code permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of income that must be recognized by virtue of the restricted stock grant. We will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

Incentive Stock Options. An optionee will not realize any taxable income upon the grant or the exercise of an Incentive Stock Option. However, the amount by which the fair market value of the shares covered by the Incentive Stock Option (on the date of exercise) exceeds the option price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of the shares of our common stock acquired by exercising an Incentive Stock Option within two years from the date of the grant of the Incentive Stock Option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the stock, any amount realized by the optionee in excess of the option price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an Incentive Stock Option.

If any shares of our common stock acquired upon exercise of an Incentive Stock Option are resold or disposed of before the expiration of the prescribed holding periods, the optionee would realize ordinary income instead of capital gain. The amount of the ordinary income realized would be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the option price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized. Any additional gain would be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an Incentive Stock Option, we would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

Non-Qualified Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the holder upon the grant of a Non-Qualified Options or SARs, and we are not entitled to a tax deduction by reason of the grant. Generally, upon the exercise of a Non-Qualified Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. In the case of the exercise of SARs, the holder will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received and the fair market value of any shares distributed to the holder. Upon the exercise of a Non-Qualified Option or a SAR, and subject to the application of Section 162(m) of the Code as discussed above, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee or holder assuming any federal income tax reporting requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a Non-Qualified Option or a SAR, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of a Non-Qualified Option or a SAR are transferred to the optionee or holder subject to restrictions, then the taxable income realized by the optionee or holder, unless such person elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) would be deferred and measured with reference to the fair market value of the shares at the time the restrictions’ lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if the exercise and any subsequent disposition could result in liability under Section 16(b).

Securities Authorized for Issuance Under Our 2006 Plan

The following table provides information for all equity compensation plans as of the fiscal year ended December 31, 2011, under which our equity securities were authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	—	$—	1,474,351	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	1,474,351

(1)	Shares awarded under all above plans may be newly issued, from our treasury or acquired in the open market.
(2)	This number reflects shares available for issuance under our 2006 Plan as of December 31, 2011. Following the amendment of our 2006 Plan, shares available for issuance under our 2006 Plan will be 5,174,351.

STOCKHOLDER PROPOSALS

Our 2012 Annual Meeting of Stockholders is expected to be held on or about May 5, 2012, and proxy materials in connection with that meeting are expected to be mailed on or about April 4, 2012. In order to be included in our proxy materials for our 2012 Annual Meeting, we must have received stockholder proposals prepared in accordance with the proxy rules on or before December 1, 2011.

Any proposal should be addressed to the Secretary, RAM Energy Resources, Inc., 5100 East Skelly Drive, Suite 650, Tulsa, Oklahoma 74135. Upon receipt of any proposal, we will determine whether or not to include such proposal in the proxy statement for our 2012 Annual Meeting of Stockholders in accordance with applicable law. We suggest that such proposals be sent by certified mail, return receipt requested.

If we receive notice after February 28, 2012 of any proposal which a stockholder intends to present at our 2012 Annual Meeting, then under the proxy rules, the persons named in the proxy solicited by our board of directors for our 2012 Annual Meeting may exercise discretionary voting with respect to such proposal to the extent permitted by applicable law.

In addition, our bylaws currently provide that in order for a stockholder to properly bring business before an annual meeting, the stockholder must have given timely notice of such proposed business in a writing delivered to our Secretary not less than sixty (60) nor more than ninety (90) days prior to the meeting. If we mail or otherwise provide notice, or public disclosure, of the date of our annual meeting on a date that is less that seventy (70) days prior to the date of the annual meeting, the stockholder’s notice that he or she proposes to bring business before the annual meeting must be received by us no later than the tenth business day following the day on which our notice of the annual meeting was mailed, or public disclosure was made, whichever event first occurs.

MATERIALS INCORPORATED BY REFERENCE

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 16, 2011 is incorporated into this information statement by reference. A copy of the report is being mailed to stockholders of record along with this information statement. Stockholders may obtain, without charge, a copy of this report as filed with the SEC by calling (918) 663-2800 or by writing to:

Secretary of RAM Energy Resources, Inc.

5100 East Skelly Drive

Suite 650

Tulsa, Oklahoma 74135

APPENDIX A-1

SECURITIES PURCHASE AGREEMENT

BETWEEN

HALCON RESOURCES LLC

AND

RAM ENERGY RESOURCES, INC.

December 21, 2011

Page
ARTICLE I TERMS DEFINED		A-1-1

Section 1.1	Definitions	A-1-1
Section 1.2	Accounting Terms and Determinations	A-1-14
Section 1.3	Gender and Number	A-1-14
Section 1.4	References to Agreement	A-1-14

ARTICLE II PURCHASE AND SALE OF SECURITIES		A-1-15

Section 2.1	Purchase and Sale	A-1-15
Section 2.2	Closing	A-1-15
Section 2.3	Delivery	A-1-15
Section 2.4	Payment	A-1-15

ARTICLE III RESERVATION AND ISSUANCE OF CONVERSION SHARES		A-1-15

ARTICLE IV RESERVATION AND ISSUANCE OF WARRANT SHARES		A-1-15

ARTICLE V INVESTMENT REPRESENTATIONS; RESTRICTIONS ON TRANSFER OF SECURITIES		A-1-16

ARTICLE VI CONDITIONS		A-1-16

Section 6.1	Conditions Precedent to Investor’s Obligations at Closing	A-1-16
Section 6.2	Conditions Precedent to the Company’s Obligations at Closing	A-1-18

ARTICLE VII REPRESENTATIONS AND WARRANTIES		A-1-19

Section 7.1	Corporate Existence and Power	A-1-19
Section 7.2	Corporate and Governmental Authorization	A-1-19
Section 7.3	Binding Effect	A-1-20
Section 7.4	Capitalization	A-1-20
Section 7.5	Issuance of Securities	A-1-20
Section 7.6	Financial Statements	A-1-20
Section 7.7	Material Agreements	A-1-21
Section 7.8	Senior Debt Documents	A-1-21
Section 7.9	Investments	A-1-21
Section 7.10	Outstanding Debt	A-1-22
Section 7.11	Transactions with Affiliates	A-1-22
Section 7.12	Employment Matters	A-1-22
Section 7.13	Litigation	A-1-22
Section 7.14	ERISA	A-1-23
Section 7.15	Taxes	A-1-25
Section 7.16	Title to Assets	A-1-25
Section 7.17	Licenses, Permits, Etc.	A-1-26
Section 7.18	Proprietary Rights	A-1-26
Section 7.19	Compliance with Law	A-1-26
Section 7.20	Environmental Matters	A-1-26
Section 7.21	Fiscal Year	A-1-28
Section 7.22	No Default	A-1-28
Section 7.23	Insurance	A-1-28
Section 7.24	Government Regulation	A-1-28
Section 7.25	Securities Laws	A-1-28
Section 7.26	Brokers and Finders	A-1-28

A-1-i

Section 7.27	Company SEC Documents; Commission Inquiries	A-1-29
Section 7.28	Information Supplied	A-1-29
Section 7.29	Oil and Gas Operations	A-1-29
Section 7.30	Financial and Commodity Hedging	A-1-30
Section 7.31	Books and Records	A-1-31
Section 7.32	Reserve Report	A-1-31
Section 7.33	Nature of Company Assets	A-1-31
Section 7.34	Capital Projects	A-1-31
Section 7.35	Lease Status/Rentals/Royalties	A-1-31
Section 7.36	Preferential Rights	A-1-32
Section 7.37	No Pipeline Imbalances	A-1-32
Section 7.38	Suspense Amounts	A-1-32
Section 7.39	Reversionary Interests	A-1-32
Section 7.40	Gathering System; Gas Plant	A-1-32
Section 7.41	Pipelines	A-1-32
Section 7.42	Sarbanes Oxley Compliance	A-1-32
Section 7.43	Nasdaq Marketplace Rules Compliance	A-1-32
Section 7.44	Dissenters’ Rights	A-1-32
Section 7.45	Opinion of Financial Advisors	A-1-33
Section 7.46	Takeover Laws	A-1-33
Section 7.47	Full Disclosure	A-1-33

ARTICLE VIII REPRESENTATIONS AND WARRANTIES OF INVESTOR		A-1-33

Section 8.1	Limited Liability Company Existence and Power	A-1-33
Section 8.2	Limited Liability Company and Governmental Authorization	A-1-33
Section 8.3	Binding Effect	A-1-33
Section 8.4	Brokers and Finders	A-1-34
Section 8.5	Legal Proceedings	A-1-34
Section 8.6	Financing	A-1-34
Section 8.7	Commitments	A-1-34
Section 8.8	Full Disclosure	A-1-34

ARTICLE IX COVENANTS		A-1-35

Section 9.1	Maintenance of Insurance	A-1-35
Section 9.2	Payment of Taxes and Claims	A-1-35
Section 9.3	Compliance with Laws and Documents	A-1-35
Section 9.4	Further Action; Efforts	A-1-35
Section 9.5	Operation of Properties and Equipment	A-1-35
Section 9.6	Additional Documents	A-1-36
Section 9.7	Maintenance of Books and Records	A-1-36
Section 9.8	Environmental Matters	A-1-36
Section 9.9	Access to Information	A-1-36
Section 9.10	Conduct of the Business of the Company Pending Closing	A-1-36
Section 9.11	Written Consent; Information Statement	A-1-39
Section 9.12	Continuation of Indemnification	A-1-40
Section 9.13	Acquisition Proposals	A-1-41
Section 9.14	Tax Matters	A-1-43
Section 9.15	Protection of Minority Shareholders	A-1-43

ARTICLE X TERMINATION		A-1-43

Section 10.1	Termination	A-1-43
Section 10.2	Effect of Termination	A-1-44

A-1-ii

ARTICLE XI MISCELLANEOUS		A-1-45

Section 11.1	Notices	A-1-45
Section 11.2	No Waivers	A-1-46
Section 11.3	Expenses; Indemnification	A-1-46
Section 11.4	Amendments and Waivers; Sale of Interest	A-1-47
Section 11.5	Survival	A-1-47
Section 11.6	Limitation on Interest	A-1-48
Section 11.7	Invalid Provisions	A-1-48
Section 11.8	Successors and Assigns	A-1-48
Section 11.9	GOVERNING LAW; FORUM SELECTION; CONSENT TO JURISDICTION AND SERVICE	A-1-48
Section 11.10	Counterparts	A-1-48
Section 11.11	No Third Party Beneficiaries	A-1-48
Section 11.12	FINAL AGREEMENT	A-1-49
Section 11.13	WAIVER OF RIGHT TO TRIAL BY JURY	A-1-49
Section 11.14	Publicity	A-1-49
Section 11.15	Cooperation	A-1-49
Section 11.16	Additional Actions	A-1-49

A-1-iii

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into effective this 21st day of December, 2011, by and between Halcon Resources LLC, a Delaware limited liability company (“Investor”) and RAM Energy Resources, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company has authorized and desires to issue and sell to Investor (a) certain shares of the Company’s common stock, (b) a senior subordinated convertible note, and (c) certain warrants to purchase shares of the Company’s common stock, all on the terms and conditions set forth herein;

WHEREAS, Investor desires to purchase such securities from the Company on the terms and conditions set forth herein; and

WHEREAS, the Company, Investor and the Majority Stockholders have entered into the Stockholders Agreement in the form of Exhibit C attached hereto.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

TERMS DEFINED

Section 1.1 Definitions. The following terms, as used herein, have the following meanings:

“Acquisition Agreement” has the meaning given such term in Section 9.13(b) hereof.

“Adjustment Amount” has the meaning given such term in Section 11.3(c)(ii) hereof.

“Adverse Recommendation Change” has the meaning given such term in Section 9.13(b) hereof.

“AFEs” shall have the meaning given such term in Section 7.34 hereof.

“Affiliate” means, as to any Person, any Subsidiary of such Person, or any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to the Company, any director or executive officer of the Company or any Subsidiary or any Person who holds ten percent (10%) or more of the voting stock of the Company, and with respect to Investor, any member of Investor, and to the extent applicable, the members of any such member. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, or by contract or otherwise. Investor shall not be considered an Affiliate of the Company for purposes of this Agreement or the other Transaction Documents.

“Agreement” has the meaning given such term in the preamble hereto.

“Article” refers to an “article” of this Agreement unless specifically indicated otherwise.

“Audit” means any audit, assessment of Taxes, other examination by any Tax Authority, or appeal of such proceeding relating to Taxes.

A-1-1

“Authorized Officer” means, as to any Person, its chairman, its chief executive officer, its president, its chief operating officer, its Financial Officer and any vice president.

“Benefit Plan” means any “employee benefit plan” within the meaning of section 3(3) of ERISA, and any other bonus, compensation, deferred compensation, incentive compensation, stock purchase, phantom stock, stock option, stock appreciation right or other equity-based incentive, severance, termination, change in control, retention, employment, consulting, hospitalization or other medical, life or other insurance or coverage, cafeteria or flexible benefit, educational assistance, disability, vacation, sick leave, salary continuation, welfare, supplemental unemployment, fringe benefit, profit-sharing, pension or retirement, or any other employee benefit, policy, program, agreement, arrangement or payroll practice under which any current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) of the Company, any of its Subsidiaries or any ERISA Affiliate may have any present or future right to benefits or that is sponsored, maintained or contributed to by the Company, any of its Subsidiaries or any ERISA Affiliate or under which the Company, any of its Subsidiaries or any ERISA Affiliate may have any liability.

“Business Day” means any day except a Saturday, Sunday or other day on which banking institutions in Tulsa, Oklahoma are authorized by Law to close.

“Capital Lease” means, for any Person, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee of such lease prepared as of such date in accordance with GAAP.

“Capital Projects” shall have the meaning given such term in Section 7.34 hereof.

“Change of Control” means the occurrence of any of the following: (a) the sale, lease, transfer or other disposition, in one transaction or a series of related transactions, of more than fifty percent (50%) of the value of the Oil and Gas Interests as set forth in the most current reserve report of the Company and any of its Subsidiaries (on the date hereof, the Reserve Report is the most recent reserve report), or (b) any sale, transfer, merger, consolidation, disposition or other transaction which results in any Person or Persons individually or together with their Affiliates owning more than fifty percent (50%) of the Common Stock on a Fully Diluted Basis. The issuance of the Securities pursuant to this Agreement and the other Transaction Documents shall not constitute a Change of Control as contemplated hereby or by the other Transaction Documents.

“Charter Documents” means, with respect to any Person, its certificate of incorporation, certificate of formation, certificate of organization, bylaws, partnership agreement, regulations, limited liability company agreement, operating agreement and all other comparable charter documents.

“Closing” has the meaning given such term in Section 2.2 hereof.

“Closing Date” means a date no later than the third Business Day after the satisfaction or waiver of all of the conditions set forth in Article VI (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing).

“Closing Transactions” means the transactions that will occur on the Closing Date pursuant to the Transaction Documents.

“COBRA” has the meaning given such term in Section 7.14 hereof.

“Commission” means the Securities and Exchange Commission or any entity succeeding to any or all of its functions under the Securities Act or the Exchange Act.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

A-1-2

“Common Stock Shares” means the 220,000,000 shares of Common Stock to be purchased by Investor pursuant to this Agreement.

“Common Stock Shares Purchase Price” has the meaning given such term in Section 2.1 hereof.

“Company” has the meaning given such term in the preamble hereto.

“Company Acquisition Proposal” means, with respect to the Company, any inquiry, proposal or offer relating to (i) a merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, liquidation, dissolution or other transaction which would result in any Person or group acquiring twenty percent (20%) or more of the fair market value of the assets (including rights and capital stock of the Subsidiaries) of the Company and its Subsidiaries, taken as a whole, (ii) a merger, consolidation, business combination, reorganization, share exchange, share issuance, sale of stock, recapitalization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries which would result in any Person or group owning twenty percent (20%) or more of the outstanding shares of capital stock or twenty percent (20%) or more of the aggregate outstanding voting securities of the Company or any of its Subsidiaries or any resulting parent entity of the Company or any of its Subsidiaries; provided that, in the case of a transaction involving solely the Subsidiaries of the Company, such Subsidiaries constitute twenty percent (20%) or more of the fair market value of the assets of the Company and its Subsidiaries, taken as a whole or (iii) any combination of the foregoing which collectively have the same economic effect as a transaction described in clause (i) or (ii).

“Company Adverse Action” has the meaning given the term in Section 9.13(b) hereof.

“Company Breach” has the meaning the term in Section 10.1(c) hereof.

“Company Financial Statements” means the audited and unaudited consolidated financial statements of the Company and its Subsidiaries (including the related notes) included (or incorporated by reference) in the Company’s Annual Report on Form 10-K for each of the five fiscal years ended December 31, 2006, 2007, 2008, 2009 and 2010, and the Company’s Quarterly Report on Form 10-Q for its fiscal quarters ended March 31, June 30, and September 30, 2011, filed with the Commission; provided, however, that where any such financial statements have been restated and the restated financial statements filed with the Commission, the term “Company Financial Statements” means the financial statements as restated.

“Company Material Adverse Effect” means any event, change, effect, circumstance, condition, development or occurrence, individually or in the aggregate, causing, resulting in or having (or with the passage of time likely to cause, result in or have) a material adverse effect on the financial condition, business, assets, properties or results of operations of the Company or any of its Subsidiaries taken as a whole. Company Material Adverse Effect shall not include any event, circumstance, condition, development or occurrence resulting from (i) the announcement or performance of this Agreement and the transactions contemplated by this Agreement or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, contractors, vendors and employees, (ii) any changes in general United States or global economic conditions or (iii) any changes affecting the oil and gas industry in general (including changes to commodity prices); provided, however, that (ii) and (iii) shall not apply to the extent that any such change, effect, event, circumstance, condition, development or occurrence disproportionately impacts the Company or any of its Subsidiaries as compared to a majority of other participants principally engaged in the exploration and development of oil and natural gas within the United States.

“Company Material Agreements” has the meaning given such term in Section 7.7 hereof.

“Company Preferred Stock” has the meaning given such term in Section 7.4 hereof.

“Company Recommendation” has the meaning given such term in Section 9.13(b) hereof.

A-1-3

“Company SEC Documents” has the meaning given such term in Section 7.27 hereof.

“Company Stockholder Approval” shall mean the approval of the following items by Written Consent of the Majority Stockholders delivered to the Company:

(a) the issuance of the Securities pursuant to the terms and conditions of this Agreement;

(b) the amendment of the Company’s certificate of incorporation to:

(i) increase the number of authorized shares of Common Stock from 100 million shares to 1.01 billion shares;

(ii) effect a one (1) for three (3) reverse stock split of the Company’s outstanding Common Stock (the “Reverse Split”) upon satisfaction of the notice requirements of The Nasdaq Stock Market following the closing; and

(iii) change the corporate name of the Company to Halcon Resources Corporation;

(c) the amendment of the Company’s 2006 Long-Term Incentive Plan to increase the number of shares of Common Stock that may be issued under such plan from 7.4 million to 11.1 million, representing an increase of 3.7 million shares; and

(d) approval, on an advisory (non-binding) basis, of the compensation to be paid to the Company’s named executive officers that is based on or otherwise relates to the transactions contemplated in this Agreement.

“Company Termination Fee” has the meaning given such term in Section 10.1 hereof.

“Confidentiality Agreement” means that certain confidentiality agreement dated November 9, 2011, by and between the Company and Investor.

“Consent Delivery Period” has the meaning given such term in Section 9.13(b) hereof.

“Conversion Shares” means shares of Common Stock issued upon conversion of the Note.

“Debt” means, for any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all indebtedness of such Person on which interest charges are customarily paid or accrued, other than trade debt incurred in the ordinary course of business that is not more than 60 days past due (other than trade debt that is being disputed by the Company in good faith and trade debt that is being paid by the Company in a manner that is consistent with past practice), (d) all Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (f) the present value of all obligations in respect of Capital Leases of such Person, (g) any obligation of such Person representing the deferred purchase price of property or services purchased by such Person other than trade payables incurred in the ordinary course of business or funds held in suspense by the Company or any of its Subsidiaries in connection with the operation of oil and gas wells and the marketing of production therefrom, (h) any indebtedness, liability or obligation secured by a Lien on the assets of such Person whether or not such indebtedness, liability or obligation is otherwise non-recourse to such Person, (i) liabilities due arising under future contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts and similar agreements, (j) liabilities with respect to payments received in consideration of oil, gas or other minerals yet to be acquired or produced at the time of payment (including obligations under “take-or-pay” contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), (k) all obligations of such Person (whether contingent or otherwise) in respect of bankers acceptances, letters of credit, surety or other bonds and

A-1-4

similar instruments, (l) all obligations under leases (other than Capital Leases and oil and gas leases) which require such Person or its Affiliate to make payments, (m) all Debt (as described in the other clauses of this definition) of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (n) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person, (o) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock, (p) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment, and (q) all liability of such Person as a general partner or joint venturer for obligations of the nature described in (a) through (p) preceding.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defensible Title” means as of the date of this Agreement and the Closing Date, such beneficial, legal and record title ownership by Company (or a Company Subsidiary) in its Oil and Gas Interests that:

(1) in the case of any Company or Company Subsidiary well, entitles the Company or Company Subsidiary to receive a share of the Hydrocarbons produced, saved and marketed from such lease or mineral fee interest, or from the currently producing or other prospective producing interval(s) of leases, mineral fee interest or well and throughout the duration of the productive life of such well, after satisfaction of all royalties, overriding royalties, non-participating royalties, net profits interests, production payments or other burdens on or measured by production of Hydrocarbons, of not less than the respective Net Revenue Interests set forth on Section 1.1A of the Disclosure Schedule, and in the case of any Company or Company Subsidiary oil and gas lease or mineral fee interest allocated to any such well or to the unit associated with such well, entitles Company or Company Subsidiary to a Net Revenue Interest in such oil and gas lease, mineral fee interest and/or unit that is not less than is necessary to result in the Company or Company Subsidiary having not less than the respective Net Revenue Interest set forth on Section 1.1A of the Disclosure Schedule for such well (and unit applicable thereto);

(2) in the case of a Company or Company Subsidiary well located on lands covered by or pooled or unitized with any such lease or mineral fee interest, or other Company or Company Subsidiary Oil and Gas Interests, entitles the Company or Company Subsidiary to participate in, with an obligation to bear a corresponding percentage of the costs and expenses for, the exploration and drilling for and the maintenance, development, operation and production of Hydrocarbons, or plugging and abandonment, relating to such well (including any interval currently producing Hydrocarbons or other prospective producing interval(s) as to all lands covered by or pooled or unitized with any such lease or mineral fee interest or other Company or Company Subsidiary Oil and Gas Interests, and as to any such well located thereon, and throughout the duration of the productive life of such lease, mineral fee interest or well), of not greater than the respective Working Interests shown in Schedule 1.1A for such interest or asset, without increase, except for increases to the extent that they are accompanied by a proportionate increase in Company’s or Company Subsidiary’s Net Revenue Interest for such lease, mineral fee interest or well, and in the case of any Company or Company Subsidiary oil and gas lease or mineral fee interest allocated to any such well or to the unit associated with such well, entitles Company or Company Subsidiary to a Working Interest in such oil and gas lease, mineral fee interest and/or unit that is not greater than is necessary to result in the Company or Company Subsidiary having not greater than the respective Working Interest set forth on Section 1.1A of the Disclosure Schedule for such well (and unit applicable thereto), unless there is a corresponding increase in the Net Revenue Interest attributable thereto;

(3) in the case of any proved, undeveloped well (“PUDs”) which includes any portion of, or is otherwise attributable to, the Ownership Interests, entitles the Company or Company Subsidiary to not less than the Net Revenue Interest (nor owns greater than the Working Interest therein, except to the extent than there is a proportionate increase in the Company’s or Company Subsidiary’s Net Revenue Interest therein) that were identified in, or otherwise used or assumed by the Reserve Engineer for purposes of, the Reserve Report);

A-1-5

(4) in the case of any oil and gas lease issued or granted to (or otherwise acquired by) the Company or any Company Subsidiary under or in connection with the Osage Concession (whether or not described in Section 1.1A of the Disclosure Schedule): (a) entitles Company or Company Subsidiary to not less than an undivided 80% Net Revenue Interest therein, (b) entitles Company to a Working Interest of not less than an undivided 100%, (c) entitles Company or Company Subsidiary to not less than an initial three (3) year primary term, and (d) following its initial issuance or grant to (or initial acquisition by Company or Company Subsidiary) has not been further assigned or transferred, nor has been encumbered by any overriding royalty interest, net profits interest, production payment or other burden or encumbrance;

(5) in the case of the Osage Concession, remains in full force and effect and grants to Company or Company Subsidiary the exclusive right to acquire oil and gas leases in the lands covered thereby, save and except any lands covered by valid and subsisting oil and gas leases granted to other lessees within the concession area prior to the original effective date of the Osage Concession;

(6) Company or Company Subsidiary owns not less than the Net Revenue Interests (nor greater than the Working Interests, unless there is a corresponding increase in the Net Revenue Interest therein) shown in Section 1.1A of the Disclosure Schedule of any other wells not already included under subparts (1) and (2) above, respectively, including, without limitation, any injection wells or disposal wells located on, attributable to, or used in connection with the Ownership Interests;

(7) reflects that all consents to assignment, notices of assignment or preferential purchase rights which are applicable to or must be complied with in connection with the transaction contemplated by this Agreement, have been obtained and complied with;

(8) with regard to any oil and gas leases constituting part of the Company’s or Company Subsidiary’s Oil and Gas Interests that are not held by current production and to which a proved undeveloped location identified in the Reserve Report is attributable or with regard to any oil and gas lease issued or granted to (or otherwise acquired by) the Company or any Company Subsidiary under or in connection with the Osage Concession (whether or not described in Section 1.1A of the Disclosure Schedule), entitles Company or Company Subsidiary to (A) a primary term under such lease that extends past a date that is twelve (12) months after date of this Agreement or (B) if such lease is beyond its primary term, is capable of producing and is being held by virtue of paying shut-in payments or similar payments, such payments have or (if the next such payment is due prior to the Closing, then upon the payment) will extend the term of such lease to a date that is not less than twelve (12) months after the date of this Agreement;

(9) is free and clear of Liens, claims, infringements, burdens, and any other defects, burdens or encumbrances other than Permitted Encumbrances; and

(10) is free of any other imperfections that a reasonably prudent purchaser of oil and gas properties would not normally waive.

“DGCL” means the Delaware General Corporation Law and any successor statute, as amended from time to time.

“Disclosure Schedule” means the disclosure schedule entitled Company Disclosure Schedule separately provided by the Company to Investor on or before the date hereof, and any documents listed on such disclosure schedule and expressly incorporated therein by reference.

“DO Indemnification Period” has the meaning given such term in Section 9.12 hereof.

“Environmental Complaint” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state, municipal or other Governmental Authority or any other party involving a Hazardous Discharge, Environmental Contamination or any violation of any order, permit or Environmental Law.

A-1-6

“Environmental Contamination” means the presence of any Hazardous Substances, which presence in any form results from a Hazardous Discharge.

“Environmental Law” means any Law, including common law, ordinance, regulation or policy of any Governmental Authority, as well as any order, decree, permit, judgment or injunction issued, promulgated, approved, or entered thereunder, relating to the environment, health and safety, Hazardous Substances (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof), industrial hygiene, the environmental conditions on, under, about or otherwise related to any real property owned, leased or operated at any time by the Company or any of its Subsidiaries or any real property owned, leased or operated by any other Person, or any Oil and Gas Interest, as applicable, including, without limitation, soil, groundwater, and indoor and ambient air conditions or the reporting or remediation of Environmental Contamination. Environmental Law includes, without limitation, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Rivers and Harbors Act of 1899, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Oil Pollution Act of 1990, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act, as amended, the Hazardous Materials Transportation Act, as amended, and any other federal, state and local Law whose purpose is to conserve or protect health, safety, the environment, wildlife or natural resource.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which, together with the Company or any of its Subsidiaries, is now or has at any time within the preceding six years been deemed to be a single employer with the Company or any of its Subsidiaries as determined under section 414(b), (c), (m) or (o) of the IRC or Section 4001 of ERISA.

“Event of Default” has the meaning given such term in the Note.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute.

“Exhibit” refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.

“Fiduciary Duty Determination” has the meaning given such term in Section 9.13(b) hereof.

“Financial Officer” means, as to any Person, its chief financial officer, or if no Person serves in such capacity, the highest ranking executive officer of such Person with responsibility for accounting, financial reporting, financial compliance and similar functions.

“Financial Statements” means the audited and unaudited consolidated financial statements of the Company and its Subsidiaries (including the related notes), filed with the Commission; provided, however, that where any such financial statements have been restated and the restated financial statements filed with the Commission, the term “Financial Statements” means the financial statements as restated.

“Fully Diluted Basis” means, with reference to Common Stock outstanding at any time, the shares of Common Stock that would be outstanding at such time assuming that all outstanding options, warrants, convertible notes and other rights to acquire Common Stock had been exercised (regardless of whether such rights are then exercisable) and all securities convertible into Common Stock had then been converted (regardless of whether such securities are then convertible) and had been issued. Any reference in this Agreement or any of

A-1-7

the other Transaction Documents to “holder(s) of outstanding Common Stock on a Fully Diluted Basis” or words of similar import shall be deemed to include holder(s) of outstanding options, warrants, convertible notes or similar rights to acquire Common Stock or securities convertible into Common Stock.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their successors which are applicable in the circumstances as of the date in question; and the requirement that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

“Governmental Authority” means any national, state or county, municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets.

“Guaranty” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by “comfort letter” or other similar undertaking of support of otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that, the term “Guaranty” shall not include (y) endorsements for collection or deposit in the ordinary course of business, or (z) the customary provisions of standard form oil and gas joint operating agreements that require each party to be contingently liable to the operator for non-payment of joint interest billings by other non-operators. For purposes of this Agreement, the amount of any Guaranty shall be the maximum amount that the guarantor could be legally required to pay under such Guaranty.

“Hazardous Discharge” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of a Hazardous Substance at, from, onto, under or within any real property owned, leased or operated at any time by the Company or any of its Subsidiaries or any real property owned, leased or operated by any other Person, or any Oil and Gas Interest, as applicable.

“Hazardous Substance” means any pollutant, toxic substance, hazardous waste, substance, material, waste, compound, element or chemical that is defined as hazardous, toxic, noxious, dangerous or infectious or as a greenhouse gas pursuant to any Environmental Law.

“Hedge” means any future derivative, swap, collar, put, call, cap, option or other contract that is intended to benefit from, relate to, or reduce or eliminate the risk of fluctuations in interest rates, basis risk or the price of commodities, including Hydrocarbons.

“Hedge Documents” means the documents and other instruments evidencing Company’s Hedges.

“Holder” with respect to any Security, shall mean the record or beneficial owner of such Security.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Hydrocarbons” means oil, condensate, gas, casinghead gas, drip gasoline, natural gasoline, natural gas liquids and other liquid or gaseous hydrocarbons and all products refined or separated therefrom.

“Indemnified Losses” has the meaning given such term in Section 11.3(b) hereof.

A-1-8

“Indemnified Parties” has the meaning given such term in Section 9.12 hereof.

“Information Statement” has the meaning given such term in Section 9.11 hereof.

“Intellectual Property” has the meaning given such term in Section 7.18 hereof.

“Investment” in any Person means any investment, whether by means of securities purchase (whether by direct purchase from such Person or from an existing holder of securities of such Person), loan, advance, capital contribution or otherwise, in or to such Person, the Guaranty of any Debt or other obligation of such Person, or the subordination of any claim against such Person to other Debt or other obligation of such Person; provided, that, “Investments” shall not include advances made to employees of such Person for reasonable travel, entertainment and similar expenses incurred in the ordinary course of business.

“Investor” has the meaning given such term in the preamble hereto.

“Investor Amended Proposal” has the meaning given such term in Section 9.13(b) hereof.

“Investor Breach” has the meaning the term in Section 10.1(d) hereof.

“Investor Disclosure Schedule” means the disclosure schedule entitled Investor Disclosure Schedule separately provided by Investor to the Company on or before the date hereof, and any documents listed on such disclosure schedule and expressly incorporated therein by reference.

“Investor Expenses” has the meaning given such term in Section 6.1(d) hereof.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time, and any regulation promulgated thereunder, and any successor statute.

“Knowledge” means actual knowledge and, with respect to any corporation, limited liability company, partnership or other business entity, shall mean the actual knowledge after due inquiry of the officers of such entity, including, without limitation, the managers of a limited liability company and the general partners of a partnership, or other executive management of any such entity.

“Laws” means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, township, parish, municipality, or Governmental Authority.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of oil and gas properties. The term “Lien” shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property; together with any other pledge, charge, option, preferential purchase right, or encumbrance of any kind. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Majority Stockholders” means those stockholders of the Company set forth on Exhibit E holding not less than a majority of the outstanding shares of Common Stock as of the record date for the Written Consent.

“Material Agreement” means any written or oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such

A-1-9

Person may be subject: (a) pursuant to which such Person derives any material part of its revenues; (b) any agreement with any Affiliate of Company; (c) any agreement or contract for the sale, exchange, or other disposition of Hydrocarbons produced from or attributable to Company’s or its Subsidiary’s assets or for the purchase, sale, processing, treatment, gathering, transportation or other disposal or treatment of any such Hydrocarbons, which is not cancelable without penalty on 60 days’ notice or less; (d) any agreement of or binding upon Company or its Subsidiary to sell, lease, farmout or otherwise dispose of any interest in any of the Company’s or its Subsidiary’s assets after the date hereof, other than non-consent penalties for non-participation in operations under operating agreements, conventional rights of reassignment arising in connection with Company’s or its Subsidiary’s surrender or release of any of the Company’s or its Subsidiary’s assets; (e) any tax partnership agreement of or binding upon Company or its Subsidiary affecting any of the Company’s or its Subsidiary’s assets; (f) any agreement that creates any area of mutual interest or similar provision with respect to the acquisition by Company or its Subsidiary’s or its or their respective assigns of any interest in any Hydrocarbons, leases, lands or assets or contains any restrictions on the ability of Company, its Subsidiary’s or its or their assigns to compete with any other individual or entity or Person; (g) any Hedge Documents; (h) all agreements containing a guarantee by Company or its Subsidiary; (i) all agreements containing calls on production at a price less than the prevailing price in the field for similar production; (j) all written employment agreements with Company or its Subsidiary; and (k) other contracts, agreements and arrangements that are material to the Company, its business, operations, prospects or assets that are not required to be filed as material contracts with the Commission.

“Maximum Lawful Rate” means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the Note at such time to exceed the maximum amount which Noteholders would be allowed to contract for, charge, take, reserve, or receive under applicable Law after taking into account, to the extent required by applicable Law, any and all relevant payments or charges under the Transaction Documents.

“Minority Common Stock” means all shares of issued and outstanding Common Stock held by Persons other than Investor and its Affiliates and any Persons acting in concert with the Investor or its Affiliates with respect to the proposed action for which the determination of Minority Common Stock is made.

“Net Revenue Interest” (or “NRI”) means the undivided interest in the Hydrocarbons produced from or attributable to a well, oil and gas lease, mineral lease or other acreage or other Oil and Gas Interest, after deducting all lessor’s royalties, overriding royalties, production payments and other burdens on Hydrocarbons produced therefrom, expressed as a percentage or a decimal.

“Net Settlement Obligation” has the meaning given such term in Section 7.4 hereof.

“Note” means the Company’s Senior Convertible Promissory Note in the principal amount of $275,000,000 to be issued by the Company to Investor pursuant to this Agreement which shall be in the form of Exhibit A attached hereto.

“Note and Warrant Purchase Price” has the meaning given such term in Section 2.1 hereof.

“Note Register” means a register maintained by the Company setting forth the name and address of each Noteholder and the principal amount of the Note held by such Noteholder.

“Noteholder” means any Person in whose name a Note is registered on the Note Register.

“Notice of Adverse Recommendation Change” has the meaning given such term in Section 9.13(b) hereof.

“Obligations” means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of the Company, any of its Subsidiaries and any other Person arising

A-1-10

pursuant to the Transaction Documents, and all interest accrued thereon and costs, expenses, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

“Oil and Gas Interest(s)” means (a) direct and indirect interests in and rights with respect to oil, gas and mineral properties, including, without limitation, working, royalty and overriding royalty interests, oil and gas leasehold interests, mineral fee interests, production payments, operating rights, net profits interests, other non-working interests and non-operating interests, together with any lands covering the same, or that are pooled, unitized or communitized therewith; (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, area of mutual interest agreements, farmout agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface interests, fee interests, mineral servitudes, reversionary interests, reservations and concessions; (c) interests in wells (including, without limitation, all producing, non-producing, injection, disposal, or other wells), equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, injection, processing, and storage facilities (including tanks, tank batteries, pipelines, salt water disposal systems, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other personal property and fixtures related to, located on, associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (d) easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing.

“Osage Concession” means the concession to explore, lease and develop properties in Osage County, Oklahoma granted to the Company pursuant to the terms of the Lease Acquisition and Exploration Agreement by and between RAM Energy, Inc. and the Osage Minerals Council, originally dated November 19, 2008 and as subsequently amended.

“Ownership Interests” means the ownership interests of the Company and any of its Subsidiaries in all of its or their Oil and Gas Interests, as set forth on Section 1.1A of the Disclosure Schedule.

“Per Share Stock Price” means for the Common Stock on any day, the last sale price, or, in case no such sale takes place on such day, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market, or such other system then in use.

“Permitted Encumbrances” means (a) Liens for Taxes, assessments or other governmental charges or levies if the same shall not at the particular time in question be due and delinquent; (b) Liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen and operators arising by operation of law in the ordinary course of business or by a written agreement existing as of the date hereof and necessary or incident to the exploration, development, operation and maintenance of Hydrocarbon properties and related facilities and assets incurred in the ordinary course of business for sums not yet due, and such Liens have not been filed pursuant to the Laws and the time for filing such Liens has expired; (c) Liens incurred in the ordinary course of business or existing on property and not (i) reducing the Company’s Net Revenue Interest in any Oil and Gas Interests below that set forth on Section 1.1A of the Disclosure Schedule, (ii) increasing the Company’s Working Interest in any Oil and Gas Interest above that set forth on Section 1.1A of the Disclosure Schedule or (iii) in the aggregate materially impairing the value of the assets of the Company or any of its Subsidiaries or interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries or rights to any of their assets; (d) all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities to the extent customarily obtained subsequent to Closing; (e) preferential rights to purchase and Third Party Consents (to the extent not triggered by the consummation of the transactions contemplated herein); (f) Liens created under the customary provisions of standard form oil and gas operating agreements, to the extent not asserted or foreclosure proceedings commenced, and only to the extent the same do not (i) reduce the Company’s Net Revenue Interest in any Oil and Gas Interests below that set forth on

A-1-11

Section 1.1A of the Disclosure Schedule, (ii) increase the Company’s Working Interest in any Oil and Gas Interest above that set forth on Section 1.1A of the Disclosure Schedule nor (iii) in the aggregate, materially impair the value of the assets of the Company or any of its Subsidiaries or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries or rights to any of their assets; (g) Liens created by statute for the benefit of royalty owners, working interest owners and other parties entitled to share in production or the proceeds from the sale of production from an oil and/or gas well, to the extent not asserted or foreclosure proceedings commenced, and only to the extent the same do not (i) reduce the Company’s Net Revenue Interest in any Oil and Gas Interests below that set forth on Section 1.1A of the Disclosure Schedule, (ii) increase the Company’s Working Interest in any Oil and Gas Interest above that set forth on Section 1.1A of the Disclosure Schedule nor (iii) in the aggregate, materially impair the value of the assets of the Company or any of its Subsidiaries or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries or rights to any of their assets; and (h) Liens arising under or created pursuant to the Senior Debt Documents.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof and shall also mean the Company.

“Purchase Price” has the meaning given such term in Section 2.1 hereof.

“PCBs” has the meaning given such term in Section 7.20(b)(xiii) hereof.

“Redemption Date” means the date on which the entire balance of the Note, including, without limitation, all accrued but unpaid interest thereon and all fees payable by the Company or its Subsidiaries in connection therewith, have been paid in full.

“Registration Rights Agreement” means a Registration Rights Agreement to be executed by the Company and Investor at Closing, in the form attached hereto as Exhibit B.

“Reserve Engineer” has the meaning given such term in Section 7.32 hereof.

“Reserve Report” has the meaning given such term in Section 7.32 hereof.

“Restricted Parties” has the meaning given such term in Section 9.13(a) hereof.

“Revolving Credit Agreement” means that certain Revolving Credit Agreement dated March 14, 2011 among the Company, as borrower, SunTrust Bank, as administrative agent, Capital One, N.A., as syndication agent, and the financial institutions named therein as the lenders, as amended by that certain First Amendment to Revolving Credit Agreement dated June 10, 2011.

“Sarbanes Oxley Act” shall have the meaning given such term in Section 7.42 hereof.

“Second Lien Term Loan Agreement” means that certain Second Lien Term Loan Agreement dated March 14, 2011 among the Company, as borrower, Guggenheim Corporate Funding, LLC, as administrative agent, and the financial institutions named therein as the lenders.

“Section” refers to a “section” or “subsection” of this Agreement unless specifically indicated otherwise.

“Securities” means the Note, the Common Stock Shares and the Warrants to be issued to Investor, any Warrant Shares and Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute.

A-1-12

“Senior Debt” means all Debt of the Company outstanding under the Revolving Credit Agreement and the Second Lien Term Loan Agreement, including all renewals and extensions of each such agreement.

“Senior Debt Documents” means the Revolving Credit Agreement and the Second Lien Term Loan Agreement and all promissory notes, security agreements, mortgages, deeds of trust, assignments, guarantees, Hedge Documents and other documents, instruments and agreements executed and delivered pursuant to each of the Revolving Credit Agreement and the Second Lien Term Loan Agreement evidencing, securing, guaranteeing or otherwise pertaining to the Senior Debt and other obligations arising under each of the Revolving Credit Agreement and the Second Lien Term Loan, as the foregoing may be amended, renewed, extended, supplemented, increased or otherwise modified from time to time to the extent permitted hereunder.

“Stockholders Agreement” means the stockholders agreement executed on even date herewith by the Company, Investor and the Majority Stockholders in the form of Exhibit C attached hereto.

“Subsidiary” means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

“Superior Proposal” means, with respect to the Company and its Subsidiaries, a bona fide written Company Acquisition Proposal that was not solicited by, or the result of any solicitation by, the Company or any of its Subsidiaries or the Majority Stockholders, or by any of their respective officers, directors, Affiliates, or with their Knowledge, authorization or consent, by any of their respective investment banks, accountants, financial advisors or other representatives or agents, in violation of Section 9.13, which the Board of Directors of the Company determines in good faith (after consultation with its legal and financial advisors) is more advantageous to the Company or its stockholders than the transactions contemplated by this Agreement considering (i) the likelihood of consummation as compared to the transactions provided for herein, (ii) the availability of financing commitments for 100% of the requisite financing of such transaction compared to the commitment letter furnished by the Investor to the Company in connection with the transactions provided for herein, and (iii) the advantages to the Company or the stockholders of the Company as compared to the transactions provided for herein and taking into account, among other things, the Person making such Company Acquisition Proposal and all legal, financial, regulatory, fiduciary and other aspects of this Agreement and such Company Acquisition Proposal, including any conditions relating to financing, regulatory approvals or other events or circumstances beyond the control of the party invoking the condition and any revisions made or proposed in writing prior to the time of determination.

“Taxes” means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings and withholding taxes, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges of any nature whatsoever, from time to time or at any time imposed by Law or any federal, state or local governmental agency, plus any interest or penalty due thereon. “Tax” means any one of the foregoing.

“Tax Authority” means the Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration of any Taxes.

“Tax Returns” means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

“Third Party Consents” means the consent or approval of any Person other than the Company, Investor or any Governmental Authority.

“Transaction Documents” means this Agreement, the Note, the Warrant Certificate, the Registration Rights Agreement, the Stockholders Agreement, the Confidentiality Agreement, the Company’s Charter Documents and

A-1-13

all other agreements, certificates, documents or instruments now or at any time hereafter delivered in connection with this Agreement, as the foregoing may be renewed, extended, modified, amended or restated from time to time.

“Warrant Certificate” means the warrant certificate to be issued by the Company evidencing Warrants issued pursuant to this Agreement which shall be in the form of Exhibit D attached hereto.

“Warrant Holder” means any Person (i) in whose name any Warrant is registered on the Warrant Register, or (ii) in whose name any Warrant Shares are registered on the books and records of the Company.

“Warrant Register” means a register maintained by the Company setting forth the name and address of each Warrant Holder, the number of Warrants held by such Warrant Holder and the certificate number of each Warrant Certificate held by such Warrant Holder.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” means the warrants to purchase 110,000,000 shares of Common Stock to be issued by the Company to Investor pursuant to this Agreement that shall be represented by and subject to the terms of the Warrant Certificate.

“Wells” has the meaning given such term in Section 7.29(a) hereof.

“Working Interests” means the Company’s or any of its Subsidiaries’ share of all of the costs, expenses, burdens, and obligations of any type or nature attributable to the Company’s or any of its Subsidiaries’ interests in its Oil and Gas Interests or any well thereon, expressed as a percentage or a decimal.

“Written Consent” shall mean the duly executed written consent of the Majority Stockholders pursuant to Section 228 of the Delaware General Corporation Law evidencing the Company Stockholder Approval.

Section 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent annual audited, consolidated financial statements of the Company delivered to Investor prior to the date hereof.

Section 1.3 Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

Section 1.4 References to Agreement. Use of the words “herein”, “hereof”, “hereinabove”, and the like are and shall be construed as references to this Agreement. All references in this Agreement to Exhibits, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. References in a Section of this Agreement to any Disclosure Schedule shall refer to (i) that section of the Disclosure Schedule which corresponds to the number of such Section, and (ii) any other section or schedule of the Disclosure Schedules which contains information or disclosures that reasonably relate to the substance of such Section. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof.

A-1-14

ARTICLE II

PURCHASE AND SALE OF SECURITIES

Section 2.1 Purchase and Sale Subject to the satisfaction of the terms and conditions set forth herein and in reliance upon the representations and warranties of the parties set forth herein and in the other Transaction Documents (a) Investor agrees to purchase from the Company and the Company agrees to issue to Investor, 220,000,000 shares of Common Stock for the purchase price of $275,000,000 (the “Common Stock Shares Purchase Price”), and (b) Investor agrees to purchase from the Company and the Company agrees to issue to Investor the Note and the Warrants for the aggregate purchase price of $275,000,000 (the “Note and Warrant Purchase Price,” and together with the Common Stock Shares Purchase Price collectively referred to as the “Purchase Price”).

Section 2.2 Closing. Closing of the purchase and sale of the Securities (the “Closing”) shall take place at the offices of Thompson & Knight LLP, Houston, Texas, at 10:00 a.m. on the Closing Date, or at such other time, date and place as may be agreed upon in writing by the Company and Investor.

Section 2.3 Delivery. At the Closing, the Company shall deliver to Investor, against payment therefor, a certificate evidencing the Common Stock Shares, the Note and the Warrant Certificate purchased by Investor hereunder, in each case duly issued and in form sufficient to vest title thereto fully in Investor, free and clear of all Liens other than restrictions on the resale or transfer of securities under state and federal securities Laws.

Section 2.4 Payment. At the Closing, Investor shall pay the Purchase Price to the Company by wire transfer of immediately available funds.

ARTICLE III

RESERVATION AND ISSUANCE OF CONVERSION SHARES

Subject to the amendment of the certificate of incorporation of the Company to increase the number of authorized shares of common stock at Closing pursuant to Section 6.1(a)(v), the Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Conversion Shares upon the Noteholder’s exercise of its conversion rights under the Note, the number of shares of Common Stock deliverable upon such conversion rights. The Company covenants that all Conversion Shares issued by it will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all Taxes with respect to the issuance thereof and free from all Liens other than Liens arising by, through or under the Noteholder to whom such Conversion Shares were issued and other than restrictions on the resale or transfer of securities under state and federal securities Laws.

ARTICLE IV

RESERVATION AND ISSUANCE OF WARRANT SHARES

Subject to the amendment of the certificate of incorporation of the Company to increase the number of authorized shares of common stock at Closing pursuant to Section 6.1(a)(v), the Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants. The Company covenants that all Warrant Shares issued by it will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all Taxes with respect to the issuance thereof and free from all Liens other than Liens arising by, through or under the Warrant Holder to whom such Warrant Shares were issued and other than restrictions on the resale or transfer of securities under state and federal securities Laws.

A-1-15

ARTICLE V

INVESTMENT REPRESENTATIONS; RESTRICTIONS ON TRANSFER OF SECURITIES

Investor represents that it is acquiring the Securities for its own account for investment purposes only and not with a view to the distribution thereof. Investor is an accredited investor as that term is defined in Regulation D promulgated by the Commission under the Securities Act. Investor understands and agrees that the Securities have not been registered under the Securities Act or any state securities Laws, and that accordingly, they will not be fully transferable except as permitted under various exemptions contained in the Securities Act and applicable state securities Laws, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act and applicable state securities Laws. Investor acknowledges that it must bear the economic risk of its investment in the Securities for an indefinite period of time (subject, however, to the payment terms of the Note, and the Company’s obligations pursuant to the Registration Rights Agreement) since they have not been registered under the Securities Act and applicable state securities Laws and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available. Absent an effective registration statement under the Securities Act and applicable state securities Laws covering the disposition of the Securities, Investor will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the Securities, except to an Affiliate, absent a valid exemption from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities Laws. The Company agrees that it will effect the transfer of the Securities on its books and records upon receipt of an opinion of experienced counsel reasonably acceptable to the Company stating that Investor’s proposed sale or transfer of the Securities is exempt from the registration and qualification requirements of the Securities Act and any applicable state securities Laws. It is agreed that a legend setting forth these restrictions will be included on each of the certificates evidencing the Securities.

ARTICLE VI

CONDITIONS

Section 6.1 Conditions Precedent to Investor’s Obligations at Closing. The obligations of Investor to purchase the Securities pursuant to Section 2.1 are subject to the satisfaction of each of the conditions precedent set forth in this Section 6.1 on or before 10:00 a.m. (Houston, Texas time) on the Closing Date. In the event all of the conditions precedent set forth in this Section 6.1 are not satisfied by such time, Investor may, at its option, terminate this Agreement and the other Transaction Documents and all obligations of Investor hereunder and thereunder.

(a) Closing Deliveries. The Company shall have delivered to Investor, in form and substance satisfactory to Investor each of the following:

(i) the Note to be purchased by Investor pursuant to Section 2.1 duly executed and delivered by the Company and payable to Investor;

(ii) certificate(s) issued to Investor evidencing the Common Stock Shares to be purchased by Investor pursuant to Section 2.1;

(iii) Warrant Certificate(s) issued to Investor by the Company evidencing the Warrants to be purchased by Investor pursuant to Section 2.1;

(iv) the Registration Rights Agreement duly executed and delivered by the Company and Investor;

(v) a file-stamped copy of the amended and restated certificate of incorporation of the Company dated as of the Closing Date evidencing the amendments to such certificate as approved by Written Consent, other than the Reverse Split;

A-1-16

(vi) resolutions of the Board of Directors of the Company (the “Board”) appointing Floyd C. Wilson to the Board;

(vii) resignations in form acceptable to Investor of each of the officers and, subsequent to the appointment described at clause (vi) above, each of the directors of the Company (provided, however, that for purposes of any applicable Benefit Plan (A) all such officers tendering their resignation shall be deemed to have resigned for Good Reason (as such term is defined in each such Benefit Plan), with all notices, notice periods and cure periods waived by the Company and the executive, and (B) all such directors who are not officers of the Company shall be deemed to have resigned, in each case immediately following a change of control of the Company);

(viii) evidence reasonably satisfactory to Investor, including copies of duly executed documents, of the termination of all Board observation rights and any other rights granted to third parties relating to participation in Board meetings and activities;

(ix) a favorable opinion of McAfee & Taft A Professional Corporation, counsel to the Company, in form and substance customary for transactions of the type contemplated by this Agreement and reasonably satisfactory to Investor and its counsel;

(x) all resolutions, certificates and documents Investor may reasonably request relating to (A) the organization, existence, good standing and foreign qualification of the Company and any of its Subsidiaries, (B) the corporate authority for the execution, delivery and enforceability of this Agreement and the consummation of the Closing Transactions, (C) the stock ownership of the Company and any of its Subsidiaries, (D) evidence of all resolutions and related documents necessary to increase the Company’s authorized capital to an amount equal to all shares potentially issued pursuant to the Securities, and (E) such other matters relevant to the foregoing as Investor shall reasonably request, all of which shall be in form and substance reasonably satisfactory to Investor and its counsel;

(xi) evidence reasonably satisfactory to Investor that all Closing Transactions have been consummated;

(xii) a consent or similar agreement between the Company and each of SunTrust Bank and Guggenheim Corporate Funding, LLC, if required by the Senior Debt Documents, in form and substance reasonably acceptable to Investor;

(xiii) a certificate from an Authorized Officer of the Company delivered on behalf of the Company certifying that (A) neither a Default nor an Event of Default has occurred, and (B) each and every representation and warranty of the Company in the Transaction Documents is true and correct in all material respects;

(xiv) the Common Stock Shares, the Warrant Shares and the Conversion Shares shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

(xv) the Company shall take such actions and obtain such documentation necessary (including but not limited to an amendment to the Company’s bylaws) to permit the Board to be comprised of up to ten (10) directors; and

(xvi) such other documents, instruments and agreements as Investor shall reasonably request in light of the transactions contemplated hereunder.

The documents, certificates and opinions referred to in this Section 6.1(a) shall be delivered to Investor no later than the Closing Date and shall, except as expressly provided otherwise, be dated the Closing Date.

(b) Representations and Warranties. The representations and warranties of the Company in this Agreement (i) that are qualified as to materiality or Company Material Adverse Effect shall be true and correct and (ii) that are not qualified as to materiality or Company Material Adverse Effect shall be true and correct in all material respects (except for the representations and warranties of the Company in Sections 7.1(a), 7.2 (excluding clause (i)(B) relating to Company Material Agreements, which shall be true and correct in all material respects), 7.4 and

A-1-17

7.5, which shall be true and correct in all respects except for any de minimis inaccuracies therein), in each case on and as of the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of such dates (except in each case for such representations and warranties that speak specifically as of the date hereof or as of another date, in which case such representations and warranties need only to be true and correct, or true and correct in all material respects, as applicable, as of such date).

(c) No Company Material Adverse Effect. No event has occurred or condition exists which is a Company Material Adverse Effect.

(d) Payment of Expenses. The Company shall have paid, or will make arrangements to pay at Closing, in full all documented and reasonable out of pocket fees, expenses and disbursements incurred by Investor in connection with its investigation, negotiation, due diligence, authorization, preparation, financing, execution, performance and closing of the transactions contemplated by this Agreement, including, without limitation, all fees and expenses of counsel to Investor, engineering (reserve evaluations) costs, brokerage fees, accounting and land due diligence costs, in connection with the preparation and negotiation of the Transaction Documents and closing of the transactions contemplated hereby (“Investor Expenses”).

(e) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained and written evidence in form and substance reasonably satisfactory to Investor shall have been delivered to Investor within 20 Business Days following execution of this Agreement.

Section 6.2 Conditions Precedent to the Company’s Obligations at Closing. The obligations of the Company to sell the Securities pursuant to Section 2.1 are subject to the satisfaction of each of the conditions precedent set forth in this Section 6.2 on or before 10:00 a.m. (Houston, Texas time) on the Closing Date. In the event all of the conditions precedent set forth in this Section 6.2 are not satisfied by such time, the Company may, at its option, terminate this Agreement and the other Transaction Documents and all obligations of the Company hereunder and thereunder.

(a) Closing Deliveries. Investor shall have delivered to the Company, in form and substance satisfactory to the Company each of the following:

(i) the Purchase Price to be paid by Investor pursuant to Section 2.1;

(ii) the Registration Rights Agreement duly executed and delivered by the Company and Investor;

(iii) all resolutions, certificates and documents the Company may request relating to (A) the organization, existence, good standing and foreign qualification of Investor, (B) the limited liability company authority for the execution, delivery and enforceability of this Agreement and the consummation of the Closing Transactions, and (C) such other matters relevant to the foregoing as the Company shall reasonably request, all of which shall be in form and substance reasonably satisfactory to the Company and its counsel;

(iv) evidence reasonably satisfactory to the Company that all Closing Transactions have been consummated at or prior to the Closing;

(v) a certificate from an Authorized Officer of Investor delivered on behalf of Investor certifying that each and every representation and warranty of Investor in the Transaction Documents is true and correct in all material respects;

(vi) a favorable opinion of Thompson & Knight LLP, counsel to Investor, in form and substance reasonably satisfactory to the Company and its counsel;

(vii) such other documents, instruments and agreements as the Company shall reasonably request; and

(viii) a consent or similar agreement between the Company and each of SunTrust Bank and Guggenheim Corporate Funding, LLC, if required by the Senior Debt Documents, in form and substance reasonably acceptable to the Company.

A-1-18

The documents and certificates referred to in this Section 6.2(a) shall be delivered to the Company no later than the Closing Date and shall, except as expressly provided otherwise, be dated the Closing Date.

(b) Representations and Warranties. The representations and warranties of Investor contained in this Agreement and in the other Transaction Documents shall be true and correct in all material respects on the Closing Date as if they were made on such date.

(c) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

In order to induce Investor to purchase the Securities, the Company hereby represents and warrants to Investor that each of the following statements (a) is true and correct on the date hereof, and (b) will be true and correct after giving effect to the Closing Transactions, except to the extent such representations and warranties specifically relate to the date hereof or other specified date.

Section 7.1 Corporate Existence and Power. The Subsidiaries listed in Section 7.1 of the Disclosure Schedule are the Company’s only Subsidiaries. All the outstanding capital stock or other equity interests of each Subsidiary are owned directly or indirectly by the Company, free and clear of all Liens (other than Permitted Encumbrances). All outstanding shares of capital stock of each Subsidiary have been validly issued and are fully paid and nonassessable. All membership interests of each limited liability company Subsidiary have been validly issued and are fully paid (to the extent required at such time). No shares of capital stock or other equity interests of any Subsidiary are subject to, nor have any been issued in violation of, preemptive or similar rights. Each of the Company and its Subsidiaries (a) is a corporation or limited liability company, duly organized, validly existing and in good standing under the Laws of its jurisdiction of its organization set forth on Section 7.1 of the Disclosure Schedule, (b) has all requisite corporate or limited liability company power and authority to own, use or lease its properties and to carry on its business as now conducted and as proposed to be conducted, and (c) is duly qualified as a foreign corporation in each of the jurisdictions set forth on Section 7.1 on the Disclosure Schedule which constitute all jurisdictions where a failure to be so qualified could have a Company Material Adverse Effect. The Company has made available to Investor a complete and correct copy of each of the Charter Documents of the Company and each of its Subsidiaries, each as amended to date, and each of such Charter Documents as so delivered is in full force and effect. Neither the Company nor any of its Subsidiaries is in default in any respect in the performance, observation or fulfillment of any provision of its Charter Documents.

Section 7.2 Corporate and Governmental Authorization. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority (other than filings with any applicable securities regulatory authorities to perfect exemptions from the registration or qualification requirements of applicable securities Laws and which will be made immediately following the Closing Date), and, except for matters which have been waived in writing by the appropriate Person and except for the consent to the proposed transactions by the Company’s secured senior lenders under the Senior Debt Documents: (i) do not contravene, or constitute a default under, (A) any provision of applicable Law or of the Charter Documents or of any material judgment, injunction, order or decree, or (B) any Company Material Agreement, binding upon the Company or any of its Subsidiaries or their respective assets; or (ii) except as disclosed in Section 7.2 of the Disclosure Schedule, result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries other than Liens that may have been created in favor of Investor or that would not and could not reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated herein, or that cannot be released or discharged through the payment of an immaterial sum of money.

A-1-19

Section 7.3 Binding Effect. This Agreement constitutes the valid and binding agreement of the Company enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. Each other Transaction Document when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligation of the Company, in each case enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

Section 7.4 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Stock”). At Closing, after giving effect to the filing of the amended and restated certificate of incorporation authorized by the Written Consent (other than the Reverse Split), the authorized capital stock of the Company shall consist of 1,010,000,000 shares of Common Stock and 1,000,000 shares of Company Preferred Stock. As of the date hereof, (i) 78,768,405 shares of Common Stock are issued and outstanding and 4,350,394 shares of Common Stock are held in the Company’s treasury, (ii) no shares of Company Preferred Stock were issued and outstanding, and (iii) no stock options, warrants or other rights to acquire shares of Common Stock were outstanding. Section 7.4 of the Disclosure Schedule sets forth the authorized and issued and outstanding capital stock of the Company and each of the Subsidiaries, which constitutes all of the outstanding shares of capital stock of the Company and each of the Subsidiaries, respectively. All of the outstanding shares of capital stock of the Company and its Subsidiaries have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company or any of its Subsidiaries are subject to, nor have been issued in violation of, preemptive or similar rights. Except as set forth above or in Section 7.4 of the Disclosure Schedule, and other than this Agreement, (i) there is no stockholder rights plan, “poison pill” anti-takeover plan or other similar device in effect, to which the Company is a party or otherwise bound, and there are no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, or other agreements or commitments obligating the Company or any of its Subsidiaries to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock of any class, other than the obligation of the Company, upon request of the grantee under any restricted stock award issued under the Company’s 2006 Long-Term Incentive Plan, to “net settle” with shares of Common Stock any income tax withholding applicable to such grantee with respect to shares of restricted stock that vest after the date of this Agreement, including shares that will vest at Closing by reason of a change of control of the Company (the “Net Settlement Obligation”), and (ii) no Person has any right to require the Company or any of its Subsidiaries to register any securities of the Company or any of its Subsidiaries under the Securities Act. Except as set forth on Section 7.4 of the Disclosure Schedule, and except as contemplated by the Stockholders Agreement, there are no agreements, arrangements or other understandings with respect to the right to vote any shares of capital stock of the Company or any of its Subsidiaries.

Section 7.5 Issuance of Securities. The Securities to be issued on the Closing Date, when issued upon payment of the Purchase Price in accordance with Section 2.1, will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of all Liens, including pre-emptive rights, except for restrictions on the resale or transfer of securities under state and federal securities Laws. Upon the effectiveness of an amendment to the certificate of incorporation of the Company to increase the number of authorized shares of Common Stock on the Closing Date as contemplated by Section 9.11, the Warrant Shares, when issued upon exercise of the Warrants, and the Conversion Shares, when issued upon a conversion of the appropriate principal and unpaid interest on the Note, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens, including, without limitation, all preemptive rights, except for restrictions on the resale or transfer of securities under state and federal securities Laws.

Section 7.6 Financial Statements. Each of the Company Financial Statements has been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring

A-1-20

year-end adjustments) and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its Subsidiaries for the periods presented therein (subject to normal year-end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements). Except (a) as set forth on Section 7.6 of the Disclosure Schedule (b) as specifically disclosed in the Company SEC Documents filed and publicly available prior to the date hereof and (c) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since September 30, 2011, the Company has not incurred any liabilities or obligations of any nature (contingent or otherwise) that would have a Company Material Adverse Effect. Since September 30, 2011, no event has occurred or condition exists which has had or could be expected to have a Company Material Adverse Effect. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date hereof, as set forth in Section 7.6 of the Disclosure Schedule or as contemplated by this Agreement, since September 30, 2011 (a) the Company has conducted its business only in the ordinary course of business consistent with past practices, (b) there has not been any change or development, or combination of changes or developments that, individually or in the aggregate, would constitute a Company Material Adverse Effect, (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or, other than in connection with a Net Settlement Obligation, any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company, (d) there has not been any amendment of any term of any outstanding security of the Company, and (e) there has not been any change in any method of accounting or accounting practice by the Company, except for any such change required because of a concurrent change in GAAP.

Section 7.7 Material Agreements. A listing of every Material Agreement to which the Company or any of its Subsidiaries is a party (other than the Transaction Documents) or by which the Company or any of its Subsidiaries or any of their respective assets are bound (including all amendments and modifications thereto) (the “Company Material Agreements”) is set forth in the Company SEC Documents or Section 7.7 of Disclosure Schedule. The Company has made available to Investor or provided Investor with a true and correct copy of all such Company Material Agreements, including all amendments and modifications thereof. To the Company’s Knowledge, except to the extent a waiver is included with the Senior Debt Documents made available to Investor, as of the date of this Agreement no rights or obligations of any party to any of such Company Material Agreements have been waived, and no party to any of such Material Agreements is in default of its obligations thereunder. Each of such Company Material Agreements is in full force and effect and is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability; provided, however, that no party to a Company Material Agreement has asserted any such defense.

Section 7.8 Senior Debt Documents. The Company has provided to or made available to Investor a true and correct copy of all of the Senior Debt Documents including all amendments and modifications thereto. Except to the extent described in Section 7.8 of the Disclosure Schedule, as of the date of this Agreement no rights or obligations of any party to any of such Senior Debt Documents have been waived, and no party to any of such Senior Debt Documents is in default of its obligations thereunder. Each of such Senior Debt Documents is in full force and effect and is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

Section 7.9 Investments. Except as set forth on Section 7.9 of the Disclosure Schedule and for Investments made in the ordinary course of business which are customary for companies engaged in the business of the exploration, production, development and marketing of Hydrocarbons, neither the Company nor any of its Subsidiaries has any outstanding Investments.

A-1-21

Section 7.10 Outstanding Debt. Section 7.10 of the Disclosure Schedule contains a complete and accurate description of all Debt of the Company and any of its Subsidiaries outstanding on the date hereof. Neither the Company nor any of its Subsidiaries is in default in payment of any Debt with respect to which it is an obligor or in default of any covenant, agreement, representation, warranty or other term of any document, instrument or agreement evidencing, securing or otherwise pertaining to any such Debt, except for such defaults as are immaterial in amount and significance.

Section 7.11 Transactions with Affiliates. Section 7.11 of the Disclosure Schedule contains a complete and accurate description of all contracts, agreements and other arrangements (whether written, oral, express or implied) between the Company or any of its Subsidiaries and any Affiliate of the Company in existence on the date hereof, including, without limitation, a complete and accurate description of all Investments of the Company or any of its Subsidiaries in any Affiliate of the Company.

Section 7.12 Employment Matters. Section 7.12 of the Disclosure Schedule contains a complete and accurate list of all employees of the Company and its Subsidiaries. Such schedule also sets forth for the current fiscal year the annual salary (including projected bonuses and other cash compensation) of all such employees. Section 7.12 of the Disclosure Schedule also includes a copy of the Company’s severance policy and a severance package table which lists the maximum amount which may be paid to Company employees. Section 7.12 of the Disclosure Schedule also contains a description of all employment contracts, consulting agreements, management agreements, non-compete and similar agreements to which the Company or any of its Subsidiaries is a party on the date hereof. Except as set forth in Section 7.12 of the Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries and, during the past five years, there has not been any such action, (ii) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company, (iii) none of the employees of the Company or any of its Subsidiaries is represented by any labor organization and the Company does not have any Knowledge of any current union organizing activities among the employees of the Company or any of its Subsidiaries nor does any question concerning representation exist concerning such employees, (iv) the Company and its Subsidiaries have each at all times been in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law, ordinance or regulation, (v) there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency, (vi) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Company or any of its Subsidiaries, (vii) to the Knowledge of the Company, neither the Occupational Safety and Health Administration nor any other federal or state agency has threatened to file any citation, and there are no pending citations, relating to the Company or any of its Subsidiaries, and (viii) the Company has received no notice of any employee or governmental claim or investigation, including any charges to the Equal Employment Opportunity Commission or state employment practice agency, investigations regarding Fair Labor Standards Act compliance, audits by the Office of Federal Contractor Compliance Programs, Workers’ Compensation claims, sexual harassment complaints or demand letters or threatened claims, any of which remain outstanding. Since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 (“WARN Act”), neither the Company nor any of its Subsidiaries has effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries, or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law.

Section 7.13 Litigation. Except as set forth on Section 7.13 of the Disclosure Schedule, there is no action, claim, suit, proceeding or investigation pending against, or to the Knowledge of the Company, threatened against

A-1-22

the Company or any of its Subsidiaries or any of the directors or officers of the Company or any of its Subsidiaries in their capacity as such, before any court or arbitrator or any Governmental Authority. Neither the Company, any of its Subsidiaries nor any officer, director or employee of the Company or any of its Subsidiaries has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of the Company nor, to the Knowledge of the Company, is the Company, any of its Subsidiaries or any officer, director or employee of the Company or any of its Subsidiaries under investigation by any Governmental Authority. To the Knowledge of the Company (including for this purpose the members of the Audit Committee of the Board of Directors of the Company), there are no formal or informal governmental inquiries or investigations or internal investigations or whistle-blower complaints pending or threatened, in each case regarding accounting or disclosure practices of the Company or any of its Subsidiaries, compliance by the Company or any of its Subsidiaries with any Law or any malfeasance by any officer of the Company or any of its Subsidiaries. Except as disclosed on Section 7.13 of the Disclosure Schedule, there is no order, judgment or decree of any Governmental Authority enjoining or requiring the Company or its Subsidiaries to take any action of any kind that has or will have any continuing effect on the Company or its Subsidiaries, their respective businesses, assets or properties.

Section 7.14 ERISA. The representations and warranties made by the Company in this Section 7.14 are the only representations and warranties made by the Company in this Agreement with respect to ERISA and the other employee benefits related matters.

(a) There are no Benefit Plans other than those disclosed on Section 7.14 of the Disclosure Schedule. Each Benefit Plan is in compliance in all material respects with its terms and the applicable provisions of ERISA, the IRC and other applicable Law. Except as required by Law, neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has any commitment to create any additional Benefit Plans. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate maintains, contributes to, or has any liability with respect to, or has maintained, contributed to, or had any liability within the six (6) years prior to the Closing Date with respect to (i) any “multiemployer plan” as defined in section 3(37) of ERISA, (ii) any “employee benefit plan” as defined in section 3(3) of the ERISA which is subject to Title IV of ERISA, section 302 of ERISA or section 412 or 430 of the IRC, or (iii) maintained by more than one employer within the meaning of section 413 of the IRC.

(b) There is no material violation of ERISA with respect to the filing of applicable reports, documents and notices regarding the Benefit Plans with the Secretary of the Treasury or the furnishing of such documents to the participants and beneficiaries of the Benefit Plans, and with respect to each Benefit Plan, all other reports required under ERISA or the IRC to be filed with any Governmental Authority have been duly filed and all such reports are true and correct in all material respects as of the dates given.

(c) Each Benefit Plan that is intended to be “qualified” within the meaning of section 401(a) of the IRC is, and has been during the period from its adoption to date, so qualified, both as to form and operation and all necessary governmental approvals, including either (A) a favorable determination as to the qualification under the IRC of each such Benefit Plan, as amended, has been obtained or application for a favorable determination will be filed prior to the applicable filing deadlines or (B) reliance upon a favorable prototype opinion letter from the Internal Revenue Service as to its qualification. Each trust created under any such Benefit Plan intended to be qualified within the meaning of section 401(a) of the IRC is exempt from federal income taxation under section 501(a) of the IRC and has been so exempt during the period from creation to date. No Benefit Plan is funded through a trust that is intended to be exempt from federal income taxation pursuant to section 501(c)(9) of the IRC.

(d) The Company has no pending or, to the best of the Company’s Knowledge, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and the Company has no Knowledge of any threatened litigation or claims against, the assets of any Benefit Plan or its related trust or against any fiduciary of a Benefit Plan with respect to the operation of such Benefit Plan. Neither

A-1-23

the Company nor any of its Subsidiaries has received notice of any pending investigations, inquiries or audits with respect to any Benefit Plan by any regulatory agency. Neither the Company nor any of its Subsidiaries and, to the Knowledge of the Company no other person has engaged in any prohibited transactions, within the meaning of section 406 of ERISA or section 4975 of the IRC, in connection with any Benefit Plan. To the Company’s Knowledge, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply with the requirements of ERISA, the IRC or any other applicable Laws in connection with the administration or investment of the assets of any Benefit Plan.

(e) Except as set disclosed in Section 7.14 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries maintains or has established any Benefit Plan which is a welfare benefit plan within the meaning of section 3(1) of ERISA which provides for retiree medical liabilities or continuing benefits or coverage for any participant or any beneficiary of any participant after such participant’s termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and the regulations thereunder, and at the expense of the participant or the beneficiary of the participant. Each of the Company and any of its Subsidiaries that maintains a Benefit Plan that is a welfare benefit plan within the meaning of section 3(1) of ERISA has complied with any applicable notice and continuation requirements of COBRA and the regulations thereunder. Neither the Company nor any of its Subsidiaries maintains, has established, or has ever participated in, a multiple employer welfare benefit arrangement within the meaning of section 3(40)(A) of ERISA.

(f) No individual who has performed services for the Company or a Subsidiary has been improperly included or excluded from participation in any Benefit Plan. The Company has delivered or made available to Investor with respect to each Benefit Plan, to the extent applicable: (i) all documents constituting the Benefit Plan and all amendments thereto; (ii) any related trust agreement or other funding instrument and all other material contracts currently in effect with respect to such Benefit Plan (including all administrative agreements, group insurance contracts and group annuity contracts); (iii) the most recent IRS determination or opinion letter; (iv) the most recent summary plan description, summary of material modifications and any other material written communication (or a written description of any oral communications) provided to participants and beneficiaries concerning the extent of the benefits provided under a Benefit Plan; (v) the three most recent (A) Forms 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports; and (vi) for the last three years, all correspondence with the IRS, the Department of Labor and any other governmental entity regarding the operation or the administration of any Benefit Plan.

(g) To the Company’s Knowledge, the Company and its Subsidiaries have maintained all data necessary to administer each Benefit Plan, including all data required to be maintained under sections 107 and 209 of ERISA, and such data is true and correct and maintained in usable form. Neither the Company nor any Subsidiary or ERISA Affiliates or organizations to which the Company or an ERISA Affiliate is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Sections 4069 or 4212(c) of ERISA.

(h) Except as disclosed in Section7.12 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) of the Company or a Subsidiary; (ii) increase any benefits otherwise payable under any Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any compensation or benefits; (iv) result in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the IRC or (v) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in Section 280G of the IRC. No current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) of the Company or a Subsidiary will receive a gross-up payment from the Company or a Subsidiary with respect to any Tax that may be imposed upon such individual pursuant to Section 409A of the IRC, Section 4999 of the IRC or

A-1-24

otherwise. All Benefit Plans that are subject to Section 409A of the IRC are in compliance with the requirements of such IRC section and regulations and other guidance thereunder. No Common Stock or other security of the Company or a Subsidiary and no real property is held in trust or otherwise set aside for funding benefit obligations under any Benefit Plan.

Section 7.15 Taxes. The representations and warranties made by the Company in this Section 7.15 are the only representations and warranties made by the Company in this Agreement with respect to Tax matters. Except as otherwise disclosed in Section 7.15 of the Disclosure Schedule:

(a) Each of the Company and its Subsidiaries has filed (or has had filed on their behalf) and will file or cause to be timely filed, all material Tax Returns required by applicable Law to be filed by it prior to or as of the Closing Date. As of the time of filing, the foregoing Tax Returns correctly reflected the material facts regarding the income, business, assets, operations, activities, status, or other matters of the Company and its Subsidiaries or any other information required to be shown thereon. An extension of time within which to file a Tax Return for the Company or its Subsidiaries that has not been filed has not been requested or granted.

(b) Each of the Company and its Subsidiaries has paid (or has had paid on its behalf), or where payment is not yet due has established (or has had established on its behalf and for its sole benefit and recourse), or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Closing Date.

(c) No Audit by a Tax Authority is pending or to the Knowledge of the Company, threatened, with respect to any Tax Returns filed by, or Taxes due from, the Company or its Subsidiaries. No issue has been raised by any Tax Authority in any Audit of the Company or its Subsidiaries that if raised with respect to any other period not so audited could reasonably be expected to result in a material proposed deficiency for any period not so audited. No unsatisfied material deficiency or adjustment for any Taxes has been proposed, asserted, assessed or to the Knowledge of the Company, threatened, against the Company or its Subsidiaries. There are no Liens for Taxes upon the assets of the Company or its Subsidiaries, except Permitted Encumbrances.

(d) Neither the Company nor its Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or has executed any power of attorney with respect to Tax matters that will be outstanding as of the Closing Date.

(e) Prior to the date hereof, the Company has disclosed and provided or made available true and complete copies to Investor of all material Tax sharing, Tax indemnity, or similar agreements to which the Company or any of its Subsidiaries is a party to, is bound by, or has any obligation or liability for Taxes.

(f) No Company employees or other personnel are entitled to receive any additional payment from the Company or any of its Subsidiaries by reason of the excise Tax required by Section 4999(a) of the IRC being imposed on such person by reason of the transactions contemplated by this Agreement.

(g) Except for the group of which the Company is currently a member, the Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the IRC.

(h) The Company is not a “foreign person” within the meaning of IRC Section 1445.

Section 7.16 Title to Assets. The assets and interests described as part of the Ownership Interests constitute all of the Oil and Gas Interests owned or held by the Company and its Subsidiaries. Each of the Company and its Subsidiaries have Defensible Title to all Oil and Gas Interests of the Company and its Subsidiaries and all of their other assets, subject only to Permitted Encumbrances, except to the extent a failure of Defensible Title to any such Oil and Gas Interest is not reasonably be expected to result in a loss of value to Company or its Subsidiary, nor reasonably expected to result in a cost, liability or obligation of Company or its Subsidiary, nor

A-1-25

reasonably expected to involve a cost to cure or remedy the condition that is the basis for the failure of Defensible Title, in excess of $25,000 per individual failure of Defensible Title or $500,000 in the aggregate. Each Oil and Gas Interest included or reflected in the Ownership Interest entitles the Company and its Subsidiaries to receive not less than the undivided interest set forth in (or derived from) the Ownership Interests of all Hydrocarbons produced, saved and sold from or attributable to such Oil and Gas Interest, and the portion of such costs and expenses of operation and development of such Oil and Gas Interest that is borne or to be borne by the Company and its Subsidiaries is not greater than the undivided interest set forth in (or derived from) the Ownership Interests.

Section 7.17 Licenses, Permits, Etc. Each of the Company and its Subsidiaries possess all franchises, certificates, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities material to the conduct of their respective businesses as now being conducted and as proposed to be conducted.

Section 7.18 Proprietary Rights. Each of the Company and its Subsidiaries has ownership of, valid licenses to use, or otherwise has the right to use all patents, patent rights, trademarks, rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs (collectively, the “Intellectual Property”) used in their respective businesses. To the Company’s Knowledge, the operation of the businesses of the Company and its Subsidiaries does not infringe any Intellectual Property of others and, neither the Company nor any of its Subsidiaries has received any notice from any third party of any such alleged infringement by the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries has taken reasonable steps to establish and preserve its respective ownership of Intellectual Property. The Company is not aware of any infringement by others of its or any of its Subsidiaries’ Intellectual Property.

Section 7.19 Compliance with Law. Except as disclosed in Section 7.19 of the Disclosure Schedule, the business and operations of the Company and each of its Subsidiaries have been and are being conducted, and the assets of the Company and its Subsidiaries are and have been owned and operated, in material compliance with all applicable Laws that are material to the conduct of the Company’s business.

Section 7.20 Environmental Matters. The representations and warranties made by the Company in this Section 7.20 are the only representations and warranties made by the Company in this Agreement with respect to environmental matters and compliance with Environmental Law.

(a) Except as set forth on Section 7.20 of the Disclosure Schedule, (i) the reserves reflected in the Company’s Financial Statements relating to environmental matters were adequate under GAAP as of the date of such financial statements, and neither the Company nor any of its Subsidiaries has incurred any material liability in respect of any environmental matter since that date, and (ii) the Company SEC Documents include all information relating to environmental matters required to be included therein under the rules and regulations of the Commission applicable thereto.

(b) Except as set forth in Section 7.20 of the Disclosure Schedule:

(i) Each of the Company and its Subsidiaries has conducted its business and operated its assets, and is conducting its business and operating its assets, in material compliance with all Environmental Laws.

(ii) Neither the Company nor any of its Subsidiaries has been notified by any Governmental Authority that any of the operations or assets (including its Oil and Gas Interests) of the Company or any of its Subsidiaries is the subject of any investigation or inquiry by any Governmental Authority evaluating whether any material remedial action is needed to respond to a release of, any Hazardous Substance (e.g., a Hazardous Discharge) or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Substance.

(iii) None of the Company, any of its Subsidiaries nor, to the Company’s Knowledge, any other Person has filed any notice under any federal, state or local Law indicating that (A) the Company or any of its

A-1-26

Subsidiaries is responsible for the improper release into the environment, or the improper storage or disposal of any Hazardous Substance (e.g., a Hazardous Discharge), or (B) any Hazardous Substance is improperly stored or disposed of upon any property of the Company or any of its Subsidiaries.

(iv) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any Hazardous Substance contingent liability in connection with (A) release into the environment at or on the property now or previously owned, leased or operated by the Company or any of its Subsidiaries, or (B) the storage or disposal of any Hazardous Substance.

(v) Neither the Company nor any of its Subsidiaries has received any claim, complaint (including an Environmental Complaint), notice, inquiry or request for information which remains unresolved as of the date hereof with respect to any alleged violation of any Environmental Laws or regarding potential liability under any Environmental Laws relating to (i) operations or conditions of any facilities or property owned, leased or operated by the Company or any of its Subsidiaries, or (ii) any Oil and Gas Interests, as applicable.

(vi) There are no sites, locations or operations at which the Company or any of its Subsidiaries are currently undertaking, or have completed within the past 12 months, any material remedial or response action relating to any disposal or release of Hazardous Substances, as required by Environmental Laws.

(vii) To the Knowledge of the Company, there are no physical or environmental conditions existing on any property owned or leased by the Company or any of its Subsidiaries resulting from the Company’s or any of its Subsidiaries operations or activities, past or present, at any location, that would give rise to any material on-site or off-site remedial obligations under any applicable Environmental Laws, other than normal and ordinary remedial work associated with plugging and abandoning of oil and gas facilities.

(viii) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has caused or allowed the generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Substances, except in material compliance with all Environmental Laws, and no generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Substances has occurred at any property or facility owned, leased or operated by the Company or any of its Subsidiaries except in material compliance with all Environmental Laws.

(ix) There are no pending, or to the Knowledge of the Company, threatened, claims, suits, actions, proceedings or investigations with respect to the businesses or operations of the Company or its Subsidiaries alleging or concerning any material violation of, or responsibility or liability under, any Environmental Law.

(x) Neither the Company nor any of its Subsidiaries has received any written or oral requests for information regarding any of its hydraulic fracturing operations or hydraulic fracturing fluids from any Governmental Authority or any other Person.

(xi) Neither the Company nor any of its Subsidiaries has received any oral or written notice or claim from any Governmental Authority or any other Person alleging that the Company’s hydraulic fracturing operations or hydraulic fracturing fluids or other operations have adversely impacted soil, groundwater, surface water or a drinking water source or any other natural resource, water wells, or a wastewater treatment facility.

(xii) The Company is in possession of and is in compliance with all material approvals, permits, licenses, registrations and similar authorizations from all Governmental Authorities under all Environmental Laws required for the operation of the businesses of the Company and its Subsidiaries; there are no pending or, to the Knowledge of the Company, threatened, actions, proceedings or investigations alleging violations of or seeking to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations; and the Company does not have Knowledge of any fact or condition that is reasonably likely to give rise to any action, proceeding or investigation regarding the violation of or seeking to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations.

A-1-27

(xiii) Without in any way limiting the generality of the foregoing, to the Company’s Knowledge (A), all offsite locations where the Company or any of its Subsidiaries has transported, released, discharged, stored, disposed or arranged for the disposal of Hazardous Substances are licensed and operating as required by Law and (B) no polychlorinated biphenyls (“PCBs”), PCB-containing items, asbestos-containing materials, or radioactive materials are used or stored at any property owned, leased or operated by the Company or any of its Subsidiaries except in material compliance with Environmental Laws.

Section 7.21 Fiscal Year. The Company’s fiscal year is from January 1 to December 31.

Section 7.22 No Default. Neither a Default nor an Event of Default has occurred.

Section 7.23 Insurance. Section 7.23 of the Disclosure Schedule lists each insurance policy (including the amounts of the policy, the policy number, the term and the insured) relating to the Company and/or its Subsidiaries currently in effect. The Company has made available to Investor a true, complete and correct copy of each such policy or the binder therefor. With respect to each such insurance policy or binder none of the Company or any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and the Company does not know of any occurrence or any event which (with notice or the lapse of time or both) would constitute such a breach or default or permit termination, modification or acceleration under the policy. Section 7.23 of the Disclosure Schedule describes any self-insurance arrangements affecting the Company.

Section 7.24 Government Regulation. Neither the Company nor any of its Subsidiaries is currently, nor has within the past five (5) years been, subject to regulation under the Public Utility Holding Company Act of 1935, the Interstate Commerce Act (as either of the preceding acts have been amended), or any other Law which regulates the incurring by the Company or any of its Subsidiaries of Debt (other than federal and state securities Laws), including, but not limited to, Laws relating to common contract carriers of the sale of electricity, gas, steam, water or other public utility services, including, further, without limitation, Company and each Subsidiary (a) is not a “natural gas company” engaged in the transportation of natural gas in interstate commerce under the Natural Gas Act of 1938, as amended; (b) has not operated, or provided services, using any of its assets in a manner that subjects it, any Third Party operator of its assets or any future owner of the assets or the Company or any Subsidiary to the jurisdiction of, or regulation by, the Federal Energy Regulatory Commission, either (i) as a natural gas company under the Natural Gas Act of 1938, as amended (other than pursuant to a certificate of limited jurisdiction as described in (g) below), (ii) as a common carrier pipeline under the Interstate Commerce Act, or (iii) as an intrastate pipeline under the Natural Gas Policy Act of 1978; (c) is not an intrastate pipeline regulated by the Federal Energy Regulatory Commission under Section 311 of the Natural Gas Policy Act of 1978; (d) is not a public utility subject to the regulatory jurisdiction of any state public utility commission; (e) is not an intrastate pipeline subject to the regulatory jurisdiction of any state public utility commission; (f) is not a gathering company subject to the regulatory jurisdiction of any state public utility commission; and (g) does not hold any general or limited jurisdiction certificate of public convenience and necessity issued by the Federal Energy Regulatory Commission other than a blanket sale for resale certificate issued by operation of Law or a blanket certificate issued to permit participation in capacity release transactions.

Section 7.25 Securities Laws. Assuming Investor’s representations contained in this Agreement are true and correct, the offer, issuance and sale of the Securities (a) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws, and (c) are and will be accomplished in conformity with all other federal and applicable state securities Laws.

Section 7.26 Brokers and Finders. Section 7.26 of the Disclosure Schedule sets forth all arrangements (including amounts payable by the Company or any of its Subsidiaries in connection therewith) pursuant to which any Person has, or as a result of the Closing Transactions will have, any right or valid claim against the

A-1-28

Company or any of its Subsidiaries for any commission, fee or other compensation as an investment banker, finder or broker, or in any similar capacity. No Person engaged by the Company has or will have any right or valid claim against Investor for any such commission, fee or other compensation. The Company will indemnify and hold Investor harmless against any direct liability or expense arising out of, or in connection with, any such right or claim (including, without limitation, claims arising out of the matters disclosed on Section 7.26 of the Disclosure Schedule).

Section 7.27 Company SEC Documents; Commission Inquiries. Except as set forth in Section 7.27 of the Disclosure Schedule, the Company has filed with the Commission each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto), including its Annual Reports to Stockholders incorporated by reference in certain of such reports, required to be filed by it with the Commission since May 8, 2006, under the Securities Act or the Exchange Act (collectively, the “Company SEC Documents”). As of the respective dates the Company SEC Documents were filed or, if any Company SEC Documents were amended, as of the date such amendment was filed, each Company SEC Document, including any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no event since the date of the last Company SEC Document has occurred that would require the Company to file a Current Report on Form 8-K other than the execution of this Agreement. There are no Commission inquiries, whether informal or formal, pending, or to the Knowledge of the Company threatened, regarding the Company.

Section 7.28 Information Supplied.

(a) In the case of the Company, the Information Statement and any amendments or supplements thereto (i) will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act and (ii) will not, on the date the Information Statement or any amendment or supplement thereto is first mailed to the holders of Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) In the case of the Company, none of the information supplied by the Company specifically for inclusion or incorporation by reference in the Information Statement or any amendment or supplement thereto will, on the date the Information Statement or any amendment or supplement thereto is first mailed to the holders of Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Notwithstanding the foregoing provisions of this Section 7.28, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Information Statement based on information supplied by or on behalf of Investor specifically for inclusion or incorporation by reference therein.

Section 7.29 Oil and Gas Operations. Except as set forth on Section 7.29 of the Disclosure Schedule:

(a) All wells included in the Oil and Gas Interests of the Company or any of its Subsidiaries (the “Wells”) have been drilled and (if completed) completed, operated and produced in accordance with generally accepted oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable Laws. The Wells have been drilled and completed within the limits permitted by contract, pooling or unit agreement, and by Law; and all drilling and completion of the Wells and all development and operations have

A-1-29

been conducted in material compliance with all applicable Laws. No Well is subject to penalties on allowables because of any overproduction or any other violation of applicable Laws that would prevent such Well from being entitled to its full legal and regular allowable from and after the Closing Date as prescribed by any court or governmental body or agency.

(b) There are no Wells that:

(i) the Company or its Subsidiaries is obligated by Law or contract to plug and abandon at this time for which an asset retirement obligation is not accrued and reflected as a liability in the most recent Financial Statements in accordance with GAAP;

(ii) the Company or its Subsidiaries will be obligated by Law or contract to plug and abandon with the lapse of time or notice or both because the Well is not currently capable of producing in commercial quantities for which an asset retirement obligation is not accrued and reflected as a liability in the most recent Financial Statements in accordance with GAAP;

(iii) are subject to exceptions to a requirement to plug and abandon issued by a regulatory authority having jurisdiction over the applicable lease and for which an asset retirement obligation is not accrued and reflected as a liability in the most recent Financial Statements in accordance with GAAP; or

(iv) to the Knowledge of the Company, have been plugged and abandoned but have not been plugged in accordance with all applicable requirements of each regulatory authority having jurisdiction over the Oil and Gas Interests.

(c) With respect to the oil, gas and other mineral leases, unit agreements, pooling agreements, communitization agreements and other documents creating interests comprising the Oil and Gas Interests: (i) each of the Company and its Subsidiaries has fulfilled all requirements in all material respects for filings, certificates, disclosures of parties in interest, and other similar matters contained in (or otherwise applicable thereto by Law) such leases or other documents and are fully qualified to own and hold all such leases or other interests; (ii) there are no provisions applicable to such leases or other documents which increase the royalty share of the lessor thereunder, (iii) upon the establishment and maintenance of production in commercial quantities, the leases and other interests are to be in full force and effect over the economic life of the property involved and do not have terms fixed by a certain number of years, and (iv) all royalties payable pursuant to such documents have been properly paid.

(d) Proceeds from the sale of Hydrocarbons produced from the Company’s and any of its Subsidiaries’ Oil and Gas Interests are being received by the Company and its Subsidiaries in a timely manner and are not being held in suspense for any reason, except for routine suspense on new wells not exceeding $50,000, in the aggregate.

(e) Neither the Company nor any of its Subsidiaries is obligated, by virtue of a prepayment arrangement, a “take or pay” arrangement, a production payment or any other arrangement to deliver Hydrocarbons produced from the Oil and Gas Interests at some future time without then or thereafter receiving full payment therefor.

(f) There are no material imbalances of production from the Oil and Gas Interests of the Company or any of its Subsidiaries whether required to be disclosed pursuant to GAAP or otherwise.

Section 7.30 Financial and Commodity Hedging. Section 7.30 of the Disclosure Schedule accurately summarizes the outstanding Hydrocarbon and financial hedging positions of the Company and each of its Subsidiaries (including but not limited to fixed price controls, collars, swaps, caps, hedges and puts) as of the date reflected on said Schedule. From the date of this Agreement to the date of Closing, the Company and each of its Subsidiaries will not, without the Investor’s prior written consent, enter into any new hedging positions except as required to maintain compliance with the Revolving Credit Agreement as referenced in Section 7.30 of the Disclosure Schedule.

A-1-30

Section 7.31 Books and Records. All books, records and files of the Company and each of its Subsidiaries (including those pertaining to the Company’s or its Subsidiaries’ Oil and Gas Interests, wells and other assets, those pertaining to the production, gathering, transportation and sale of Hydrocarbons, and corporate, accounting, financial and employee records) (a) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures and (b) fairly reflect the ownership, use, enjoyment and operation by the Company and its Subsidiaries of their respective assets.

Section 7.32 Reserve Report. To the Knowledge of the Company, the estimate of proved reserves of oil and natural gas prepared by Forrest A. Garb & Associates, Inc. (the “Reserve Engineer”) as of January 1, 2011 (the “Reserve Report”) was prepared in accordance with generally accepted petroleum engineering and evaluation principles as set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers. The engineering information and production data used in the preparation of the Reserve Report, which information and data have been made available to Investor, are the information and data which are used by the Company in good faith in the ordinary course of business. The factual information underlying the estimates of the reserves of the Company and its Subsidiaries, which was supplied by the Company to the Reserve Engineer for the purpose of preparing the Reserve Report, including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts and under hedging arrangements, severance and other production taxes, costs of operations and development, and working interest and net revenue information relating to the Company’s and its Subsidiaries’ ownership interests in properties, was true and correct in all material respects on the date of such Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Reserve Engineer were prepared in good faith and with a reasonable basis; the information provided to the Reserve Engineer for purposes of preparing the Reserve Report was prepared in accordance with customary industry practices; the Company does not have, as of the date hereof, and, as of the Closing Date, will not have Knowledge of any facts or circumstances that would (or could reasonably be expected to) result in a material adverse change in the proved reserves in the aggregate as described in the Reserve Report. Section 7.32 of the Disclosure Schedule sets forth a list of the Oil and Gas Interests that were included in the Reserve Report that have been disposed of prior to the date hereof. Company has no other Knowledge, reason or basis to believe that the estimate of reserves set forth in the Reserve Report are not a fair and reasonable estimate, prepared in accordance with prudent industry standards.

Section 7.33 Nature of Company Assets. The assets of the Company and its Subsidiaries consist solely of (i) reserves of oil and gas, rights to reserves of oil and gas and associated exploration and production assets with a fair market value not exceeding $500 million and (ii) other assets, excluding cash, with a fair market value not exceeding $50 million. For purposes of this Section 7.33, the term “associated exploration and production assets” shall have the meaning set forth in Section 802.3 of the Rules promulgated pursuant to HSR Act.

Section 7.34 Capital Projects. All capital projects of Company or any Subsidiary related to their assets that are in progress as of the date of this Agreement and are estimated to result in an expenditure by the Company of more than $50,000 for any single project are described on Section 7.34 of the Disclosure Schedule (the “Capital Projects”). As of the date of this Agreement, all other outstanding authorities for expenditures or other current commitments relating to such assets (“AFEs”), that in each case will be binding upon Company, any Subsidiary or their assets, are also set forth in Section 7.34 of the Disclosure Schedule, other than any AFEs outstanding as of the date hereof that do not exceed $50,000 for any single project. Notwithstanding anything to the contrary herein, the amounts shown on Section 7.34 of the Disclosure Schedule with respect to such Capital Projects and AFEs are Company’s best estimates based upon currently available information.

Section 7.35 Lease Status/Rentals/Royalties. All rentals, bonuses, royalties and operating expenses payable with respect to the Oil and Gas Interests of Company or any Subsidiary have been duly and properly paid by Company or Subsidiary, in accordance with the applicable contracts, the oil and gas leases, deeds, and applicable Law, except where unpaid royalties and other payments for or measured by production have been properly accrued and reflected as a liability in the most recent Financial Statements in accordance with GAAP. There are

A-1-31

no currently pending requests or demands for payments, adjustments of payments or performance pursuant to obligations under the Oil and Gas Interests of Company or any Subsidiary, other than routine inquiries received in the ordinary course of business which have not resulted (and are not reasonably and in good faith expected to result in) any material claims, threat of claims, or other demands. The Company has not received a written notice of default with respect to the payment or calculation of any rentals, bonuses or royalties or other payments attributable to the Oil and Gas Interests of Company or any Subsidiary.

Section 7.36 Preferential Rights. Section 7.36 of the Disclosure Schedule sets forth all preferential rights to purchase that are applicable to the transactions contemplated hereby.

Section 7.37 No Pipeline Imbalances. As of the date of this Agreement, there are no Hydrocarbon pipeline imbalances attributable to the assets of Company or any Subsidiary in excess of $50,000.

Section 7.38 Suspense Amounts. Section 7.38 of the Disclosure Schedule sets forth all amounts held in suspense by Company or any Subsidiary relative to their assets.

Section 7.39 Reversionary Interests. Except as set out in Section 1.1A of the Disclosure Schedule, the Oil and Gas Interests of Company and any Subsidiary are not subject to any reversionary, back-in or similar rights, the exercise of which would reduce any of the Company’s or Subsidiaries’ respective Net Revenue Interests in the Oil and Gas Interests to less than the Net Revenue Interests set forth in Section 1.1A of the Disclosure Schedule.

Section 7.40 Gathering System; Gas Plant. All gathering systems and natural gas processing plants to the Company’s and its Subsidiaries’ operations are either owned by the Company or subject to agreements with third parties that are sufficient to receive all current production attributable to the Ownership Interests and have not, within the past two (2) years, resulted (and are not reasonably expected to result in) in any material curtailment or interruption of oil, natural gas or natural gas liquids transportation, processing or marketing (excluding downtime for normal repairs and maintenance). The Company and its Subsidiaries have all necessary easements, rights of way, and other permits and licenses for the operation of the gathering systems and natural gas processing plants owned by the Company, and all such systems and plants are currently in good physical and operating condition, ordinary wear and tear excepted, and operating within their respective capacities. The Company and its Subsidiaries are not obligated (nor do they reasonably foresee circumstances or conditions within the next six (6) months that could obligate them) to make any material capital expenditures relative to the gathering systems or plants in excess of $100,000.

Section 7.41 Pipelines. All pipelines (including gathering lines) constituting part of the Oil and Gas Interests of Company or any Subsidiary are operated in material compliance with all applicable Laws and applicable contracts and agreements.

Section 7.42 Sarbanes Oxley Compliance. Except as set forth on Section 7.42 of the Disclosure Schedule, the Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”), and the rules and regulations promulgated by the Commission thereunder, that are effective and intends to comply with other applicable provisions of the Sarbanes Oxley Act, and the rules and regulations promulgated by the Commission thereunder, upon the effectiveness of such provisions and has no reason to believe that it will not be so compliant upon such effectiveness.

Section 7.43 Nasdaq Marketplace Rules Compliance. The Company is in material compliance with all applicable provisions of the Nasdaq Marketplace Rules.

Section 7.44 Dissenters’ Rights. The Company’s Board of Directors has not and will not prior to the closing adopt any resolution providing dissenters’ rights pursuant to the Delaware General Corporation Law to the holders of the Company’s Common Stock regarding this Agreement or the transactions contemplated by this Agreement.

A-1-32

Section 7.45 Opinion of Financial Advisors. The Company has received the opinion of Jefferies & Company, Inc. (“Jefferies”), dated as of December 19, 2011, to the effect that, as of such date, the Purchase Price is fair, from a financial point of view, to the Company, and a signed copy of such opinion has been delivered to Investor and such opinion has not been subsequently withdrawn or amended.

Section 7.46 Takeover Laws. The Board of Directors of the Company has approved the execution of this Agreement and the Stockholder Agreement and, consequently, neither the execution of either such agreement or the transactions contemplated by this Agreement will result in the Investor becoming an Interested Stockholder subject to the restrictions contained in Section 203 of the Delaware General Corporation Law. This Agreement and the Stockholder Agreement and the transactions contemplated by this Agreement are exempt from or are not subject to any other state takeover Law or similar Law that purports to limit or restrict business combinations or the ability to acquire or vote shares of the Company’s Common Stock.

Section 7.47 Full Disclosure. No information contained in this Agreement, the Disclosure Schedules or any other Transaction Document, and no written information hereafter furnished by or on behalf of the Company or its Subsidiaries to Investor for purposes of this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby will contain, to the Knowledge of the Company, any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in the circumstances in which they are made, not misleading.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES OF INVESTOR

In order to induce the Company to issue the Securities to Investor hereunder, Investor hereby represents and warrants to the Company as follows:

Section 8.1 Limited Liability Company Existence and Power. Investor (a) is a limited liability company, duly organized, validly existing and in good standing under the Laws of Delaware, (b) has all limited liability company power and authority necessary to carry on its business as now conducted, and (c) is duly qualified as a foreign limited liability company in Texas.

Section 8.2 Limited Liability Company and Governmental Authorization. The execution, delivery and performance of this Agreement and the other Transaction Documents by Investor are within its limited liability company powers, have been duly authorized by all necessary limited liability company action, require no action by or in respect of, or filing with, any Governmental Authority (other than filings with any applicable securities regulatory authorities to perfect exemptions from the registration or qualification requirements of applicable securities Laws), and, except for matters which have been waived in writing by the appropriate Person, do not contravene, or constitute a default under, any provision of applicable Law or of the Charter Documents or of any material judgment, injunction, order, decree or material agreement binding upon Investor or its assets, or result in the creation or imposition of any Lien on any asset of Investor.

Section 8.3 Binding Effect. This Agreement constitutes the valid and binding agreement of Investor enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. Each other Transaction Document when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligation of Investor, in each case enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

A-1-33

Section 8.4 Brokers and Finders. Except as disclosed in Section 8.4 of the Investor Disclosure Schedule, no Person engaged by Investor has or will have any right or valid claim against the Company for any commission, fee or other compensation. Investor will indemnify and hold the Company harmless against any liability or expense arising out of, or in connection with, any such right or claim asserted by an Person.

Section 8.5 Legal Proceedings. Neither Investor nor any officer, director, employee or Affiliate of Investor has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with any business, assets or properties or serving in any capacity with a public company, nor, to the Knowledge of Investor, is Investor or any officer, director, employee or Affiliate of Investor under investigation by any Governmental Authority.

Section 8.6 Financing. Investor has obtained firm commitments for all financing that it will require in order to consummate the purchase of the Securities and the other transactions contemplated hereby and by the other Transaction Documents and has furnished to the Company a letter evidencing such commitments. Investor is in full compliance with such commitments at the date of this Agreement and will be in full compliance with such commitments at the time of Closing. There are, and there will be, no restrictions, covenants or other impediments to the purchase or ownership of the Securities, the control, operations, business, management or governance of the Company or the implementation of its business plans to which it is or will be subject under the terms of any such commitments or documentation or agreements entered into or to be entered into in connection with such financing.

Section 8.7 Commitments.

(a) Except as disclosed in Section 8.7 of the Investor Disclosure Schedule, to Investor’s Knowledge, neither Investor nor any officer, director, employee or Affiliate of Investor is a party to or otherwise subject to or bound by any contract, agreement, commitment, restriction, covenant or other impediment which will have, or which could reasonably be expected to have, either directly or indirectly, a material adverse impact or effect on the business, operations, assets, or results of operations of the Company following the Closing.

(b) The properties associated with the material Oil and Gas Interests owned or held by the Company and its Subsidiaries as of the date hereof, described as (i) the Electra/Burkburnett fields, located in Wichita and Wilbarger Counties, Texas, (ii) the South Texas properties, located in Starr and Wharton Counties, Texas, (iii) the Fitts and Allen Fields, located in Coal, Hughes, Pontotoc and Seminole Counties, Oklahoma, and (iv) the Osage Concession, are not located within the Restricted Area, as such term is defined in that certain Executive Retention Agreement dated as of July 14, 2011 by and between Floyd C. Wilson and Petrohawk Energy Corporation (“Petrohawk”), as amended.

(c) The principal properties owned by Petrohawk as of the date of termination of Floyd C. Wilson’s employment with Petrohawk are described in Section 8.7 of the Investor Disclosure Schedule.

Section 8.8 Full Disclosure. No information contained in this Agreement or any other Transaction Document, and no written information hereafter furnished by or on behalf of Investor to the Company for purposes of this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby contains, or at the time of Closing, will contain, to the Knowledge of Investor, any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in the circumstances in which they are made, not misleading.

A-1-34

ARTICLE IX

COVENANTS

Section 9.1 Maintenance of Insurance. The Company will, and will cause each of its Subsidiaries to, at all times prior to Closing maintain or cause to be maintained the amounts and types of insurance which are in effect at the date of this Agreement.

Section 9.2 Payment of Taxes and Claims. At all times prior to Closing, the Company will, and will cause each of its Subsidiaries to, pay when due (a) all Taxes imposed upon it or its respective assets and, with respect to its respective franchises, business, income or profits, will pay such Taxes before any material penalty or interest accrues thereon, and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable; provided, however, no payment of Taxes or claims shall be required if the amount, applicability or validity thereof is being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices.

Section 9.3 Compliance with Laws and Documents. The Company will, and will cause each of its Subsidiaries to, comply in all material respects with the provisions of (a) all Laws, (b) its Charter Documents, and (c) every Company Material Agreement to which the Company or any of its Subsidiaries is a party or by which the Company’s or any of its Subsidiaries’ properties are bound.

Section 9.4 Further Action; Efforts.

(a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate transactions contemplated by this Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary to consummate the transactions contemplated by this Agreement.

(b) In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging any of the transactions contemplated by this Agreement, or any other agreement contemplated hereby, each of the Company and Investor shall cooperate with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

(c) Each of the Company, it Subsidiaries and the Investor shall hold, and shall cause their respective Representatives (as defined in the Confidentiality Agreement) to hold, all information received from the other party, directly or indirectly, in confidence in accordance with, and shall otherwise abide by and be subject to, the terms and conditions of the Confidentiality Agreement, which Confidentiality Agreement shall survive any termination of this Agreement.

(d) On or before the earlier of (x) January 31, 2012 or (y) two Business Days immediately preceding the Closing Date, the Company shall supplement the well lists set forth on Section 1.1A of the Disclosure Schedule, to the extent reasonably practicable, to include as additions to such schedule (i) the status of any well for which status is not already identified thereon as of the date hereof and (ii) the API well numbers for those wells listed for which no such number is disclosed.

Section 9.5 Operation of Properties and Equipment. The Company will, and will cause each of its Subsidiaries to, at all times prior to Closing, use commercially reasonable best efforts to maintain, preserve and

A-1-35

keep all operating equipment used in the operation of their respective businesses in good working order and condition in a manner and to the extent consistent with its past practice, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such equipment shall at all times be preserved and maintained in a manner and to the extent consistent with its past practice; provided, that, no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if the Company shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the Company’s and each of its Subsidiaries’ businesses.

Section 9.6 Additional Documents. At or prior to Closing, the Company will, and will cause each of its Subsidiaries to, cure promptly any defects in the creation and issuance of the Securities, and the execution and delivery of this Agreement and the other Transaction Documents, and, at the Company’s sole expense, promptly and duly execute and deliver, and cause each of its Subsidiaries to promptly execute and deliver, to the holders of the Securities, upon reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Company and each of its Subsidiaries in this Agreement and the other Transaction Documents, all as may be reasonably necessary or appropriate in connection therewith.

Section 9.7 Maintenance of Books and Records. At all times prior to Closing, the Company will, and will cause each of its Subsidiaries to, in a manner and to the extent consistent with past practice, maintain proper books of record and account in which true and correct entries in conformity with GAAP shall be made on a timely basis of all dealings and transactions in relation to the Company’s and any of its Subsidiaries’ businesses and activities.

Section 9.8 Environmental Matters. At all times prior to Closing:

(a) The Company will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Law applicable to their respective properties and operations, including, without limitation, all Hazardous Substances transportation, storage, disposal, remediation and similar requirements of applicable Environmental Law.

(b) Notwithstanding any other provision contained within this Agreement or the other Transaction Documents, the Company shall immediately orally notify Investor of any Hazardous Discharge or the receipt of any Environmental Complaint relating to any property or assets owned by the Company or any of its Subsidiaries or affecting any properties or assets owned or leased by other Persons and shall furnish Investor with written notice of such Hazardous Discharge or Environmental Complaint within five (5) days of the oral notification.

Section 9.9 Access to Information. At all times prior to Closing, the Company will (and will cause any of its Subsidiaries to) afford Investor and its representatives (including without limitation directors, officers and employees of Investor and its Affiliates, and counsel, accountants and other professionals retained by Investor) such access, during normal business hours throughout the period prior to the Closing Date, to the Company’s books, records (including without limitation Tax returns and non-restricted work papers of the Company’s independent auditors, but excluding any internal documents or communications relating specifically to the negotiation or consummation of the transaction contemplated by this Agreement or protected by the attorney-client privilege), properties, personnel and to such other information as Investor may reasonably request and will permit Investor to make such inspections as Investor may reasonably request and will cause the officers of the Company and those of any of its Subsidiaries to furnish Investor with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its Subsidiaries as Investor may from time to time reasonably request, provided, however, that no investigation pursuant to this section will affect or be deemed to modify any of the representations or warranties made by the Company in this Agreement.

Section 9.10 Conduct of the Business of the Company Pending Closing. Except as contemplated by this Agreement or to the extent that Investor shall otherwise specifically consent in writing, during the period from

A-1-36

the date of this Agreement to the Closing, the Company will conduct its operations only in, and the Company will not take any action except, in the ordinary course of business consistent with past practice and the Company will use all reasonable efforts to preserve intact its and all of its Subsidiaries’ business organizations, assets, prospects and advantageous business relationships, to keep available the services of its officers and key employees and to maintain satisfactory relationships with its licensors, licensees, suppliers, contractors, distributors, customers and others having advantageous business relationships with it. Without limiting the generality of the foregoing, except as contemplated by this Agreement, the Company will not, without the prior written consent of Investor:

(a) amend or propose to change its or any of its Subsidiaries’ Charter Documents;

(b) split, combine or reclassify any shares of its capital stock, declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, or directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock or other securities, other than in connection with a Net Settlement Obligation;

(c) except as permitted by this Agreement or pursuant to the exercise of currently outstanding options, warrants, conversion and other rights, authorize for issuance, issue, sell or deliver or agree or commit to issue, sell, or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any of its capital stock or any securities convertible into or exercisable or exchangeable for shares of its capital stock, or enter into any amendment of any term of any outstanding security of the Company or any of its Subsidiaries, incur any indebtedness except trade debt in the ordinary course of business and Debt pursuant to existing Senior Debt Documents, fail to make any required contribution to any Benefit Plans, increase compensation or grant bonuses or other benefits payable to, or modify or amend any employment agreements or severance agreements with, any executive officer or former employee or enter into any settlement or consent with respect to any pending litigation other than settlements in the ordinary course of business;

(d) incur any material liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of business or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or change any assumption underlying, or methods of calculating, any bad debt, contingency or other reserve;

(e) enter into, adopt, or amend any employment or Benefit Plan, or grant, or become obligated to grant, any increase in the compensation payable or to become payable to any of its officers, directors or any general increase in the compensation payable or to become payable to its employees;

(f) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, property transfer, or purchase of properties or assets of any Person;

(g) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against on the Company Financial Statements or subsequently incurred in the ordinary course of business, or required by Company Material Agreements or otherwise disclosed pursuant to this Agreement;

(h) acquire (including by lease) any material assets or properties or dispose of, mortgage or encumber any material assets or properties, other than in the ordinary course of business;

(i) waive, release, grant or transfer any material rights or modify or change in any material respect any existing material license, lease, contract or other document, other than in the ordinary course of business and consistent with past practice;

A-1-37

(j) except as set forth in Section 9.10(j) of the Disclosure Schedule, sell, lease, license or otherwise surrender, relinquish or dispose of in any single transaction or in any series of related transactions any assets or properties with a fair market value exceeding $100,000 for any single transaction and $1,000,000 for all such transactions (other than sales of Hydrocarbons in the ordinary course of business);

(k) settle any material Audit, make or change any material Tax election or file any material amended Tax Return;

(l) change any method of accounting or accounting practice by the Company except for any such change required by GAAP;

(m) take any action that would give rise to a claim under the WARN Act or any similar state Law or regulation because of a “plant closing” or “mass layoff” (each as defined in the WARN Act);

(n) except as set forth in Section 9.10(n) of the Disclosure Schedule, become bound or obligated to participate in any operation, or consent to participate in any operation, with respect to any Oil and Gas Interests that is estimated to result in an expenditure by the Company in excess of $500,000 individually or $2,500,000 in the aggregate unless the operation is a currently existing obligation of the Company or necessary to extend, preserve or maintain an Oil and Gas Interest;

(o) fail to meet its royalty payment obligations in connection with its oil and gas leases;

(p) (i) enter into any futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons or securities, except as required to maintain compliance with the Revolving Credit Agreement, or (ii) enter into any fixed price commodity sales agreements with a duration of more than three months;

(q) (i) adopt, amend (other than amendments that reduce the amounts payable by the Company, or amendments required by Law to preserve the qualified status of a Benefit Plan or otherwise comply with ERISA, the IRC or other applicable Law) or assume an obligation to contribute to any employee benefit plan or arrangement of any type or collective bargaining agreement or enter into any employment, severance or similar contract with any Person (including contracts with management of the Company that might require that payments be made upon consummation of the transactions contemplated by this Agreement) or amend any such existing contracts to increase any amounts payable thereunder or benefits provided thereunder, (ii) engage in any transaction (either acting alone or in conjunction with any Benefit Plan or trust created thereunder) in connection with which the Company could be subjected (directly or indirectly) to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the IRC, (iii) terminate any Benefit Plan in a manner, or take any other action with respect to any Benefit Plan, that could result in the liability of the Company to any Person, (iv) take any action that could adversely affect the qualification of any Benefit Plan or its compliance with the applicable requirements of the IRC or ERISA, (v) fail to make full payment when due of all amounts which, under the provisions of any Benefit Plan, any agreement relating thereto or applicable Law, the Company is required to pay as contributions thereto or (vi) fail to file, on a timely basis, all reports and forms required by federal regulations with respect to any Benefit Plan;

(r) (i) approve the grant of stock options or restricted stock for any employees of the Company or any of its Subsidiaries or (ii) terminate any Company or Subsidiary employee entitled to any severance payment upon such termination, except in the ordinary course of business consistent with past practices;

(s) organize or acquire any Person that could become a Subsidiary;

(t) enter into any commitment or agreement to license or purchase seismic data, other than pursuant to agreements or commitments existing on the date hereof;

A-1-38

(u) take any action or agree, in writing or otherwise, to take any of the foregoing actions or any action which would at any time make any representation or warranty in Article VII untrue or incorrect.

(v) agree or commit to do any of the foregoing.

Section 9.11 Written Consent; Information Statement.

(a) Promptly following the execution and delivery of this Agreement, the Company shall, in accordance with applicable Law and the Company’s Charter Documents, furnish to the Majority Stockholders a form of irrevocable Written Consent in form and substance reasonably satisfactory to Investor evidencing Company Stockholder Approval and shall recommend (subject to the provisions of Section 9.13(b) that the Majority Stockholders sign and approve the Written Consent as furnished, subject only to ensuring that all shares of Common Stock owned by each Majority Stockholder are owned of record by such Majority Stockholder on the record date for the Written Consent, to be established by the Board, which record date shall be not more than 20 Business Days following the date of this Agreement. The Company shall comply with the DGCL, the Company’s Charter Documents and the Exchange Act (including Regulation 14C and Schedule 14C promulgated thereunder) in connection with the Written Consent, including (i) delivering the Information Statement (as defined below) to the Company’s stockholders as required pursuant to the Exchange Act, and (ii) as promptly as reasonably practicable after the execution and delivery of the Written Consent, and in accordance with Section 228 of the DGCL, giving written notice of the taking of the actions described in the Written Consent to all other holders of Common Stock.

(b) As promptly as reasonably practicable, but in any event within ten (10) Business Days following the date hereof, the Company shall prepare and file with the Commission an information statement containing the information specified in Schedule 14C under the Exchange Act with respect to the Written Consent and the transactions approved thereby (such information statement in its definitive form, the “Information Statement”). The Information Statement shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. The Company shall provide Investor with a reasonable opportunity to review and comment on the Information Statement and any communications prior to filing such with the Commission and will promptly provide Investor with a copy of such filing and communications made with the Commission. The Company shall use its reasonable best efforts to have the preliminary Information Statement cleared by the Commission as promptly as practicable after such filing.

(c) The Company shall, as promptly as practicable after receipt thereof, provide the Investor copies of any written comments, and advise the Investor of any oral comments, with respect to the Information Statement received from the Commission, and advise the Investor of any request by the Commission for amendment of the Information Statement. The Company shall provide Investor with a reasonable opportunity to review and comment on any amendment or supplement to the Information Statement and any communications prior to filing such with the Commission and will promptly provide Investor with a copy of all such filings and communications made with the Commission.

(d) If at any time prior to the Closing, any event or change occurs, or information is discovered, with respect to the Company, or any of its Affiliates, the Majority Stockholders, officers or directors, which should, in the Company’s reasonable discretion upon advice of counsel, be set forth in an amendment of, or supplement to, the Information Statement in order to ensure such document does not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall file as promptly as practicable with the Commission an amendment of, or supplement to, the Information Statement and, to the extent required by Law, disseminate the information contained in such amendment or supplement to the holders of Common Stock. If at any time prior to the Closing, any event or change occurs, or information is discovered, with respect to the Investor, or any of its Affiliates, members, officers or directors which, if not described or included in the Information Statement, should be described or included in the Information Statement in order to ensure such document does not include

A-1-39

any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Investor shall promptly so notify the Company and provide full particulars with respect to such information. In the event the Company, upon the advice of counsel, determines that such information should be included in the Information Statement, the Company shall file as promptly as practicable with the Commission an amendment of, or supplement to, the Information Statement and, to the extent required by Law, disseminate the information contained in such amendment or supplement to the holders of Common Stock.

(e) The Company shall use its reasonable efforts to have the Information Statement cleared by the Commission as promptly as practicable after the filing thereof, and the Company will cause the Information Statement to be mailed to the holders of Common Stock as promptly as practicable, but in any event within five (5) Business Days, after the date it is cleared by the Commission and the record date for the Written Consent has occurred.

Section 9.12 Continuation of Indemnification.

(a) From and after the Closing for a period of at least five (5) years (the “DO Indemnification Period”), the Company will, and Investor will use all reasonable efforts to cause the Company to, continue to indemnify, defend and hold harmless the officers, directors and employees of the Company and any of its Subsidiaries who were such at any time prior to the Closing (the “Indemnified Parties”) from and against all losses, expenses, claims, damages or liabilities to which they may be subject due to their positions as such officers, directors or employees or which arise out of the transactions contemplated by this Agreement to the fullest extent permitted or required under applicable Law and the Company’s Charter Documents. If an Indemnified Party makes or asserts a claim hereunder, any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under applicable Law and the Company’s Charter Documents shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party. If any claim or claims are brought against any Indemnified Party such Indemnified Party may select counsel for the defense of such claims, which counsel shall be reasonably acceptable to the Company. All rights to indemnification existing in favor of the directors, officers or employees of Company and any of its Subsidiaries as provided in Company’s Charter Documents, as in effect as of the date of this Agreement, with respect to matters occurring through the Closing, will survive the Closing and will continue in full force and effect thereafter.

(b) After the Closing, the Company will, and Investor will use all reasonable efforts to cause the Company to, maintain in effect for the said DO Indemnification Period the current policies of directors’ and officers’ liability insurance maintained by Company; provided, however, that the Company may substitute therefor policies of at least the same coverage (with carriers comparable to Company’s existing carriers) containing terms and conditions which are no less beneficial to the Indemnified Parties, such substitute policies to be approved in advance by the chief executive officer of the Company serving at the date of this Agreement or his designee, such approval to not be unreasonable withheld.

(c) Investor covenants with the Company during the DO Indemnification Period, Investor will not vote its shares of Common Stock in favor of a transaction which would result in the Company assigning or transferring all or substantially all its assets, other than in the ordinary course of business, unless the acquiring party assumes the indemnity obligations hereunder related to the employees, officers and directors of the Company and, in connection with any such transaction, the Investor causes the Company to prepay the premium on the then current policies of directors’ and officers’ liability insurance maintained by Company for the benefit of former officers and directors of the Company for a term ending not prior to the expiration of the day that is five years from and after the Closing.

(d) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced by a third party, whether before or after the Closing, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto.

A-1-40

Section 9.13 Acquisition Proposals.

(a) The Company shall, and shall cause its Subsidiaries and its and their respective members, officers, employees and directors, and use reasonable best efforts to cause its stockholders (including without limitation the Majority Stockholders), representatives and agents (collectively, the “Restricted Parties”) to, immediately cease and cause to be terminated any discussions or negotiations with any parties (other than the parties to this Agreement and their Affiliates, representatives and advisors) that may be ongoing with respect to, or that would be reasonably expected by the parties to lead to, a Company Acquisition Proposal. The Company shall not and shall cause its Subsidiaries and its and their respective members, officers, employees and directors, and shall use reasonable best efforts to cause its stockholders (including without limitation the Majority Stockholders), representatives and agents not to, directly or indirectly, (x) take any action to enter into any agreement with respect to any Company Acquisition Proposal, or (y) solicit, negotiate, furnish information to, accept, encourage, consider, participate in negotiations or discussions relating to, or otherwise pursue, any Company Acquisition Proposal, other than the transactions contemplated by this Agreement; provided, however, that at any time prior to the date that is 20 Business Days after the date of this Agreement, in response to a bona fide written unsolicited Company Acquisition Proposal received after the date hereof that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes, or is reasonably expected to lead to, a Superior Proposal, and which Company Acquisition Proposal was not, directly or indirectly, the result of a breach by any Restricted Party of this Section 9.13(a), the Company may, subject to compliance with Section 9.13(b) and Section 9.13(c), (i) furnish information with respect to the Company and its Subsidiaries to the Person making such Company Acquisition Proposal (and its representatives) pursuant to a customary confidentiality agreement not less restrictive of such Person than the Confidentiality Agreement (provided that all such information has previously been delivered or made available to Investor or is delivered or made available to Investor prior to or concurrently with the time it is delivered or made available to such Person), and (ii) participate in discussions or negotiations with the Person making such Company Acquisition Proposal (and its representatives) regarding such Company Acquisition Proposal.

(b) The Board of Directors of the Company has adopted a resolution declaring that this Agreement, the issuance of the Securities to the Investor as contemplated herein, the amendments to the Company’s certificate of incorporation as contemplated by the Written Consent, and the amendment to the Company’s 2006 Long-Term Incentive Plan are advisable, fair to and in the best interests of the Company and its stockholders, recommending that the Company’s stockholders approve and adopt this Agreement, the issuance of the Securities to the Investor as contemplated herein, the amendments to the Company’s certificate of incorporation as contemplated by the Written Consent, and the amendment to the Company’s 2006 Long-Term Incentive Plan and directing that such items be submitted for consideration by the Company’s stockholders (the “Company Recommendation”). Neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Investor), or publicly propose to withdraw (or modify in a manner adverse to Investor), the Company Recommendation or (B) recommend, adopt or approve, or publicly propose to recommend, adopt or approve, any Company Acquisition Proposal, or (ii) approve or recommend, or publicly propose to approve or recommend, that any of the Restricted Parties execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or that is intended to or would be reasonably expected to lead to, any Company Acquisition Proposal (other than a confidentiality agreement referred to in and as permitted by Section 9.13(a)) (an “Acquisition Agreement”) (each of the items set forth in each subsection of this sentence, a “Company Adverse Action”). Notwithstanding the foregoing, at any time prior to the close of business on the day that is 20 Business Days after the date of this Agreement (such 20-Business Day period, the “Consent Delivery Period”), the Board of Directors of the Company (or any committee thereof) may approve or allow the Company or a Subsidiary to enter into an Acquisition Agreement with respect to a Superior Proposal, and/or may withdraw or modify (including in a manner adverse to Investor) the Company Recommendation and/or recommend a transaction with respect to a Superior Proposal (each an “Adverse Recommendation Change”), if, in each case, such Board of Directors (or any committee thereof) determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that taking such action is necessary for the members of the Board of Directors of the Company to comply with their fiduciary duties to the

A-1-41

holders of the Common Stock under applicable Law (such determination, a “Fiduciary Duty Determination”); provided, however, that (i) no action described in the preceding portion of this sentence shall be taken until after the fifth (5th) Business Day following Investor’s receipt of written notice (a “Notice of Adverse Recommendation Change”) from the Company advising Investor that the Board of Directors of the Company (or a committee thereof) intends to take such action and specifying the reasons therefor, including the material terms and conditions of any Superior Proposal that is the basis of the proposed action by the Board of Directors or committee (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation Change and a new five (5) Business Day period) and representing that the Company has complied, in all material respects, with its obligations under this Section 9.13, (ii) during such five (5) Business Day period, the Company shall (A) negotiate with Investor in good faith to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with its recommendation of this Agreement and (B) not take any further actions described in clauses (x) or (y) of Section 9.13(a) except insofar as the Board of Directors of the Company (or a committee thereof) makes a Fiduciary Duty Determination that such further action is necessary, and (iii) the Company shall not take any further actions described in (x) or (y) of Section 9.13(a) (except insofar as the Board of Directors of the Company (or a committee thereof) makes a Fiduciary Duty Determination that such further action is necessary) if, prior to the expiration of such five (5) Business Day period, Investor makes a proposal in writing to adjust the terms and conditions of this Agreement, which adjusted terms the Company’s Board of Directors determines in good faith (after consultation with its legal and financial advisors) to be at least as favorable as the Superior Proposal (the “Investor Amended Proposal”), provided the restrictions of this clause (iii) shall be applicable only for so long (including the five (5) Business Day review period provided above) as the prior Superior Proposal is not amended to result in a proposal that constitutes a Superior Proposal to the Investor Amended Proposal, in which event the process will be continued until either the Investor or the Person making a Superior Proposal fails or refuses to amend the terms of such party’s proposal to top the other party’s proposal. In the event that a Superior Proposal is received by the Company, and a Notice of Adverse Recommendation with respect to such Superior Proposal is delivered to the Investor, before the expiration of the Consent Delivery Period, the duration of the Consent Delivery Period shall be extended and shall not expire until after five (5) Business Days shall have elapsed from the date Investor has received such Notice of Adverse Recommendation (or any subsequent Notice of Adverse Recommendation in response to any Amended Investor Proposal) and has not delivered to the Company an Amended Investor Proposal. Nothing in this Agreement shall obligate the Board of Directors of the Company or any committee thereof to make or cause to be made, or to fail to make or cause to be made, any public disclosure or communication with any stockholder or stockholders of the Company, if such disclosure or communication, or lack thereof, would constitute a breach of such Board’s or committee’s duties under applicable Laws.

(c) Each of the Company and Investor shall promptly advise the other party orally and in writing of receipt by such party of (i) any request for information relating to a Company Acquisition Proposal, (ii) any Company Acquisition Proposal or (iii) any inquiry with respect to any Company Acquisition Proposal and the material terms and conditions of any such request, Company Acquisition Proposal or inquiry (including the identity of the Person or group making any such request, Company Acquisition Proposal or inquiry and a copy of any correspondence relating thereto). Each of the Company and Investor agrees that it shall keep the other party informed of the status and material details (including material amendments or material proposed amendments and a copy of any correspondence relating thereto) of any such request, Company Acquisition Proposal or inquiry and keep the other reasonably informed as to the material details of any information requested of the Company or Investor, as the case may be, and as to the material terms and conditions of any Company Acquisition Proposal.

(d) Nothing contained in this Section 9.13 shall prohibit the Company or its Board of Directors from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2 promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company if, in the good faith judgment of the Company’s Board of Directors (after consultation with outside counsel), such disclosure would be required under applicable Law (including Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act).

A-1-42

(e) Each of the Company and Investor acknowledge and agree that in the event any of their respective Restricted Parties takes any action which, if taken by the Company or Investor, as applicable, would constitute a breach of this Section 9.13, then the Company or Investor, as applicable, shall be deemed to be in breach of this Section 9.13 for such action by its Restricted Parties.

Section 9.14 Tax Matters. The Company and Investor acknowledge that the Note and the Warrants together shall constitute an “investment unit” within the meaning of Section 1273(c)(2) of the IRC. Within a reasonable period of time following Closing, the Company and Investor hereby agree to allocate the issue price between the Note and Warrants based on their relative fair market values (to be initially determined by Investor, subject to approval by the Company in its reasonable discretion) pursuant to Treasury Regulation Section 1.1273-2(h). The parties further agree that they will use such allocation to prepare and file all Tax Returns and other reports with, and to prepare or file any other information provided to, any Tax Authority for federal income tax purposes, including but not limited to, for purposes of reporting the allocation of the issue price pursuant to Treasury Regulation Section 1.1273-2(h)(2). The Company agrees to provide Investor with the information required to be provided pursuant to Treasury Regulation Section 1.1275-2(e) promptly upon request. The Company and Investor acknowledge that this Section 9.14 is intended to establish the allocation of the issue price of the investment unit in accordance with Treasury Regulation Section 1.1273-2(h)(1) and Section 1273(c)(2) of the IRC, which allocation is binding on the parties hereto pursuant to Treasury Regulation Section 1.1273-2(h)(2), but this Section 9.14 does not constitute recognition by any of them that the amount allocated to each component shall be treated as its issue price for any purpose other than as expressly provided herein.

Section 9.15 Protection of Minority Shareholders. Investor covenants with the Company, expressly for the benefit of the stockholders of the Company other than the Investor, its successors and assigns, that during period ending on the second anniversary of the Closing date, Investor will not, and will obligate its successors and assigns with respect to the Securities to not, vote its or their shares of Common Stock in favor of (i) a transaction that would result in the Company “going private” such as through a transaction commonly referred to as a “freeze-out merger,” (ii) a high ratio reverse stock split (for this purpose, any reverse stock split in which more than 100 shares of Common Stock are converted into one share of Common Stock with fractional shares paid in cash, or any reverse stock split with similar consequences, shall be considered a high ratio reverse stock split), or (iii) any similar transaction that would constitute a Rule 13e-3 transaction as that term is defined in Rule 13e-3 (a)(3) promulgated under the Exchange Act; unless such proposed transaction is approved by holders of a majority of the issued and outstanding Minority Common Stock.

ARTICLE X

TERMINATION

Section 10.1 Termination. This Agreement may be terminated, whether before or after the date of the Company Stockholder Approval, at any time prior to the Closing:

(a) by mutual written consent of Investor and the Company;

(b) by either the Company or Investor if the Closing has not occurred on or before April 30, 2012 (the “Termination Date”), provided that the party seeking to terminate this Agreement pursuant to this Section 10.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to close the transactions contemplated by this Agreement;

(c) by Investor if there has been a material breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within ten (10) Business Days following receipt by the Company of notice of such breach (a “Company Breach”);

A-1-43

(d) by the Company if there has been a material breach by Investor of any representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within ten (10) Business Days following receipt by Investor of notice of such breach (a “Investor Breach”);

(e) by either the Company or Investor, if any applicable Law, rule or regulation makes consummation of the transactions contemplated by this Agreement illegal or if any judgment, injunction, order or decree of a court or other Governmental Authority of competent jurisdiction restrains or prohibits the consummation of the transactions contemplated by this Agreement, and such judgment, injunction, order or decree becomes final and nonappealable, (provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(e) shall not be available to any party until such party has used all reasonable efforts to remove such injunction, order or decree);

(f) by the Investor if the Company Stockholder Approval is not obtained by Written Consent prior to the expiration of the Consent Delivery Period, as the same may be extended pursuant to Section 9.13(b); or

(g) by Investor or the Company if the Company accepts a Superior Proposal.

Section 10.2 Effect of Termination.

(a) If this Agreement is terminated by either the Company or Investor pursuant to the provisions of Section 10.1, this Agreement shall forthwith become void and there shall be no further obligation under this Agreement on the part of any party hereto or its respective Affiliates, directors, officers, or stockholders, except pursuant to the provisions of Sections 10.1 (Termination), this Section 10.2 (Effect of Termination), Section 11.7 (Governing Law), Section 11.3 (Indemnification) and the Confidentiality Agreement (which shall continue pursuant to its terms).

(b) Termination.

(i) If this Agreement is terminated by the Company pursuant to Section 10.1(d), Investor shall promptly (but in any event no later than one Business Day after such termination) pay the Company, as liquidated damages (it being agreed that the amount of the actual damages incurred by the Company by reason of such breach event would be impossible or very difficult to determine accurately), the sum of $5,000,000 (the “Termination Fee”).

(ii) If this Agreement is terminated by the Investor pursuant to Section 10.1(c) solely by reason of a failure of one or more of the conditions precedent to Investor’s obligation to close set out in Section 6.1(b) (including non-performance of any covenant that cannot be performed due to the failure or refusal of the Majority Stockholders to execute and deliver the Written Consent), the Company shall promptly (and in any event no later than one Business Day after such termination) pay to Investor, as liquidated damages (it being agreed that the amount of the actual damages incurred by Investor by reason of such breach event would be impossible or very difficult to determine accurately), the sum of $2,500,000, which amount shall be credited toward payment of the Termination Fee by the Company if such payment is also required pursuant to this Section 10.2(b).

(iii) If Investor terminates this Agreement pursuant to Section 10.1(c) for any reason other than as set out in subparagraph (ii) above, the Company shall promptly (and in any event no later than one Business Day after such termination) pay to Investor, as liquidated damages (it being agreed that the amount of the actual damages incurred by Investor by reason of such breach event would be impossible or very difficult to determine accurately), the Termination Fee.

(iv) If this Agreement is terminated by either the Company or the Investor pursuant to Section 10.1(g), the Company shall promptly pay to Investor, as liquidated damages (it being agreed that the amount of the actual damages incurred by Investor by reason of such breach event would be impossible or very difficult to determine accurately), the Termination Fee.

A-1-44

(v) If (x) a Company Acquisition Proposal shall have been made or shall have otherwise become publicly known or any Person (other than the Company or any of its Affiliates) shall have publicly announced an intention (whether or not conditional) to make a Company Acquisition Proposal, and (y) this Agreement subsequently is terminated by Investor or the Company under Section 10.1(f) (failure to obtain the Company Stockholder’s Approval), Section 10.1(b) (Closing has not occurred on or prior to Termination Date) unless terminated by Investor and Company shall not have breached its obligations under this Agreement, or Section 10.1(c) and within twelve (12) months after such termination of this Agreement: (A) a transaction is consummated which, if offered or proposed prior to the termination of this Agreement, would have constituted a Company Acquisition Proposal, or (B) (x) any Person who made or announced an intention to make any such Company Acquisition Proposal, or any Affiliate of such Person, acquires beneficial ownership or the right to acquire beneficial ownership of, or any “group” (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), which includes such Person or any Affiliate of such Person shall have been formed that beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of the Company then representing 50% or more of the combined power to vote generally for the election of directors, and (y) the Company’s Board of Directors has taken any action for the benefit of such Person that facilitates the acquisition of such Person or group of such beneficial ownership, then the Company shall promptly (and no later than one Business day after the first to occur of any clauses (A) or (B) above) pay to Investor the Termination Fee.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) addressed as follows:

To the Company:

RAM Energy Resources, Inc.

Attention: Larry E. Lee, President and CEO

Meridian Tower, Suite 650

5100 E. Skelly Drive

Tulsa, OK 74135

Fax: (918) 663-9214

With a copy (which shall not constitute notice) to:

McAfee & Taft A Professional Corporation

Attention: C. David Stinson

10th Floor, Two Leadership Square

Oklahoma City, OK 73102

Fax: (405) 228-7466

To Investor:

Halcon Resources LLC

1000 Louisiana St., Suite 6905

Houston, TX 77002

Attention: Floyd C. Wilson, Manager

Fax: (832) 538-0220

A-1-45

With a copy (which shall not constitute notice) to:

Thompson & Knight, LLP

Attention: William T. Heller IV

333 Clay Street

Suite 3300

Houston, TX 77002

Fax: (713) 654-1871

Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one (1) Business Day after being deposited with a next-day courier, postage prepaid, or (iii) three (3) Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address as such party may designate in writing from time to time).

Section 11.2 No Waivers. No failure or delay by any holder of Securities in exercising any right, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law or in any of the other Transaction Documents.

Section 11.3 Expenses; Indemnification.

(a) Except as provided in Section 6.1(d) and Article X, all expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

(b) The Company agrees to indemnify, defend and hold harmless, Investor, from and against losses in excess of the Basket Amount that Investor may incur resulting from any misrepresentation or breach of warranty by the Company made in this Agreement (including without limitation any certificate or instrument delivered in connection herewith) (the “Indemnified Losses”), subject to the other provisions of this Section 11.3.

(i) For purpose of this Section 11.3 the terms shall have the following meaning:

“Assumed Post-Closing Net Asset Value of the Company” shall mean an amount equal to the Common Stock Shares Purchase Price divided by Investor’s Common Stock Ownership Percentage.

“Basket Amount” is $2,000,000 of losses that would otherwise be Indemnified Losses.

“Investor’s Common Stock Ownership Percentage” shall mean that percentage which results by dividing (A) the number of shares of Common Stock issued to Investor at the Closing pursuant to this Agreement by (B) the total amount of shares of Common Stock outstanding immediately after the Closing.

(ii) Investor may make a claim that it has incurred an Indemnified Loss due to a misrepresentation or breach of warranty or covenant by the Company made in the Agreement that had such event occurred or the misrepresented facts been known to Investor at Closing, would have resulted in a reduction in the Assumed Post-Closing Net Asset Value of the Company in excess of the Basket Amount (“Adjustment Amount”). Notwithstanding anything to the contrary herein, in no event shall the aggregate Adjustment Amount for all indemnification claims hereunder exceed $50,000,000.

(iii) The value of the Indemnified Loss shall be an amount equal to the product of Investor’s Common Stock Ownership Percentage multiplied by the Adjustment Amount.

(iv) The amount of the value of the Indemnified Loss shall be paid by the Company exclusively by crediting such amount to the amount of the Warrant Exercise Price payable by Investor upon the exercise of any of the Warrants held by Investor. In the event that the amount of the Indemnified Loss exceeds the

A-1-46

aggregate amount of the Warrant Exercise Price of all Warrants held by Investor at the time of the determination of the Indemnified Loss, the Company shall not have any obligation to pay or credit Investor with that portion of the Indemnified Loss in excess of such aggregate Warrant Exercise Price.

(c) At any time within a period of one year from the date of Closing that Investor believes that it has incurred an Indemnified Loss, it shall promptly provide notice thereof to the chairman of the audit committee of the Company (or any member of the audit committee if no member has been designated as chairman), describing fully the facts and basis for its claim, including the asserted amount thereof (which shall include information regarding the amount of the asserted losses constituting the Basket). No claims for an Indemnified Loss may be submitted on or after the first anniversary of the Closing Date.

(d) All matters relating to any claims for Indemnified Losses shall be presented to and decided on behalf of the Company by a majority of independent members of the Company’s Board of Directors (or a committee of independent directors, which may be the Company Audit Committee). In discharging its obligation hereunder said independent directors (or committee of independent directors) shall be free to employ outside counsel and such other experts and advisors, and to conduct their review of the claims in such manner, as they deem appropriate to comply with their duties and responsibilities to the Company and all of its stockholders hereunder and under applicable corporate Laws.

(e) Investor hereby covenants and agrees with the Company that Investor shall indemnify the Company and hold it harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) incurred by it resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement, covenant or obligation by Investor made in this Agreement (including without limitation any certificate or instrument delivered in connection herewith).

(f) Except as otherwise expressly provided in this Agreement, from and after the Closing the right of Investor to make claims against the Company under this Section 11.3 shall be the sole and exclusive remedy available to Investor against the Company with respect to any and all claims for indemnification, damages or otherwise under this Agreement; provided, however, that the foregoing limitation shall in no way limit any remedies available to Investor with respect of actual fraud.

Section 11.4 Amendments and Waivers; Sale of Interest. Any provision of this Agreement and the other Transaction Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and Investor. The Company hereby consents to any participation, sale, assignment, transfer or other disposition which complies with Article V, at any time or times hereafter, of any Securities, this Agreement and any of the other Transaction Documents, or of any portion hereof or thereof, including, without limitation, Investor’s rights, title, interests, remedies, powers, and duties hereunder or thereunder, subject to compliance with applicable Laws and the provisions of the Senior Debt Documents subject to the requirement that any such assignee, transferee or purchaser shall agree in writing to become bound by the terms of this Agreement and the other Transaction Documents and that Investor shall not thereby be released from its obligations, liabilities and commitments hereunder and thereunder.

Section 11.5 Survival. Except for the provisions of Section 9.12 and Section 9.15, all representations, warranties and covenants made by the Company herein or in any certificate or other instrument delivered by it or in its behalf under the Transaction Documents shall be considered to have been relied upon by Investor and shall survive for a period of one (1) year after the delivery to Investor of such Transaction Documents and the purchase of the Securities. The covenants made by the Company and by the Investor as set forth in (i) Section 9.12 and Section 9.15 shall be considered to have been relied upon by the Company and made for the express benefit of its officers, directors and stockholders, and (ii) Section 9.15 shall be considered to have been relied upon by the Majority Stockholders in connection with their approval of the transaction contemplated hereby and their execution and delivery of the Written Consent, and such covenants shall survive the Closing and continue for the respective periods provided for therein.

A-1-47

Section 11.6 Limitation on Interest. Regardless of any provision contained in the Transaction Documents, neither Investor nor any other holder of the Note (“Noteholder”) shall ever be entitled to receive, collect, or apply, as interest on the Note, any amount in excess of the Maximum Lawful Rate, and in the event any Noteholder ever receives, collects or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Note is paid in full, any remaining excess shall promptly be paid to the Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, the Company and the Noteholder shall, to the extent permitted under applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Note, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Note; provided, however, that, if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, the Noteholder shall refund to the Company the amount of such excess and, in such event, the Noteholder shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

Section 11.7 Invalid Provisions. If any provision of the Transaction Documents is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the Transaction Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Transaction Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 11.8 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither may not assign or otherwise transfer any of its rights or obligations under this Agreement except as otherwise provided in this Agreement.

Section 11.9 GOVERNING LAW; FORUM SELECTION; CONSENT TO JURISDICTION AND SERVICE. THIS AGREEMENT AND THE TRANSACTION DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. In any action or proceeding between Investor and the Company arising out of or relating to this Agreement, any of the Transaction Documents, or the transactions contemplated therein, each of Investor and the Company (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of and the laying of venue in the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware; (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 11.9(b); (iii) waives any objection to the laying of venue in any such action or proceeding in such courts; (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party; and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 11.1.

Section 11.10 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 11.11 No Third Party Beneficiaries. It is expressly intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained, other than permitted transferees or assignees of all or any part of Investor’s interest hereunder, the Indemnified Parties, and the stockholders of the Company as addressed in Section 9.15.

A-1-48

Section 11.12 FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 11.13 WAIVER OF RIGHT TO TRIAL BY JURY. INVESTOR AND THE COMPANY EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT. INVESTOR AND THE COMPANY EACH AGREE THAT THE OTHER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 11.14 Publicity. Neither the Company, Investor nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement without the prior consent of the other party, except as may be required by applicable Laws, the rules of The Nasdaq Stock Market or by any listing agreement with a national securities exchange, and each party shall use reasonable efforts to provide copies of such release or other announcement to the other party hereto, and give due consideration to such comments as each such other party may have, prior to such release or other announcement. Each party receiving a draft release or other announcement shall use its best efforts to respond thereto within the time frame reasonably requested by the furnishing party.

Section 11.15 Cooperation. Subject to compliance with applicable Laws, from the date hereof until the Closing Date, each party shall confer on a regular and frequent basis with one or more representatives of the other parties to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated by this Agreement.

Section 11.16 Additional Actions. Subject to the terms and conditions of this Agreement, each party agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, or to remove any injunctions or other impediments or delays, to consummate and make effective the transactions contemplated by this Agreement.

[remainder of page intentionally left blank]

A-1-49

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective Authorized Officers on the day and year first above written.

COMPANY:

RAM Energy Resources, Inc.

By:	/s/ Larry E. Lee
Name:	Larry E. Lee
Title:	President and CEO

INVESTOR:

Halcon Resources LLC

By:	/s/ Floyd C. Wilson
Name:	Floyd C. Wilson
Title:	Manager

Signature Page to Securities Purchase Agreement

A-1-50

APPENDIX A-2

FIRST AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “First Amendment”) is entered into effective this 4th day of January, 2012, by and between Halcon Resources LLC, a Delaware limited liability company (“Investor”) and RAM Energy Resources, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, the Company and Halcon are parties to that certain Securities Purchase Agreement dated December 21, 2011 (the “Agreement”); and

WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement; and

WHEREAS, the Company and Halcon desire to amend the Agreement to more accurately reflect the intention of the parties that the Consent Delivery Period shall terminate upon delivery by the Majority Stockholders to the Company of the Written Consent.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Paragraphs (a) and (b) of Section 9.13 of the Agreement shall be deleted in their entirety and the following substituted therefor:

“(a) The Company shall, and shall cause its Subsidiaries and its and their respective members, officers, employees and directors, and use reasonable best efforts to cause its stockholders (including without limitation the Majority Stockholders), representatives and agents (collectively, the “Restricted Parties”) to, immediately cease and cause to be terminated any discussions or negotiations with any parties (other than the parties to this Agreement and their Affiliates, representatives and advisors) that may be ongoing with respect to, or that would be reasonably expected by the parties to lead to, a Company Acquisition Proposal. The Company shall not and shall cause its Subsidiaries and its and their respective members, officers, employees and directors, and shall use reasonable best efforts to cause its stockholders (including without limitation the Majority Stockholders), representatives and agents not to, directly or indirectly, (x) take any action to enter into any agreement with respect to any Company Acquisition Proposal, or (y) solicit, negotiate, furnish information to, accept, encourage, consider, participate in negotiations or discussions relating to, or otherwise pursue, any Company Acquisition Proposal, other than the transactions contemplated by this Agreement; provided, however, that at any time prior to the expiration of the Consent Delivery Period, in response to a bona fide written unsolicited Company Acquisition Proposal received after the date hereof that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes, or is reasonably expected to lead to, a Superior Proposal, and which Company Acquisition Proposal was not, directly or indirectly, the result of a breach by any Restricted Party of this Section 9.13(a), the Company may, subject to compliance with Section 9.13(b) and Section 9.13(c), (i) furnish information with respect to the Company and its Subsidiaries to the Person making such Company Acquisition Proposal (and its representatives) pursuant to a customary confidentiality agreement not less restrictive of such Person than the Confidentiality Agreement (provided that all such information has previously been delivered or made available to Investor or is delivered or made available to Investor prior to or concurrently with the time it is delivered or made available to such Person), and (ii) participate in discussions or negotiations with the Person making such Company Acquisition Proposal (and its representatives) regarding such Company Acquisition Proposal.

(b) The Board of Directors of the Company has adopted a resolution declaring that this Agreement, the issuance of the Securities to the Investor as contemplated herein, the amendments to the Company’s

A-2-1

certificate of incorporation as contemplated by the Written Consent, and the amendment to the Company’s 2006 Long-Term Incentive Plan are advisable, fair to and in the best interests of the Company and its stockholders, recommending that the Company’s stockholders approve and adopt this Agreement, the issuance of the Securities to the Investor as contemplated herein, the amendments to the Company’s certificate of incorporation as contemplated by the Written Consent, and the amendment to the Company’s 2006 Long-Term Incentive Plan and directing that such items be submitted for consideration by the Company’s stockholders (the “Company Recommendation”). Neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Investor), or publicly propose to withdraw (or modify in a manner adverse to Investor), the Company Recommendation or (B) recommend, adopt or approve, or publicly propose to recommend, adopt or approve, any Company Acquisition Proposal, or (ii) approve or recommend, or publicly propose to approve or recommend, that any of the Restricted Parties execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or that is intended to or would be reasonably expected to lead to, any Company Acquisition Proposal (other than a confidentiality agreement referred to in and as permitted by Section 9.13(a)) (an “Acquisition Agreement”) (each of the items set forth in each subsection of this sentence, a “Company Adverse Action”). Notwithstanding the foregoing, at any time prior to the first to occur of (i) the delivery to the Company of the Written Consent executed by the Majority Stockholders, or (ii) the close of business on the day that is 20 Business Days after the date of this Agreement (the period from the date of this Agreement to the first to occur of (i) or (ii) being referred to herein as the “Consent Delivery Period”), the Board of Directors of the Company (or any committee thereof) may approve or allow the Company or a Subsidiary to enter into an Acquisition Agreement with respect to a Superior Proposal, and/or may withdraw or modify (including in a manner adverse to Investor) the Company Recommendation and/or recommend a transaction with respect to a Superior Proposal (each an “Adverse Recommendation Change”), if, in each case, such Board of Directors (or any committee thereof) determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that taking such action is necessary for the members of the Board of Directors of the Company to comply with their fiduciary duties to the holders of the Common Stock under applicable Law (such determination, a “Fiduciary Duty Determination”); provided, however, that (i) no action described in the preceding portion of this sentence shall be taken until after the fifth (5th) Business Day following Investor’s receipt of written notice (a “Notice of Adverse Recommendation Change”) from the Company advising Investor that the Board of Directors of the Company (or a committee thereof) intends to take such action and specifying the reasons therefor, including the material terms and conditions of any Superior Proposal that is the basis of the proposed action by the Board of Directors or committee (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation Change and a new five (5) Business Day period) and representing that the Company has complied, in all material respects, with its obligations under this Section 9.13, (ii) during such five (5) Business Day period, the Company shall (A) negotiate with Investor in good faith to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with its recommendation of this Agreement and (B) not take any further actions described in clauses (x) or (y) of Section 9.13(a) except insofar as the Board of Directors of the Company (or a committee thereof) makes a Fiduciary Duty Determination that such further action is necessary, and (iii) the Company shall not take any further actions described in (x) or (y) of Section 9.13(a) (except insofar as the Board of Directors of the Company (or a committee thereof) makes a Fiduciary Duty Determination that such further action is necessary) if, prior to the expiration of such five (5) Business Day period, Investor makes a proposal in writing to adjust the terms and conditions of this Agreement, which adjusted terms the Company’s Board of Directors determines in good faith (after consultation with its legal and financial advisors) to be at least as favorable as the Superior Proposal (the “Investor Amended Proposal”), provided the restrictions of this clause (iii) shall be applicable only for so long (including the five (5) Business Day review period provided above) as the prior Superior Proposal is not amended to result in a proposal that constitutes a Superior Proposal to the Investor Amended Proposal, in which event the process will be continued until either the Investor or the Person making a Superior

A-2-2

Proposal fails or refuses to amend the terms of such party’s proposal to top the other party’s proposal. In the event that a Superior Proposal is received by the Company, and a Notice of Adverse Recommendation with respect to such Superior Proposal is delivered to the Investor, before the expiration of the Consent Delivery Period, the 20 Business Day alternative termination date of the Consent Delivery Period shall be extended and shall not expire until after five (5) Business Days shall have elapsed from the date Investor has received such Notice of Adverse Recommendation (or any subsequent Notice of Adverse Recommendation in response to any Amended Investor Proposal) and has not delivered to the Company an Amended Investor Proposal. Nothing in this Agreement shall obligate the Board of Directors of the Company or any committee thereof to make or cause to be made, or to fail to make or cause to be made, any public disclosure or communication with any stockholder or stockholders of the Company, if such disclosure or communication, or lack thereof, would constitute a breach of such Board’s or committee’s duties under applicable Laws.”

2. In all other respects the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed by their respective Authorized Officers on the day and year first above written.

COMPANY:

RAM Energy Resources, Inc.

By:	/s/ Larry E. Lee

Name: Larry E. Lee
Title: President and CEO

INVESTOR:

Halcon Resources LLC

By:	/s/ Floyd C. Wilson

Name:	Floyd C. Wilson
Title:	Manager

A-2-3

APPENDIX B

CONVERTIBLE PROMISSORY NOTE

THE OFFER AND SALE OF THIS NOTE AND THE ISSUANCE OF THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OFFERED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE TRANSFER, SALE, ASSIGNMENT OR PLEDGE IS MADE IN STRICT COMPLIANCE WITH SUCH EXEMPTION.

$275,000,000	[ ], 2012

FOR VALUE RECEIVED, the undersigned, RAM ENERGY RESOURCES, INC., a Delaware corporation (“Maker” or the “Company”) hereby promises to pay to HALCON RESOURCES, LLC, a Delaware limited liability company, or its registered assigns (“Payee”), not later than 2:00 P.M. (Houston, Texas time), on the date when due, in immediately available funds at Payee’s offices at 1000 Louisiana, Suite 6905, Houston, Texas, or such other address given to Maker by Payee, the principal sum of TWO HUNDRED SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($275,000,000), together with interest, as hereinafter described. Whenever any payment of principal of, or interest on, this Note shall be due on a day that is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

This Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Securities Purchase Agreement dated as of December 21, 2011, by and between Maker and Payee (the “Agreement”). This Note is the “Note” referred to in the Agreement. Unless otherwise defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

Maker reserves the right to prepay without premium or penalty, after thirty (30) days prior written notice to the Noteholder, the principal amount of this Note, in whole or in part, at any time after                     , 2014 [two years after Closing]. The Noteholder shall have the right to convert the principal amount that the Company has elected to prepay into shares of Common Stock, at the Conversion Price (as defined below), at any time after its receipt from the Company of such a prepayment notice and prior to prepayment, whether or not this Note would otherwise be convertible at such time in accordance with its terms.

Maker promises to pay interest on the outstanding principal balance hereof, prior to the occurrence of an Event of Default, at a rate equal to eight percent (8%) per annum (the “Fixed Rate”). Interest shall accrue on any amounts of principal or interest past due and owing on the Note from the date due until paid at the rate of fifteen percent (15%) per annum (the “Default Rate”); provided, however, that in no event shall the rate of interest charged hereunder exceed the Maximum Lawful Rate. Interest shall be payable on the Note as it accrues on March 31, 2012 and continuing on each June 30, September 30, December 31 and March 31 thereafter (each, an “Interest Payment Date”) until maturity.

Notwithstanding the foregoing, and provided that no Event of Default (as hereinafter defined) has occurred and is continuing, Maker may, with respect to any Interest Payment Date through and including March 31, 2014, elect to borrow from Payee all or any portion of the interest due and payable on such Interest Payment Date and to apply such borrowing to the payment of such interest, in which event such borrowing shall automatically be added to the principal of this Note. Any such election must be made by Maker by written notice (a “PIK Election”) to the Noteholder not later than five (5) days prior to such Interest Payment Date. If Maker delivers a PIK Election to the Noteholder on a timely basis, then (i) the principal amount of this Note shall automatically be increased by an amount equal to the amount of interest to which the PIK Election relates on the specified Interest

Payment Date, and (ii) such amount of interest shall no longer be deemed due and payable on such Interest Payment Date. Upon request from the Noteholder at any time, Maker shall deliver to the Noteholder, as specified by the Noteholder, one or more promissory notes of like tenor to this Note that, in the aggregate, restate this Note to accurately reflect the increased principal amount.

Interest shall be computed on this Note on the basis of the number of actual days elapsed, assuming that each calendar year consists of 360 days. The entire outstanding principal balance of this Note and all accrued but unpaid interest thereon shall be due and payable in full in a single installment on [                    ], 2017 [five years after Closing].

At any time, and from time to time, after                     , 2014 [two years after Closing], the Noteholder may elect to convert all or any portion of the amount of principal and accrued but unpaid interest on this Note as hereinafter provided.

Each $1.50 (the “Conversion Price”) of principal and accrued but unpaid interest on this Note shall be convertible into one share of Common Stock. The Conversion Price is subject to adjustment from time to time upon the occurrence of any of the events enumerated below:

1.	In the event that the Company shall (a) declare a dividend on the Common Stock in shares of its capital stock (whether shares of such Common Stock or of capital stock of any other class of the Company), (b) split or subdivide the outstanding Common Stock, or (c) combine the outstanding Common Stock into a smaller number of shares, then (as a result of an event described in (a), (b) or (c)) the Conversion Price shall be adjusted to equal the product of the Conversion Price in effect immediately prior to such event multiplied by a fraction the numerator of which is equal to the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such event and the denominator of which is equal to the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately after the event.

2.	In the event of any capital reorganization of the Company, or of any reclassification of any Common Stock for which this Note is convertible (other than a subdivision or combination of outstanding shares of such Common Stock), or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or entity or of the sale of the properties and assets of the Company as, or substantially as, an entirety, each amount of principal and accrued but unpaid interest outstanding under the Note equal to the Conversion Price then in effect shall, after such capital reorganization, reclassification, consolidation, merger or sale, be convertible, upon the terms and conditions specified in this Note and in the Agreement, into the number of shares of stock or other securities or assets to which a holder of the number of shares of Common Stock into which such amount of principal and accrued but unpaid interest payable under the Note is convertible (at the time of such capital reorganization, reclassification, consolidation, merger or sale) would have been entitled upon such capital reorganization, reclassification, consolidation, merger or sale (in the case of a sale of properties and assets, either directly or upon any subsequent liquidation of the Company); and in any such case, if necessary, the provisions set forth in this section with respect to the rights thereafter of a holder of this Note shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable upon the conversion of the Note. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor or surviving entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume, by written instrument, the obligation to deliver to the Noteholder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such Noteholder may be entitled pursuant to this section.

3.

If any event occurs that is similar to the types of events contemplated by the provisions of the foregoing subparagraphs 1 and 2, but is not expressly provided for by such provisions, then the Board of Directors of the Company shall make an appropriate adjustment to the Conversion Price or the terms of this Note (including, if appropriate, in the number and type of securities that may be obtained upon conversion hereof) so as to protect the rights of the Noteholder and give effect to the purpose and intent of the Agreement and this Note; provided, however, that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to the foregoing subparagraphs 1 and 2. Without the prior approval of the Noteholder, the Company will not take any action (including but not limited to entering into any agreement, increasing the par value per share of Common Stock, or decreasing the number of authorized but unissued shares of Common Stock) that would interfere with the full exercise of the conversion rights in accordance with this Note.

4.	If any question shall at any time arise with respect to the Conversion Price or the number of shares issuable upon conversion of this Note, such question shall be determined by an independent firm of certified public accountants of recognized national standing selected by the Noteholder and acceptable to the Company.

5.	Notwithstanding anything in this Note to the contrary, the Company shall not be permitted to take any action described in subparagraphs 1 through 3 above, if such action is prohibited under any other provision of this Note or the Agreement.

6.	Upon any adjustment of the Conversion Price, the Company shall promptly, but in any event within thirty (30) days thereafter, cause to be given to the Noteholder, at its address appearing on the Note Register, by first class mail, postage prepaid, a certificate signed by the Company’s Chief Financial Officer setting forth the Conversion Price as so adjusted and describing in reasonable detail the facts accounting for such adjustment and setting forth the calculation of such adjustment. Where appropriate, such certificate may be given in advance and included as part of the notice required to be mailed under the following provisions of subparagraph 7 below.

7.	If at any time while the Note is convertible in accordance with its terms (or would become convertible as a result of the consummation of any transaction or action specified below that involves a Change of Control):

(a) the Company shall authorize the issuance to any or all holders of its Common Stock of any additional shares of Common Stock or any other capital stock or other securities of the Company, or of rights or warrants to subscribe for or purchase capital stock or other securities of the Company, or of any other subscription rights or warrants; or

(b) any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) is authorized or proposed; or

(c) the voluntary dissolution, liquidation or winding up of the Company is authorized or proposed; or

(d) the Company proposes to take any other action that would require an adjustment of the Conversion Price;

then the Company shall cause to be given to the Noteholder at its address appearing on the Note Register, by first class mail, postage prepaid, a written notice describing the material terms and conditions of such proposed action or transaction at least twenty (20) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such action or transaction, and the Company shall take all steps reasonably necessary in order to ensure that such Noteholder is given the practical opportunity to convert the Note prior to such time so as to be able participate in or vote with respect to such action or transaction.

If the Noteholder elects to convert all or a portion of the outstanding principal and accrued but unpaid interest under this Note, then the Noteholder shall deliver the Note to the Company in exchange for a certificate or certificates for the number of whole Conversion Shares to which the Noteholder is entitled under the terms hereof. In the event that the Noteholder has elected to convert less than all of the outstanding principal and accrued but unpaid interest under the Note, the Noteholder will also receive a restated promissory note of like tenor setting forth the remaining balance of principal and any accrued but unpaid interest. To the extent permitted by law, such conversion shall be deemed to have been made immediately prior to the close of business on the date on which the Noteholder delivers the Note to the Company for exchange for the Conversion Shares and, if applicable, the restated promissory note, and the Noteholder shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

Notwithstanding any other provision of this Note or the Agreement, immediately prior to the occurrence of a Change of Control (other than a Change of Control caused by or resulting to any material extent from any sales of the Common Stock Shares, Conversion Shares or Warrant Shares by the Noteholder or any of its Affiliates), and at any time, and from time to time, thereafter the entire principal balance of this Note and all accrued but unpaid interest may, at the election of the Noteholder, be converted into Conversion Shares at the Conversion Price.

No fractional shares or script of Common Stock shall be issued upon conversion of all or a portion of the outstanding principal and accrued but unpaid interest under this Note. In lieu of a fractional share of Common Stock to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the Per Share Stock Price of one share of Common Stock on the date of conversion.

The Noteholder may elect at any time, and from time to time, by written notice to Maker (which notice may be combined with or delivered as part of the exercise notice contemplated by the Warrant Certificate), to apply all or any portion of the outstanding principal balance of this Note to the payment of all or a portion of the aggregate Warrant Exercise Price (as defined in the Warrant Certificate) to purchase Warrant Shares pursuant to the exercise by the Noteholder of outstanding Warrants, whether or not the Noteholder would have the right at the time of such exercise to convert such principal into Conversion Shares under this Note. Upon the effectiveness of any such Warrant exercise, the specified amount of principal shall automatically be deemed to be applied to the payment of the applicable portion of the aggregate Warrant Exercise Price and the outstanding principal balance of this Note shall automatically be reduced by such amount.

If one or more of the following events (collectively, “Events of Default” and individually, an “Event of Default”) shall have occurred and be continuing:

(a) the Company shall fail to pay when due any principal or interest on this Note;

(b) any representation, warranty, certification or statement made or deemed to have been made by the Company in the Agreement or any of the other Transaction Documents or by the Company or any other Person on behalf of the Company in any certificate, financial statement or other document delivered pursuant to the Agreement or any of the other Transaction Documents, shall prove to have been incorrect in any material respect when made or at the time of Closing, but only if the Noteholder would have a valid claim for indemnification against the Company therefor under the Agreement;

(c) a default or event which, with the giving of notice, lapse of time or both could (unless cured or waived) become a default, shall occur under the terms of any document evidencing, securing or otherwise relating to any Debt of the Company or any of its Subsidiaries having a principal balance of $500,000 or more (including, without limitation, the Senior Debt or any Debt intended to replace the Senior Debt);

(d) the Company or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(e) an involuntary case or other proceeding shall be commenced against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Company under the federal bankruptcy Laws as now or hereafter in effect;

(f) one (1) or more judgments or orders for the payment of money aggregating in excess of $500,000 shall be rendered against the Company or any of its Subsidiaries and such judgment or order (i) shall continue unsatisfied and unstayed for a period of thirty (30) days, or (ii) is not fully paid and satisfied at least ten (10) days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment or order; or

(g) any Change of Control other than a Change of Control caused by any sales of the Common Stock Shares, Conversion Shares or Warrant Shares by the Noteholder or any of its Affiliates;

then, so long as any such event is continuing, the Noteholder shall have the right, without notice or demand of any kind (including, without limitation, demand, presentment, notice of demand or dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, and declaration or notice of acceleration), all of which are hereby waived, to take any and all actions as may be permitted by the Transaction Documents.

Without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default, the holder hereof may, at its option, declare the entire unpaid principal of and accrued but unpaid interest on this Note immediately due and payable (a “Declaration of Acceleration”) (provided that, upon the occurrence of an Event of Default specified in clause (d) or (e) of the preceding paragraph, such acceleration shall be automatic), without notice or demand of any kind (including, without limitation, demand, presentment, notice of demand or dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, and declaration or notice of acceleration), all of which are hereby waived, and the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to Maker. Notwithstanding the foregoing, with respect to an Event of Default specified in paragraph (b), (c), (f) or (g) above, a Declaration of Acceleration may be made only by the holder or holders of a majority of the aggregate then outstanding principal amount of this Note and all then-outstanding promissory notes that shall have been issued upon the transfer or exchange of any portion of the principal of the original Note dated [            ], 2012, in the original principal amount of Two Hundred Seventy-Five Million and no/100 dollars ($275,000,000), issued to Payee pursuant to the Agreement or any successor promissory note.

After the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of this Note and, to the extent permitted by applicable Law, on accrued but unpaid interest, at the Default Rate.

After the occurrence of an Event of Default, all amounts collected or received by the Noteholder in respect of the Obligations shall be applied, first, to the payment of all proper costs incurred by the Noteholder in connection with the collection thereof (including reasonable fees, expenses and disbursements of counsel for the Noteholder), second, to the payment of all accrued but unpaid interest on the Note, third, to unpaid principal under the Note, and fourth, to the Noteholder, the Company or any other Person entitled to such proceeds under applicable Law.

The Company shall maintain, at the principal offices of the Company, the Note Register for registration of the Note and transfers thereof. On the Closing Date, the Company shall register this Note issued to Payee. The Company may deem and treat the registered Noteholder as the absolute owner of the Note registered to such Noteholder and (notwithstanding any notation of ownership or other writing on the Note made by any Person) for the purpose of any conversion thereof or any payment or distribution to the Noteholder, and for all other purposes.

Upon satisfaction of each condition set forth in Article V of the Agreement, the Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at the offices of the Company, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered Noteholder or by the duly appointed legal representative thereof. Upon any such registration of transfer, a new promissory note of like tenor evidencing the transferred portion of this Note shall be issued to the transferee and the surrendered Note shall be canceled. If less than the entire principal amount of this Note is to be transferred, a new promissory note of like tenor shall be issued to the Noteholder evidencing such remaining principal balance.

This Note may be exchanged at the option of the Noteholder, when surrendered to the Company at the principal offices of the Company, for another promissory note or multiple promissory notes of like tenor and representing in the aggregate a like principal amount. Upon surrender for exchange, this Note shall be canceled.

If this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note lost, stolen or destroyed, a new promissory note of like tenor and representing the same outstanding principal, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of this Note and, if requested, indemnity satisfactory to it. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, Tax and other governmental duties that may be imposed in relation thereto shall be borne by the Noteholder.

If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay the court costs, reasonable attorneys’ fees, and other costs of collection of the holder hereof.

Maker, and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive notice or demand of any kind (including, without limitation, demand, presentment, notice of demand or dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, and declaration or notice of acceleration), and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

This Note is a senior unsecured obligation of Maker and is intended to rank pari passu with all other existing and future senior unsubordinated Debt of the Company. Except as may be agreed in writing by the holder of this Note, this Note shall not rank junior in right of payment to any other Debt. Notwithstanding the foregoing, Payee understands that this Note may be effectively subordinated to existing or future secured indebtedness of the Company with respect to the assets and properties pledged as collateral therefor, to the extent that a lien or security interest is validly created and perfected in such assets and properties.

Except as expressly set forth herein, this Note may be amended only by means of a written instrument executed by the Company and by the registered holder hereof.

THIS NOTE AND THE OTHER TRANSACTION DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

“MAKER”

RAM ENERGY RESOURCES, INC.

By:
Name:
Title:

APPENDIX C

WARRANT CERTIFICATE

THE OFFER AND SALE OF THESE WARRANTS AND THE ISSUANCE OF THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OFFERED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE TRANSFER, SALE, ASSIGNMENT OR PLEDGE IS MADE IN STRICT COMPLIANCE WITH SUCH EXEMPTION.

RAM ENERGY RESOURCES, INC.

Warrant Certificate No. W-1	Original Issue Date: [ ], 2012

110,000,000 Warrants to Purchase Common Stock

RAM Energy Resources, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that this Warrant Certificate (“Warrant Certificate”) entitles Halcon Resources, LLC, a Delaware limited liability company (“Halcon”), or registered assigns, to purchase ONE HUNDRED TEN MILLION (110,000,000) shares of common stock, par value $.0001 per share, of the Company (“Common Stock”) in accordance with the terms and conditions set forth herein. Each such right to purchase a share of Common Stock is referred to herein as a “Warrant,” and such rights are referred to herein collectively as “Warrants.” This is the Warrant Certificate referred to in that certain Securities Purchase Agreement between Halcon and the Company dated December 21, 2011 (the “Agreement”). Unless defined in this Warrant Certificate, capitalized terms used herein shall have the meanings given them in the Agreement. Each Warrant entitles the holder, subject to the conditions set forth herein and in the Agreement, to purchase from the Company at any time, and from time to time, before 5:00 P.M., Houston, Texas time, on                     , 2017 [five years after the Closing Date] (the “Warrant Expiration Date”), one fully paid and nonassessable share of Common Stock (collectively, the “Warrant Shares”) at a price (the “Warrant Exercise Price”) of One Dollar and Fifty Cents ($1.50) per Warrant Share. The Warrant Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment prior to the Warrant Expiration Date upon the occurrence of certain events as set forth herein. The Warrants shall be exercisable at the Company’s offices located at 5100 East Skelly Drive, Suite 650, Tulsa, Oklahoma 74135, or at such other address as the Company may specify in writing to the registered holder(s) of the Warrants evidenced hereby (the “Warrant Office”).

1. Exercise of Warrants.

(a) The Warrants may be exercised in whole or in part at any time and from time to time until the Warrant Expiration Date, at which time the Warrants shall expire and shall thereafter no longer be exercisable.

(b) The Warrants shall be exercised by presentation of the Warrant Certificate evidencing the Warrants to be exercised, with the form of notice of exercise attached as Exhibit A hereto duly completed and signed, to the Company at the Warrant Office, together with payment of the aggregate Warrant Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised in a manner permitted by paragraph (c) of this Section 1. The Company shall, promptly after such presentation and payment (and in no event later than three Business Days thereafter) issue or cause to be issued and deliver or cause to be delivered to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the aggregate number of Warrant Shares issued upon such exercise of such Warrants. Any Person so designated shall be deemed to have become holder of record of such Warrant Shares as of the date of exercise of such Warrants; provided, that, no Warrant holder will be permitted to designate that such Warrant Shares be issued to any Person other than such Warrant holder unless each condition to transfer contained in Article V of the Agreement that would be applicable to a transfer of Warrants or Warrant Shares has been satisfied.

(c) The aggregate Warrant Exercise Price for all Warrant Shares in respect of which Warrants are being exercised shall be paid in full at the time of exercise (i) in cash (including check, bank draft or money order payable to the order of the Company), (ii) by delivering to the Company outstanding shares of Common Stock having a fair market value equal to the aggregate Warrant Exercise Price, (iii) by relinquishing to the Company Warrants evidenced by this Warrant Certificate (or one or more other Warrant Certificates issued pursuant to Section 4 in replacement or upon subdivision hereof) having a fair market value equal to the aggregate Warrant Exercise Price (a “Net Exercise”), (iv) by offsetting the principal balance of the Note, or (v) any combination of (i), (ii), (iii) and (iv). For purposes hereof, the “fair market value” of a share of Common Stock shall mean the Per Share Stock Price of one share of Common Stock on the date of exercise, and the “fair market value” of a Warrant shall mean the difference between such Per Share Stock Price and the Warrant Exercise Price.

(d) If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

(e) The Company shall not be required to issue fractional shares of Common Stock upon exercise of any Warrants, but shall pay for any such fraction of a share to which the holder exercising the Warrants would otherwise be entitled an amount in cash equal to the product of such fraction multiplied by the Per Share Stock Price of one share of Common Stock on the date of exercise.

(f) The Company will pay all Taxes attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants issued by it; provided, that each Warrant Holder shall use its reasonable efforts to avoid any such Tax on the issuance of Warrant Shares; and provided further, that the Company shall not be required to pay any income Tax or any other Tax that may be payable in respect of any transfer involved in the issuance of any Warrant Certificate or any certificate for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of such a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such Tax or shall have established to the satisfaction of the Company that such Tax has been paid.

(g) If the issuance of the Warrant Shares deliverable upon exercise have not been registered pursuant to the Securities Act, the Warrant holder shall deliver to the Company, as a condition to such issuance, a duly executed certificate substantially in the form of Exhibit B hereto.

2. Adjustment of Number of Warrant Shares Purchasable. The number of Warrant Shares purchasable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated below.

(a) In the event that the Company shall at any time after the date of this Warrant Certificate declare a dividend on the Common Stock in shares of its capital stock (whether shares of such Common Stock or of capital stock of any other class of the Company), split or subdivide the outstanding Common Stock, or combine the outstanding Common Stock into a smaller number of shares, the number of Warrant Shares purchasable upon an exercise of each Warrant on or after the record date for such dividend or from and after the effective time of such split, subdivision or combination shall be adjusted to equal the number of shares of Common Stock and other capital stock, if applicable, that a holder of a number of shares of Common Stock equal to the number of Warrant Shares for which each Warrant is exercisable immediately prior to such record date or effective time, as the case may be, would own and be entitled to receive after such record date or effective time.

(b) The Warrant Exercise Price in effect immediately prior to any adjustment of the number of Warrant Shares for which each Warrant is exercisable shall be simultaneously adjusted (but not below the par value of the Common Stock) by multiplying the Warrant Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares for which each Warrant is exercisable immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares for which each Warrant is exercisable immediately after such adjustment.

(c) In the event of any capital reorganization of the Company, or of any reclassification of any Common Stock for which any Warrant is exercisable (other than a subdivision or combination of outstanding shares of such Common Stock), or in case of the consolidation of the Company with or the merger of the Company with or into any other Person or of the sale of the properties and assets of the Company as, or substantially as, an entirety, each Warrant shall after such capital reorganization, reclassification, consolidation, merger or sale be exercisable, upon the terms and conditions specified in this Warrant Certificate, for the number of shares of stock or other securities or assets to which a holder of the number of Warrant Shares purchasable (at the time of such capital reorganization, reclassification, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification, consolidation, merger or sale (in the case of a sale of properties and assets, either directly or upon any subsequent liquidation of the Company); and in any such case, if necessary, the provisions set forth in this section with respect to the rights thereafter of a holder of such Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of such Warrant. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor or surviving Person (if other than the Company) resulting from such consolidation or merger or the Person purchasing such assets shall assume, by written instrument, the obligation to deliver to each Warrant holder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such Warrant holder may be entitled pursuant to this paragraph (c).

(d) If any question shall at any time arise with respect to the adjusted number of Warrant Shares or Warrant Exercise Price, such question shall be determined by an independent firm of certified public accountants of recognized national standing selected by the Warrant holder.

(e) Notwithstanding anything in this section to the contrary, the Company shall not be permitted to take any action described in this section (such as, but not by way of limitation, any dividend, consolidation, merger or reorganization) if such action is prohibited under any other provision of this Warrant Certificate or the Agreement.

(f) Notwithstanding that the number of Warrant Shares purchasable upon the exercise of each Warrant may have been adjusted pursuant to the terms hereof, the Company shall not be required to issue fractions of Warrant Shares upon exercise of any Warrant or to distribute certificates that evidence fractional shares, but instead shall pay to the holder of each Warrant who would be otherwise entitled to receive such fractional Warrant Shares the amount contemplated by Section 1(e).

(g) If any event occurs that is similar to the types of events contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Board of Directors of the Company shall make an appropriate adjustment to the terms of this Warrant Certificate (including, if appropriate, in the number and type of securities that may be purchased upon exercise of the Warrants) so as to protect the rights of the Warrant holders and give effect to the purpose and intent of the Agreement and this Warrant Certificate; provided, however, that no such adjustment shall decrease the number of Warrant Shares that may be purchased upon exercise of the Warrants except as otherwise determined pursuant to this Section 2. Without the prior approval of each Warrant holder, the Company will not take any action (including but not limited to entering into any agreement, increasing the par value per share of Common Stock, or decreasing the number of authorized but unissued shares of Common Stock) that would interfere with the full exercise of the Warrants in accordance with this Warrant Certificate.

3. Notices to Warrant Holders. Upon any adjustment of the number of Warrant Shares issuable upon an exercise of the Warrants or any adjustment of the Warrant Exercise Price, the Company shall promptly, but in any event within thirty (30) days thereafter, cause to be given to each Warrant holder, at its address appearing on the Warrant Register, by first class mail, postage prepaid, a certificate signed by the Company’s Chief Financial Officer setting forth the number of Warrant Shares issuable upon the exercise of each Warrant as so adjusted and the Warrant Exercise Price as so adjusted, and describing in reasonable detail the facts accounting for such adjustment and setting forth the calculation of such adjustments. Where appropriate, such certificate may be given in advance and included as part of the notice required to be mailed under the other provisions of this section.

In the event that:

(a) the Company shall authorize the issuance to any or all holders of its Common Stock of any additional shares of Common Stock or any other capital stock or other securities of the Company, or of rights or warrants to subscribe for or purchase capital stock or other securities of the Company, or of any other subscription rights or warrants; or

(b) any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) is authorized or proposed; or

(c) the voluntary dissolution, liquidation or winding up of the Company is authorized or proposed; or

(d) the Company proposes to take any other action that would require an adjustment of the Warrant Exercise Price of the Warrants issued by it pursuant to this Warrant Certificate;

then the Company shall cause to be given to each Warrant holder at such Warrant holder’s address appearing on the Warrant Register, by first class mail, postage prepaid, a written notice describing the material terms and conditions of such action or transaction at least twenty (20) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such action or transaction, and the Company shall take all steps reasonably necessary in order to ensure that such holder is given the practical opportunity to exercise the Warrants prior to such time so as to be able participate in or vote with respect to such action or transaction.

4. Registration, Transfer and Exchange of Warrants.

(a) The Company shall maintain, at the Warrant Office, the Warrant Register for registration of the Warrants and Warrant Certificate and transfers thereof. On the Closing Date, the Company shall register this Warrant Certificate and the Warrants represented hereby in the name of Halcon. The Company may deem and treat the registered holders of the Warrants as the absolute owners of the Warrants registered to such holders (notwithstanding any notation of ownership or transfer or other writing on the Warrant Certificates made by any Person) for the purpose of any exercise thereof or any distribution to the Warrant holders, and for all other purposes.

(b) Upon satisfaction of each condition set forth in Article V of the Agreement, the Company shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate evidencing such Warrants to the Company at the Warrant Office, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered Warrant holder or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s), and the surrendered Warrant Certificate(s) shall be canceled. If less than all the Warrants evidenced by a Warrant Certificate(s) surrendered for transfer are to be transferred, a new Warrant Certificate(s) shall be issued to the Warrant holder surrendering such Warrant Certificate(s), evidencing the Warrants not being transferred.

(c) Warrant Certificates may be exchanged at the option of the Warrant Holder(s) thereof, by surrender to the Company at the Warrant Office, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.

(d) No charge shall be made for any such transfer or exchange or the issuance of new Warrant Certificates in connection therewith except for any Tax or other governmental charge imposed in connection therewith.

5. Mutilated or Missing Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and, if requested, indemnity satisfactory to it. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, Tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate.

6. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of the Warrants as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of all the Warrants evidenced by this Warrant Certificate, free from preemptive rights or any other contingent purchase rights of Persons other than the Warrant holders (taking into account the adjustments and restrictions of Section 2). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Warrant Exercise Price in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable. If the approval of the Company’s shareholders is required for the issuance of the Warrants or the Warrant Shares, and such approval has not yet been obtained, the Company shall seek such approval as promptly as practicable after the original issue date of this Warrant Certificate, provided, however, that the Company’s obligation to issue and deliver Warrant Shares in accordance with the terms hereof is absolute and unconditional, irrespective of whether such shareholder approval is ultimately obtained, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to issue the Warrant Shares. Nothing herein shall limit a Warrant holder’s right to pursue any remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of Warrants as required pursuant to the terms hereof.

7. Miscellaneous.

(a) This Warrant Certificate shall be binding upon and inure to the benefit of the Company, Halcon and each Person who hereafter becomes a holder of any of the Warrants evidenced hereby, and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the Warrant holders (including any subsequent holder as contemplated herein) any legal or equitable right, remedy or cause of action hereunder. This Warrant Certificate may be amended only in writing signed by the Company and the registered holder of the Warrants evidenced hereby.

(b) This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to apply.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of the original issue date set forth on the first page hereof.

RAM ENERGY RESOURCES, INC.

By:
Name:
Title:

Exhibit A to Warrant Certificate

EXERCISE NOTICE

RAM ENERGY RESOURCES, INC.

WARRANT CERTIFICATE NO. W-1 DATED [            ], 2012

Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the above-referenced Warrant Certificate.

(1) The undersigned holder hereby exercises its right to purchase                 shares of Common Stock (Warrant Shares) pursuant to the Warrant Certificate.

(2) The holder intends to pay the Warrant Exercise Price as follows (check one):

         (a) Cash exercise under Section 1(c)(i)

         (b) Delivery of outstanding shares of Common Stock under Section 1(c)(ii)

         (c) Relinquishment of Warrants (Net Exercise) under Section 1(c)(iii)

         (d) Offset of principal balance of Note under Section 1(c)(iv)

         (e) A combination of two or more of the foregoing methods as follows:

(3) If the holder has elected a cash exercise, the holder shall pay the sum of $         to the Company in accordance with the terms of the Warrant.

(4) If any payment method other than cash, or any combination of methods, is elected, the details of the proposed payment of the Warrant Exercise Price are as follows:

.

Dated: ,	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

Exhibit B to Warrant Certificate

WARRANT HOLDER REPRESENTATION CERTIFICATE

Reference is made to that certain Warrant Certificate with an original issue date of [            ], 2012 (the “Warrant Certificate”), issued by RAM Energy Resources, Inc., a Delaware corporation (the “Company”), to Halcon Resources, LLC, a Delaware limited liability company (“Halcon”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Warrant Certificate.

In connection with the exercise of certain Warrants on the date hereof, and the issuance of Warrant Shares, pursuant to the Warrant Certificate, the undersigned Warrant holder (“Warrant Holder”) hereby represents to the Company as follows:

1.	Status. Warrant Holder is an accredited investor within the meaning of Rule 501 of Regulation D adopted under the Securities Act of 1933 (the “Securities Act”).

2.	No General Solicitation. Warrant Holder acknowledges that the Warrants and Warrant Shares were not offered to Warrant Holder by means of general solicitation or publicly disseminated advertisements or sales literature.

3.	Acquisition for Own Account. The Warrant Shares being acquired by Warrant Holder are being acquired by Warrant Holder for its own account and not with a view to, or for resale in connection with, any distribution of such securities. Warrant Holder is capable of bearing the economic risk of its investment in the Warrant Shares and understands that the Warrant Shares must be held indefinitely, unless a subsequent disposition of the Warrant Shares is registered pursuant to the Securities Act, or an exemption from such registration is available, and that the Company may have no present intention of registering the Warrant Shares except as provided in that certain Registration Rights Agreement entered into by the Company and Halcon.

4.	Legend. Warrant Holder understands and acknowledges that the certificate(s) evidencing the Warrant Shares will bear a legend indicating that the Warrant Shares have not been registered under the Securities Act and that the sale or disposition of the Warrant Shares is subject to restrictions under the Securities Act.

[Signature page follows.]

IN WITNESS WHEREOF, Warrant Holder has executed this Warrant Holder Representation Certificate as of the date indicated below.

[Name]

By:
[signature]

[printed name of signing person]

[date]

APPENDIX D

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) dated as of [            ], 2012, is entered into by and between RAM ENERGY RESOURCES, INC., a Delaware corporation (the “Company”), and HALCON RESOURCES, LLC, a Delaware limited liability company (“Halcon”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement by and between the Company and Halcon executed on December 21, 2011 (the “Purchase Agreement”), Halcon will receive the number of shares of Common Stock, Note and Warrants as set forth on Schedule 1 attached hereto; and

WHEREAS, as a condition to Halcon’s obligation to consummate the transactions contemplated by the Purchase Agreement, the Company has agreed to grant to the Stockholders certain registration rights with respect to their Registrable Securities as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

For purposes of this Agreement, the following terms shall have the respective meanings assigned to them in this Section 1. All capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Purchase Agreement.

“Registrable Securities” shall mean (i) the shares of Common Stock issued to the Stockholders pursuant to the Purchase Agreement (which, for purposes hereof, shall mean the Common Stock Shares, the Warrant Shares issuable upon subsequent exercise(s) of the Warrants, and the Conversion Shares issuable upon subsequent conversion(s) of the Note, as such terms are defined in the Purchase Agreement) and (ii) any securities issued or issuable with respect to the shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, provided, however, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

“Stockholders” shall mean Halcon and all Affiliates of Halcon that become holders of Registrable Securities.

Section 2. Demand Registration Rights.

2.1 The Company hereby grants to the Stockholders, and to each of them, the right to require the Company to use its reasonable best efforts to cause the registration for sale in a public offering of all or a portion of the Stockholders’ Registrable Securities in accordance with this Section 2; provided, however, that the Company shall not have any obligation to effect more than a total of three (3) effective registrations pursuant to this Section 2 or effect more than one (1) in any twelve (12) month period. If the Company shall have received a written request submitted by one or more Stockholders owning at least a majority of the Registrable Securities outstanding at the time of such request (the “Requisite Holders”) that such Stockholders desire to have the Company register Registrable Securities for sale and specifying the number of Registrable Securities proposed to be sold (for the purposes of this Section 2, together with the Registrable Securities referred to in subsection 2.1.2 below, “Shares”), which request shall in no event cover Shares with less than a $10 million estimated offering price, and the proposed plan for distribution of the Shares, the Company will:

2.1.1 Give prompt (but in any event within fifteen (15) days after the receipt of the Requisite Holders’ notice) notice to all other Stockholders of such request and of such other Stockholders’ rights to have their Registrable Securities included in such registration.

2.1.2 Upon the request of any such Stockholder made within fifteen (15) days after the receipt by such Stockholder of the notice given pursuant to subsection 2.1.1 (which request shall specify the Registrable Securities intended to be included in such registration by such Stockholder and the intended method or methods of disposition thereof), the Company will use its reasonable best efforts to effect the registration of all Shares which the Company has been so requested to register pursuant to this subsection 2.1.

2.1.3 Prepare and file as soon as practicable, but in no event later than thirty (30) days from the Company’s receipt of the last Stockholder’s request to have such Stockholder’s Registrable Securities included in such registration within the time period specified in Section 2.1.2, a registration statement under the Securities Act (“Registration Statement”) with the Securities and Exchange Commission (“Commission”) on Form S-1 (or Form S-3, if the Company is entitled to use such form, or other appropriate forms available for use by the Company) and use its reasonable best efforts to cause such Registration Statement to become effective in order that the Stockholders may sell the Shares in accordance with the proposed plan of distribution.

2.1.4 Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith including any preliminary prospectus or supplemental or amended prospectus (the “Prospectus”) as may be necessary to keep such Registration Statement continuously effective and to comply with the provisions of the Securities Act with respect to the offer of the Shares during the period required for distribution of the Shares, which period shall not be in excess of the earlier of (i) nine months from the effective date of such Registration Statement, and (ii) the sale or other disposition of all Shares covered by such Registration Statement.

2.1.5 Furnish to each Stockholder such number of copies of the Prospectus (including any preliminary prospectus or supplemental or amended prospectus) as such Stockholder may reasonably request in order to facilitate the sale and distribution of the Shares.

2.1.6 Notwithstanding the foregoing, if the Company shall furnish to each Stockholder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Stockholder; provided, however, that the Company may not utilize this right with respect to a request under Section 2 more than once in any twelve (12) month period.

2.2 The right of each Stockholder to require the Company to register Shares pursuant to the provisions of this Section 2 shall be subject to the condition that if a request for registration is made within sixty (60) days prior to the conclusion of the Company’s then current fiscal year, the Company shall have the right to delay the filing of the Registration Statement until the Company files with the Commission its audited financial statements for such fiscal year.

2.3 If the Requisite Holders intend to distribute the Registrable Securities covered by the notice pursuant to section 2.1 by means of an underwriting, the Requisite Holders shall so advise the Company as a part of the notice made pursuant to section 2.1 and provide the name of the managing underwriter or underwriters that the Requisite Holders propose to engage in connection with the proposed public offering.

If the managing underwriter of such underwritten offering shall inform the Company and the Stockholders requesting that their Shares be registered pursuant to this Section 2 by letter of its belief that the amount of Shares requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Requisite Holders, then the Company will include in such registration such amount of Shares which the Company is so advised can be sold in (or during the time of) such offering pro rata on the basis of the amount of such Shares so proposed to be sold and so requested to be included by the respective Stockholders.

2.4 A registration shall not be deemed to have been effected (i) unless it has become effective and remained effective for the period specified in subsection 2.1.4, (ii) if, after it has become effective, such registration is terminated by a stop order, injunction or other order of the Commission or other governmental agency or court, or (iii) if the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied for any reason, other than as a result of the voluntary termination of such offering by the Requisite Holders or any failure by the Requisite Holders to satisfy or perform the conditions or covenants on their part to be satisfied or performed.

Section 3. Piggy-Back Registration Rights.

3.1 If the Company proposes to file, on its own behalf or on behalf of any holder of Common Stock or other securities of the Company, a Registration Statement under the Securities Act on Form S-1 or S-3 or similar forms available for use by the Company, other than pursuant to Section 2 of this Agreement or on Form S-8 in connection with a dividend reinvestment, employee stock purchase, option or similar plan or on Form S-4 in connection with a merger, consolidation or reorganization, the Company shall give written notice to each Stockholder at least ten (10) days before the filing with the Commission of such Registration Statement. Such notice shall offer to include in such filing all or a portion of the Registrable Securities owned by each Stockholder. If a Stockholder desires to include all or a portion of its Registrable Securities in such Registration Statement, it shall give written notice to the Company within three (3) business days after the date of mailing of such offer specifying the amount of Registrable Securities to be registered (for purposes of this Section 3, “Shares”). The Company shall thereupon include in such filing the Shares, subject to priorities in registration set forth in this Agreement, and subject to its right to withdraw such filing, and shall use its reasonable best efforts to effect the registration under the Securities Act of the Shares.

3.2 The right of a Stockholder to have Shares included in any Registration Statement in accordance with the provisions of this Section 3 shall be subject to the following conditions:

3.2.1 The Company shall have the right to require that the Stockholder agree to refrain from offering or selling any shares of Common Stock that it owns which are not included in any such Registration Statement in accordance with this Section 3 for any reasonable time period, not to exceed ninety (90) days, as may be specified by any managing underwriter of the offering to which such Registration Statement relates.

3.2.2 If (i) a registration pursuant to this Section 3 involves an underwritten offering of the securities being registered to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Stockholders who have requested that their Shares be registered pursuant to this Section 3 by letter of its belief that the amount of Shares requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Company or a majority of such requesting Stockholders, then the Company will include in such registration such amount of securities which the Company is so advised can be sold in (or during the time of) such offering as follows: first, the securities being offered by the Company for its own account; second, the Shares of the Stockholders which are requested to be included in such registration pro rata on the basis of the amount of such Shares so proposed to be sold and so requested to be included by such Stockholders; and third, the securities of the Company, if any, proposed to be included in the registration by any other holders of the Company’s securities (whether or not such holders have contractual rights to include such securities in the registration).

3.2.3 The Company shall furnish each Stockholder with such number of copies of the Prospectus as such Stockholder may reasonably request in order to facilitate the sale and distribution of its Shares.

3.3 Notwithstanding the foregoing, the Company in its sole discretion may determine not to file the Registration Statement or proceed with the offering as to which the notice specified in Section 3.1 is given without liability to the Stockholders.

Section 4. Participation in Underwritten Registrations. A Stockholder may not participate in any registration hereunder which relates to an underwritten offering unless such Stockholder (a) agrees to sell its Shares included in such registration on the basis provided in any underwriting arrangements approved by the holders of at least a majority of the Registrable Securities to be included in such registration, or by a Person appointed by such holders to act on their behalf to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, provided, however, that no Stockholder shall be required to make any representations or warranties to, or agreements with, the Company or any underwriters other than such representations, warranties or agreements as are customary and reasonably requested by the underwriters.

Section 5. Exclusive Registration Rights and Transfer.

The rights of Halcon, as the initial Stockholder under this Agreement, may upon notice to the Company be transferred to any of Halcon’s equity owners to which any Registrable Securities are transferred. However, the rights of the Stockholders under this Agreement may not be assigned or transferred otherwise without the Company’s written consent. Except as provided in this Section 5, the rights granted under this Agreement are granted specifically to and for the benefit of the Stockholders and shall not pass to any other transferee of Registrable Securities. From and after the date of this Agreement, the Company will not, without the prior written consent of Stockholders holding at least a majority of the Registrable Securities then outstanding, enter into any agreement with respect to its securities that violates or is detrimental to the rights granted to the Stockholders in this Agreement. The foregoing shall not restrict or prevent the Company from entering into any other agreement with any party pertaining to the registration by the Company of such party’s Common Stock, provided, however, that no such agreement shall grant to any Person registration rights that are superior or preferential to the rights granted to the Stockholders hereunder or that would otherwise frustrate the purposes of this Agreement. Except as set forth in Schedule 2 attached hereto, the Company represents and warrants to the Stockholders that, as of the date hereof, the Company is not a party to any agreement, other than this Agreement, pertaining to the registration by the Company of Common Stock.

Section 6. Expenses. The Company shall bear all the expenses in connection with any Registration Statement under this Agreement, other than transfer taxes payable on the sale of Shares, the fees and expenses of counsel engaged by the Stockholders and fees, commissions and discounts of brokers, dealers and underwriters.

Section 7. Recall of Prospectuses, etc. With respect to a Registration Statement or amendment thereto filed pursuant to this Agreement, if, at any time, the Company notifies the Stockholders that an amendment to such Registration Statement or an amendment or supplement to the prospectus included therein is necessary or appropriate, the Stockholders will forthwith cease selling and distributing Shares thereunder and will, upon the Company’s request, forthwith redeliver to the Company all copies of such Registration Statement and prospectuses then in its possession or under its control. The Company will use its reasonable best efforts to cause any such amendment or supplement to become effective as soon as practicable and will furnish the Stockholders with a reasonable number of copies of such amended or supplemented prospectus (and the period during which the Company is required to use its best efforts to maintain such Registration Statement in effect pursuant to this Agreement will be increased by a number of days equal to the number of days in the period from the date on which the Stockholders were required to cease selling and distributing Shares thereunder to the date on which the Company delivers copies of such effective amendment or supplement to the Stockholders).

Section 8. Cooperation. The Company shall be entitled to require the Stockholders to cooperate with the Company in connection with a registration of Registrable Securities pursuant to this Agreement and each Stockholder will furnish (i) such information concerning such Stockholder as may be required by the Company or the Commission in connection therewith and (ii) such representations, undertakings and agreements as may be required by the Commission in connection therewith.

Section 9. Registration Procedures. Upon the receipt of a request for registration of any Registrable Securities pursuant to Section 2 or Section 3 of this Agreement, the Company will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

9.1.1 Prepare and file with the Commission a Registration Statement on an appropriate form under the Securities Act and use its reasonable best efforts to cause such Registration Statement to become effective at the earliest practicable date; provided, that before filing a Registration Statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any Registration Statement, the Company will promptly furnish to the holders of Registrable Securities to be registered pursuant to this Agreement (the “Registered Holders”) and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of the Registered Holders and the underwriters, and the Company will not file any Registration Statement or amendment thereto, or any prospectus or any supplement thereto (including such documents incorporated by reference) to which the Registered Holders or the underwriters, if any, shall reasonably object in light of the requirements of the Securities Act and any other applicable laws and regulations.

9.1.2 Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period; cause the related prospectus to be filed pursuant to Rule 424(b) (or any successor provision) under the Securities Act; cause such prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424(b) (or any successor provision) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition set forth in such Registration Statement or prospectus or supplement to such prospectus.

9.1.3 Notify the Registered Holders and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceeding for that purpose, (iv) if at any time the representations and warranties of the Company contemplated by subsection 9.1.10 cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (vi) of the happening of any event which requires the making of any changes in a Registration Statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosures and post-effective amendment.

9.1.4 Make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

9.1.5 If requested by the managing underwriters or the Registered Holders in connection with an underwritten offering, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Registered Holders agree should be included therein relating to such sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to such underwriters and the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the Registered Holders or any underwriter of such Registrable Securities.

9.1.6 Furnish to the Registered Holders and each managing underwriter, if any, without charge, at least one signed copy of the Registration Statement, any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

9.1.7 Deliver without charge to the Registered Holders and the underwriters, if any, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and the Company consents to the use of such prospectus or any amendment or supplement thereto by such Registered Holders and the underwriters, if any, in connection with the offer and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto.

9.1.8 Prior to any public offering of Registrable Securities, register or qualify or cooperate with the Registered Holders, the underwriters, if any, and respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Registered Holders or an underwriter reasonably requests in writing; keep each such registration or qualification effective during the period the Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required in connection therewith or as a condition thereto to qualify generally to do business or subject itself to general service of process in any such jurisdiction where it is not then so subject.

9.1.9 Upon the occurrence of any event contemplated by subsection 9.1.3(ii)-(vii) above, prepare, to the extent required, a supplement or post-effective amendment to the applicable Registration Statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

9.1.10 Enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities to be covered by such registration are to be offered in an underwritten offering: (i) make such representations and warranties to the Registered Holders as to the

Registration Statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof with respect to the Registration Statement and the prospectus in the form, scope and substance which are customarily delivered in underwritten offerings; (iii) in the case of an underwritten offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and the Registered Holders) addressed to the Registered Holders and the underwriters, if any, covering the matters customarily covered in opinions delivered in underwritten offerings and such other matters as may be reasonably requested by the Registered Holders and such underwriters; (iv) obtain comfort letters and updates thereof from the Company’s independent certified public accountants addressed to the Registered Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in comfort letters by accountants in connection with underwritten offerings; (v) if any underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures customarily included in underwriting agreements in underwritten offerings; and (vi) the Company shall deliver such documents and certificates as may be requested by the Registered Holders and the managing underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder.

9.1.11 Make available for inspection by a representative of the Registered Holders, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the Registered Holders or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosures of such records, information or documents is required by court or administrative order.

9.1.12 Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than 90 days after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering and (ii) beginning with the first day of the Company’s first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

9.1.13 Use its reasonable best efforts to list all Registrable Securities covered by the Registration Statement on the Nasdaq Global Market and any other securities exchange or trading market on which any of the equity securities of the Company of the same class as the Registrable Securities are then listed.

9.1.14 At all times during the term of this Agreement, maintain the effectiveness of the registration of the Common Stock under the Exchange Act and use its reasonable best efforts to prepare and file in a timely manner all documents and reports required by such Act.

9.1.15 If the Company, in the exercise of its reasonable judgment, objects to any change requested by the Registered Holders or the underwriters, if any, to any Registration Statement or prospectus or any amendments or supplements thereto (including documents incorporated or to be incorporated therein by reference) as provided for in this Section 9, the Company shall not be obligated to make any such change and such Registered Holders may withdraw their Registrable Securities from such registration, in which event (i) the Company shall pay all registration expenses (including its counsel fees and expenses) incurred in connection with such Registration Statement or amendment thereto or prospectus or supplement thereto, and (ii) in the case of a registration being effected pursuant to Section 2, such registration shall not count as one of the registrations the Company is obligated to effect pursuant to Section 2.

Section 10. Indemnification.

10.1 In the event of any registration of any securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Stockholders, any underwriter and each other Person, if any, who controls a Stockholder or underwriter within the meaning of the Securities Act, and the respective officers, directors, partners, members and employees of such Stockholders, underwriters and controlling Persons, from and against any and all losses, claims, damages or liabilities, joint or several, to which any such indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, and any other document prepared by the Company and provided to Registered Holders for their use in connection with the registered offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse such indemnified Persons for any reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of the Company; provided, however, that the Company will not be liable to an indemnified Person in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission made in a Registration Statement, preliminary prospectus or final or summary prospectus or any amendment or supplement thereto or other document, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified Person, specifically for use in the preparation thereof; and provided further, that the indemnity agreement contained in this Section 10 with respect to any preliminary prospectus shall not inure to the benefit of any indemnified Person using the same in respect of any loss, claim, damage, liability or action asserted by someone who purchased shares from such Person if a copy of an amended preliminary prospectus or prospectus supplement was delivered by the Company to the Registered Holders and the underwriters, if any, prior to the pricing of the sale of the securities (if an underwritten offering) or prior to the effectiveness of the Registration Statement, but was not delivered to the purchaser of the securities from the indemnified Person, and the untrue statement or omission or alleged untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the amended preliminary prospectus or prospectus supplement.

10.2 In the event of any registration of securities under the Securities Act pursuant to this Agreement, the Registered Holders, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers, any underwriter and each other Person, if any, who controls the Company or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which any such indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse such indemnified Persons for any reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of the indemnifying Registered Holder; but in all cases only if, and to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission therein made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the indemnifying Registered Holder specifically for use in the preparation thereof. Notwithstanding the foregoing, the amount of the indemnity provided by each Registered Holder pursuant to this Section 10 shall not exceed the net proceeds received by such Registered Holder in the related registration and sale.

10.3 Promptly after receipt by a party entitled to indemnification under subsection 10.1 or 10.2 hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under either of such subsections, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party and it shall so notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it so chooses, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party that it so chooses, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided, however, that if the indemnifying party fails to take reasonable steps necessary to diligently defend such claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to take such steps, the indemnified party may assume its own defense and the indemnifying party shall be liable for any expenses therefor. The indemnity and contribution agreements in this Section 10 are in addition to any liabilities which the indemnifying parties may have pursuant to law.

10.4 If the indemnification provided for in this Section 10 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, or is insufficient to hold the indemnified party harmless therefrom, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 11. Sales under Rule 144. With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other similar rule or regulation of the Commission that may at any time permit the Stockholders to sell the Registrable Securities without registration, the Company agrees to:

(a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144 (or any successor provision);

(b) file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Stockholder forthwith upon request (i) a written statement by the Company that it has complied with the foregoing requirements and (ii) such other information as may be reasonably requested by Stockholder in availing itself of any rule or regulation of the Commission which permits the selling of any such securities without registration.

Section 12. Removal of Legend. The Company agrees, to the extent allowed by law, to remove any legends on certificates representing Registrable Securities describing transfer restrictions applicable to such securities (i) upon the sale of such securities pursuant to an effective Registration Statement under the Securities Act or in accordance with the provisions of Rule 144 under the Securities Act, or (ii) upon the written request of any holder of Registrable Securities if such securities may then be sold without restriction under Rule 144.

Section 13. Notices. Any notice to be given by any party hereunder to any other shall be in writing, mailed by certified or registered mail, return receipt requested, or via overnight delivery service and shall be addressed to the other parties at the addresses listed on the signature pages hereof. Notice shall be deemed effective upon receipt or refusal.

Section 14. Modification. Notwithstanding anything to the contrary in this Agreement or otherwise, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the Company and the Stockholders holding not less than 75% of the Registrable Securities then outstanding. Any such modification, amendment or waiver shall be binding on all holders of Registrable Securities and all Persons who may thereafter acquire any Registrable Securities.

Section 15. Non-Waiver. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by any other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions.

Section 16. Partial Invalidity. If any clause, sentence, paragraph, section or part of this Agreement shall be deemed invalid, unenforceable or against public policy, the part that is invalid, unenforceable or contrary to public policy shall not affect, impair, invalidate or nullify the remainder of this Agreement, but the invalidity, unenforceability or contrariness to public policy shall be confined only to the clause, sentence, paragraph, section or part of this Agreement so invalidated, unenforceable or against public policy.

Section 17. Termination of Registration Right. No Stockholder shall be entitled to exercise any right provided for in this Agreement after the fifth anniversary of the Closing of the transactions contemplated by the Purchase Agreement (the “Termination Date”). Notwithstanding any other provision of this Agreement to the contrary, the registration rights granted under Section 2 will terminate prior to the Termination Date as to any Stockholder upon the first day the Stockholder is able to sell all of the Registrable Securities owned by such Holder under Rule 144 within any given three-month period.

Section 18. Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and shall not be construed strictly for or against either of the parties hereto.

Section 19. Governing Law. This Agreement shall be governed and construed according to the laws of the State of Delaware, without regard to its conflicts of law principles.

Section 20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same instrument.

Section 21. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 22. Specific Performance. The parties agree that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party damages would not be an adequate remedy and (ii) the other party shall be entitled to specific performance and injunctive and equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RAM ENERGY RESOURCES, INC.

By:
Name:
Title:

Address for Notice:

RAM Energy Resources, Inc.

5100 East Skelly Drive, Suite 650

Tulsa, Oklahoma 74135

Attention: President

Fax: (918) 663-9214

With a copy (which shall not constitute notice) to:

McAfee & Taft

Tenth Floor, Two Leadership Square

211 N. Robinson

Oklahoma City, OK 73102-7103

Attention: C. David Stinson

Fax: (405) 235-0439

HALCON RESOURCES, LLC

By:
Name:	Floyd C. Wilson
Title:	Manager

Address for Notice:

Halcon Resources, LLC

1000 Louisiana, Suite 6905

Houston, Texas 77002

Attention: Floyd C. Wilson

Fax: (832) 538-0220

With a copy (which shall not constitute notice) to:

Thompson & Knight LLP

333 Clay Street

Suite 3300

Houston, Texas 77002

Attention: William T. Heller IV

Fax: (713) 654-1871

Schedule 1

Securities to be Purchased by Halcon Pursuant to the Purchase Agreement

1. 220 million shares of Common Stock

2. $275 million principal amount of Note(s), initially convertible at a conversion price of $1.50 into 183,333,333 shares of Common Stock (subject to adjustment as provided therein)

3. Warrants to purchase 110 million shares of Common Stock at an initial exercise price of $1.50 per share (subject to adjustment as provided therein)

Schedule 2

Other Agreements Pertaining to Registration of Common Stock

None

APPENDIX E

THIRD AMENDMENT

TO THE

RAM ENERGY RESOURCES, INC.

2006 LONG-TERM INCENTIVE PLAN

This Third Amendment (this “Amendment”) to the RAM Energy Resources, Inc. 2006 Long-Term Incentive Plan (the “Plan”) has been approved and adopted by the Board of Directors and by the Stockholders of RAM Energy Resources, Inc. (the “Company”) this      day of January 2012, but shall be effective only upon the closing of the transactions contemplated by the Securities Purchase Agreement dated December 21, 2011 by and between the Company and Halcon Resources, LLC, a Delaware limited liability company.

The Plan is hereby amended as follows:

Section 1.3 of the Plan is deleted in its entirety and the following Section 1.3 substituted therefore:

“Section 1.3 Shares Subject to the Plan. Subject to the limitations set forth herein, Awards may be made under this Plan for a total of 11,100,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”). A maximum of 2,400,000 shares of Common Stock of the total authorized under this Section 1.3 may be granted as Incentive Stock Options. The limitation of this Section 1.3 shall be subject to the adjustment provisions of Article X.”

* * * * * * * * * * *

In all other respects, the Plan remains unchanged and in full force and effect.

E-1

APPENDIX F

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RAM ENERGY RESOURCES, INC.

Pursuant to Section 245 of the

Delaware General Corporation Law

RAM Energy Resources, Inc., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chairman, Chief Executive Officer and President, hereby certifies as follows:

1. The name of the Corporation is “RAM Energy Resources, Inc.”

2. The Corporation originally was incorporated under the name “Tremisis Energy Acquisition Corporation” and the Corporation’s original Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on February 5, 2004. The Corporation’s original Certificate of Incorporation was amended and restated by that certain Amended and Restated Certificate of Incorporation filed with the office of the Secretary of State of the State of Delaware on May 8, 2006.

3. This Second Amended Restated Certificate of Incorporation restates, integrates and amends the Amended and Restated Certificate of Incorporation of the Corporation.

4. This Second Amended and Restated Certificate of Incorporation was duly adopted by the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (“GCL”).

5. The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation is “Halcon Resources Corporation” (hereinafter sometimes referred to as the “Corporation”).

SECOND: The registered office of the Corporation is to be located at 615 South DuPont Highway, Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,011,000,000 of which 1,010,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH: The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then elect additional Class A, Class B and Class C directors. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by Larry E. Lee, its Chairman of the Board, Chief Executive Officer and President, as of this      day of February, 2012.

Name:	Larry E. Lee
Title:	Chairman, CEO and President

APPENDIX G

December 19, 2011

Board of Directors

RAM Energy Resources, Inc.

5100 East Skelly Drive, Suite 50

Tulsa, Oklahoma 74135

Members of the Board of Directors:

We understand that RAM Energy Resources, Inc. (the “Company”) and Halcon Resources, LLC (the “Investor”), propose to enter into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which the Company will issue (a) 220 million shares (the “Shares”) of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”); (b) a senior subordinated convertible note with a principal amount of $275 million, due 2017 (the “Note”); and (c) warrants to purchase 110 million shares of Common Units (the “Warrants”). In consideration for the issuance of the Shares, the Note and the Warrants, the Investor will pay the Company an aggregate purchase price of $550 million in cash (the “Purchase Price”) from the Investor (the “Transaction”). The terms and conditions of the Transaction are more fully set forth in the Securities Purchase Agreement.

You have asked for our opinion as to whether the Purchase Price to be received by the Company in consideration for the Shares, the Note and the Warrants pursuant to the Transaction is fair, from a financial point of view, to the Company.

In arriving at our opinion, we have, among other things:

(i)	reviewed a draft dated December 14, 2011 of the Securities Purchase Agreement;

(ii)	reviewed certain publicly available financial and other information about the Company;

(iii)	reviewed certain information furnished to us by the management of Company, including financial forecasts and analyses, relating to the business, operations and prospects of the Company;

(iv)	held discussions with members of senior management of the Company concerning the matters described in clauses (ii) and (iii) above;

(v)	reviewed the share trading price history and valuation multiples for the Common Stock and compared them with those of certain publicly traded companies that we deemed relevant;

(vi)	compared the proposed financial terms of the Transaction with the financial terms of certain other corporate and asset transactions that we deemed relevant, including a premiums paid analysis;

(vii)	performed a discounted cash flow analysis, based on projections provided by the management of the Company, to analyze the present value of the future unlevered cash flow streams that the management of the Company expects to generate;

(viii)	performed a net asset value analysis, based on the sum of (A) the present value of the field level before-tax future cash flows expected from proved reserves (applying a range of discount rates, commodity prices and market risk factors based on reserve category), (B) estimated market value of undeveloped acreage (based on precedent transactions and our experience as M&A professionals in the oil & gas industry) and (C) the present value of oil and gas hedges;

(ix)	reviewed certain proved oil and gas reserve data as of December 31, 2010 furnished to us by the Company and available in the Company’s public filings and certain proved oil and gas reserve data as of October 1, 2011 prepared and furnished to us by the Company; and

(x)	conducted such other financial studies, analyses and investigations as we deemed appropriate.

G-1

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Company or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the management of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did we conduct a physical inspection of any of the properties or facilities of, the Company. We have not been furnished with any such evaluations or appraisals of such physical inspections, nor do we assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Company has informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgment of the management of the Company as to the future financial performance of the Company. We express no opinion as to the financial forecasts provided to us by the Company or the assumptions on which they are made.

Our opinion is based on economic, monetary, regulatory, market and other conditions that exist and can be evaluated as of the date hereof. We do not undertake to reaffirm or revise our opinion or otherwise comment upon events occurring after the date hereof, and we expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of any legal or accounting matters affecting the Company, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Company and the Board of Directors of the Company (the “Board of Directors”), including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Securities Purchase Agreement to the Company and its stockholders. In addition, in preparing this opinion, we have not taken into account any tax consequences of the transaction to any holder of Common Stock. We have assumed that the final form of the Securities Purchase Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Transaction.

It is understood that our opinion is for the use and benefit of the Board of Directors in its consideration of the Transaction, and our opinion does not address the relative merits of the transactions contemplated by the Securities Purchase Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Transaction or the terms of the Securities Purchase Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote with respect to the issuance of shares of Common Stock in connection with the Transaction or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of shares of Common Stock. We express no opinion as to the price at which shares of Common Stock will trade at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Transaction, whether relative to the Purchase Price or otherwise. Our opinion has been authorized by the Fairness Committee of Jefferies & Company, Inc.

We have been engaged by the Company to act as financial advisor to the Company in connection with the Transaction and will receive a fee for our services, a portion of which is payable upon delivery of this opinion

G-2

and a significant portion of which is payable contingent upon consummation of the Transaction. We also will be reimbursed for expenses incurred. The Company has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. We have, in the past, provided financial advisory and financing services to the Company and Petrohawk Energy Corporation, a former affiliate of the Investor, including in connection with public offerings of the Company’s and Petrohawk Energy Corporation’s equity securities and the disposition of certain Company assets, and may continue to do so and have received, and may receive, fees for the rendering of such services. In the ordinary course of our business, we and our affiliates may trade or hold securities of the Company or the Investor and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. Furthermore, as of the date hereof, we own 17,198,366 shares of Common Stock, representing approximately 22 % of the outstanding shares of Common Stock (before giving effect to the Transaction). In addition, we may seek to, in the future, provide financial advisory and financing services to the Company, the Investor or entities that are affiliated with the Company or the Investor, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with the Company, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any matter, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Purchase Price to be received by the Company in exchange for the Shares, the Note and the Warrants pursuant to the Transaction is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ JEFFERIES & COMPANY, INC.

G-3